                                                               Exhibit 99.1

                       IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re:

                                               Chapter 11 Cases

FRUIT OF THE LOOM, INC., ET AL.,               No. 99-04497 (PJW)

                                               Jointly Administered

                            Debtors.

                        DISCLOSURE STATEMENT PURSUANT TO
           SECTION 1125 OF THE BANKRUPTCY CODE WITH RESPECT TO SECOND AMENDED JOINT PLAN OF REORGANIZATION OF FRUIT OF THE LOOM
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                          MILBANK, TWEED, HADLEY & McCLOY LLP
                                          1 Chase Manhattan Plaza
                                          New York, New York 10005-1413
                                          (212) 530-5000

                                              - and -

                                          SAUL EWING LLP
                                          222 Delaware Street
                                          Wilmington, Delaware 19801
                                          (302) 421-6800

                                          Attorneys for Fruit of
                                          the Loom, Inc. ET AL.,
                                          Debtors and Debtors-in-Possession

Dated: Wilmington, Delaware
       February 4, 2002

                                   DISCLAIMER

    NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

    ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT (INCLUDING ALL EXHIBITS) AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE EXECUTIVE SUMMARY, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, THE EXHIBITS ANNEXED TO THE PLAN, THE PLAN SUPPLEMENT, AND THE OTHER EXHIBITS TO THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF. ALL CREDITORS SHOULD READ CAREFULLY AND CONSIDER FULLY THE "RISK FACTORS" SECTION HEREOF BEFORE VOTING FOR OR AGAINST THE PLAN. SEE
SECTION IX, "CERTAIN FACTORS TO BE CONSIDERED."

    THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NONBANKRUPTCY LAW. PERSONS OR ENTITIES TRADING IN, OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING SECURITIES OF FRUIT OF THE LOOM SHOULD NOT RELY UPON THIS DISCLOSURE STATEMENT FOR SUCH PURPOSES AND SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

    THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

    FURTHER INFORMATION REGARDING FRUIT OF THE LOOM AND ITS BUSINESSES AND OPERATIONS AND MATERIAL HISTORICAL EVENTS IS AVAILABLE IN PUBLIC FILINGS SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION. IF YOU WISH TO OBTAIN COPIES OF SUCH FILINGS, AT YOUR OWN EXPENSE, UNLESS OTHERWISE SPECIFICALLY REQUIRED BY BANKRUPTCY RULE 3017(D), PLEASE SEND A WRITTEN REQUEST FOR ANY SPECIFIC DOCUMENT(S) TO: MILBANK, TWEED, HADLEY & McCLOY LLP, 1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK 10005, ATTN.: RENA STRAPPAZON, LEGAL ASSISTANT, FAX NUMBER (212) 530-5219.

    AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT, LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN CONNECTION WITH SETTLEMENT NEGOTIATIONS.

    THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, EVENTS IN FRUIT OF THE LOOM'S REORGANIZATION CASES, AND FINANCIAL INFORMATION. ALTHOUGH THE MEMBERS OF FRUIT OF THE LOOM BELIEVE THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF THE PLAN, SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY FRUIT OF THE

LOOM'S MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. FRUIT OF THE LOOM BELIEVES THAT THE INFORMATION CONTAINED HEREIN IS CORRECT, BUT IS UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT INACCURACY OR OMISSION. FRUIT OF THE LOOM IS SOLELY RESPONSIBLE FOR ALL STATEMENTS IN THE DISCLOSURE STATEMENT.

    THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. THE DESCRIPTIONS SET FORTH HEREIN OF THE ACTIONS, CONCLUSIONS, OR RECOMMENDATIONS OF FRUIT OF THE LOOM OR ANY OTHER PARTY IN INTEREST HAVE BEEN SUBMITTED TO OR APPROVED BY SUCH PARTY, BUT NO SUCH PARTY MAKES ANY REPRESENTATION REGARDING SUCH DESCRIPTIONS.

    THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING INVOLVING FRUIT OF THE LOOM OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, FRUIT OF THE LOOM. YOU SHOULD CONSULT YOUR OWN COUNSEL OR TAX ADVISOR AS TO ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION ON HOLDERS OF CLAIMS OR EQUITY INTERESTS.

    IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE STATEMENTS HEREIN AND THE PLAN, THE PLAN SHALL GOVERN.

                              EXECUTIVE SUMMARY(1)

    Fruit of the Loom, Ltd. (a Cayman Islands company) ("FTL CAYMAN"), Fruit of the Loom, Inc., (a Delaware corporation) ("FTL INC."), Union Underwear
Company, Inc. ("UNION UNDERWEAR"), and their other direct and indirect subsidiaries listed on the signature page hereof, debtors and debtors-in-possession (collectively, "FRUIT OF THE LOOM") commenced their Reorganization Cases (the "REORGANIZATION CASES") by filing petitions for relief under Chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101-1330 (as amended, the "BANKRUPTCY CODE") on December 29, 1999 (the "PETITION DATE") in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"). On December 30, 1999, FTL Cayman also commenced a proceeding under the Companies Law (the "CAYMAN PROCEEDING") in the Grand Court of the Cayman Islands (the "CAYMAN COURT").

    Fruit of the Loom is a leading international, vertically integrated basic apparel company, selling products principally under the Fruit of the Loom-Registered Trademark- brand-name. It is the mass-market leader in men's and boys' underwear, and a producer of activewear for the screenprint T-shirt and fleece market, women's and girls' underwear, casualwear, and childrenswear.

    Fruit of the Loom is a fully-integrated manufacturer, performing most of its own yarn spinning, knitting, cloth finishing, cutting, sewing, and packaging. Management considers Fruit of the Loom's primary strengths to be its brand-name recognition, ability to deliver large volumes of quality, basic apparel at a low cost, and relationships with major discount chains and mass merchandisers. Management believes that consumer awareness of the value, quality, and competitive prices of Fruit of the Loom's products will benefit Fruit of the Loom in any retail environment where consumers are value conscious.

------------------------
(1) Capitalized terms used in this Executive Summary and not defined herein shall have the meanings ascribed to such terms in the Disclosure Statement and the Plan.

    Since the Petition Date, Fruit of the Loom's current management has achieved significant operational improvements in all areas of manufacturing; disposed of non-productive assets; consolidated production facilities to improve capacity utilization and reduce fixed costs; improved service levels to customers; eliminated or reduced product lines and SKU's to create efficiencies in manufacturing and distribution costs and improve working capital management; simplified manufacturing processes and improved production efficiencies; and lowered corporate overhead and SG&A spending. These actions by management resulted in a $435 million improvement in Adjusted EBITDA(2) from 1999 to 2000. The 2001 total Adjusted EBITDA forecast (using actual numbers through fiscal November) is $191.6 million. For a more complete description of the improvements in Fruit of the Loom's operational and financial performance, SEE SECTION VI.E, "THE REORGANIZATION CASES--CHANGES IN BUSINESS SINCE PETITION DATE".

    Notwithstanding these substantial improvements in operations achieved since the Petition Date, sales in all segments, including the core Apparel Business segments, have declined since the commencement of the Reorganization Cases. In addition, there has been an overall market decline in activewear since the Petition Date, for both tees and fleece.

    Fruit of the Loom initially filed its joint plan of reorganization (the "INITIAL PLAN"), with the Bankruptcy Court on March 15, 2001. On December 28, 2001, Fruit of the Loom filed its First Amended Joint Plan of Reorganization dated December 28, 2001, and filed its Second Amended Joint Plan of Reorganization dated January 31, 2002 (as amended, the "PLAN") on January 31, 2002. On March 22, 2001, the joint provisional liquidators filed, as to FTL Cayman ONLY, a Scheme of Arrangement in the Cayman Proceeding (the "INITIAL SCHEME"). On January 28, 2002, the JPLs also filed an amended Scheme of Arrangement (as amended, the "SCHEME OF ARRANGEMENT" or "SCHEME"), which is coordinated with, and contingent upon the effectiveness of, the Plan. A copy of the Scheme is attached as Exhibit D to this Disclosure Statement. The Plan (and, as to FTL Cayman only, the Scheme of Arrangement) sets forth how Claims against and Interests (within the meaning of section 501(a) of the Bankruptcy Code) in Fruit of the Loom will be treated upon the emergence of Fruit of the Loom from Chapter 11.

    The Plan, among other things, implements the sale of Fruit of the Loom's basic apparel business (the "APPAREL BUSINESS") as a going concern to New
FOL Inc. ("PURCHASER"), a wholly owned subsidiary of Berkshire Hathaway Inc., pursuant to the terms, and subject to the conditions, of the Asset Purchase Agreements dated as of November 1, 2001 (as amended, the "BERKSHIRE AGREEMENT"), a copy of which is attached as Appendix 3. Purchaser was the successful bidder pursuant to the Bankruptcy Court approved auction process, which followed a six-month marketing process. The Plan also provides for the liquidation of the Debtors who are not transferred to Purchaser under the Berkshire Agreement and the non-Apparel Business assets of Fruit of the Loom.

    The Plan and the Scheme of Arrangement are a result of extensive negotiations with the Official Committee of Unsecured Creditors of Fruit of the Loom appointed in the Reorganization Cases (the "UNSECURED CREDITORS COMMITTEE") which represents the holders of in excess of $450 million of

------------------------
(2) "ADJUSTED EBITDA" means EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted to reflect the net cash impact of inventory and manufacturing cost variances in the period in which such variances were incurred, and excludes (a) gain or loss from the sale of any capital asset, business unit or line of business, (b) gain or loss from adjustment to book value of any asset, (c) severance costs,
    (d) consolidation costs from plant closings, (e) gain or loss from cancellation or forgiveness of debt or acquisition of Fruit of the Loom's debt or equity securities, (f) gains or losses of discontinued entities acquired by or merged with any part of Fruit of the Loom, (g) gain or loss from any extraordinary item, as determined in accordance with GAAP (generally accepted accounting principles), and (h) other material non-recurring and/or non-cash expenses.

unsecured debt, the steering committee of the informal committee of senior secured noteholders (the "NOTEHOLDERS STEERING COMMITTEE") and the unofficial prepetition bank steering committee (the "BANK STEERING COMMITTEE"), together representing the interests of the holders of the Class 2 Claims holding approximately $1.2 billion of secured debt, and other constituencies in the Reorganization Cases, and reflects the results of a series of interconnected and mutually dependent settlements and compromises reached among the parties since the Petition Date.

    This Disclosure Statement describes certain aspects of the Plan and the Scheme of Arrangement, Fruit of the Loom's business operations, significant events occurring prior to and during the Reorganization Cases and related matters, including the proposed sale of the Apparel Business. This Executive Summary is intended solely as a summary of the Distribution and other provisions of the Plan and certain matters related to Fruit of the Loom's business. A copy of the Explanatory Statement provided by FTL Cayman in connection with the Scheme of Arrangement (the "EXPLANATORY STATEMENT") is attached as Exhibit E hereto for the convenience of creditors of FTL Cayman. FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THE DISCLOSURE STATEMENT, THE PLAN, AND THE EXHIBITS, APPENDICES, AND SCHEDULES THERETO IN THEIR ENTIRETY.

THE SECOND AMENDED JOINT PLAN OF REORGANIZATION FOR FRUIT OF THE LOOM AND THE AMENDED SCHEME OF ARRANGEMENT

    THE PLAN AND THE SCHEME OF ARRANGEMENT HAVE THE SUPPORT OF FRUIT OF THE LOOM, THE JPLS, THE UNSECURED CREDITORS COMMITTEE, THE NOTEHOLDERS STEERING COMMITTEE, AND THE BANK STEERING COMMITTEE, EACH OF WHOM URGE THAT ALL CREDITORS WHO ARE ENTITLED TO VOTE, VOTE TO ACCEPT THE PLAN AND, IF APPLICABLE, THE SCHEME.

A.  OVERVIEW OF REORGANIZATION PLAN

    The following is a brief summary of certain material provisions of the Plan. For a more detailed description of the terms of the Plan, SEE SECTION VII, "SUMMARY OF AMENDED JOINT PLAN OF REORGANIZATION FOR FRUIT OF THE LOOM." These descriptions are qualified in their entirety by the provisions of the Plan.

    The Plan embodies a series of interconnected and interdependent settlements among the various creditor constituencies and between Fruit of the Loom and its creditors. The Plan is premised upon the sale of Fruit of the Loom's reorganized Apparel Business, as a going concern, to Purchaser, and the liquidation of the remaining assets and companies of Fruit of the Loom (collectively, but excluding NWI Land Management Corp. and its assets, the "NON-CORE ASSETS") for the benefit of holders of Allowed Claims. In addition, FTL Inc.'s wholly owned subsidiary, NWI Land Management Corp. ("NWI"), will be separately liquidated. Fruit of the Loom's Allowed Class 2 Secured Claims aggregate approximately $1.2 billion, subject to adjustment for "Adequate Protection Payments" (as such term is hereinafter defined).

    The distributions under the Plan reflect the fact that the combined proceeds of the sale of the Apparel Business pursuant to the Plan incorporating the Berkshire Agreement and of the liquidation of the Non-Core Assets are expected to be less than the aggregate amount of Allowed Secured Claims, and Fruit of the Loom's belief, based upon the results of a comprehensive marketing process undertaken by Fruit of the Loom, in conjunction with the Noteholders Steering Committee, the Bank Steering Committee and the Unsecured Creditors Committee, which took place over more than six months and which culminated in a Bankruptcy Court approved Auction process, that the aggregate value of the Apparel Business, the Non-Core Assets, and the remaining assets of NWI is less than the aggregate amount of the Allowed Class 2 Secured Claims.

    Holders of Allowed Unsecured Claims against the Consolidating Debtors (other than holders of Allowed Trade Convenience Claims and the NWI Claims), who are classified in Class 4A, will receive on the Effective Date of the Plan (the "EFFECTIVE DATE") their Ratable Proportion of the beneficial interests in the Unsecured Creditors Trust which holds (a) 7.5% of the beneficial interests of FOL Liquidation Trust representing 7.5% of the "Adjusted Apparel Business Sale Proceeds" (as hereinafter defined) and 7.5% of the net proceeds of liquidation of the Non-Core Assets, and
(b) certain claims and causes of action (defined in the Plan as the "UCT CLAIMS"), on account of their Allowed Unsecured Claims, in full settlement and discharge of the Committee Avoidance Action. Holders of Allowed Class 2 Secured Claims will receive their Ratable Proportion of (i) 92.5% of the beneficial interests of FOL Liquidation Trust representing 92.5% of the Adjusted Apparel Business Sale Proceeds and 92.5% of the net proceeds of liquidation of the Non-Core Assets, and (ii) $275 million to $300 million in Cash (which shall be calculated as $275 million plus an amount equal to the proceeds of asset sales by Fruit of the Loom from and after January 1, 2001 through the Confirmation Date, which exceeded $200,000 per sale and which exceed $15 million in the aggregate, but not to exceed the aggregate adjustment amount of $25 million). Holders of Allowed Class 5 Claims will receive payments totaling up to 25% of the principal amount of their Allowed Claims; provided that the maximum aggregate amount paid to holders of Allowed Claims may not exceed $1.5 million. Holders of Allowed Unsecured Claims that are NWI Claims will receive pro rata interests in NWI Successor in accordance with the terms of the EPA Settlement Agreement. Finally, holders of Old Capital Stock of FTL Cayman, FTL Inc., and Union Underwear will not receive any distribution on account of their Equity Interests, and the Old Capital Stock of Union Underwear will be cancelled not earlier than one day after the Effective Date. The Old Capital Stock of FTL Cayman will be dealt with in the normal course in subsequent winding up of FTL Cayman as explained in Paragraph 4 (Equity Interests) of the Explanatory Statement. Pursuant to the Plan, the UCT Claims are assigned to the Unsecured Creditors Trust, subject to certain limitations as set forth in the Plan and described hereinafter. For purposes of Distribution under the Plan to holders of Allowed Class 2 and Class 4A Claims, the "ADJUSTED APPAREL BUSINESS SALE PROCEEDS" shall mean the purchase price under the Berkshire Agreement (after all adjustments under the Berkshire Agreement) adjusted to deduct the following amounts: (i) all allowed administrative expense claims and priority claims to be paid or reserved for by the Plan Entities under the Plan on the Effective Date, including severance and other amounts due to the "Designated Executives" (as hereafter defined) and the remaining balance of the Post-Petition Financing, but excluding letters of credit outstanding thereunder, (ii) all other amounts to be paid in cash or reserved for in full on the Effective Date by the Plan Entities, including, without limitation, any required cash payments (or reserves) for holders of Class 3 Other Secured Claims (as such term is defined in the Plan), the cure amounts for assumed contracts, and reserves for future expenses of the estates, and (iii) the Cash sum in an amount to be determined of $275 million to $300 million to be distributed to Class 2.

B.  OVERVIEW OF SCHEME OF ARRANGEMENT

    The following is a brief summary of certain material terms of the provisions of the Scheme of Arrangement. For a more detailed description, SEE
SECTION VIII, "SUMMARY OF SCHEME OF ARRANGEMENT," and THE EXPLANATORY STATEMENT, ATTACHED AS EXHIBIT E. These descriptions are qualified in their entirety by the provisions of the Scheme of Arrangement.

    The Scheme of Arrangement is applicable ONLY to the Allowed Prepetition Secured Creditor Claims of FTL Cayman. It provides for a transfer on the Scheme of Arrangement effective date of the capital stock of FTL Cayman's wholly owned subsidiary, FTL Caribe, Ltd. ("FTL CARIBE"), and any other Apparel Business assets that FTL Caymans owns, to Purchaser and the transfer of substantially all of the other assets of FTL Cayman to FOL Liquidation Trust. Thereafter, FTL Cayman will be liquidated under Cayman Islands Law. The accepted Unsecured Creditors of FTL Cayman who have proved successfully in its liquidation will be entitled to receive the Distribution to which each such unsecured creditor would be entitled as a holder of an Allowed Claim against FTL Cayman under the Plan.

Holders of Allowed Claims against FTL Cayman under the Plan will only be entitled to a single distribution on account of such Allowed Claim under the Plan and Scheme combined.

    The Scheme of Arrangement contemplates and is contingent upon confirmation of the Plan. If for any reason the Scheme cannot become effective but the Plan may be confirmed, then the Plan may be amended to give effect to the transactions contemplated under the Plan and the Berkshire Agreement, without the effectiveness of the Scheme.

C.  SUMMARY OF CLASSIFICATION AND TREATMENT UNDER PLAN

    The following table summarizes the classification and treatment of pre-petition Claims and Equity Interests under the Plan. The classification and treatment for all Classes are described in more detail in SECTION VII.B, "GENERAL DESCRIPTION OF CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS." Estimated Allowed Claim amounts in Classes 1 through 5 are based upon Fruit of the Loom's books and records. There can be no assurance that the estimated amounts below are correct, and actual Allowed Claim amounts may be significantly different from the estimates and may be dependent upon and affected by actions taken and determinations made during the Reorganization Cases. This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests. Accordingly, this summary is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached as Exhibit A hereto.

SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN


                      TYPE OF CLAIM OR
                      EQUITY INTEREST/
                     ESTIMATED AMOUNT OF
CLASS                 ALLOWED CLAIMS(3)                                  TREATMENT
-----       -------------------------------------  ----------------------------------------------------
  1         Priority Non-Tax Claims

            1A: Priority Non-Tax Claims Against    Unimpaired--not entitled to vote; paid in full, in
            the Consolidated Estate                Cash, or such other treatment as agreed upon by a
                                                   holder of an Allowed Priority Non-Tax Claim and Fruit
            Estimated Allowed Amount: Not more     of the Loom, or the applicable Plan Entity.
            than $2,000,000

            1B: Priority Non-Tax Claims Which are  Unimpaired; not entitled to vote; paid in full in
            NWI Claims                             Cash, or such other treatment as agreed upon by a
                                                   holder and NWI or the applicable Plan Entity.
            Estimated Allowed Amount: $0

------------------------
(3) This amount reflects Fruit of the Loom's estimate of the aggregate amount of the Allowed Claims in a Class; the actual final amount of Allowed Claims in a Class may vary significantly. Fruit of the Loom hereby expresses no opinion as to the value of any collateral securing Allowed Secured Claims and expressly reserves all of its rights with respect to such valuation.


                      TYPE OF CLAIM OR
                      EQUITY INTEREST/
                     ESTIMATED AMOUNT OF
CLASS                 ALLOWED CLAIMS(3)                                  TREATMENT
-----       -------------------------------------  ------------------------------------------------------
  2         Prepetition Secured Creditor Claims    Impaired--entitled to vote; each holder of an Allowed
                                                   Prepetition Secured Creditor Claim will receive its
            Estimated Allowed Amount:              pro rata portion of (a) Cash in an amount to be
            Approximately $1,116,000,000 (subject  determined, between $275 million and $300 million to adjustment for Adequate Protection  (which shall be calculated as $275 million plus an
            Payments, and not including the        amount equal to the proceeds of asset sales by Fruit
            Deficiency Claims)                     of the Loom from and after January 1, 2001, through
                                                   the Confirmation Date, which exceeded $200,000 per
            Estimated Recovery (without            sale and which exceed $15 million in the aggregate,
            adjustment for True-Up and without     but not to exceed the aggregate adjustment amount of
            applying Adequate Protection           $25 million), as of January 4, 2002, the amount of
            Payments): 72.7% (based on the face    this payment would be approximately $277 million, and
            amount of the Claims as filed)         (b) 92.5% of the interest in FOL Liquidation Trust
                                                   representing 92.5% of the Adjusted Apparel Business
            Estimated Recovery (without            Sale Proceeds and 92.5% of the net proceeds of the
            adjustment for True-Up, BUT applying   liquidation of the Non-Core Assets held by FOL
            all Adequate Protection Payments to    Liquidation Trust. Pursuant to the Plan and solely to
            principal): 93% (based on the face     give effect to the EPA Settlement Agreement, Holders
            amount of the Claims as filed)         of Allowed Prepetition Secured Creditor Claims against
                                                   NWI waived their right to receive distributions on
                                                   account of their Allowed Class 2 Claims, but reserve
                                                   the right for their deficiency claims which are
                                                   Allowed Class 4 Claims (in the approximate amount of
                                                   $91 million) to participate in the Distributions to
                                                   Class 4B. If the EPA Settlement Agreement does not
                                                   become effective for any reason, the Holders of
                                                   Allowed Class 2 Claims will retain their rights to
                                                   receive distributions from the assets of NWI on
                                                   account of their Allowed Class 2 Claims.


                      TYPE OF CLAIM OR
                      EQUITY INTEREST/
                     ESTIMATED AMOUNT OF
CLASS                 ALLOWED CLAIMS(3)                                  TREATMENT
-----       -------------------------------------  ------------------------------------------------------
  3         Other Secured Claims                   Impaired--entitled to vote; at the Debtors' option,
                                                   each such holder will receive on account of its
            Estimated Allowed Amount: $2,000,000   Allowed Other Secured Claim (a) Cash payments made on
                                                   the Effective Date; (b) secured notes on terms that
            Estimated Recovery: 100% of Allowed    satisfy Bankruptcy Code section 1129(b)(2)(A); (c)
            Secured Claim Amount.                  reinstatement; (d) the Collateral securing its Allowed
                                                   Other Secured Claim; or (e) such other treatment as
                                                   may be agreed to in writing between such holder and
                                                   Reorganized Fruit of the Loom, Fruit of the Loom, or
                                                   FOL Liquidation Trust, as applicable; PROVIDED,
                                                   HOWEVER, that if the Allowed Amount of an Other
                                                   Secured Claim exceeds $250,000 (provided all such
                                                   Claims do not exceed $1,500,000 in the aggregate),
                                                   Fruit of the Loom may not elect the treatment provided
                                                   in (a), (c), or (e) with respect to such Other Secured
                                                   Claim without the Consent of the Prepetition Secured
                                                   Creditors; and PROVIDED FURTHER, HOWEVER, that,
                                                   notwithstanding the foregoing proviso, as to any Other
                                                   Secured Claim that is secured by property to be
                                                   transferred to Purchaser under the Berkshire
                                                   Agreement, such Claim shall be treated in accordance
                                                   with clause (a) unless Purchaser consents to the
                                                   treatment of that Claim in accordance with one of the
                                                   other foregoing clauses.

                                                   Subject to the foregoing provisos, if the holder of an
                                                   Allowed Secured Claim receives treatment as provided
                                                   in (b) or (c) above, then such holder will retain the
                                                   Liens securing the Allowed Secured Claim until paid in
                                                   full. Any deficiency amount relating to an Allowed
                                                   Secured Claim will be treated either as a Class 4
                                                   Unsecured Claim or a Class 5 Trade Convenience Claim.

  4         Unsecured Claims

  4A        Against Consolidated Estate            Impaired--entitled to vote; each holder of an Allowed
                                                   Unsecured Claim (other than NWI Claims) will receive
            Estimated Allowed Amount:              its pro rata interest in the Unsecured Creditors Trust
            $450,000,000 (not including the        holding (a) 7.5% of the Adjusted Apparel Business Sale
            deficiency claims of holders of Class  Proceeds, and (b) the Unsecured Creditors Trust which
            2 Claims of approximately              holds 7.5% of the interests in FOL Liquidation Trust
            $91 million)                           and the UCT Claims. Although this Class will include
                                                   the deficiency claims held by holders of Allowed Class
            Estimated Recovery: $44 million to     2 Claims for voting purposes, the holders of the
            $47 million, which represents an       Allowed Class 2 Claims have agreed to waive their
            approximate 10% recovery               right to a Distribution on account of their deficiency
                                                   claims in this Class as a part of the settlements
                                                   embodied in the Plan.


                      TYPE OF CLAIM OR
                      EQUITY INTEREST/
                     ESTIMATED AMOUNT OF
CLASS                 ALLOWED CLAIMS(3)                                  TREATMENT
-----       -------------------------------------  ------------------------------------------------------
  4B        Unsecured Claims which are NWI Claims  Impaired--entitled to vote. The Plan gives effect to the EPA Settlement Agreements. Provided the EPA
            Estimated Allowed Amount:              Settlement Agreement becomes effective, each holder of
            $72 million (based upon the EPA        an Allowed NWI Claim will receive its ratable share of
            Settlement; this estimate does not     50% of the proceeds of the liquidation of certain
            include the Allowed amount of the      assets of NWI (the other assets being dedicated to
            Deficiency Claims of the holders of    remediation and cleanup of real property owned by
            Class 2 Claims of approximately        NWI); such liquidation will consist of dividends or
            $91 million)                           other payments relating to certain preferred shares
                                                   issued by True Specialty Corporation (the "TSC
            Fruit of the Loom is unable to         PREFERRED SHARES") currently owned by NWI which
            estimate the value, if any, and        entitle NWI a portion of the value of True Specialty
            timing of the Distribution to holders  Corporation's wholly-owned subsidiary, Velsicol
            of Allowed Class 4B Claims.            Chemical Corporation ("VELSICOL"). These proceeds
                                                   would be realized pursuant to a proposed settlement in
                                                   which NWI will contribute certain assets to the
                                                   Custodial Trust and/or NWI Successor and receive
                                                   releases for NWI and FTL Inc. with respect to certain
                                                   environmental claims. The proceeds would be received
                                                   only after (1) the sale of Velsicol shares or assets,
                                                   and (2) payment of the first $25 million in respect of
                                                   the Preferred Shares to a fund established for payment
                                                   of environmental cleanup costs, and reimbursement to
                                                   FOL Liquidation Trust of up to $4,450,000 of
                                                   administrative expenses advanced.

                                                   If the EPA Settlement were not effective, then the
                                                   holders of Allowed Class 4B Claims would be entitled
                                                   only to receive their Ratable Proportion of the
                                                   proceeds of the liquidation of NWI after payment in
                                                   full of the Allowed Administrative and Priority Claims
                                                   which are NWI Claims, and the payment of the Class 2
                                                   Claims.

  5         Trade Convenience Claims (Trade        Impaired--entitled to vote. Each holder of an Allowed
            Claims up to $2,500 or reduced to      Trade Convenience Claim (or a holder of an Allowed
            $2,500)                                Unsecured Claim that is a Trade Claim, who elects to
                                                   reduce its Allowed Claim to $2,500) will receive Cash
            Estimated Allowed Amount (Claims of    Distributions totaling up to 25% of its Allowed Trade
            up to $2,500 only): $1.9 million       Convenience Claim; provided, however, that the maximum
                                                   aggregate distribution to holders of Allowed Class 5
            Estimated Allowed Amount (Including    Claims shall not exceed $1,500,000, and in the event
            of Claims of $6,250 or under reduced   that Allowed Trade Convenience Claims exceed
            to $2,500: Not to exceed $4,500,000)   $6,000,000, the percentage distribution to holders of
                                                   Class 5 Claims shall be reduced on a pro rata basis.
            Estimated Recovery: 25%                No interest will be paid on any Allowed Trade
                                                   Convenience Claim.


                      TYPE OF CLAIM OR
                      EQUITY INTEREST/
                     ESTIMATED AMOUNT OF
CLASS                 ALLOWED CLAIMS(3)                                  TREATMENT
-----       -------------------------------------  ------------------------------------------------------
  6         Creditor Securities Fraud Claims       Impaired--subordinated to all other creditor claims
                                                   pursuant to section 510(b) of the Bankruptcy Code;
            Estimated Allowed Amount: N/A          Each holder of a Class 6 Claim receives no
                                                   distribution under the Plan, therefore is deemed to
                                                   have rejected the Plan and is not entitled to vote.
                                                   The claims against Fruit of the Loom asserted in the
                                                   New England Action are included in this Class.

  7         Old Capital Stock:                     Impaired--deemed to reject the Plan; not entitled to
                                                   vote. A holder of an Allowed Old Capital Stock
            Estimated Allowed Amount: N/A          interest will not receive or retain any property or
                                                   distribution under the Plan.
            Subclasses:
            7A--Old FTL Cayman Common Stock
            7B--Old FTL Inc. Preferred Stock
            7C--Old FTL Inc. Common Stock

  8         Transferred Debtor Subsidiary Equity   Impaired--deemed to have rejected the Plan and not
            Interests                              entitled to vote. The New Common Stock of the Directly
                                                   Transferred Subsidiaries will be issued to Union
            Estimated Allowed Amount: N/A          Underwear, which will immediately transfer such New
                                                   Common Stock to Purchaser under the Berkshire
                                                   Agreement. New Common Stock of each of the Debtors
                                                   that is an Indirectly Transferred Subsidiaries will be
                                                   issued to the Purchaser or one of the Directly or
                                                   Indirectly Transferred Subsidiaries, as designated by
                                                   the Purchaser. As soon as practicable after the
                                                   completion of the foregoing but not less than one day
                                                   after the Effective Date, all now-existing Equity
                                                   Interests in Union Underwear will be cancelled.

  9         Other Equity Interests (Including      Impaired--deemed to reject the Plan; not entitled to
            Liquidating Debtors)                   vote. A holder of an Allowed Other Equity Interest
                                                   will not receive or retain any property or
            Estimated Allowed Amount:              distribution under the Plan.
            N/A

PLAN SUPPLEMENT

    The Plan provides that a Plan Supplement, containing additional information and agreements, will be filed with the Bankruptcy Court on or before the tenth
(10th) day prior to the Voting Deadline. The additional information and agreements to be contained in the Plan Supplement include, among other documents, the Assumption and Assignment Schedule, the Amended Certificates of Incorporation, the Amended Bylaws, the Berkshire Agreement and schedules and documents related thereto, each of the Plan Entity Agreements, the EPA Settlement Agreement, the Letter of Transmittal, Schedule 1 to the

Plan, the amount of the funds to be reserved pursuant to Section 1.13(a)(v) of the Plan, the True-Up, and the list of Designated Executives and the severance and other payments due to each Designated Executive. Upon its filing with the Court, the Plan Supplement may be inspected in the office of the Clerk of the Court during normal Court hours. Holders of Claims may obtain a copy of the Plan Supplement upon written request to Fruit of the Loom in accordance with
Section 16.3 of the Plan.

THE CONFIRMATION HEARING

    The hearing to determine whether to confirm the Plan has been scheduled for April 4, 2002, at 9:30 a.m. (Eastern time) before the Honorable Peter J. Walsh, Chief United States Bankruptcy Judge, United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at or prior to the Confirmation Hearing. In addition, except as expressly provided in the Plan, the Plan may be modified pursuant to section 1127 of the Bankruptcy Code prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest. At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements for confirmation of the Plan under section 1129 of the Bankruptcy Code have been satisfied and, if appropriate, will enter an order confirming the Plan. SEE SECTION XI, "VOTING REQUIREMENTS" and SECTION XII, "CONFIRMATION OF THE PLAN." Both confirmation and consummation of the Plan are subject to certain conditions, which may either be waived by Fruit of the Loom in its discretion with the Consent of the Prepetition Secured Creditors, by Purchaser, in its discretion, or jointly waived by, as applicable, Fruit of the Loom and Purchaser. SEE SECTION VII.J, "CONDITIONS PRECEDENT TO CONFIRMATION AND OCCURRENCE OF EFFECTIVE DATE."

POST-CONSUMMATION OPERATIONS

    Pursuant to the Plan, Fruit of the Loom's Apparel Business will be sold to Purchaser as a going concern. Creditors of Fruit of the Loom will not receive or retain any interest in the Apparel Business after the closing of the sale to Purchaser. The remaining Fruit of the Loom entities will be liquidated or otherwise disposed of in accordance with the terms of the Plan and the proceeds will be distributed as provided in the Plan and the Scheme.

                                 TABLE OF CONTENTS


                                                                                      PAGE
                                                                                    --------
I. INTRODUCTION...................................................................      1
       A.   Notice to Holders of Claims and Equity Interests......................      2
       B.   Solicitation Package..................................................      3
II. BUSINESS AND OPERATIONS OF FRUIT OF THE LOOM..................................      4
III. EVENTS LEADING TO REORGANIZATION.............................................      5
       A.   Changes in the Competitive Environment................................      5
       B.   Non-Performing Acquisitions...........................................      5
       C.   Non-Operating Uses of Cash............................................      6
       D.   Inventory Adjustments and Operating Problems..........................      6
       E.   Credit Rating Changes.................................................      6
       F.   Covenant Defaults and Liquidity.......................................      6
IV. OFFICERS AND DIRECTORS OF FRUIT OF THE LOOM AND SUCCESSORS....................      7
       A.   Current Executive Officers and Directors..............................      7
            Senior Management.....................................................      7
            Directors of Fruit of the Loom........................................      8
       B.   Post-Consummation Directors and Executive Officers of Reorganized
              Fruit of the Loom and the Other Successors to the Debtors...........      8
             1.  The Reorganized Apparel Business.................................      8
             2.  FOL Liquidation Trust............................................      9
             3.  Unsecured Creditors Trust........................................      9
             4.  NWI Successor; Custodial Trustee.................................      9
V. CERTAIN PREPETITION OBLIGATIONS................................................      9
       A.   Prepetition Financings................................................      9
             1.  Senior Notes (Secured)...........................................      9
             2.  1997 Credit Agreement............................................     10
             3.  Farley Loan......................................................     10
             4.  Synthetic Leases.................................................     11
             5.  1999 Pledge Agreement............................................     11
             6.  Industrial Revenue Bonds.........................................     12
             7.  Unsecured Prepetition Notes......................................     12
       B.   Common and Preferred Stock............................................     13
       C.   Pension and Benefit Plans.............................................     13
             1.  Prepetition Qualified Benefit and Pension Plans..................     13
             2.  Non-qualified Plans..............................................     15
       D.   Environmental Liabilities.............................................     16
             1.  Velsicol/TSC.....................................................     16
             2.  Magnetek.........................................................     17
             3.  Proposed Environmental Settlements...............................     17
       E.   Pro Player Prepetition Litigation.....................................     18
       F.   Prepetition Accounts Receivable Facility..............................     18
VI. THE REORGANIZATION CASES......................................................     19
       A.   Parties In Interest...................................................     19
             1.  Advisors to Fruit of the Loom....................................     19
             2.  The Creditors' Committee and its Advisors........................     20
             3.  The Joint Provisional Liquidators and Their Advisors.............     20
             4.  United States Trustee............................................     20
             5.  The Debtor-in-Possession Lenders and Their Advisors..............     21
             6.  The Farley Lenders and Their Advisors............................     21

                                     TOC i


                                                                                      PAGE
                                                                                    --------
             7.  The Synthetic Lease Lenders and Their Advisors...................     21
             8.  The Prepetition Agent and its Advisors...........................     21
             9.  The Prepetition Collateral Agent and Its Advisors................     21
            10.  Noteholders Committee and its Advisors...........................     21
            11.  Equity Holders of Fruit of the Loom..............................     22
            12.  The Purchaser....................................................     22
            13.  Certain Bondholders..............................................     22
       B.   Significant "First Day" Court Orders..................................     23
             1.  The Interim and Final DIP Financing Orders.......................     23
             2.  The Interim and Final Adequate Protection Orders.................     23
             3.  Interim and Final Orders Providing the Farley Lenders with
                   Supplemental Adequate Protection...............................     25
             4.  Other Material First Day Orders..................................     26
       C.   Debtor-In-Possession Financing........................................     26
       D.   Sale of Apparel Business: Marketing Process; Berkshire Agreement;
              Auction.............................................................     27
             1.  The Marketing Process............................................     27
             2.  The Berkshire Agreement..........................................     29
             3.  The Bidding Procedures and the Auction...........................     32
             4.  The Berkshire Agreement and the Approval Order...................     33
             5.  Assets to be Sold as Part of Apparel Business....................     34
       E.   Changes in Business Since Petition Date...............................     34
             1.  Disposition of Non-Core Businesses...............................     34
             2.  Elimination of Unprofitable Product Lines........................     36
             3.  Consolidation of Manufacturing Capacity..........................     36
             4.  Improvements in Manufacturing Processes and Efficiency...........     37
             5.  Reductions in Variable Costs.....................................     38
             6.  Effects of Changes in Business...................................     38
       F.   Continued Operating Risks.............................................     38
             1.  Competitive Conditions...........................................     38
             2.  Exchange Rate and Commodity Pricing Market Fluctuations..........     39
             3.  International Operations Risks...................................     39
             4.  Effect of Kmart Filing...........................................     39
       G.   Disposition of Unexpired Leases and Executory Contracts...............     39
             1.  Review of Contracts and Leases Generally.........................     40
             2.  Real Property Leases.............................................     40
             3.  Personal Property Leases.........................................     40
             4.  Significant Contracts............................................     41
             5.  Other Executory Contracts........................................     41
       H.   Employee Matters......................................................     41
             1.  Generally........................................................     41
             2.  Employee Retention and Executive Severance Program...............     42
             3.  Workers' Compensation............................................     43
       I.   Schedules of Assets and Liabilities, Filing Deadline Order and Claims
              Procedures Order....................................................     44
             1.  Schedules........................................................     44
             2.  Filing Deadline..................................................     45
             3.  Claims Objections and Procedures.................................     45
             4.  Limited Objection to 7% Debentures...............................     45
             5.  Calculation of Prepetition Secured Creditors' Class 4 Deficiency
                   Claim..........................................................     45

                                     TOC ii


                                                                                      PAGE
                                                                                    --------
       J.   Other Legal Proceedings...............................................     46
             1.  Class Actions Against Fruit of the Loom and its Officers and
                   Directors......................................................     46
             2.  D&O Insurance....................................................     47
             3.  Committee Avoidance Action Against Prepetition Secured
                   Creditors......................................................     47
             4.  Farley Lenders' Suit Against Mr. Farley..........................     49
             5.  Farley Investigation and Adversary Proceedings...................     51
             6.  Pro Player Post-Petition Date Litigation.........................     53
             7.  Gildan Litigation Settlement.....................................     53
       K.   FTL Investments.......................................................     54
       L.   NWI...................................................................     55
             1.  Retention of CEC.................................................     55
             2.  Motions to Reject Certain Contracts Relating to Environmental
                   Liabilities....................................................     55
             3.  The TSC Preferred Stock..........................................     56
             4.  Settlement with Governmental Entities and Velsicol...............     56
             5.  Settlement with Magnetek.........................................     57
       M.   Preference Analysis and Other Avoidance Actions.......................     57
       N.   Negotiation of the Plan...............................................     58
             1.  The Initial Plan.................................................     58
             2.  The Plan.........................................................     58
VII. SUMMARY OF JOINT PLAN OF REORGANIZATION FOR FRUIT OF THE LOOM................     59
       A.   Securities Issued Under the Plan......................................     60
             1.  Equity Securities to be Issued Pursuant to Plan..................     60
       B.   General Description of Classification and Treatment of Claims and
              Interests...........................................................     60
             1.  Treatment of Unclassified Claims.................................     61
             2.  Unimpaired Classes of Claims.....................................     62
             3.  Treatment of Impaired Classes of Claims..........................     63
             4.  Impaired Classes of Interests....................................     66
             5.  NWI Claims.......................................................     66
       C.   Means for Implementation of the Plan..................................     67
             1.  Substantive Consolidation........................................     67
             2.  Reorganized Fruit of the Loom's Obligations Under the Plan.......     68
             3.  Cancellation of Equity Interests.................................     68
             4.  The Boards of Directors of Reorganized Fruit of the Loom.........     68
             5.  Operations of Fruit of the Loom Between Confirmation and the
                   Effective Date.................................................     69
             6.  Exclusivity Period...............................................     69
             7.  Revesting of Assets..............................................     69
             8.  Creditors' Committee.............................................     69
             9.  Distributions Under the Plan.....................................     69
            10.  Effectuating Documents; Further Transactions.....................     70
            11.  Assumption of Obligations Under the Plan.........................     70
            12.  Treatment of Certain Claims Related to Mr. Farley................     70
            13.  Substantial Consummation.........................................     70
            14.  Preservation of Certain Causes of Action and Defenses............     70
            15.  Cancellation of Existing Securities..............................     71
            16.  Scheme of Arrangement............................................     71
            17.  Closing Under Agreement..........................................     72
            18.  Liquidation of NWI; Treatment of NWI Claims......................     72
            19.  Liquidation of the Liquidating Debtors...........................     74
            20.  Adequate Protection Payments.....................................     75

                                    TOC iii


                                                                                      PAGE
                                                                                    --------
            21.  Unsecured Creditors Trust........................................     75
            22.  FOL Liquidation Trust............................................     76
            23.  Oversight Committees.............................................     76
            24.  Committee Avoidance Action.......................................     77
       D.   Distributions under the Plan..........................................     77
             1.  Timing of Distributions..........................................     77
             2.  Record Date for Distributions....................................     77
             3.  Delivery of Distributions........................................     77
             4.  Manner of Cash Payments Under the Plan...........................     78
             5.  Time Bar to Cash Payments by Check...............................     78
             6.  Disputed Reserves................................................     78
             7.  Estimation of Claims.............................................     79
             8.  Distributions After Effective Date...............................     79
             9.  Fractional Cents.................................................     80
            10.  Interest on Claims...............................................     80
            11.  No Distribution in Excess of Allowed Amount of Claim.............     80
            12.  Ordinary Course Liabilities......................................     80
            13.  Setoff and Recoupment............................................     80
            14.  Payment of Taxes on Distributions Received Pursuant to Plan......     80
            15.  Surrender of Senior Notes........................................     81
            16.  Payment of Indenture Trustee and Agent Fees......................     81
            17.  Procedures for Treating Disputed Claims Under The Plan Objection
                   Deadline.......................................................     82
            18.  Abandonment of Certain Property by Plan Entities.................     83
       E.   Class Action Claims...................................................     83
             1.  Release and Discharge of All Securities Claims Against Fruit of
                   the Loom.......................................................     83
             2.  Release by Fruit of the Loom of its Directors, Officers and
                   Employees from all Class Action Claims.........................     83
       F.   Executory Contracts and Leases under the Plan.........................     84
             1.  General Treatment................................................     84
             2.  Bar Date for Rejection Damages...................................     84
             3.  Fruit of the Loom's Corporate Indemnities........................     84
             4.  Payments Related to Assumption of Executory Contracts and
                   Unexpired Leases...............................................     84
       G.   Employee Benefit Programs.............................................     84
       H.   Retiree Benefits......................................................     85
       I.   Administrative Claim Bar Date.........................................     85
       J.   Conditions Precedent to Confirmation and Occurrence of Effective
              Date................................................................     85
             1.  Waiver of Conditions.............................................     85
             2.  Conditions Precedent to the Confirmation of the Plan.............     85
             3.  Conditions to the Effective Date of the Plan.....................     85
             4.  Effect of Failure or Absence of Waiver of Conditions Precedent to
                   the Effective Date of the Plan.................................     86
       K.   Effects of Plan Confirmation..........................................     87
             1.  Authority of Reorganized Fruit of the Loom.......................     87
             2.  Vesting and Liens................................................     87
             3.  Discharge of Fruit of the Loom...................................     87
             4.  Avoidance and Recovery Actions...................................     89
             5.  Release of Released Parties by Fruit of the Loom.................     89
             6.  Indemnity for Third Party Claims.................................     91
             7.  Retention of Jurisdiction........................................     91

                                     TOC iv


                                                                                      PAGE
                                                                                    --------
             8.  Cancellation of Indentures and 8 7/8% Notes Indenture............     91
       L.   Miscellaneous Provisions of the Plan..................................     92
             1.  Modification of the Plan.........................................     92
             2.  Further Documents and Action.....................................     92
             3.  Plan Supplement..................................................     93
             4.  Plan Controls....................................................     93
             5.  Reservation of Rights............................................     93
             6.  Injunction Regarding Worthless Stock Deduction...................     93
             7.  Treatment of Intercompany Claims.................................     93
VIII. SUMMARY OF SCHEME OF ARRANGEMENT............................................     94
       A.   Commencement of the Cayman Proceeding.................................     94
       B.   The Scheme of Arrangement.............................................     94
             1.  Generally........................................................     94
             2.  Summary of Terms.................................................     94
       C.   Application of the Scheme of Arrangement..............................     95
       D.   Voting on the Scheme..................................................     95
             1.  Ballot and Proxy.................................................     96
             2.  Record Date for Scheme Creditors.................................     96
       E.   Court Approval and Filing with the Registrar of Companies of The
              Cayman Islands......................................................     97
IX. CERTAIN FACTORS TO BE CONSIDERED..............................................     97
       A.   General Considerations................................................     97
       B.   Settlements Embodied in the Plan......................................     98
             1.  Settlement With the Synthetic Lease Lenders......................     98
             2.  Settlement With the Prepetition Secured Creditors and Unsecured
                   Creditors Committee............................................     99
             3.  Settlement of Potential Claims Against Unsecured Trade
                   Creditors......................................................    100
             4.  Settlement of Substantive Consolidation Disputes.................    100
             5.  Settlement With Farley Lenders Regarding Claims Against Farley...    101
             6.  EPA Settlement...................................................    102
       C.   Certain Bankruptcy Considerations.....................................    102
             1.  Risk of Liquidation..............................................    102
             2.  Risk of Non-Confirmation of the Plan; Feasibility................    103
             3.  Non-Consensual Confirmation......................................    103
             4.  Risk of Non-Occurrence of Consummation of the Plan...............    104
       D.   Risks of Closing of Berkshire Agreement...............................    104
X. RESALE OF SECURITIES RECEIVED UNDER PLAN.......................................    104
XI. VOTING REQUIREMENTS...........................................................    106
       A.   Voting Deadline.......................................................    106
       B.   Holders of Claims Entitled to Vote....................................    107
       C.   Vote Required for Acceptance by a Class...............................    108
       D.   Voting Procedures.....................................................    109
             1.  Ballots..........................................................    109
             2.  Withdrawal or Change of Votes on the Plan........................    109
             3.  Voting Multiple Claims...........................................    109
XII. CONFIRMATION OF THE PLAN.....................................................    110
       A.   Confirmation Hearing..................................................    110
       B.   Deadline to Object to Confirmation....................................    110
       C.   Requirements for Confirmation of the Plan.............................    110
             1.  Requirements of Section 1129(a) of the Bankruptcy Code...........    110
             2.  Acceptance by Impaired Classes...................................    112

                                     TOC v


                                                                                      PAGE
                                                                                    --------
             3.  Best Interests of Creditors......................................    112
             4.  Feasibility......................................................    113
             5.  Requirements of Section 1129(b) of the Bankruptcy Code...........    114
             6.  Valuation........................................................    115
XIII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN...................    115
       A.   Liquidation Under Chapter 7...........................................    116
       B.   Alternative Plan of Reorganization or Liquidation.....................    116
XIV. CERTAIN FEDERAL INCOME TAX CONSIDERATIONS....................................    117
       A.   Consequences to Holders of Claims.....................................    117
             1.  Realization of Gain, Loss, etc...................................    117
             2.  Information Reporting and Backup Withholding.....................    118

TABLE OF EXHIBITS


Exhibit A            The Plan
Exhibit B            Summary Financial Projections
Exhibit C            Liquidation Analysis
Exhibit D            The Scheme of Arrangement
Exhibit E            The Explanatory Statement
Exhibit F            Corporate Chart of Fruit of the Loom Debtors
Appendix 1           Form 10K filed April 16, 2001
Appendix 2           Form 10Q filed November 13, 2001
Appendix 3           The Berkshire Agreement
Appendix 4           Disclosure Statement Approval Order

                                     TOC vi

                      DISCLOSURE STATEMENT WITH RESPECT TO
                 JOINT REORGANIZATION PLAN OF FRUIT OF THE LOOM

                                       I.
                                INTRODUCTION(4)

    Fruit of the Loom hereby submits this Disclosure Statement, pursuant to section 1125(b) of the Bankruptcy Code, for use in the solicitation of votes on the Plan, which is attached as Exhibit A to this Disclosure Statement. Other than the Initial Plan, the First Amended Joint Plan dated December 28, 2001, and the Initial Scheme, Fruit of the Loom has not filed any other plan of reorganization in connection with its Reorganization Cases; however, FTL Cayman has filed its Scheme of Arrangement in the Cayman Proceeding in order to fully implement the Plan.

    This Disclosure Statement sets forth specific information regarding Fruit of the Loom's pre-bankruptcy history, significant events that have occurred during the Reorganization Cases, and anticipated operations of FOL Liquidation Trust, the Unsecured Creditors Trust, and other entities created pursuant to the Plan after confirmation of the Plan and Fruit of the Loom's emergence from Chapter
11. This Disclosure Statement also describes the Plan, alternatives to the Plan, effects of confirmation of the Plan, and the manner in which Distributions will be made under the Plan. This Disclosure Statement also sets forth summary information regarding the Scheme of Arrangement. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of impaired Claims must follow for their votes to be counted.

    FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISK AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS OR EQUITY INTERESTS, PLEASE SEE
SECTION VII, "SUMMARY OF JOINT PLAN OF REORGANIZATION FOR FRUIT OF THE LOOM" AND
SECTION IX, "CERTAIN FACTORS TO BE CONSIDERED." SECTIONS II THROUGH VI FOLLOWING THIS INTRODUCTION DISCUSS THE BACKGROUND OF FRUIT OF THE LOOM'S BUSINESSES AND REORGANIZATION CASES AND RECENT DEVELOPMENTS IN FRUIT OF THE LOOM'S OPERATIONAL AND FINANCIAL PERFORMANCE.

    FOR A DESCRIPTION OF THE SCHEME OF ARRANGEMENT AND INFORMATION PERTAINING THERETO FOR CREDITORS OF FTL CAYMAN, PLEASE SEE SECTION VIII, "SUMMARY OF SCHEME OF ARRANGEMENT", AND THE SCHEME OF ARRANGEMENT AND THE EXPLANATORY STATEMENT WHICH ARE ATTACHED AS EXHIBITS D AND E TO THIS DISCLOSURE STATEMENT.

    THE PLAN HAS THE SUPPORT OF FRUIT OF THE LOOM, THE JPLS, THE UNSECURED CREDITORS COMMITTEE, THE NOTEHOLDERS STEERING COMMITTEE, AND THE BANK STEERING COMMITTEE.

    IN THE VIEW OF FRUIT OF THE LOOM, THE TREATMENT OF HOLDERS OF ALL CLAIMS UNDER THE PLAN PROVIDES GREATER RECOVERY FOR SUCH HOLDERS THAN

------------------------
(4) Capitalized terms not otherwise defined in this Disclosure Statement have the meanings ascribed to them in the Plan.

A term used but not defined in this Disclosure Statement or the Plan has the meaning given it in the Bankruptcy Code and/or the Federal Rules of Bankruptcy Procedure.

Each definition in the Disclosure Statement and in the Plan includes both the singular and the plural, and references in the Disclosure Statement include the masculine and feminine where appropriate. Headings are for convenience of reference and will not affect the meaning or interpretation of the Disclosure Statement.

WOULD BE AVAILABLE IN A LIQUIDATION UNDER CHAPTER 7 OF THE BANKRUPTCY CODE. ACCORDINGLY, THE MEMBERS OF FRUIT OF THE LOOM BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF HOLDERS OF CLAIMS AND, THUS, RECOMMEND THAT ALL HOLDERS OF IMPAIRED CLAIMS THAT ARE ENTITLED TO CAST BALLOTS VOTE TO ACCEPT THE PLAN.

A.  NOTICE TO HOLDERS OF CLAIMS AND EQUITY INTERESTS

    This Disclosure Statement is being transmitted to (a) holders of impaired Claims who will receive Distributions of property under the Plan and thus are entitled to vote to accept or reject the Plan, (b) holders of Claims that are not impaired, who are conclusively presumed to have accepted the Plan and are not entitled to vote thereon, and (c) holders of Claims and Equity Interests who will receive or retain no Distribution or property under the Plan and, therefore, are presumed to have rejected the Plan and are not entitled to vote thereon. The primary purpose of this Disclosure Statement is to provide adequate information to enable you, as the holder of an impaired Claim, to make a reasonably informed decision with respect to the Plan prior to exercising your right to vote to accept or reject the Plan.

    On February 6, 2002, the Bankruptcy Court entered the Disclosure Statement Approval Order approving this Disclosure Statement as containing information of a kind and in sufficient detail adequate to enable impaired Claim holders to make an informed judgment about the Plan. THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN NOR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

    EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN AND IN THE EXHIBITS HERETO HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

    Under Chapter 11 of the Bankruptcy Code, only holders of Claims or Equity Interests that are "impaired" and are to receive a Distribution under the Plan are entitled to vote to accept or reject the Plan. To be confirmed, the Plan must be accepted by the holders of certain Classes of Claims and the Plan must be confirmed by the Bankruptcy Court. For a discussion of these matters, SEE
SECTION XI, "VOTING REQUIREMENTS" AND SECTION XII, "CONFIRMATION OF THE PLAN." Fruit of the Loom is seeking acceptances of the Plan from holders of Claims in Classes 2, 3, 4, and 5. Certain holders of Claims and Equity Interests (Classes 6, 7, 8 and 9) will receive no Distribution or benefits under the Plan and, therefore, are deemed to have rejected the Plan and are not entitled to vote. The Claims in Class 1 are unimpaired, and the holders of such Claims are conclusively presumed under section 1126 of the Bankruptcy Code to have accepted the Plan. For a description of the Classes of Claims and Equity Interests and their treatment under the Plan, SEE SECTION VII.B, "SUMMARY OF JOINT PLAN OF REORGANIZATION FOR FRUIT OF THE LOOM--GENERAL DESCRIPTION OF CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS."

    Each holder of a Claim within a Class entitled to vote should read the Disclosure Statement, the Plan, the Disclosure Statement Approval Order, the Notice of Confirmation Hearing, the instructions accompanying the Ballots, and (for certain creditors of FTL Cayman ONLY) the Explanatory Statement, in their entirety before voting on the Plan and the Scheme of Arrangement. These documents contain important information concerning how Claims and Equity Interests are classified for voting purposes and how votes will be tabulated.

B.  SOLICITATION PACKAGE

    Accompanying this Disclosure Statement are copies of:

         1. The Disclosure Statement Approval Order approving this Disclosure Statement and, among other things, establishing the voting procedures, scheduling the Confirmation Hearing and setting the Voting Deadline (as defined below) and the deadline for objecting to confirmation of the Plan;

         2. The notice of, among other things, voting procedures and the dates set for the filing and service of objections to, and the hearing on, confirmation of the Plan (the "NOTICE OF THE CONFIRMATION HEARING");

         3. One or more Ballots and a return envelope (provided only to holders of Claims that are entitled to vote on the Plan); and

         4. A letter from the Unsecured Creditors Committee.

    If you hold Claims in more than one Class and are entitled to vote in more than one Class, a separate Ballot must be used for each Class of Claim that you hold. IF YOU ARE A CREDITOR OF FTL CAYMAN, YOU WILL RECEIVE A COMBINED BALLOT AND PROXY, PERMITTING YOU TO VOTE ON BOTH THE PLAN AND THE SCHEME OF ARRANGEMENT, FOR EACH CLAIM YOU HOLD AGAINST FTL CAYMAN IN THE REORGANIZATION CASES. CREDITORS OF FTL CAYMAN WILL NOT BE PERMITTED TO SPLIT THEIR VOTE ON A SINGLE CLAIM, BUT MUST VOTE TO EITHER ACCEPT OR REJECT BOTH THE PLAN AND THE SCHEME OF ARRANGEMENT.

    IN ORDER TO BE COUNTED AS VOTES TO ACCEPT OR REJECT THE PLAN, BALLOTS MUST BE PROPERLY FILLED OUT AND RECEIVED BY 4:00 P.M. (EASTERN TIME) ON MARCH 28, 2002, (THE "VOTING DEADLINE") BY THE BALLOT AGENT AS SET FORTH ON THE BALLOT, SEE SECTION XI.D, "VOTING REQUIREMENTS--VOTING PROCEDURES." Pursuant to Bankruptcy Rule 3018(a), persons wishing to change their votes can do so, if they meet the requirements of Bankruptcy Rule 3018(a), by filing a motion with the Bankruptcy Court with sufficient advance notice so that it can be heard prior to the Confirmation Hearing scheduled for April 4, 2002.

    If you did not receive a Ballot in your package and believe that you should have, please contact Fruit of the Loom, c/o Innisfree M&A Incorporated, by regular mail, hand, or overnight courier at 501 Madison Avenue, 20th floor, New York, New York 10022, Attention: Fruit of the Loom Ballots, or by telephone at:
(877) 750-2689. If you have questions about the procedures for voting your Claim, or the package of materials that you received, please contact the Ballot Agent, Innisfree M&A Incorporated, at the foregoing address or telephone number.

    If you have questions about the amount of your Claim, please contact the Claims Agent, Donlin Recano, Attention: Fruit of the Loom by telephone at
(212) 481-1411 or by fax at (212) 481-1416 or by regular mail, hand or courier at 419 Park Avenue South, Suite 1206, New York, New York 10016.

    If you wish to obtain additional copies of the Plan, this Disclosure Statement, or the exhibits to those documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, Attn.: Rena Strappazon, Legal Assistant, (212) 530-5000; Fax number
(212) 530-5219.

    FOR ADDITIONAL INFORMATION REGARDING THE VOTING PROCESS, SEE SECTION XI, "VOTING REQUIREMENTS."

                                      II.
                  BUSINESS AND OPERATIONS OF FRUIT OF THE LOOM

    The core business of Fruit of the Loom is as a vertically-integrated manufacturer of basic apparel products, performing most of its own spinning, knitting, cloth finishing, cutting, sewing and packaging. This core apparel business in the United States operates through Union Underwear and its operating subsidiaries and, outside the United States, through FTL Caribe and its subsidiaries. Fruit of the Loom's primary strengths are its brand-name recognition, relationships with major discount chains and mass merchandisers, and ability to produce significant volumes of products at a low cost.

    North America is Fruit of the Loom's principal market, comprising more than 80% of consolidated net sales in each of the last three years. For the North American market, capital-intensive spinning, knitting, and cutting operations are located in highly automated facilities in the United States, while labor-intensive sewing and finishing operations are located in lower labor cost facilities in Central America, Mexico, and the Caribbean. For the European market, capital intensive manufacturing operations are done in Ireland and Northern Ireland; sewing is principally performed in Morocco.

    Fruit of the Loom has organized its business into three functional areas:
(1) retail products, which accounts for approximately 62% of 2001 forecasted net sales; (2) activewear products, which accounts for approximately 26% of 2001 forecasted net sales; and (3) Europe, which accounts for approximately 12% of 2001 forecasted net sales. Fruit of the Loom's products are generally sold to major discount chains, mass merchandisers, and large wholesalers; Fruit of the Loom is among the market leaders in the foregoing market segments. For the twelve months ending November 2001, Fruit of the Loom has an estimated 43% domestic mass market share in men's and boys' underwear and an estimated 13.6% domestic mass market share in women's and girls' underwear. However, Fruit of the Loom has experienced declines in overall sales across all market segments since the Petition Date. For the year 2001, Fruit of the Loom's domestic activewear market share was approximately 24% for T-shirts sold through wholesalers and 17% for fleecewear. In addition, the overall market for activewear has also declined since the Petition Date. For example, for year 2001, the total activewear market declined 3% for tees and 4% for fleece.

    In the months leading up to the Petition Date, Fruit of the Loom underwent a number of management changes. As a part of these changes, John Holland, who had been the chief operating officer of Fruit of the Loom prior to 1997, was asked to return to that position in November of 1999. Over the course of the next few months a number of other changes were made to the operating management of Fruit of the Loom. Following the Petition Date, the new operating management team put into effect an overall reorganization of the operations of Fruit of the Loom, eliminating several layers of management and rationalizing the chain of authority, so that all marketing, manufacturing, and sales functions were coordinated and consolidated over all business lines.

    The "Fruit of the Loom" label has been used in the textile market since 1856 and was registered as a trademark in 1871. A predecessor to Fruit of the Loom began producing men's and boys' underwear under the Fruit of the Loom-Registered Trademark- brand in 1938. FTL Inc. was incorporated under the laws of the State of Delaware in 1985 as a result of the leveraged buyout of its conglomerate parent, Northwest Industries, Inc. ("NORTHWEST"). After divesting the other operating businesses of Northwest, FTL Inc. became a publicly held company in 1987.

    In order to create a more efficient global tax and financial structure, on March 4, 1999, FTL Cayman, a Cayman Islands company, became the parent holding company of FTL Inc. pursuant to a reorganization (the "CAYMAN REORGANIZATION") approved by the stockholders of FTL Inc. on November 12, 1998. FTL Inc. transferred ownership of its Central American subsidiaries that perform essentially all of Fruit of the Loom's sewing and finishing operations for the U.S. market to FTL Caribe Ltd., a Cayman Islands company directly and wholly owned by FTL Cayman.

    As originally planned, when fully implemented, the Cayman Reorganization would have transferred ownership from FTL Inc. to FTL Cayman, or a non-United States subsidiary of FTL Cayman, of essentially all businesses and subsidiaries of Fruit of the Loom located outside of the United States (other than certain operations in Canada and Mexico) and would have transferred beneficial ownership of certain trademarks from FTL Inc. to FTL Cayman. The Cayman Reorganization was not fully implemented before the Petition Date; neither the trademarks nor FTL Inc.'s indirect European subsidiaries were transferred to FTL Cayman.

                                      III.
                        EVENTS LEADING TO REORGANIZATION

    In the period leading up to the Petition Date, Fruit of the Loom's indebtedness increased substantially in connection with several acquisitions which did not achieve the cash flow levels anticipated at the time of the acquisitions. Proceeds from the issuance of debt were also used to finance significant legal settlement and environmental obligations related to discontinued operations, as well as open-market stock repurchases. After these expenditures, Fruit of the Loom was left with a highly leveraged capital structure. Changes in the competitive environment, inventory adjustments in 1998, and operating problems in 1999 reduced cash flow, resulting in covenant defaults and inadequate liquidity to continue to fund the ongoing operations of the business and debt requirements. As a result of these and other factors described below, Fruit of the Loom sought protection in the Reorganization Cases, to permit it to fix its operating problems and capital structure.

A.  CHANGES IN THE COMPETITIVE ENVIRONMENT

    Beginning in the mid 1990's, prices for certain basic apparel products declined as a result of market consolidation and increased competition. Consolidation among the mass merchandisers in the retailing industry enabled those merchandisers to obtain price reductions from many of their suppliers, as the volume of the merchandisers' purchases increased as a percentage of the total market. Changes in international trade agreements, including the North American Free Trade Agreement adopted in 1995 (which has been expanded by the Caribbean Basin Initiative adopted in late 2000), removed certain tariff, quota, and other artificial trade barriers thereby increasing the supply of basic apparel products and consequently reducing prices. Fruit of the Loom was able to partially offset these price decreases with reductions in manufacturing costs. Nonetheless, these changes in industry dynamics negatively affected Fruit of the Loom's margins and cash flows.

B.  NON-PERFORMING ACQUISITIONS

    In 1993 and 1994, FTL Inc. commenced a strategy of diversification into the sports licensing apparel market with the acquisitions of Salem Sportswear, Inc. ("SALEM SPORTSWEAR"), Artex Manufacturing Co., Inc. ("ARTEX"), and Pro
Player, Inc. ("PRO PLAYER") and ventured into women's jeanswear manufacturing and marketing with the acquisition of the Gitano-Registered Trademark- brand. These acquisitions cost approximately $350 million in cash, primarily financed by debt.

    These acquisitions were intended to add higher gross margin apparel products to the Fruit of the Loom product portfolio. None of the businesses, however, achieved the cash flows anticipated at the time of acquisition, and they were dilutive to Fruit of the Loom's earnings over the period these businesses were owned. As described in SECTION VI.E.1, "THE REORGANIZATION CASES--CHANGES IN BUSINESS SINCE PETITION DATE--DISPOSITION OF NON-CORE BUSINESSES", these businesses were divested during the Reorganization Cases.

C.  NON-OPERATING USES OF CASH

    During the period from 1995 through 1999, Fruit of the Loom used approximately $450 million for non-operating purposes, including legal settlements, environmental liabilities related to operations sold by a former parent corporation, guarantees of a former subsidiary's indebtedness, and an open-market stock repurchase plan. All of these uses resulted in debt, in addition to the debt incurred to fund acquisitions such as Gitano and Pro Player.

D.  INVENTORY ADJUSTMENTS AND OPERATING PROBLEMS

    The removal of certain trade barriers, as described above, provided domestic suppliers with an opportunity to reduce manufacturing costs by outsourcing the labor-intensive components of production to offshore locations with lower labor rates. Fruit of the Loom participated in this opportunity, transitioning approximately 90% of its remaining assembly production to Mexico, Honduras, and El Salvador between 1995 and 1999.

    Operating problems during the fourth quarter of 1998 resulted from a decision by Fruit of the Loom to virtually shut down manufacturing operations for several weeks to reduce inventory levels. As a result of the layoffs from these shut-downs, Fruit of the Loom experienced significant turnover of highly-trained employees, who had found other employment. When manufacturing recommenced in the first quarter of 1999 the replacement workers were less experienced, requiring additional training, which caused the level of irregular production to increase. The inefficiency in output from these plants and the need to rebuild inventory to service unexpectedly strong demand for key retail and activewear products resulted in inventory shortages, which negatively impacted customer order fulfillment and required Fruit of the Loom to incur additional production, shipping, and distribution costs. In order to maintain customer service at acceptable levels, Fruit of the Loom increased its usage of external contractors, overtime labor, and time-sensitive and expensive methods of transporting materials and products, all of which resulted in approximately $300 million of manufacturing cost overruns above budgeted costs.

    During the critical selling season of spring (Activewear/tee shirts) and fall (Retail/back to school) 1999, Fruit of the Loom experienced significant servicing and delivery problems with its customers; Fruit of the Loom found itself out of stock or with an improper mix of inventory, and thus unable to fill customers' orders on a timely basis. This resulted in a loss of sales, as customers turned to other suppliers for short-term needs. The high cost of manufacturing and the reduced sales resulted in a net loss before discontinued operations of almost $500 million.

E.  CREDIT RATING CHANGES

    In 1997, when Fruit of the Loom entered into the 1997 Credit Agreement (which was Fruit of the Loom's working capital facility), Fruit of the Loom was rated BBB- by Standard & Poor's ("S&P"). In May 1998, S&P downgraded Fruit of the Loom to BB+, which triggered the effectiveness of a pledge of the stock of certain subsidiaries of FTL Inc. under the 1997 Credit Agreement. In the first quarter of 1999, as described in the March prospectus for the 8 7/8% Notes, Fruit of the Loom had a debt-to-EBITDA ratio of 4.9x and was downgraded to BB by S&P. Thereafter, in June 1999, S&P downgraded Fruit of the Loom to BB- and then to B- in October 1999.

F.  COVENANT DEFAULTS AND LIQUIDITY

    In 1999, Fruit of the Loom recorded charges for provisions and losses on the sale of close-out and irregular inventory, impairment of certain European manufacturing facilities, severance, and other write-downs and reserves totaling approximately $350 million. These charges resulted in covenant defaults under the 1997 Credit Agreement, which was Fruit of the Loom's working capital facility.

    The combination of poor operating performance in 1999 and the increased debt resulting from non-core acquisitions and other nonoperating uses of cash flow, resulted in a severe liquidity problem prior to the Petition Date. Fruit of the Loom's cash shortfall resulted in difficulties with key suppliers on payment terms, interruptions to the manufacturing operations, and covenant defaults under the various secured financings. In 1999, Fruit of the Loom's total financings, including secured and unsecured public debt, aggregated in excess of $1.4 billion. The interest payments on that debt aggregated over $100 million per year. The anticipated curtailment of production due to difficulties in obtaining key supplies, the inability to pay vendors on a timely basis, and other considerations resulted in the Board of Directors' approval for Fruit of the Loom to seek protection under the Bankruptcy Code on December 29, 1999, commencing the Reorganization Cases.

                                      IV.
                           OFFICERS AND DIRECTORS OF
                        FRUIT OF THE LOOM AND SUCCESSORS

A.  CURRENT EXECUTIVE OFFICERS AND DIRECTORS

    The following is a summary of the senior management for FTL Inc. as of December 31, 2001, including a brief biography of certain key officers.

SENIOR MANAGEMENT

    The executive officers of FTL Inc. as of December 31, 2001, were as follows:

NAME                                                             POSITION
----                                   ------------------------------------------------------------
Dennis S. Bookshester................  Chief Executive Officer and President
John B. Holland......................  Executive Vice President--Operations
Richard D. Medlin....................  Executive Vice President--Manufacturing
G. William Newton....................  Senior Vice President--Finance, Acting Chief Financial
                                       Officer and Assistant Secretary
John D. Wigodsky.....................  Executive Vice President--Retail and Activewear
Brian J. Hanigan.....................  Vice President--Treasurer and Assistant Secretary
John J. Ray III......................  Chief Administrative Officer, General Counsel and Secretary

    DENNIS S. BOOKSHESTER. Mr. Bookshester has been a director of FTL Cayman since January 1998, and has been a director of FTL Inc. since May 1992. In August 1999, he was appointed Acting Chief Executive Officer and President of Fruit of the Loom. Effective on or about April 25, 2000, he was appointed permanent CEO and President of Fruit of the Loom.

    JOHN B. HOLLAND. Mr. Holland was a director of FTL Inc. from November 1992 through May 1997 and President and Chief Operating Officer of Fruit of the Loom from before 1994 through January 1996. In December 1999, Mr. Holland was appointed Executive Vice President--Operations and named as a director of Fruit of the Loom. He is also a director of Dollar General Corp., a retail company.

    RICHARD D. MEDLIN. Mr. Medlin has more than 26 years experience in the textile industry in a variety of senior positions, including at Milliken & Company and at FTL Inc. prior to 1998. He rejoined Fruit of the Loom in September 1999 as Executive Vice President--Manufacturing.

    G. WILLIAM NEWTON. Mr. Newton has served as Senior Vice President--Finance of Fruit of the Loom since August 1994 and as acting Chief Financial Officer since August 1998.

    JOHN D. WIGODSKY. Mr. Wigodsky held senior positions at FTL Inc. for more than 10 years prior to 1997 and was Executive Vice President of Sales and Marketing of FTL Inc. until March 1997. In April 2000, he rejoined Fruit of the Loom as Executive Vice President--Retail and Activewear.

    BRIAN J. HANIGAN. Mr. Hanigan was appointed Vice President and Treasurer of Fruit of the Loom in February 1997. He was Assistant Treasurer of Fruit of the Loom since before 1993 until February 1997.

    JOHN J. RAY III. Mr. Ray was appointed Vice President and Assistant Secretary of Fruit of the Loom in February 1998. He was appointed Secretary in November 1998 and General Counsel in December 1998. In September 1999, Mr. Ray was appointed Chief Administrative Officer of Fruit of the Loom.

DIRECTORS OF FRUIT OF THE LOOM

    The Directors of FTL Cayman and FTL Inc. as of December 31, 2001 were as follows:

    SIR BRIAN WOLFSON. Sir Brian Wolfson has been a director of FTL Cayman and FTL Inc. since January 1998, and has been a director of FTL Inc. since
May 1992. In January 2000, he was appointed Chairman of the Board.

    DENNIS S. BOOKSHESTER. Mr. Bookshester has been a director of FTL Cayman and FTL Inc. since January 1998, and has been a director of FTL Inc. since May 1992. He is the Chief Executive Officer and President of FTL Cayman and FTL Inc.

    WILLIAM F. FARLEY. Mr. Farley was Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of Fruit of the Loom from
January 1998 through August 1999 when he was removed as CEO, President and COO; prior to January 1998, he had been Chairman of the Board and Chief Executive Officer of FTL Inc. since May 1985. Mr. Farley continued as Chairman of the Board of FTL Cayman and FTL Inc. until January 2000. Mr. Farley currently serves as a director of FTL Cayman and FTL Inc.

    A. LORNE WEIL. Mr. Weil has been a director of FTL Cayman and FTL Inc. since January 1998, and has been a director of FTL Inc. since October 1991.

    JOHN B. HOLLAND.  Mr. Holland had been a director of FTL Inc. from
November 1992 through May 1997. In December 1999, Mr. Holland became a director of FTL Cayman. He is Executive Vice President--Operations for Fruit of the Loom.

    ROBERT E. NASON. Mr. Nason was appointed as a director of FTL Cayman in February 2000, after the Petition Date.

    HENRY A. JOHNSON. Mr. Johnson has been a director of FTL Cayman and FTL Inc. since 1998 and has been a director of FTL Inc. since 1988.

B. POST-CONSUMMATION DIRECTORS AND EXECUTIVE OFFICERS OF REORGANIZED FRUIT OF THE LOOM AND THE OTHER SUCCESSORS TO THE DEBTORS

    1.  THE REORGANIZED APPAREL BUSINESS

    Pursuant to the Plan and the Scheme, the capital stock of Union Underwear's direct and indirect subsidiaries engaged in the Apparel Business (the "TRANSFERRED SUBSIDIARIES"), the capital stock of FTL Caribe, and any other assets of the Apparel Business owned by FTL Caymans, FTL Inc. or any of the Liquidation Debtors, will be sold to Purchaser for Cash. After the Effective Date, the directors and executive officers of FTL Caribe, the Transferred Subsidiaries, and their respective post-Effective Date subsidiaries will be determined by the Purchaser.

    2.  FOL LIQUIDATION TRUST

    Pursuant to the Plan and the Scheme, the Non-Core Assets, including the assets of NWI and certain insurance rights related thereto, of Fruit of the Loom will not be transferred pursuant to the Berkshire Agreement; these assets are "Excluded Assets" as defined in the Berkshire Agreement. The Non-Core Assets, except for the assets which are expressly designated in the Plan to vest in other Plan Entities, shall vest in an entity to be formed under the Plan for the purpose of liquidating such assets and distributing the proceeds to the holders of Allowed Class 2, Class 4A, and Class 5 Claims ("FOL LIQUIDATION TRUST"). The formation documents for FOL Liquidation Trust, together with the identity of the trustee of FOL Liquidation Trust will be included in the Plan Supplement. Among other things, FOL Liquidation Trust will be responsible for resolving all disputed Administrative, Priority, Secured, and Class 5 Claims and for making distributions to holders of Allowed Secured, Administrative, Priority, and Class 5 Claims and to the Unsecured Creditors Trust.

    3.  UNSECURED CREDITORS TRUST

    Pursuant to the Plan, a trust will be established to receive the Distributions intended for holders of Allowed Class 4A Claims (including the UCT Claims) and to distribute such funds to holders as their Claims are Allowed. The UCT Claims, which are Non-Core Assets, will vest in the Unsecured Creditors Trust. The trust agreement governing this trust, together with the identity of the trustee of such trust, will be included in the Plan Supplement. Among other things, the Unsecured Creditors Trust will be responsible for resolving all disputed Class 4A Claims and for making distributions to holders of Allowed Class 4A Claims.

    4.  NWI SUCCESSOR; CUSTODIAL TRUSTEE

    The Assets of NWI, which are Excluded Assets under the Berkshire Agreement, together with rights under certain insurance policies under which FTL Inc. is the insured, but which relate to NWI will vest in NWI Successor, except for the NWI Sites, which shall vest in the Custodial Trust. Pursuant to the terms of the NWI Settlement Agreement, the trustee for the Custodial Trust will be selected by the United States Environmental Protection Agency, and the manager or trustee of NWI Successor must be approved by the United States EPA and the other parties to the NWI Settlement Agreement. The identity of the manager/trustee of the NWI Successor and the trustee of the Custodial Trust, who may be the same person, will be included in the Plan Supplement.

                                       V.
                        CERTAIN PREPETITION OBLIGATIONS

A.  PREPETITION FINANCINGS

    Prior to the Petition Date, Fruit of the Loom was a party to a number of public debt issues and a working capital facility. These are described below.

    1.  SENIOR NOTES (SECURED)

    FTL Cayman executed a guarantee of the obligations of FTL Inc. and certain of its Subsidiaries under each of the Senior Notes.

    a. 7 3/8% NOTES. Pursuant to the Indenture dated as of November 30, 1993, between FTL Inc. and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, as successor indenture trustee ("WELLS FARGO"), FTL Inc. issued 7 3/8% Notes due

November 30, 2023, in the original principal amount of $150 million. As of the Petition Date, Fruit of the Loom's books and records reflect that $148,085,011 was the outstanding principal balance with respect to the 7 3/8% Notes; Wells Fargo does not agree with Fruit of the Loom's calculation of the outstanding principal amount as of the Petition Date, and asserts accrued and unpaid prepetition interest in the amount of $2,250.

    b. 6 1/2% NOTES. Pursuant to the Indenture dated as of November 30, 1993, between FTL Inc. and U.S. Bank National Association, successor by merger to U.S. Bank Trust National Association, formerly named First Trust National Association, as successor indenture trustee ("U.S. BANK"), FTL Inc. issued
6 1/2% Notes due November 30, 2003, in the original principal amount of $150 million. As of the Petition Date, Fruit of the Loom's books and records reflect that $149,435,546 was outstanding principal balance with respect to the 6 1/2% Notes; U.S. Bank does not agree with Fruit of the Loom's calculation of the outstanding principal amount as of the Petition Date, and asserts accrued and unpaid prepetition interest in the amount of $1,218,750.

    c. 7% DEBENTURES. Pursuant to the Indenture dated as of March 15, 1981, between Northwest (the predecessor to FTL Inc.) and Bank of New York, f/k/a United States Trust Company of New York, as successor indenture trustee ("Bank of New York"), Northwest issued 7% Debentures due March 15, 2011, in the original principal amount of $125 million, which included unamortized original issue discount as of the Petition Date. As of the Petition Date, the Indenture Trustee for the 7% Debentures asserts that the principal amount outstanding was $102,913,643, plus accrued and unpaid interest of $2,527,222.78, for a total of $105,441,420.78, notwithstanding the amount asserted in its proofs of claim. SEE
SECTION VII.B.3.B, "TREATMENT OF IMPAIRED CLASSES OF CLAIMS--CLASS 2:
PREPETITION SECURED CREDITOR CLAIMS" and SECTION VI.I.4, "THE REORGANIZATION CASES--SCHEDULES OF ASSETS AND LIABILITIES, FILING DEADLINE ORDER AND CLAIMS PROCEDURE ORDER--LIMITED OBJECTION TO 7% NOTES" for a discussion of the treatment of the 7% Debenture's unamortized original issue discount and Fruit of the Loom's objection thereto.

    2.  1997 CREDIT AGREEMENT

    On September 19, 1997, FTL Inc., as borrower, and certain of its Subsidiaries (each of them Debtors in the Reorganization Cases), as guarantors, entered into a Credit Agreement (the "1997 CREDIT AGREEMENT") with certain lenders (the "PREPETITION BANK LENDERS"), for up to $900 million of loans. FTL Cayman executed a guarantee of the obligations of Fruit of the Loom under the 1997 Credit Agreement. Bank of America, N.A. ("BANK OF AMERICA") is the administrative agent for the lenders under the 1997 Credit Agreement. As of the Petition Date, the aggregate principal amount of $634,072,531 was outstanding under the 1997 Credit Agreement; Bank of America has filed an amended proof of claim in January 2002, the outstanding principal balance had increased to $652,945,897, as a result of post-Petition Date draws on letters of credit that had been issued under the 1997 Credit Agreement before the Petition Date and other amounts due thereunder. There are no remaining undrawn letters of credit issued under the 1997 Credit Agreement.

    3.  FARLEY LOAN

    On February 24, 1999, the Board of Directors, excluding Mr. Farley, authorized Fruit of the Loom to guarantee (the "FARLEY GUARANTY") a bank loan of up to $65 million to Mr. Farley in connection with Mr. Farley's refinancing and retirement of his $26 million and $12 million personal loans (which had previously been guaranteed by certain members of Fruit of the Loom) and other indebtedness of Mr. Farley (the "FARLEY LOAN"). As of the Petition Date, the Farley Lenders assert that the aggregate amount of their Claim is $60,047,356.72, including outstanding and undrawn letters of credit in the aggregate amount of $2.2 million and accrued and unpaid interest of $715,126.14. SEE SECTION VI.J.4, "OTHER LEGAL PROCEEDINGS--FARLEY LENDERS' SUIT AGAINST
MR. FARLEY" AND VI.J.5, "OTHER LEGAL PROCEEDINGS--

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FARLEY INVESTIGATION AND ADVERSARY PROCEEDINGS" for a discussion of events related to the Farley Loan that have occurred since the Petition Date.

    4.  SYNTHETIC LEASES

    On September 30, 1994, Union Underwear and certain of its subsidiaries entered into the Fruit of the Loom Equipment Acquisition Program to acquire, among other things, textile manufacturing equipment, distribution center equipment, and fixtures used in Fruit of the Loom's facilities located in the United States. This was done pursuant to the CSFB Advantage Lease (Tax Ownership Operating Lease Agreement), dated as of September 30, 1994, between Wilmington Trust Company, as successor in interest to JP Morgan Chase f/k/a Chemical Bank, as stated lessor (the "SYNTHETIC LEASE TRUSTEE") and Union Underwear and certain subsidiaries of Union Underwear, as stated lessee (the "SYNTHETIC LEASE"), and a Credit Agreement (the "SYNTHETIC LEASE CREDIT AGREEMENT"), dated as of
September 30, 1994, between the Trustee, on the one hand, and Credit Suisse First Boston, as Administrative Agent ("CSFB"), and various lenders (the "SYNTHETIC LEASE LENDERS"), on the other hand. Pursuant to the Synthetic Lease Credit Agreement, the Synthetic Lease Trustee transferred, conveyed, and assigned to CSFB, for the benefit of the Synthetic Lease Lenders, all of its right, title, and interest in the Synthetic Lease. Pursuant to a guaranty dated September 30, 1994, as thereafter amended, FTL Inc. and certain Subsidiaries (each a Debtor in the Reorganization Cases) guaranteed the obligations of the stated lessee with respect to the Synthetic Lease. As of the Petition Date, $87,562,245 (exclusive of accrued interest) was outstanding under the Synthetic Lease. The obligations under the Synthetic Lease are secured by a security interest in the Leased Assets and also by the security interests and pledges granted under the 1999 Pledge Agreement (described immediately below) and related documents.

    Pursuant to the settlement reached with the Synthetic Lease Lenders which is embodied in the Plan and subject to its consummation, for purposes of the Plan and the Scheme of Arrangement, the Synthetic Lease is being treated as a financing transaction, not a true lease. In the absence of this settlement, if the Synthetic Lease were treated as a true Lease, a cash payment of not less than $87 million would have to be made to the Synthetic Lease Lenders in order to assume the Synthetic Lease.

    5.  1999 PLEDGE AGREEMENT

    Fruit of the Loom's obligations to the Prepetition Secured Creditors under the 1997 Credit Agreement, the Senior Notes, the Farley Guaranty, and the Synthetic Lease are secured pursuant to various security, pledge and collateral agreements, as amended, all referred to herein, collectively, as the "1999 PLEDGE AGREEMENT." Pursuant to the 1997 Credit Agreement, certain of the subsidiaries of FTL Inc. had guaranteed the obligations of FTL Inc. thereunder and FTL Inc. had granted a springing pledge of the stock of its subsidiaries to secure these obligations. Pursuant to an Amended and Restated Pledge Agreement, dated as of July 2, 1998, FTL, Inc. and 28 of its direct and indirect subsidiaries accepted joint and several liability on all Senior Noteholder Claims and all Prepetition Bank Lenders' Claims and each pledgor owning shares of the stock of members of the Fruit of the Loom Group described therein pledged some or all of those shares to support the repayment of the Senior Noteholder Claims and the Prepetition Bank Lenders' Claims, the pledges to become effective upon the occurrence of certain events. In 1999, Fruit of the Loom executed various agreements pursuant to which it granted to Bank of America, as collateral agent (the "PREPETITION COLLATERAL AGENT"), springing liens on substantially all of its properties: (I) the Security Agreement dated March 10, 1999, granting security interests in and liens upon substantially all of Fruit of the Loom's personal property (both tangible and intangible), including, without limitation, certain accounts, copyrights, deposit accounts, equipment, fixtures, general intangibles, inventory, patents, trademarks, and proceeds of all of the foregoing; (II) the Second Amended and Restated Pledge Agreement dated March 10, 1999, pledging substantially all or a portion of the respective stock ownership interests and

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related rights in each of their respective subsidiaries of certain members of
Fruit of the Loom; (III) various mortgages and deeds of trust granting mortgages upon certain real property; and (IV) the Bond Pledge Agreement dated March 10, 1999, pledging certain interests in the IRBs (defined below) owned by Union Underwear and/or certain of its subsidiaries. Each of the foregoing agreements granted the respective liens to the Prepetition Collateral Agent for the ratable benefit of the prepetition Secured Creditors other than the Synthetic Lease Lenders, who became the beneficiaries of those springing liens, mortgages, and pledges became effective as actual liens in July 1999. The Prepetition Collateral Agent acquired possession of the shares pledged pursuant to the two stock pledge agreements at various times in 1998 and 1999. SEE SECTION VI.B.2, "THE REORGANIZATION CASES--SIGNIFICANT FIRST DAY COURT ORDERS--THE INTERIM AND FINAL ADEQUATE PROTECTION ORDERS" AND SECTION VI.J.3, "THE REORGANIZATION CASES--OTHER LEGAL PROCEEDINGS--COMMITTEE AVOIDANCE ACTION AGAINST PREPETITION SECURED CREDITORS" for a further discussion of the liens granted under the 1999 Pledge Agreement and the Committee Avoidance Action challenging those liens.

    6.  INDUSTRIAL REVENUE BONDS

    Certain members of Fruit of the Loom entered into various transactions financed by the issuance of industrial revenue bonds (the "IRB(S)"). Although there were 11 separate IRB issues outstanding on the Petition Date, Fruit of the Loom held all the outstanding bonds for nine of the IRB issues. Since the Petition Date, Fruit of the Loom has exercised its purchase option for certain of the owned IRBs. Six of the IRBs owned by Fruit of the Loom are pledged to the Prepetition Secured Creditors under the 1999 Bond Pledge Agreement or under the Synthetic Lease.

    As of the date hereof, Fruit of the Loom is lessee/guarantor in respect of the following IRB, where the bonds are not held by Fruit of the Loom: County of Warren, Kentucky Variable/Fixed Rate Industrial Building Revenue Bonds 1987 Series A (Union Underwear Company, Inc. Project) (principal amount--$7.64 million, lessee--Union Underwear). Pursuant to an order of the Bankruptcy Court entered on October 11, 2000, Fruit of the Loom obtained a postpetition letter of credit under the Postpetition Credit Agreement to replace the prepetition letter of credit issued with respect to the Warren County IRB and that IRB remains outstanding as of the date hereof.

    City of Jamestown Variable/Fixed Rate Industrial Building Revenue Bonds 1983 Series A (Union Underwear Company, Inc. Project) (principal amount--$10 million; lessee--Union Underwear), is the only other IRB to which Fruit of the Loom was a party as of the Petition Date and where Fruit of the Loom did not hold all of the outstanding bonds. The trustee for the City of Jamestown IRBs drew down on a letter of credit issued by the Prepetition Bank Lenders securing the bond obligations in August 2000 and paid the full amount of those IRBs to the holders thereof.

    7.  UNSECURED PREPETITION NOTES

    Pursuant to the Indenture dated as of March 25, 1999, between FTL Inc. and State Street Bank and Trust Company as successor trustee (Bank of New York and HSBC Bank USA were each prior indenture trustees), FTL Inc. issued 8 7/8% Senior Notes due 2006, in the original principal amount of $250 million (the "8 7/8% NOTES"). In connection with the Cayman Reorganization, FTL Cayman executed a guarantee of the 8 7/8% Notes. As of the Petition Date, $248,503,369 was outstanding with respect to the 8 7/8% Notes. The proceeds of the 8 7/8% Notes were used primarily to repay Fruit of the Loom's 7 7/8% Senior Notes, which were scheduled to mature on October 15, 1999.

    The 8 7/8% Notes were originally issued pursuant to a prospectus dated March 18, 1999, which disclosed the proposed Cayman Reorganization, the Farley Guaranty, and the granting of collateral to the Prepetition Secured Creditors (other than the Synthetic Lease Lenders). The notes issued in March 1999 were privately placed and there was an exchange and public offering in July 1999 pursuant to a prospectus dated July 20, 1999. The disclosure regarding the Cayman transaction, the Farley

Guarantee and the granting of collateral to the holders of the Prepetition Secured Creditor Claims (now including the claims of the Synthetic Lease Lenders) was repeated in the prospectus issued in July 1999 which specifically noted that all of the liens had become effective and secured all of the Prepetition Secured Creditor Claims, before the 8 7/8% Notes were exchanged.

B.  COMMON AND PREFERRED STOCK

    In connection with the Cayman Reorganization, all outstanding shares of Class A Common Stock of FTL Inc. were automatically converted into Class A ordinary shares of FTL Cayman, and all outstanding shares of Class B Common Stock of FTL Inc. were automatically converted into shares of exchangeable participating preferred stock of FTL Inc. (the "FTL INC. PREFERRED STOCK"). The FTL Inc. Preferred Stock is exchangeable for Class A Ordinary Shares of FTL Cayman (in the aggregate equal to an approximate 30% voting interest) and convertible into 4,981,000 shares of FTL Inc. Class A Common Stock with the right to vote on an as-converted basis.

    The holders of the FTL Inc. Preferred Stock also received, in the aggregate, four Class B redeemable ordinary shares of FTL Cayman (the "FTL CAYMAN CLASS B SHARES"). Except as provided by law or FTL Cayman's amended and restated memorandum and articles of association, the FTL Cayman Class B Shares, in the aggregate, have voting rights equal to five times the number of shares of FTL Inc. Preferred Stock held by such holders. Therefore, each FTL Cayman
Class B Shares voting rights equivalent to 6,536,776.3 Class A votes. As of December 31, 2000, there were 2,230 registered holders of record of the Class A ordinary shares of FTL Cayman.

C.  PENSION AND BENEFIT PLANS

    1.  PREPETITION QUALIFIED BENEFIT AND PENSION PLANS

    Prior to the Petition Date, Fruit of the Loom maintained a number of tax qualified benefit and pension plans for the benefit of its employees. Pursuant to the Berkshire Agreement and the Plan, Reorganized Fruit of the Loom is assuming all obligations of these qualified benefit and pension plans. The Liquidating Debtors, other "Excluded Subsidiaries" under the Berkshire Agreement, and FTL Inc. will be released from any obligation thereunder.

    a.  UNION UNDERWEAR PENSION PLAN (THE "UUPP") (#001).

    This is a non-contributory defined benefit plan. United States employees are eligible after one year of service, provided they are age 21. The assets of the UUPP are held in the Fruit of the Loom, Inc. Master Retirement Trust.

    The annual pension expense for the UUPP is not expected to exceed
$5 million per year over the next five years. Pursuant to an order of the Bankruptcy Court dated December 30, 1999, Fruit of the Loom has continued to make required payments in respect of the UUPP. Fruit of the Loom expects contributions to the UUPP for 2001 and 2002 to be zero. The Company may, if advised by the actuaries of the UUPP, decrease the assumed rate of return assumption utilized by the UUPP from 10% to 9%, which would increase the annual pension expense by approximately $2.2 million per year.

    As of the Petition Date, the UUPP was fully funded on a continuing, non-terminated basis. However, changes in the market value of certain investments and payments made to participants through November 30, 2001, to date, have combined to result in an estimated decrease in both UUPP assets and liabilities such that as of December 12, 2001, there is an estimated funding shortfall of approximately $35 million on a continuing basis and approximately $70 million on a termination basis.

    Pursuant to the Berkshire Agreement, the UUPP will not be terminated and is being assumed by Purchaser. Therefore, the obligations under ERISA with respect to the UUPP assumed by Purchaser, Newco, or one or more of the members of Reorganized Fruit of the Loom will not be affected in any way by confirmation of the Plan, including by the discharge or release of Reorganized Fruit of the Loom under the Plan. However, there will be a purchase price reduction under the Berkshire Agreement equal to 65% of the funding shortfall of the UUPP calculated as of a date shortly before the closing, and using a discount rate of 6% for liabilities and the fair market value of assets as of the closing, except for certain illiquid assets that will be further discounted. The 6% discount rate used under the Berkshire Agreement is different from that used for Fruit of the Loom's financial reporting. Fruit of the Loom's actuaries have previously used a 7.5% discount rate and will be using a 7% discount rate for fiscal year 2001 for reporting purposes. If the funding deficiency calculation under the Berkshire Agreement were made as of January 1, 2002, it would result in a purchase price reduction of approximately $50.8 million.

    b.  FRUIT OF THE LOOM, INC. RETIREMENT SAVINGS PLAN (#002).

    This is a defined contribution 401(k)-type plan. Only salaried, non-highly compensated employees (I.E., employees with an annual base salary of less than $85,000) may participate in the plan after completing one year of service. No collectively-bargained employees participate in the plan. All employees are fully vested from the time that they join the plan.

    Fruit of the Loom estimates the annual cost of this plan at $550,000.

    c.  FRUIT OF THE LOOM, INC. 401(K) PLAN (#003).

    This plan was put in place to be effective as of January 1, 2000. Only non-salaried non-bargaining unit employees are eligible to participate and may defer up to 15% of compensation. There is no employer matching contribution in this plan.

    d.  UNION UNDERWEAR WELFARE PLAN (#501).

    This qualified benefit plan includes a cafeteria plan (medical and dental premiums only) for all locations. The Welfare Plan includes long- term and short-term disability programs, including the following:

    (i) LONG TERM DISABILITY WITH PROVIDENT LIFE AND ACCIDENTAL INSURANCE CO.--Insured; Premiums paid by employees.

    (ii) GROUP LONG TERM DISABILITY WITH CIGNA--Insured; Premiums paid by employees (salaried plan).

   (iii) LONG TERM DISABILITY WITH UNUM--Self-insured. Closed to new participants; eleven current participants. The annual cost is approximately $127,400.

    (iv) EXECUTIVE SUPPLEMENTAL LONG TERM DISABILITY WITH UNUM AND MASSMUTUAL--Premium paid by Fruit of the Loom. The annual cost is approximately $92,500.

    (v) PROVIDENT LIFE INSURANCE CO.--Insured; (only New Jersey and New York employees were eligible). The annual cost is approximately $5,000.

    (vi) PAYROLL CONTINUATION PROGRAM--Program for salaried employees during first 20 weeks of disability. Self-insured effective January 1, 2000; minimum benefit of 12 weeks of full pay. The annual cost is approximately $50,000.

   (vii) Fruit of the Loom also maintains both insured and self-insured dental, medical and prescription drug programs and limited retiree health programs to age 65.

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    e.  OTHER QUALIFIED EMPLOYEE BENEFITS.

    In addition to the foregoing, Fruit of the Loom maintained, and maintains, a number of additional benefit policies and plans:

    (i) Fruit of the Loom maintains various life insurance policies paid for directly by employees, except for a travel and accident policy issued by UNUM Life Insurance Co., which was paid by Fruit of the Loom. The annual cost is estimated at $16,750.

    (ii) Tuition Reimbursement Program--Self funded; the annual cost is estimated at $20,000.

   (iii) Retiree Health Obligation Under Northwest Plan--A self-insured program covering eight former employees of Northwest; the annual cost is estimated at $26,000.

    (iv) Workers' Compensation--SEE SECTION VI.H.3, "THE REORGANIZATION CASES--EMPLOYEE MATTERS--WORKERS' COMPENSATION" for a discussion of workers' compensation issues.

    (v) Travel and Expense Policy--for certain salary and hourly employees travel related expenses are reimbursed by Fruit of the Loom.

    (vi) Severance Benefit Plan (Salaried Employees)--for all salaried employees; provides for severance pay at employee's base rate for a set period (ranging from 13 to 52 weeks depending upon position and length of employment), continuation of certain existing benefits, and outplacement services.

    2.  NON-QUALIFIED PLANS

    In addition to the qualified plans described above, as of the Petition Date, Fruit of the Loom maintained or maintains certain non-qualified (for tax purposes) plans for the benefit of senior officers and highly-compensated employees, which plans have or will be terminated on or before the Effective
Date:

    (i) Fruit of the Loom, Inc. Supplemental Executive Retirement Plan, dated January 1, 1995 (the "SERP PLAN"), established by FTL Inc. as an unfunded plan providing unfunded retirement benefits in excess of the benefits provided by Fruit of the Loom's qualified retirement benefits;

    (ii) Fruit of the Loom, Inc. Senior Executive Officer Deferred Compensation Plan, dated March 17, 1997 (the "DEFERRED COMPENSATION PLAN"), established by FTL Inc. as an unfunded plan, pursuant to which William
         F. Farley was permitted to defer all or a portion of his then current compensation to future years; however, Mr. Farley's employment agreement was terminated prior to the commencement of the Reorganization Cases; and

   (iii) Union Underwear Company, Inc. Supplemental Benefit Plan, effective January 1, 1985, established by Union Underwear as an unfunded plan providing for unfunded pension benefits with respect to that portion of a participant's compensation and benefits which are not covered by Fruit of the Loom's qualified retirement plan due to certain limitations under the Internal Revenue Code.

In connection with the Deferred Compensation Plans described in part (ii) above, FTL Inc. established the Fruit of the Loom, Inc. Senior Executive Officer Deferred Compensation Trust, pursuant to an agreement dated March 17, 1997, by and between FTL Inc. and Wachovia Bank of North Carolina, N.A. ("WACHOVIA"), as trustee (the "RABBI TRUST").

    The foregoing trust was a "rabbi" trust under the provisions of the Internal Revenue Code; the participants in the related plans have no right to the assets in the event of an insolvency of FTL Inc. On the Petition Date, FTL Inc. sent notice to Wachovia to advise it of the commencement of the

                                       15
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Reorganization Cases and directed Wachovia to cease all payments to plan participants or their beneficiaries. For a further discussion of the Rabbi Trust, SEE SECTION VI.J.5, "OTHER LEGAL PROCEEDINGS--FARLEY INVESTIGATION AND ADVERSARY PROCEEDINGS".

    Pursuant to the Plan, these non-qualified plans are each rejected and terminated to the extent not previously rejected and/or terminated.

D.  ENVIRONMENTAL LIABILITIES

    FTL Inc. and its subsidiary, NWI, have certain obligations, including contractual indemnification obligations, related to certain environmental liabilities, such as those under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, and similar state statutes, both in connection with the sale of certain discontinued operations by Northwest, a predecessor to FTL Inc., or by FTL Inc. before the Petition Date, and with the former and continued ownership by NWI of certain real property (the "NWI SITES"). FTL Inc. and NWI have also retained certain contractual indemnification obligations related to the sale of products in connection with the sale of those discontinued operations. Fruit of the Loom's retained liability reserves related to discontinued operations for year end 2001 consist primarily of certain environmental reserves are forecasted to be $29.4 million and product liability reserves are forecasted to remain approximately $2 million. FTL Inc. and NWI have insurance coverage, subject to certain deductibles and exclusions from coverage provisions, for potential cleanup cost expenditures in excess of current environmental reserves up to $100 million, in the aggregate, for certain sites with on-going remediation, pollution liability coverage for claims arising out of pollution conditions at owned locations, including continuing operations, sold facilities and non-owned sites and product liability coverage for Claims arising out of products manufactured by the sold operations. Pursuant to the proposed settlement term sheet with certain governmental entities and Velsicol and its parent True Specialty Corp. ("TSC"), this insurance will remain with the NWI Successor.

    Under certain conditions FTL Inc. and/or NWI are also obligated under certain prepetition executory agreements to indemnify Magnetek, Inc. ("MAGNETEK") for certain liabilities related to certain real property (the "MAGNETEK SITES") and to indemnify Velsicol and TSC for certain liabilities related to certain real property that was formerly owned by subsidiaries of Northwest located within the United States (collectively, the "VELSICOL SITES"; and together with the Magnetek Sites and the NWI Sites, the "SITES").

    1.  VELSICOL/TSC

    In 1986, pursuant to the terms of a management buyout of Velsicol, Northwest authorized the sale (the "VELSICOL STOCK SALE") of all issued and outstanding capital stock of Velsicol to TSC. As a part of the Velsicol Stock Sale, NWI agreed to take title to certain of the Sites previously owned by Velsicol.
FTL Inc., NWI, TSC, and Velsicol entered into that certain Assumption and Indemnification Agreement (the "A&I AGREEMENT"), dated as of December 12, 1986, pursuant to which, under certain circumstances, FTL Inc. and NWI may be contractually obligated to indemnify Velsicol and TSC for certain environmental and product liabilities comprising four categories: (i) "Assumed/Owned Liabilities" of NWI, as current owner and indemnitor of Velsicol with respect to the seven NWI Sites; (ii) "Assumed/Non-Owned Liabilities" relating to the Velsicol Sites, owned by Velsicol or other unrelated third parties, which consist primarily of third-party disposal sites and sites at which products were formulated for Velsicol; (iii) "Shared Liabilities" for which FTL Inc. and NWI were to pay a portion of the cost of certain environmental remediation expenses that Velsicol incurs at certain of its chemical manufacturing facilities during certain prescribed time periods; and (iv) "Products Liabilities" arising from the use of, and past exposure to, Velsicol's products.

                                       16
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    2.  MAGNETEK

    Northwest (the predecessor in interest to FTL Inc.) was the former owner of all the issued and outstanding capital stock (the "UNIVERSAL STOCK") of Universal Manufacturing Corporation ("UNIVERSAL"), a dry and wet capacitor manufacturer. Pursuant to that certain Stock Purchase Agreement, dated as of January 9, 1986 (the "UNIVERSAL STOCK PURCHASE AGREEMENT"), FTL Inc. sold all of its rights, title, and interest in the Universal Stock to Magnetek and provided certain contractual indemnities relating to environmental obligations at certain facilities formerly or currently owned or operated by Universal.

    a.  BRIDGEPORT.

    Concurrently with the sale of the Universal Stock, FTL Inc., Magnetek, and Universal entered into that certain Environmental Agreement (the "ENVIRONMENTAL AGREEMENT"), pursuant to which FTL Inc. agreed, among other things, to mitigate certain environmental liabilities at a Universal manufacturing facility located in Bridgeport, Connecticut (the "BRIDGEPORT FACILITY"), and, under certain circumstances, FTL Inc. may be obligated to indemnify Magnetek and Universal for certain other environmental liabilities.

    Northwest and the State of Connecticut Department of Environmental Protection entered into that certain consent order, dated as of June 21, 1988, whereby Northwest agreed to conduct a three-phase remediation program at the Bridgeport Facility. This remediation program has been substantially completed; a small groundwater recovery and treatment system continues to be operated at this Site.

    b.  TOTOWA.

    In connection with the sale of the Universal Stock, FTL Inc., Magnetek, and Universal also entered into that certain (i) Assignment of Lease and of Non-Disturbance, Attornment and Subordination Agreement; (ii) Assignment of Purchase and Sale Agreement and of Related Documents; and (iii) General Assignment, each dated as of January 27, 1986 (collectively, the "TOTOWA TRANSFER DOCUMENTS"), pursuant to which Universal conveyed to FTL Inc. certain properties and rights related to a parcel of real property located in the Borough of Totowa, Passaic County, New Jersey (the "TOTOWA FACILITY"). Under the terms and conditions of the Universal Stock Purchase Agreement, FTL Inc. agreed to contractually assume certain liabilities and to indemnify Universal and Magnetek against certain liabilities arising in connection with the Totowa Transfer Documents and the Totowa Facility.

    Pursuant to that certain (i) Purchase and Sale Agreement, dated July 19, 1983; (ii) Use and Occupancy Agreement, July 19, 1983; (iii) Letter Agreement, by and between Ferrulmatic, Inc. ("FERRULMATIC") and Universal, dated April 10, 1984; and (iv) Amendment, dated May 19, 1993 to the Universal/Ferrulmatic Purchase and Sale Agreement, by and between Ferrulmatic and FTL Inc. (as successor to Universal), Ferrulmatic acquired all of FTL Inc.'s rights and obligations with respect to the Totowa Facility and simultaneously acquired title to such property from the prior owner.

    3.  PROPOSED ENVIRONMENTAL SETTLEMENTS

    Fruit of the Loom has executed a settlement term sheet, dated as of January 11, 2002, (the "EPA SETTLEMENT TERM SHEET") with the United States Environmental Protection Agency ("EPA"), Velsicol, and the States of Illinois, Michigan, New Jersey, and Tennessee which provides for a settlement, subject to final approval, with respect to the Sites and FTL Inc.'s and NWI's obligations under the A&I Agreement and related agreements (the "EPA SETTLEMENT"). The EPA Settlement Term Sheet has been executed by all the parties, but the final settlement agreement is not yet approved by all parties or the Bankruptcy Court. The final settlement, if approved by the necessary Governmental Parties, will be embodied in and effectuated by the Plan. Under the terms of the term sheet, the Velsicol Sites will be transferred to the Custodial Trust and the assets of NWI will be liquidated for the benefit of the holders of Allowed NWI Claims. For a more complete description of this settlement see

                                       17
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SECTION VII.B.5, "SUMMARY OF JOINT PLAN OF REORGANIZATION FOR FRUIT OF THE
LOOM--SUMMARY OF GENERAL DESCRIPTION OF CLASSIFICATION AND INTERESTS--NWI CLAIMS" and SECTION VII.C.18, "SUMMARY OF JOINT PLAN OF REORGANIZATION FOR FRUIT OF THE LOOM--MEANS FOR IMPLEMENTATION OF THE PLAN--LIQUIDATION OF NWI".

    FTL Inc. has also entered into a settlement agreement with Magnetek pursuant to which Magnetek will release its environmental claims under the Universal Stock Purchase Agreement, the Environmental Agreement and related documents, as well as under other statutes and applicable law. A motion to approve this settlement will be filed shortly.

E.  PRO PLAYER PREPETITION LITIGATION

    In 1994, Fruit of the Loom acquired the stock of Pro Player (then known as Daniel Young International Corp.) from David Strumeier ("MR. STRUMEIER") and Ki Young Lee ("MR. LEE"). Pro Player was in the business of manufacturing and selling goods under licenses with professional sports teams and leagues, such as the National Hockey League, Major League Baseball, National Basketball Association, and the National Football League.

    At the time of the acquisition, Pro Player entered into employment and non-compete agreements with Mr. Strumeier and Mr. Lee, which agreements, among other things, provided for the payment of certain bonuses if sales and operating earnings by Pro Player met certain targets in fiscal years 1998 and 1999. To secure the bonus obligation under these employment agreements, in 1994, FTL Inc. caused two letters of credit in the amount of $10 million each to be issued by Bank of Nova Scotia ("BNS") for the benefit of Mr. Lee and Mr. Strumeier, respectively (each, a "PRO PLAYER LETTER OF CREDIT"). In 1999, Fruit of the Loom International Ltd., a non-debtor subsidiary of FTL Inc., pledged substantially all of its assets to secure FTL Inc.'s reimbursement obligation to BNS on account of the Pro Player Letters of Credit.

    On or about October 8, 1998, Pro Player terminated Messrs. Lee and Strumeier for cause and commenced a civil action against them and other defendants (the "PRO PLAYER CIVIL ACTION") in the United States District Court for the District of New Jersey (the "NJ DISTRICT COURT") asserting claims for, among other things, fraud, misrepresentation, breach of fiduciary duty and civil violation of the Federal Racketeering Influenced and Corrupt Organizations Act, 18 U.S.C.
Section 1961 ET SEQ. As a result of attempted draws by Mr. Lee on the Pro Player Letter of Credit, and related litigation, Fruit of the Loom deposited a total of $10 million with the Registry of the NJ District Court.

    Following the Petition Date, the automatic stay under section 362 of the Bankruptcy Code was modified to permit the Civil Action to proceed in the NJ District Court. This Civil Action was finally settled and dismissed on August 8, 2001. See SECTION VI.I.6, "THE REORGANIZATION CASES--OTHER LEGAL PROCEEDINGS--PRO PLAYER POST-PETITION DATE LITIGATION."

F.  PREPETITION ACCOUNTS RECEIVABLE FACILITY

    On or about October 29, 1999, certain members of Fruit of the Loom, including Union Underwear, Pro Player, and Salem Sportswear, entered into that certain Amended and Restated Purchase and Contribution Agreement with FTL Receivables Company ("FTL RECEIVABLES"), as purchaser, and FTL Receivables entered into that certain Loan and Security Agreement with Bank of America, as agent (the "AR AGENT"), and Bank of America Securities LLC as Syndication Agent, Lead Arranger and Sole Book Runner and certain lenders named therein (the "AR SECURITIZATION ARRANGEMENT"). The accounts receivable that were subject to the AR Securitization Arrangement were not property of Fruit of the Loom's estates.

    On the Petition Date, there was approximately $152,332,603 outstanding under the AR Securitization Arrangement including accrued interest, secured by approximately $240,189,182 of accounts receivable (of which $56,412,500 were offsets and deductions from such receivables as well as

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other categories of ineligible receivables under the AR Securitization
Arrangement). This facility was repaid with proceeds of the DIP Facility and the accounts receivable were returned to Fruit of the Loom's estates, subject to the liens securing the DIP Facility.

                                      VI.
                            THE REORGANIZATION CASES

    Following the commencement of the Reorganization Cases, all actions and proceedings against Fruit of the Loom and all acts to obtain any property of the Estates were automatically stayed under section 362 of the Bankruptcy Code; the Cayman Court has entered a similar order with respect to the Cayman Proceeding. Described below are certain of the important events that have occurred to date during the Reorganization Cases.

A.  PARTIES IN INTEREST

    The parties described below have been major parties in interest in the Reorganization Cases to date.

    1.  ADVISORS TO FRUIT OF THE LOOM

    On December 29, 1999, Fruit of the Loom filed applications to retain Katten Muchin Zavis ("KMZ") and Milbank, Tweed, Hadley & M(c)Cloy LLP ("MILBANK") as counsel in the Reorganization Cases. Milbank's retention as general bankruptcy counsel for Fruit of the Loom in the Reorganization Cases was authorized pursuant to an order dated February 4, 2000. By order dated February 15, 2000, Fruit of the Loom retained KMZ as special counsel. In addition, by order dated February 17, 2000, Fruit of the Loom retained Saul Ewing LLP (f/k/a Saul, Ewing, Remick & Saul LLP) as Delaware counsel.

    On March 14, 2000, the Bankruptcy Court approved Fruit of the Loom's retention of Lazard Freres & Co., LLC ("LAZARD") NUNC PRO TUNC as of
December 29, 1999, as its investment banker and financial advisor. During the Reorganization Cases, Lazard has, among other things, assisted Fruit of the Loom in the sale of non-core assets, evaluated Fruit of the Loom's debt capacity in light of its projected cash flows, estimated a range of values for Fruit of the Loom on a going concern basis, assisted in the determination of an appropriate capital structure for Reorganized Fruit of the Loom in connection with the Initial Plan, managed the "Marketing Process" (as defined below), assisted Fruit of the Loom in the negotiation of the Berkshire Agreement, assisted Fruit of the Loom in the negotiation of the Plan, and provided other investment banking services as requested by Fruit of the Loom from time to time. In consideration for such services and pursuant to its engagement letter dated March 2, 2000, Lazard is entitled to a restructuring fee upon confirmation of the Plan, calculated as 0.5% of the prepetition debt obligations of Fruit of the Loom less any monthly and certain other fees received by Lazard through the Confirmation Date. Assuming a confirmation date of March 31, 2002, the restructuring fee payable to Lazard will be approximately $4.4 million.

    On March 3, 2000, the Bankruptcy Court approved Fruit of the Loom's retention of Jay Alix & Associates ("JAY ALIX") as restructuring advisors. Jay Alix consultants were retained to provide a broad range of restructuring and turnaround consulting services including the evaluation and implementation of alternatives related to non-core assets (including Pro Player, Gitano and certain real estate and equipment), assistance with the development of a vendor management program, assistance with reviewing and developing Fruit of the Loom's fiscal year 2000 business plans, assisting Fruit of the Loom with the evaluation of its executory contracts and unexpired leases, and assisting in evaluating the potential Avoidance Actions (as defined below). In consideration for such services and pursuant to its engagement letter, Jay Alix is entitled to a fee of $2.5 million upon confirmation of the Plan.

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    On February 23, 2000, the Bankruptcy Court approved Fruit of the Loom's retention of Ernst & Young LLP as its auditors and tax and accounting advisors.

    On December 30, 1999, the Bankruptcy Court approved Fruit of the Loom's retention of Donlin Recano & Company, Inc. as its claims and noticing agent.

    On February 17, 2000, the Bankruptcy Court approved Fruit of the Loom's retention of Truman Bodden & Company as special Cayman Islands' counsel to represent Fruit of the Loom in the Cayman Proceeding.

    On December 5, 2001, the Bankruptcy Court approved Fruit of the Loom's retention of Innisfree M&A, Incorporated ("INNISFREE" or the "BALLOT AGENT") as balloting and solicitation agent in respect of the Plan.

    On December 30, 1999, the Bankruptcy Court approved Fruit of the Loom's retention of various ordinary course professionals to represent it in matters outside the Reorganization Cases and the Cayman Proceeding. In addition, from time to time since the Petition Date, Fruit of the Loom has been authorized to retain specific law firms as special counsel for special projects outside of the Reorganization Cases.

    2.  THE CREDITORS' COMMITTEE AND ITS ADVISORS

    On January 10, 2000, the United States Trustee appointed the Official Committee of Unsecured Creditors Committee in the Reorganization Cases. The current members of the Unsecured Creditors Committee are: State Street Bank & Trust Co.; Teachers Insurance and Annuity Association of America; Miriam Conner, in her capacity as class action representative; Calcot, Ltd.; Worldtex Inc.; Staple Cotton Cooperative Association; and NHL Enterprises, L.P.

    The Creditors' Committee has been authorized to retain the following professionals: (i) Otterbourg, Steindler, Houston & Rosen, P.C., to act as general bankruptcy counsel in the Reorganization Cases, by order dated
February 18, 2000; (ii) Pepper Hamilton LLP, as Delaware counsel, by order dated March 7, 2000; (iii) Arthur Andersen, as financial advisors, by order dated March 7, 2000; (iv) Kasowitz Benson Torres & Friedman LLP, as Special Litigation Counsel, by order dated August 8, 2000; and (v) Chanin Capital Partners, also as financial advisors, by order dated September 7, 2000. In addition, on November 17, 2000, the Creditors' Committee filed an Application for Order Authorizing Employment & Retention of Rosenthal Monhait Gross & Goddess PA Effective as of August 23, 2000 as Local Special Litigation Counsel for Official Committee of Unsecured Creditors. This application was objected to by the U.S. Trustee and remains pending.

    3.  THE JOINT PROVISIONAL LIQUIDATORS AND THEIR ADVISORS

    The Cayman Proceeding is pending before the Cayman Court. FTL Cayman sought and obtained an order in the Cayman Proceeding under which Simon Whicker and Theo Bullmore of KPMG were appointed as JPLs. The JPLs retained Greenberg Traurig, LLP as U.S. counsel. The JPLs have also retained Walkers, attorneys-at-law, to represent the JPLs in the Cayman Proceeding.

    4.  UNITED STATES TRUSTEE

    Joseph McMahon, Esq., Assistant United States Trustee, has acted as United States Trustee in the Reorganization Cases.

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    5.  THE DEBTOR-IN-POSSESSION LENDERS AND THEIR ADVISORS

    Bank of America, N.A. (Business Credit Division) (the "DIP AGENT") is agent for those lenders named in the Postpetition Credit Agreement. The DIP Agent retained Latham & Watkins as its counsel and The Bayard Firm as its Delaware counsel.

    6.  THE FARLEY LENDERS AND THEIR ADVISORS(5)

    The Farley Lenders retained Sidley & Austin, P.C. as their counsel and Richards, Layton & Finger, P.A. as their Delaware counsel.

    7.  THE SYNTHETIC LEASE LENDERS AND THEIR ADVISORS(5)

    The Synthetic Lease Lenders retained Winston & Strawn as their counsel and Morris, Nichols, Arsht & Tunnell as their Delaware counsel.

    8.  THE PREPETITION AGENT AND ITS ADVISORS(5)

    The Prepetition Agent retained Wachtell, Lipton, Rosen & Katz as its counsel and Richard, Layton & Finger, P.A. as its Delaware counsel, PriceWaterhouseCoopers, LLP as its accountants and financial advisors, and Chilmark Partners ("CHILMARK") as its financial advisors. In the event the Plan, or any other plan of reorganization for Fruit of the Loom providing for a sale of the Apparel Business or other merger or sale of Fruit of the Loom or its assets, is confirmed, then Chilmark and Houlihan, Lokey, Howard & Zukin LLP ("HOULIHAN"), who is the financial advisor to the Noteholders Committee, will be entitled to a base fee of $1 million each, plus an additional performance fee based upon the total recovery value under such plan of reorganization, such that for values under $900 million, no additional fee will be paid, but for values of $900 million to $1 billion, a fee of $500,000 will be paid to each; for $1 billion to $1.1 billion, the fee increases to $1 million each; and for all values over $1.1 billion, the fee is $1.5 million each. Based upon the estimated value of the Non-Core Assets, plus the purchase price under the Agreement in the Plan, each of Chilmark and Houlihan will receive $1.5 million under the Plan as Allowed Administrative Expense Claim payable on the Effective Date.

    9.  THE PREPETITION COLLATERAL AGENT AND ITS ADVISORS(5)

    The Prepetition Collateral Agent retained Moore & Van Allen, PLLC, as its counsel.

    10.  NOTEHOLDERS COMMITTEE AND ITS ADVISORS

    The Noteholders Committee consists of the indenture trustees for Fruit of the Loom's three secured public debt issues (Wells Fargo, U.S. Bank, and Bank of New York), as well as certain noteholders that hold or manage, on behalf of certain discretionary accounts that hold or beneficially own, secured notes issued by Fruit of the Loom, consisting of the following entities: American General Investment Management L.P., Bear Stearns & Co., Contrarian Capital Management, L.L.C., National Western Life Insurance, Oaktree Capital Management LLC, OTA, Ltd., Post Advisory Group, Provident Mutual Life Insurance Company, WL Ross & Co., and Wasserstein Perella Securities Inc. Some of the Noteholders Committee Members are restricted in their trading activities based upon having received confidential information from or about Fruit of the Loom. The unrestricted members of the Noteholders Committee have chosen not to receive confidential information. The Noteholders Committee has established the Noteholders Steering Committee consisting of the indenture trustees

------------------------
(5) The Prepetition Bank Lenders, the Prepetition Agent, the Prepetition Collateral Agent, the Farley Lenders, and the Synthetic Lease Lenders have formed the Bank Steering Committee as an informal steering committee.

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

and the restricted members of the Noteholders Committee. The Noteholders Committee retained Akin, Gump, Strauss, Hauer & Feld LLP as its counsel, Pachulski, Stang, Ziehl, Young & Jones P.C. as its Delaware counsel, and Houlihan as its financial advisor. As described above, upon confirmation of the Plan, Houlihan will be entitled to a success fee in an amount estimated to be $1.5 million.

    11.  EQUITY HOLDERS OF FRUIT OF THE LOOM

    a.  FTL INC.

    FTL Cayman owns 100% of the common shares of FTL Inc. In addition, Farley and certain entities related to Farley collectively own 100% of the 5,229,421 outstanding shares of FTL Inc. Preferred Stock. Farley owns 47.95%, and Farley Inc. owns 52.05% of the FTL Inc. Preferred Stock.

    b.  FTL CAYMAN.

    As of the Petition Date, Farley and certain entities related to Farley owned all of the 4 outstanding Class B Shares of FTL Cayman which are equal to a 28% Class A voting interest. Farley owned 1.92 FTL Cayman Class B Shares (48.0%) and Farley Inc. owned the remaining 2.08 shares (52.0%).

    As of the Petition Date, FTL Cayman had 66,931,450 Class A Ordinary Shares outstanding. All of the Class A Ordinary Shares were publicly held.

    c.  OTHER DEBTORS.

    All other Fruit of the Loom Debtors are, directly or indirectly, wholly owned by FTL Inc. and, through FTL Inc., by FTL Cayman. A corporate chart, identifying the Debtors and their relationship to each other, is attached as Exhibit G.

    d.  DELISTING OF PUBLIC SECURITIES.

    FTL Cayman's Class A Ordinary Shares were listed on the New York Stock Exchange ("NYSE"). The trading of FTL Cayman's Class A Ordinary Shares was suspended by the NYSE following the commencement of the Reorganization Cases and the shares thereafter were delisted. On April 26, 2000, FTL Cayman's Class A Ordinary Shares began trading as an over-the-counter equity security under the symbol "FTLAQ."

    Effective June 14, 2000, Fruit of the Loom was notified by the NASDAQ--AMEX Market Group that it had fallen below certain continued listing requirements and the 7% Debentures were delisted.

    12.  THE PURCHASER

    New FOL Inc., a wholly-owned subsidiary of Berkshire is the Purchaser. Berkshire has guaranteed New FOL Inc.'s performance and payment under the Berkshire Agreement. Fruit of the Loom is advised by Berkshire that Berkshire or its subsidiaries hold approximately $125 million of the Class 2 Claims.

    13.  CERTAIN BONDHOLDERS

    Three entities, DDJ Capital Management, LLC, Lehman Brothers, Inc., and Mariner Investment Group, Inc., who are holders of both the Senior Notes and the 8 7/8% Notes, have collectively retained counsel and appeared in the Reorganization Cases in April 2001. These entities were previously members of the Noteholders Committee and resigned from the Noteholders Committee in March 2001, shortly after the filing of the Initial Plan. These entities, by their counsel, participated in the mediation process. Counsel for these entities has filed a Statement under Bankruptcy Rule 2019, stating that these entities hold an aggregate of approximately $160 million of the 8 7/8% Notes. These entities have refused to provide a statement of their holdings of the Senior Notes, but Fruit of the Loom believes that they hold, in the aggregate, at least $80 million in face amount of the Senior Notes. Based upon the

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information which Fruit of the Loom has obtained to date, it appears that the bulk of the Senior Notes and the 8 7/8% Notes held by these entities were acquired by them after the Petition Date and at a substantial discount from face value. These bondholders have filed objections to the Disclosure Statement and have announced that they intend to vote to reject the Plan.

B.  SIGNIFICANT "FIRST DAY" COURT ORDERS

    1.  THE INTERIM AND FINAL DIP FINANCING ORDERS

    On the Petition Date, Fruit of the Loom filed a motion with the Bankruptcy Court seeking authority to enter into a $625 million debtor in possession secured financing facility (the "DIP FACILITY") and emergency authority to make immediate borrowings of up to $275 million thereunder. On December 30, 1999, the Bankruptcy Court entered an order approving the DIP Facility on an interim basis. Following a hearing held on January 28, 2000, the Bankruptcy Court entered a final Order approving the DIP Facility. Since the Petition Date, Fruit of the Loom has achieved significant improvement in operations and production efficiency. The effect of these operational improvements, combined with the disposition of unprofitable business units has enabled Fruit of the Loom to repay the term loan under the DIP Financing Agreement and to reduce its need for financing.

    Pursuant to an order dated June 20, 2001, the Bankruptcy Court approved the Fourth Amendment to the DIP Facility, dated as of February 20, 2001, which provided for the extension of the DIP Facility termination date from June 30, 2001, to December 31, 2001, and a voluntary reduction in the borrowing limit under the DIP Facility from $625 million to $450 million. Pursuant to an order dated December 5, 2001, the Bankruptcy Court approved the Sixth Amendment to the DIP Financing Agreement, extending the DIP Facility Termination date to
June 30, 2002 and reducing the borrowing limit under the DIP Facility from $450 million to $150 million. The other amendments to the DIP Facility were technical amendments that neither affected the term of the DIP Facility nor required the payment of additional fees by Fruit of the Loom.

    2.  THE INTERIM AND FINAL ADEQUATE PROTECTION ORDERS

    On the Petition Date, Fruit of the Loom filed a motion seeking authority to use the Cash Collateral of the Prepetition Secured Creditors, to grant priming liens in connection with the motion to approve the DIP Facility, and to provide adequate protection to the Prepetition Secured Creditors. Since the Prepetition Secured Creditors include the holders of the Senior Notes, and it was impractical to seek to obtain the consent of each holder of the Senior Notes to the priming lien to be granted to the DIP Facility, Fruit of the Loom was required to demonstrate that the requirements of Section 364(d)(1) of the Bankruptcy Court were complied with and that the Prepetition Secured Creditors would be adequately protected with respect to the priming lien granted to the DIP Facility by the existence of an equity cushion (i.e., the difference between the value of the collateral securing the claims of the Prepetition Secured Creditors and the amount of those claims). On December 30, 1999, the Bankruptcy Court entered the interim Order approving that use.

    Following a hearing held on January 28, 2000, the Bankruptcy Court entered a final Order (the "FINAL ADEQUATE PROTECTION ORDER"), providing, among other things, that Fruit of the Loom would make certain payments as adequate protection, including postpetition fees and expenses incurred by the Prepetition Secured Creditors. The Final Adequate Protection Order also provided that parties in interest would have 240 days following the Petition Date to challenge the Claims and liens of the Prepetition Secured Creditors.

    As of the Petition Date and as a part of the Adequate Protection Order and DIP Financing Order, Fruit of the Loom and the Prepetition Secured Creditors stipulated that the value of Fruit of the Loom's then current assets, at book value, adjusted for the estimated value of certain intangible assets, such as intellectual property, was approximately $1.5 billion. The order incorporating this estimate of

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

value expressly stated that it was for purposes of the Adequate Protection Order and Postpetition Financing Order, only, was subject to being revisited by the Court, and was not binding for any other purpose. This estimate was not based on a formal valuation or appraisal of Fruit of the Loom.

    As of the date hereof, Fruit of the Loom believes that the estimates set forth in this Disclosure Statement as to value of the Non-Core Assets and the purchase price under the Berkshire Agreement as to the Apparel Business, which was reached after an extensive, competitive Marketing Process, accurately reflect the current value of Fruit of the Loom. For a discussion of the CHANGES IN BUSINESS SINCE PETITION DATE, see Section VI.E. For a discussion of the Marketing Process, see Section VI.D.1.

    a.  COMMITTEE CHALLENGE TO LIENS AND CLAIMS OF PREPETITION SECURED
CREDITORS.

    On August 24, 2000, in accordance with the time limit set in the Final Adequate Protection Order, the Unsecured Creditors Committee commenced an adversary proceeding (the "COMMITTEE AVOIDANCE ACTION") against the Prepetition Collateral Agent, the Indenture Trustees, and certain Prepetition Secured Creditors seeking, among other things, to set aside the security interests and to equitably subordinate certain of their claims. For a further discussion of this adversary proceeding, SEE SECTION VI.J.3, "OTHER LEGAL PROCEEDINGS--COMMITTEE AVOIDANCE ACTION AGAINST PREPETITION SECURED CREDITORS". No other party in interest has commenced a proceeding to challenge the perfection, validity, or extent of the liens held by the Prepetition Secured Creditors or to avoid or subordinate their claims, and the time to commence such an action has expired under the terms of the Final Adequate Protection Order.

    b.  ADEQUATE PROTECTION PAYMENTS.

    In accordance with the Final Adequate Protection Order, Fruit of the Loom has made approximately $219.9 million in adequate protection payments (the "ADEQUATE PROTECTION PAYMENTS") and approximately $15.7 million reimbursement of expenses to the Prepetition Secured Creditors through February 1, 2002. These payments were based on the interest rates applicable to the various Claims instead of on a calculation of the decline in value (if any) of the collateral securing those Claims during the pendency of the Reorganization Cases. For example, the Prepetition Secured Bank Lenders have received payments of interest accruing at the prime rate plus 1.5% on their Claims and the Indenture Trustees have received payments of interest accruing at the various rates set by the Senior Notes (the difference between the payments that were actually made and the payments that would have been made using a single rate is the "DIFFERENTIAL"). Pursuant to the Plan, the disputes regarding the Differential are settled. SEE SECTION VII.B.3.B, "TREATMENT OF IMPAIRED CLASSES OF CLAIMS-- CLASS 2: PREPETITION SECURED CLAIMS." Pursuant to the Final Adequate Protection Order, as a part of the reimbursement of expenses, since March 2000, Fruit of the Loom has paid Chilmark a fee of $150,000 per month, plus out-of-pocket expenses and has paid Houlihan a fee of $125,000 per month, plus out of pocket expenses, for their respective services to the Prepetition Secured Creditors.

    Under the Plan, the Adequate Protection Payments will be applied against the principal amount of the Prepetition Secured Creditors' Claims solely for determining the amounts of any deficiency claims for the purpose of voting and classification. Therefore, for those purposes only, such payments are not treated as payments on account of diminution in the value of the Prepetition Secured Creditors' collateral, but rather as prepayments of the Prepetition Secured Creditors' Allowed Claims under the Plan. Such treatment for such purposes does not constitute an agreement or assertion by any party in interest that, for distribution or any other purposes, the Adequate Protection Payments are or are not payments on account of diminution in the value of the collateral securing the claims of the Prepetition Secured Creditors.

    c.  ADEQUATE PROTECTION LIEN.

    Prior to the Petition Date, the Prepetition Secured Creditors had a lien on substantially all of the assets of Fruit of the Loom, except that the lien was limited to 65% of the capital stock of each of FTL

                                       24
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Caribe, Fruit of the Loom Canada, Inc. and FOL International. In addition, according to Fruit of the Loom's records, the Prepetition Secured Creditors did not have a prepetition lien on the capital stock of FTL Receivables or its assets. Pursuant to the Final Adequate Protection Order, the Prepetition Secured Creditors were granted post-petition liens on all of the collateral provided to the lenders under the DIP Facility, constituting substantially all of the assets of Fruit of the Loom, a pledge of 100% of the stock of FTL Inc., the Debtor Subsidiaries, and certain other entities including FTL Cayman, FOL International, Fruit of the Loom Spain, S.A. and Fruit of the Loom
Canada, Inc., and the proceeds of all pre- and post-petition collateral.

    Fruit of the Loom borrowed approximately $152.3 million under the DIP Facility to repurchase accounts receivable that had been sold to a third party prior to the Petition Date under Fruit of the Loom's AR Securitization Arrangement. The result of this borrowing was to prime the Prepetition Secured Creditors' liens and to bring the accounts receivable assets into Fruit the Loom's Estates, which assets became subject to the Prepetition Secured Creditors' liens, to the extent of diminution in value of their collateral. As this transaction was effectively an equal exchange of replacement collateral for primed collateral, it provided no additional collateral value to the Prepetition Secured Creditors. While the amount outstanding under the DIP Facility was subsequently paid down, such payments were made from the proceeds of the Prepetition Secured Creditors' collateral, including the sales of Gitano, Pro Player, Jet Sew and assets of FTL Investments, as well as a substantial reduction in inventory and accounts receivable from the Petition Date to date. The value of the Apparel Business, plus the Non-Core Assets, is far less than the amount that would be required to pay the Prepetition Secured Creditors in full. Fruit of the Loom therefore believes that there is no merit to any contention that there are "free assets" in the estate to which the Prepetition Secured Creditors' liens do not attach.

    Fruit of the Loom believes that there has been substantial diminution in value of the Prepetition Secured Creditors' collateral during the pendency of the Reorganization Cases, including as the result of the downsizing of Fruit of the Loom which resulted in a reduction of accounts receivable and inventory (reduction of approximately $310 million), sale of discontinued operations and assets (approximately $94 million), and a substantial reduction in the value of Fruit of the Loom's other tangible and intangible assets. Other than as set forth above, Fruit of the Loom has not attempted to quantify this diminution in value at this time, but to the extent required will be prepared to do so at the Confirmation Hearing.

    3. INTERIM AND FINAL ORDERS PROVIDING THE FARLEY LENDERS WITH SUPPLEMENTAL ADEQUATE PROTECTION

    On the Petition Date, Fruit of the Loom filed a motion to provide the Farley Lenders with limited supplemental adequate protection. On December 30, 1999, the Bankruptcy Court entered its interim Order providing the Farley Lenders with supplemental adequate protection. Following a hearing held on January 28, 2000, the Bankruptcy Court entered the interim supplemental adequate protection Order as a final Order (the "SUPPLEMENTAL ADEQUATE PROTECTION ORDER"). The Supplemental Adequate Protection Order authorized Bank of America, as agent for the Farley Lenders, to release Fruit of the Loom's security interest in certain assets of Mr. Farley that secured Mr. Farley's reimbursement obligations to Fruit of the Loom under the Farley Guaranty, upon the sale of those assets, and to apply the proceeds of the sale to reduce Mr. Farley's payment obligations to the Farley Lenders.

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    4.  OTHER MATERIAL FIRST DAY ORDERS

    a. UTILITIES. An order (the "UTILITIES ORDER") was signed on December 30, 1999 excusing Fruit of the Loom from any obligation to make any postpetition deposits with the "Utilities" (as that term is defined in the motion pursuant to which the Utilities Order was entered) to secure future payments for utility services, but entitled the Utilities to an administrative expense priority under section 507(a)(1) of the Bankruptcy Code for any unpaid postpetition utility charges. The Utilities had until January 29, 2000 (30 days from the date of the Utilities Order) to request additional assurances of payment in the form of deposits or other security. Fruit of the Loom continues to negotiate and resolve issues with various utilities.

    b. EMPLOYEE WAGES, ETC.. On the Petition Date, the Bankruptcy Court granted Fruit of the Loom's motion to pay certain pre-petition employee obligations, including wages, salary, bonuses, and other compensation, and to honor employee business expense reimbursement requests consistent with past practices. In an order dated December 30, 1999, the Bankruptcy Court approved Fruit of the Loom's post-petition continuation, as modified by the Order, of certain pre-petition employee benefits, including, without limitation, the severance plan of Union Underwear Company, Inc., described in Section V.I.H.2 (the "PRE-PETITION SEVERANCE PLAN"). The order also authorized Fruit of the Loom to pay the costs of defense and related indemnity expenses in ordinary course litigation (such as employment matters, workers' compensation, and the like) in which employees of Fruit of the Loom have been named as defendants. The Pre-Petition Severance Plan provided for certain employees at the senior vice president and contract officer level to receive a multiple of up to one times their base pay upon their termination. For a further discussion of employee matters, SEE SECTION VI.H, "THE REORGANIZATION CASES--EMPLOYEE MATTERS".

    c. CRITICAL VENDORS. Also on the Petition Date, the Bankruptcy Court entered an order authorizing, but not requiring, Fruit of the Loom to pay prepetition amounts owing to "critical vendors", including the United States Customs Service. Since the Petition Date and through October 31, 2001, Fruit of the Loom has paid approximately $5.5 million pursuant to this order.

    d. REJECTION OF CERTAIN CONTRACTS. On the Petition Date, the Bankruptcy Court approved the rejection of the employment agreements of several former executives, including Mr. Farley's employment agreement, and the rejection of Fruit of the Loom's lease of office space in the Sears Tower, Chicago, Illinois.

C.  DEBTOR-IN-POSSESSION FINANCING

    As described above, the members of Fruit of the Loom are parties to the DIP Facility with Bank of America as DIP Agent. The DIP Facility originally included a total commitment of up to $625 million, composed of a revolving facility of up to $475 million and a term facility of up to $150 million. By an Amendment to the DIP Facility dated as of February 20, 2001, the commitment was voluntarily reduced to $450 million, composed entirely of a revolving credit facility of up to $350 million and a term facility of up to $100 million. The reason for this reduction was to give effect to payments made on the term loan through the date of the amendment (primarily from the proceeds of asset sales) and to reduce the revolving credit to more accurately reflect Fruit of the Loom's financing needs, thereby reducing fees and interest payable.

    By the end of the third quarter of 2001, Fruit of the Loom had completely repaid the term loan portion of the DIP Facility and had reduced the outstanding amount under the revolving credit to approximately $63.6 million, consisting entirely of outstanding letters of credit backing long-term contingent, ordinary course of business obligations, such as customs duties and workers' compensation. Therefore, Fruit of the Loom determined to further reduce the total facility so as to reduce its on-going facility fees and related expenses. Fruit of the Loom therefore negotiated the Sixth Amendment to the DIP Financing Agreement which provides for further reduction and extension of the DIP Financing Agreement, extending the termination date to June 30, 2002 and reducing the total facility to $150 million, consisting solely of the revolving credit facility, with a letter of credit sublimit of $125 million.

    The DIP Facility (along with cash generated from operations) provides Fruit of the Loom with the cash and liquidity needed to conduct its operations and pay for merchandise shipments at normal levels during the course of the Reorganization Cases. As part of the initial extension of Credit under the DIP Facility, approximately $152.3 million was used to retire Fruit of the Loom's AR Securitization Arrangement, and approximately $10.2 million was used to pay payroll and payroll taxes and bank and professional fees, and to purchase inventory.

    The DIP Facility is secured by substantially all of the assets of Fruit of the Loom and a perfected pledge of the stock of FTL Inc., the Debtor Subsidiaries, and many of the Nondebtor Affiliates. In addition to a lien on all of the assets of Fruit of the Loom, the DIP Lenders have a superpriority Administrative Expense Claim against Fruit of the Loom for the repayments of obligations incurred by Fruit of the Loom under the DIP Facility. The DIP Facility is currently scheduled to expire on June 30, 2002. As of December 15, 2001, the total borrowings under the DIP Facility were approximately
$64 million, consisting entirely of issued and undrawn letters of credit and undrawn reserves. Fruit of the Loom believes that the DIP Facility, as amended by the Sixth Amendment, will meet its financing needs through June 2002.

D.  SALE OF APPAREL BUSINESS: MARKETING PROCESS; BERKSHIRE AGREEMENT; AUCTION

    Prior to the filing of the Plan, Fruit of the Loom had engaged in a six-month marketing process seeking a purchaser for some or all of the equity of a reorganized Fruit of the Loom under the Initial Plan, and, ultimately, a purchaser for the Apparel Business.

    1.  THE MARKETING PROCESS

    As a part of the negotiation of the Initial Plan with the Bank Steering Committee and the Noteholders Steering Committee, Fruit of the Loom had agreed with the representatives of the Bank Steering Committee and the Noteholders Steering Committee to investigate arranging for a purchaser of some or all of the common stock of reorganized Fruit of the Loom which was to be issued under the Initial Plan (the "MARKETING PROCESS") and to commence the Marketing Process following the filing of the Initial Plan. In compliance with that agreement, the Marketing Process was implemented shortly after the filing of the Initial Plan by Lazard in conjunction with Chilmark and Houlihan. As a part of the settlement reached with its creditor constituencies, Fruit of the Loom agreed to complete the Marketing Process for the equity of reorganized Fruit of the Loom.

    As a first step, in April, 2001, Fruit of the Loom and Lazard identified potential buyers--both strategic and financial in nature--that Lazard, in consultation with Chilmark and Houlihan, believed might have both an interest and the financial ability to purchase all or part of the reorganized Fruit of the Loom Business. Fruit of the Loom and Lazard then contacted the potential buyers to determine their initial interest and willingness to sign a confidentiality agreement in order to receive confidential information about the Marketing Process and Fruit of the Loom. There were 29 potential buyers (including Berkshire) who were identified; approximately 19 (not including Berkshire), signed confidentiality agreements and received the confidential memorandum. Of these 19, seven submitted preliminary indications of interest in Fruit of the Loom.

    The Marketing Process evolved over time. It was originally intended to produce a "standby" purchaser, someone willing to purchase some, but not necessarily all, of the equity of reorganized Fruit of the Loom under the Initial Plan, in order to provide a cash option for creditors who did not wish to receive equity under the Initial Plan. However, it became clear during the Marketing Process that the most serious bidders were interested, instead, in acquiring a controlling stake, if not all, of the assets or equity of Reorganized Fruit of the Loom and, thus, all of the Apparel Business. In addition, it was a condition to the settlement reached through the mediation among the Prepetition Secured Creditors, the Unsecured Creditors Committee and Fruit of the Loom that Fruit of the Loom complete the Marketing Process for all of the Apparel Business.

    Based on both quantitative and qualitative considerations, Lazard, Chilmark, and Houlihan collectively "qualified" bidders (i.e., identified bidders with the highest and best initial offers and with sufficient financial and other resources) who would be permitted to proceed to the due diligence phase of the Marketing Process, at the culmination of which each bidder was requested to submit a binding offer, together with a marked purchase agreement. Fruit of the Loom, in consultation with the Bank Steering Committee and the Noteholders Steering Committee, and with the advice of their respective financial and legal advisors, selected three bidder groups to enter a final stage of negotiation and due diligence. Fruit of the Loom hosted management presentations for each of these bidder groups and established due diligence rooms to facilitate a comprehensive due diligence review of Fruit of the Loom. There were several rounds of negotiation with the various bidders whereby Fruit of the Loom sought to improve each bid.

    In late August 2001, Lazard requested that each interested bidder provide its best and final offer. In each case, Lazard made clear to the bidders that, following the selection of an offer, Fruit of the Loom intended to finalize a definitive agreement with the proposed purchaser and request that the Bankruptcy Court schedule an auction to provide a final opportunity for interested persons to attempt to propose a higher and/or better offer for the Apparel Business.

    Berkshire, which had expressed an interest in purchasing Fruit of the Loom prior to the commencement of the Marketing Process, re-emerged as an interested bidder and provided a written bid, in the form of a term sheet, to Lazard at the beginning of September. Fruit of the Loom, in consultation with the legal and financial advisors to the Bank Steering Committee, the Noteholders Steering Committee, and the Unsecured Creditors Committee (collectively, the "COMMITTEES"), reviewed each of the "best and final" offers received, including the term sheet from Berkshire, and evaluated each offer based on a number of criteria, including, but not limited to, the stated purchase price, the form of the consideration, the value of the liabilities to be assumed by the purchaser, the likely amount and effect of required adjustments to purchase price, the non-Business assets to be left in the estates, financing risks, regulatory approval risks, and other closing risks. On or about September 7, 2001, representatives of the Bank Steering Committee and the Noteholders Steering Committee advised Fruit of the Loom that they preferred the offer made by Berkshire. The Unsecured Creditors Committee advised Fruit of the Loom that they also supported this selection.

    Based upon that determination, Fruit of the Loom proceeded, again in consultation with the legal and financial advisors of the Committees to negotiate definitive documents with Berkshire.

    Thereafter, on October 30, 2001, the Board of Directors of Fruit of the Loom made the determination that the Berkshire Agreement was the highest and/or best bid received during the Marketing Process and authorized management to execute the Berkshire Agreement.

    2.  THE BERKSHIRE AGREEMENT

    On November 1, 2001, the Berkshire Agreement was entered into among
FTL Inc., Union Underwear, and FTL Cayman, collectively as the Sellers,(6) and a newly formed, wholly-owned subsidiary of Berkshire, New FOL Inc., as the purchaser, and Berkshire as guarantor of New FOL Inc.'s obligations under the Berkshire Agreement(7). The Berkshire Agreement provides, among other things, for the sale of the Apparel Business through the sale of all of the capital stock of FTL Caribe, the issuance of new capital stock of designated subsidiaries of Union Underwear which are Debtors, the transfer of certain nondebtor subsidiaries, which form a part of the Apparel Business, and the transfer of any other assets of Sellers used in the Apparel Business, all to be effectuated by the Plan. In addition, the Berkshire Agreement provides that Purchaser will cause Reorganized Fruit of the Loom to offer employment to substantially all of the employees of Fruit of the Loom, including the acquired non-debtor subsidiaries other than the Designated Executives, and will assume all obligations with respect to the UUPP.

    The stated purchase price for the Apparel Business under the Berkshire Agreement is $835 million, plus the assumption of approximately $31 million in capital leases. The purchase price is subject to adjustment for variances in working capital from an agreed upon amount and for any deficits between the liabilities and assets of the UUPP. Fruit of the Loom currently has working capital in excess of the amount required under the Berkshire Agreement and anticipates that it will continue to have excess working capital at the time of the closing. Fruit of the Loom anticipates that there will be a positive net adjustment on the Closing Date, based on an estimated favorable working capital adjustment of $108 million and an estimated UUPP deficit of $53 million, all assuming a closing date by the end of the first quarter of 2002. Lazard estimates the aggregate value of the consideration under the Berkshire Agreement, as of January 4, 2002, at $930.7 million. These estimates are based upon the current financial information of Fruit of the Loom; the actual adjustments under the Berkshire Agreement when made pursuant thereto in connection with the closing thereunder may be different.

    The Berkshire Agreement was filed by Fruit of the Loom with the SEC under a Form 8-K on November 9, 2001. The Berkshire Agreement expressly contemplated that it would be implemented pursuant to amendment to the Initial Plan, and that it would be subject to higher and better offers at an auction to be held pursuant to bidding procedures which were approved by the Bankruptcy Court.

    As described more fully below, the Berkshire Agreement also requires that Fruit of the Loom continue to operate the Apparel Business in accordance with past practices and consult with Berkshire regarding certain matters pending confirmation of the Plan and the closing under the Berkshire Agreement.

------------------------
(6) FTL Caribe also guaranteed Sellers' obligation under the Berkshire Agreement to pay a Termination Fee, if any becomes due.

(7) As set forth in Appendix 3 hereto, there have been two amendments to the Berkshire Agreement, one extending a certain deadline, and the other making certain agreed upon changes as set forth on the record of the hearing held by the Bankruptcy Court on December 5, 2001.

    a.  MATERIAL TERMS OF BERKSHIRE AGREEMENT.(8)

    The material terms of the Berkshire Agreement include:


PURCHASE OF THE APPAREL BUSINESS:......  The Berkshire Agreement provides for the acquisition by
                                         Purchaser free and clear of all liens, claims and
                                         encumbrances of (i) all the newly issued and outstanding
                                         equity of certain designated directly and indirectly owned
                                         Debtor subsidiaries of Union Underwear, (ii) all the
                                         issued and outstanding equity of FTL Caribe, (iii) all of
                                         the issued and outstanding membership interests in a
                                         limited liability company to be formed by Union Underwear
                                         into which Union Underwear will transfer all of its assets
                                         (other than stock in subsidiaries) which form a part of
                                         the Apparel Business, and (iv) all the assets of FTL
                                         Cayman and FTL Inc. which are used in the Apparel
                                         Business. As to designated indirect subsidiaries of Union
                                         Underwear which are Debtors, the existing capital stock of those corporations will be cancelled and new stock will be issued to Union Underwear and immediately transferred to
                                         Purchaser or to its designee.

PURCHASE PRICE:........................  $835 million (the "PURCHASE PRICE"); to be adjusted
                                         (i) on an interim basis two business days before the
                                         Closing to reflect changes in the working capital of the
                                         Apparel Business from a benchmark amount of $540 million
                                         (subject to further adjustment after the closing based on
                                         actual working capital as provided in Section 1.08 of the
                                         Berkshire Agreement), (ii) for certain payments made in
                                         the period between a pre-closing FTL Reference Balance
                                         Sheet and Closing (as such terms are defined in the
                                         Berkshire Agreement), to the extent such payments would
                                         affect the working capital calculation, and (iii) by an
                                         amount equal to 65% of the funding deficit, if any, of the
                                         UUPP, calculated as stated in the Berkshire Agreement as
                                         of the three business days before the scheduled closing.
                                         Pursuant to Section 1.05(b) of the Berkshire Agreement an
                                         escrow will be set up at the Closing to hold an amount
                                         equal to 12% of $540 million to secure any possible
                                         working capital adjustment in favor of the Purchaser. As
                                         of December 26, 2001, Lazard estimates that the aggregate
                                         net effect of these adjustments would be an increase in
                                         the cash purchase price of approximately $55 million.

ASSUMED LIABILITIES:...................  Purchaser agrees to assume the liabilities of Sellers arising out of or relating to the assets transferred under the Berkshire Agreement, the liabilities incurred by the
                                         Sellers after the Petition Date in the ordinary course in
                                         the operation of the Apparel Business, the liabilities
                                         with respect to the UUPP and other qualified Benefit
                                         Plans, certain capital leases aggregating approximately
                                         $31 million, and any assumed contracts and leases, all as
                                         expressly set forth in the Berkshire Agreement, but will
                                         not

------------------------
(8) This summary is provided for convenience only and is qualified in its entirety by the Berkshire Agreement, which is attached as Appendix 3.


                                         assume any liabilities not expressly provided for in the
                                         Berkshire Agreement. The Transferred Subsidiaries (FTL
                                         Caribe, its designated subsidiaries and the designated
                                         subsidiaries of Union Underwear as of the Closing), will
                                         remain liable for any liabilities which are not discharged pursuant to the Plan, and Debtor Transferred Subsidiaries
                                         will remain liable for their ordinary course of operation
                                         liabilities incurred after the Petition Date and for any
                                         contracts or leases assumed or entered into on and after
                                         the Petition Date, all in accordance with the Berkshire
                                         Agreement and the Plan. In addition, Newco will assume the liabilities of Union Underwear which would not be subject
                                         to a discharge assuming Union Underwear was reorganized
                                         and received the maximum discharge possible as a
                                         reorganized operating entity under the Bankruptcy Code.

OPERATION OF APPAREL BUSINESS PENDING
  CLOSING:.............................  From the date of the Berkshire Agreement, through the
                                         Closing (or earlier termination of the Berkshire
                                         Agreement), the Berkshire Agreement provides for certain
                                         restrictions on Fruit of the Loom's operations such that
                                         Fruit of the Loom is to continue to operate the Apparel
                                         Business consistent with past practices and consult or
                                         obtain the consent of Purchaser to certain actions. Among
                                         other things, Sellers and the Transferred Debtor
                                         Subsidiaries agree to assume only certain designated
                                         executory contracts or unexpired leases which, in the
                                         judgment of John B. Holland, the chief operating officer
                                         of Fruit of the Loom, are in the best interests of the
                                         on-going Apparel Business.

TERMINATION RIGHTS:....................  If (i) Sellers either accept a bid other than that of
                                         Purchaser as the highest or best offer, or sell, transfer, or otherwise dispose directly or indirectly all or
                                         substantially all of the assets of the Apparel Business or the Transferred Subsidiaries (taken as a whole), in a
                                         transaction or series of transactions (or agree to do any
                                         of the foregoing) (any being an "ALTERNATIVE
                                         TRANSACTION"); (ii) the Bankruptcy Court confirms a plan
                                         for Fruit of the Loom that does not give effect to the
                                         Berkshire Agreement; (iii) the Bankruptcy Court and the
                                         Cayman Court have not entered a confirmation order and a
                                         sanction order, respectively (approving the Plan and the
                                         Scheme of Arrangement in a form providing, to Purchaser's
                                         satisfaction in its reasonable judgment, for the
                                         effectuation of all the transactions contemplated by the
                                         Berkshire Agreement in accordance with the terms and
                                         provisions thereof), on or before March 29, 2002,
                                         provided, however, that if on such date Sellers are using
                                         their commercially reasonable efforts to obtain entry of
                                         the Confirmation Order and the sanction order by the
                                         Cayman Court approving the Scheme (the "SANCTION ORDER")
                                         in such form, then that date shall be extended for so long as Sellers are using their commercially reasonable efforts to obtain entry of the Confirmation Order and Sanction
                                         Order in such form, but in no event shall such date be
                                         extended past May 31, 2002; (iv) the closing under the
                                         Berkshire Agreement has not occurred by April 30, 2002
                                         (subject to extension


                                         described in clause (iii) above with respect to good faith efforts); or (v) the Cayman Court enters a Final Order
                                         restricting in any material manner the transactions
                                         contemplated by the Berkshire Agreement, THEN Purchaser
                                         will be entitled to a $22.5 million "Increasing
                                         Termination Fee", as an Allowed Administrative Expense
                                         Claim. The Increasing Termination Fee increases by
                                         $1.25 million each month, starting January 1, 2002, to a
                                         maximum amount of $27.5 million. If Fruit of the Loom
                                         terminates the Berkshire Agreement without cause or if the
                                         Berkshire Agreement is terminated because Fruit of the
                                         Loom is in material breach of the Berkshire Agreement, and the breach is not curable or is not cured within 30 days
                                         after receipt of notice, then Purchaser will be entitled
                                         to the greater of $25 million or the Increasing
                                         Termination Fee. The Berkshire Agreement also provided for a "Fixed Termination Fee" of $25 million if Purchaser was
                                         not the winning bidder at the Auction, in place of the
                                         Increasing Termination Fee; this fee is not applicable
                                         since Purchaser was the winning bidder. In either case,
                                         the Increasing Termination Fee and the Fixed Termination
                                         Fee each includes all expenses of Berkshire and Purchaser.

NO SHOP:...............................  After the Auction, Fruit of the Loom is prohibited from communicating with other potential bidders (unless
                                         directed to do so by order of the Bankruptcy Court).

LIQUIDATED DAMAGES:....................  The Termination Fee is liquidated damages and neither
                                         Purchaser nor Berkshire is entitled to other damages for a breach of the Berkshire Agreement by Sellers or
                                         termination of the Berkshire Agreement.

LIABILITY FOR TERMINATION FEE:.........  FTL Caribe has assumed liability for the Termination Fee, in addition to FTL Inc., Union Underwear, and FTL Cayman,
                                         if any Termination Fee is payable under the terms of the
                                         Berkshire Agreement.

    3.  THE BIDDING PROCEDURES AND THE AUCTION

    In accordance with the Berkshire Agreement, on November 2, 2001, Fruit of the Loom filed a motion seeking approval of the bidding procedures with respect to the proposed Auction for the Apparel Business. Proposed Bidding Procedures were attached to the Berkshire Agreement and Berkshire had the right to terminate the Berkshire Agreement if those Bidding Procedures were not approved by December 7, 2001.

    A hearing was held on November 21, 2001, with respect to Fruit of the Loom's Motion to Approve the Proposed Bidding Procedures (the "BIDDING PROCEDURES MOTION"). The Bankruptcy Court initially denied the Bidding Procedures Motion, but on a motion to reconsider, filed by Fruit of the Loom on November 26, 2001, the Bankruptcy Court reconsidered that ruling. At a hearing held on December 5, 2001 the Bankruptcy Court approved certain bidding procedures and on December 12, 2001, the Bankruptcy Court entered an order approving bidding procedures and establishing a date for an auction (the "BIDDING PROCEDURES ORDER"). The Bidding Procedures Order set the "Bid Deadline" (as defined in the Bidding Procedures Order) for December 13, 2001, at 12:00 noon. The Bidding Procedures Order also provided that if any Qualified Bids were received, an auction (the "AUCTION") would be held on December 18, 2001 pursuant to the bidding procedures. The Bidding Procedures

Order, as entered, incorporated certain changes to the Berkshire Agreement and other provisions agreed to by Fruit of the Loom, Berkshire, and the Committees. Purchaser's right to terminate the Berkshire Agreement because of a variance in the Bidding Procedures or the Bidding Procedures Order ended on December 7, 2001, and Purchaser did not attempt to exercise that right.

    The Bidding Procedures Order also provides that if the Increasing Termination Fee is paid to Purchaser and such fee exceeds $22.5 million, then the incremental amount of the Increasing Termination Fee that is actually paid in excess of $22.5 million (such amount, the "INCREMENTAL TERMINATION FEE") which is allocable to the unsecured creditors of Fruit of the Loom (i.e., 7.5% under the Plan) will be charged against the distributions otherwise distributable to the Prepetition Collateral Agent under the Plan (or under any other plan of reorganization for Fruit of the Loom or in any liquidation of Fruit of the Loom under Chapter 7 or Chapter 11 of the Bankruptcy Code), such that the distributions to unsecured creditors shall not be diminished by payment of the Incremental Termination Fee; provided, however, that the Collateral Agent reserves all rights, if any, if necessary to seek reimbursement thereof from or out of the distributions allocable to the Prepetition Secured Creditors. Because the Berkshire Agreement is the "Successful Bid" (as defined in the Bidding Procedures Order), if the Plan is not confirmed and there is not a closing under the Berkshire Agreement by the outside date set forth therein, then Purchaser will be entitled to a Termination Fee of up to $27.5 million.

    a.  THE BIDDING PROCEDURES.

    Pursuant to the Bidding Procedures Order, the Bankruptcy Court approved bidding procedures for the Apparel Business contingent upon and subject to confirmation of the Plan and "as is" and "where is" without condition or warranty, except as expressly set forth in the Berkshire Agreement or any competing offer. The Bankruptcy Court set 12:00 noon (New York time) on December 13, 2001, as the Bid deadline.

    On December 21, 2001, certain 8 7/8% Noteholders who had objected to entry of the Bidding Procedures Order, filed a motion for leave to appeal the Bidding Procedures Order to the extent that it approved the Termination Fee under the Berkshire Agreement, and a notice of appeal. Fruit of the Loom and Purchaser each filed oppositions to the motion for leave to appeal, which has been assigned to Chief Judge Robinson of the Delaware District Court. As of
January 30, 2002, there has not been a ruling on the motion for leave to appeal.

    b.  THE AUCTION.

    Fruit of the Loom gave notice of the Bidding Procedures Motion and the Berkshire Agreement to all of the 29 potential buyers in the initial Marketing Process, and provided them with a copy of the Berkshire Agreement. After the December 5, 2001 hearing, on December 6, 2001, Fruit of the Loom provided notice by facsimile of the Bid Deadline and the Auction date to the same parties, and on December 12, 2001, following entry of the Bidding Procedures Order, Fruit of the Loom served a copy of the Bidding Procedures Order as entered on each of them by facsimile. Fruit of the Loom did not receive any qualified bids (other than the Agreement) by the Bid Deadline. No party appeared on the auction date set by the Bankruptcy Court. Therefore, the Agreement was the Successful Bid under the Bidding Procedures.

    4.  THE BERKSHIRE AGREEMENT AND THE APPROVAL ORDER

    a.  THE BERKSHIRE AGREEMENT.

    Because there were no other Qualified Bids, the Berkshire Agreement is the Successful Bid under the Bidding Procedures Order.

    b.  THE APPROVAL ORDER.

    A hearing was held on January 2, 2002, pursuant to the Bidding Procedures Order, to review and consider the results of the Auction (the "APPROVAL HEARING"). At the Approval Hearing Fruit of the Loom requested entry of an order of the Bankruptcy Court (the "APPROVAL ORDER"), approving and confirming the results of the Auction and confirming that the Purchaser was the Successful Bidder. On January 2, 2002, the Bankruptcy Court entered the Approval Order, and determined that the Bidding Procedures were complied with and that Purchaser's offer was the highest and best offer received.

    5.  ASSETS TO BE SOLD AS PART OF APPAREL BUSINESS

    The sale of the Apparel Business pursuant to the Agreement will be implemented by a series of transactions to be effectuated under the Plan and the Scheme. Under the terms of the Berkshire Agreement, on the Effective Date of the Plan and the Scheme, the following transactions will occur: (a) FTL Cayman will transfer all the capital stock of FTL Caribe to Purchaser, (b) Union Underwear will cause all equity interest in the Transferred Debtor Subsidiaries to be cancelled and new stock to be issued to Purchaser or another subsidiary of Union Underwear being acquired by Purchaser, as directed by Purchaser, (c) Union Underwear will transfer or cause to be transferred all the capital stock of the Transferred Subsidiaries that are not Debtors to Purchaser or to another Transferred Subsidiary as directed by Purchaser, (d) all other assets of Union Underwear used in, of, or relating to the Apparel Business will revest in Union Underwear and be transferred to a newly-created, single-member limited liability company ("NEWCO"), (e) all membership interests in Newco will be transferred to Purchaser, and (f) all other assets of FTL Cayman and FTL Inc. used in the Apparel Business will be transferred to Purchaser.

    To the extent that the assets of the Apparel Business include contract rights with respect to executory contracts or unexpired leases, those contracts and leases, if not previously rejected and not rejected pursuant to the Plan, will either be assumed by the Fruit of the Loom debtor which is a party to it (provided the contract or lease is with a Transferred Subsidiary) or assumed and assigned to Purchaser (if the contract or lease is with an Excluded Subsidiary). Any contracts or leases of Fruit of the Loom, which are not executory or which have already been assumed by order of the Bankruptcy Court, and which form a part of the Apparel Business, will also be assigned, to the extent necessary, to Purchaser, Newco, or one of the Transferred Subsidiaries.

    All owned trademarks, and the goodwill associated with them, are a part of the Apparel Business and are being transferred to the Purchaser by means of cancellation of the existing stock and reissuance of new capital stock of the entities holding such trademarks, or in the case of trademarks owned by Union Underwear, by transfer to Newco followed by a transfer to Purchaser of the membership interests in Newco. All contracts and licenses associated with the owned trademarks, to the extent not rejected as of the Effective Date, will be assumed by either the Fruit of the Loom entity acquired by Purchaser or assumed and assigned to Newco.

    Fruit of the Loom also operates under a number of license agreements, primarily utilized for Fruit of the Loom's childrenswear products. These license agreements provide Fruit of the Loom with the right to manufacture and market apparel decorated with licensed characters. All such contracts and licenses, to the extent not rejected as of the Effective Date, will be assumed by either the Fruit of the Loom entity acquired by Purchaser or assumed and assigned to Purchaser or Newco.

E.  CHANGES IN BUSINESS SINCE PETITION DATE

    1.  DISPOSITION OF NON-CORE BUSINESSES

    Since the Petition Date, under the direction of the new management team, Fruit of the Loom completed a strategic review of its businesses and decided to focus its management and financial resources on its retail and activewear business units. As a result of this decision, Fruit of the Loom divested its Pro Player/Sports and Licensing Division, Gitano and Jet Sew operating businesses in 2000 and generated a total of approximately $45 million in cash proceeds, and stemmed the losses generated by those business units.

    As a part of the re-focusing on the core basic apparel business, Fruit of the Loom has undergone a number of changes and discontinued a number of lines of business, most notably the Pro Player Sports & Licensing Division, which had revenues in 1999 of approximately $150 million. As described more fully in below, notwithstanding those revenues, Pro Player lost approximately
$31 million in 1999. Following the Petition Date, attempts were made to sell Pro Player as a going concern, but ultimately no purchaser could be located. Therefore, in February 2000 the orderly liquidation of Pro Player, was authorized. The net cash proceeds of that liquidation, which was substantially completed in 2000, of approximately $25 million, were applied to reduce the DIP Facility. Similarly, Gitano, which has sales in 1999 of $48.2 million, but an operating loss of $28.8 million for the same period, was liquidated in 2000 for a net cash proceeds of $19.4 million. Again, the proceeds were applied to repay and reduce the DIP Facility. In addition, there were a number of other asset sales whereby Fruit of the Loom disposed of assets no longer used in its business operations. The total proceeds of all of these asset sales (including Pro Player and Gitano) was approximately $91.6 million; in each instance the proceeds were applied to the DIP Facility.

    In addition, prior to the Petition Date, Fruit of the Loom had been operating under a number of licensing agreements which have been discontinued since the commencement of the Reorganization Cases. These agreements primarily relate to Pro Player/Sports and Licensing Division and Gitano businesses whose assets have been divested.

    a.  PRO PLAYER/SPORTS AND LICENSING DIVISION.

    Pro Player/Sports and Licensing Division manufactured and marketed sports licensing apparel under the Pro Player-Registered Trademark- and Fans Gear-Registered Trademark- brands pursuant to license agreements with professional sports leagues and major colleges and universities. Fruit of the Loom acquired these companies (Pro Player, Salem Sportswear, and Artex) when values in that segment of the industry were at peak levels. The Sports and Licensing Division performed significantly below expectations during 1998 and 1999. Fruit of the Loom believes that the underperformance of the Sports and Licensing Division was caused, in part, by a shift in consumer preferences, which reduced demand for sports licensed products and created overcapacity, which resulted in many bankruptcies and liquidations throughout the industry, including the 1999 liquidation of Starter Corp., the largest sports apparel company at that time. In addition, Fruit of the Loom believes that high guaranteed minimum royalties to licensors and high marketing expenses and defalcations by certain members of prior management of the Sports and Licensing Division contributed to the underperformance of the Division. SEE SECTION V.E., "CERTAIN PREPETITION OBLIGATIONS--PRO PLAYER PREPETITION LITIGATION" and
SECTION VI.J.6, "THE REORGANIZATION CASES--OTHER LEGAL PROCEEDINGS--PRO PLAYER POSTPETITION LITIGATION" for a further discussion of the claims against certain prior management.

    In 1999, the Sports and Licensing Division reported operating losses of approximately $31 million. As a result of the structural conditions described above and management's assessment that the business of Pro Player/Sports and Licensing Division could not become profitable, the Board of Directors directed Lazard to market the Sports and Licensing Division as a going concern. Ultimately, the prices offered to acquire the Sports and Licensing Division as a going concern were less than the estimated proceeds of liquidation, and the operations were wound down and liquidated pursuant to an Order of the Bankruptcy Court dated February 28, 2000. The disposition of assets of Pro Player/Sports and Licensing Division resulted in net cash proceeds to Fruit of the Loom of approximately $25 million.

    b.  GITANO.

    In 1994, Fruit of the Loom acquired Gitano-related assets and formed Gitano Fashions, Ltd. ("GITANO"), which manufactured women's and children's jeans and related sportswear under the Gitano-Registered Trademark- trade name and trademarks. Gitano never achieved the necessary sales volume and operating economies to become an efficient and profitable product line. The Board of Directors directed Lazard to seek a purchaser of the Gitano business assets on a going concern basis. After an auction and pursuant to an Order dated June 15, 2000, the Bankruptcy Court approved the sale of substantially all of the Gitano assets to VF Corporation for an initial cash purchase price of $17.2 million and additional consideration of $2.2 million for additional inventory (pursuant to a separate Order dated August 18, 2000), which was delivered over time.

    Thereafter, by order dated November 14, 2000, Fruit of the Loom obtained Bankruptcy Court approval to sell certain specialized laundry equipment, previously used by Gitano, to Ibis de Mexico, S.A. de C.V. for a purchase price of $625,000. This sale closed on December 11, 2000.

    c.  JET SEW.

    FOL R&D, Inc., formerly known as Jet Sew Technologies, Inc. ("JET SEW"), was engaged in the business of designing, manufacturing, and marketing automatic, modular sewing systems that are used to manufacture textile and apparel machinery. As a result of losses generated and the non-core nature of its business, Fruit of the Loom determined that Jet Sew should be sold on a going concern basis, to best maximize value. Pursuant to an order dated December 13, 2000, Fruit of the Loom agreed to sell the assets of Jet Sew to Mohawk Partners, for a purchase price of $3.5 million, subject to adjustment. Pursuant to that Order, the sale closed on December 18, 2000.

    d.  RUSSELL HOSIERY.

    Leesburg Holding Company, Inc., formerly known as Russell Hosiery
Mills, Inc. ("RUSSELL HOSIERY"), a non-debtor subsidiary of Union Underwear, whose only asset was an interest in the trademark "Russell National", sold that trademark to Russell Corporation on January 12, 2001 for approximately
$1 million. Those funds are held in escrow by the Prepetition Collateral Agent, and may not be disbursed without notice to Fruit of the Loom, Russell Hosiery and State Street Bank. Pursuant to the Plan, the proceeds of Russell Hosiery's trademark will be applied to accrued and unpaid fees of the Indenture Trustees, the Prepetition Bank Agent and the Prepetition Collateral Agent.

    2.  ELIMINATION OF UNPROFITABLE PRODUCT LINES

    Before the Petition Date, the number of style and product variations ("SKUS") offered by Fruit of the Loom increased as a result of prior management's strategy to, among other things, introduce higher fashion apparel. The proliferation of SKUs reduced manufacturing efficiency, as average production runs decreased and the number of changeovers increased. In 2000, Fruit of the Loom reduced total SKUs by 40%, in order to improve manufacturing efficiencies and refocus production on higher volume styles.

    3.  CONSOLIDATION OF MANUFACTURING CAPACITY

    In 2000, Fruit of the Loom closed two yarn mills and two textile plants. During the first quarter of 2001, an additional yarn mill was closed and in the second quarter of 2001 Fruit of the Loom announced the closure of one additional textile plant and two additional sewing facilities. Also in the third quarter of 2001, Fruit of the Loom announced the closure of one textile facility in the Republic of Ireland and certain administrative offices outside the United States. These closures were done to reduce textile capacity to the level of Fruit of the Loom's current manufacturing needs, after the discontinuation of unprofitable businesses and product lines and to eliminate excess administrative space. Textile production was realigned in Fruit of the Loom's remaining textile plants which have lower costs and lower labor turnover. The closure of these plants and the resulting rationalization of production costs is expected to create greater financial flexibility for Fruit of the Loom through fixed overhead cost reductions.

    Fruit of the Loom believes the remaining plants can produce the volumes projected for 2002, with future capacity growth being generated by capital expenditures and efficiency improvements. However, the current lower level of capacity could affect Fruit of the Loom's ability to respond to an increase in market demand, potentially resulting in delays in order fulfillment until additional capacity is fully operational.

    Fruit of the Loom has also closed certain assembly operations in Mexico, shifting that production to lower cost operations in Central America. On
October 25, 2000, the Bankruptcy Court authorized Fruit of the Loom to wind-down certain assembly operations located in Mexico, and to amend and restate certain prepetition agreements by and among the Debtors, certain non-debtor Fruit of the Loom affiliates and certain unrelated parties, all pursuant to a master termination agreement. At the present time, the only operating assembly facility in Mexico involves the assembly of fleece garments. As a part of the Master Termination Agreement, that operation will be acquired by Fruit of the Loom.

    Fruit of the Loom has also significantly reduced its manufacturing cost structure by largely replacing contract assembly with owned assembly capacity in Central America. Management believes that the owned assembly plants are generally more efficient than outside contractors. Approximately 37% of 1999 annual production was assembled by 37 separate outside contract manufacturers. Through 2000, Fruit of the Loom continued to reduce its reliance on contract manufacturers, as productivity and overall efficiency increased at Fruit of the Loom's owned assembly plants. As of the end of 2000, Fruit of the Loom had reduced the number of outside contractors to 4, from the high of 37, resulting in lower production costs for 2000. As of the end of the third quarter of 2001, approximately 14% of all garments sewn for Fruit of the Loom were sewn by contract manufacturers.

    4.  IMPROVEMENTS IN MANUFACTURING PROCESSES AND EFFICIENCY

    Since the Petition Date, under the current management team, Fruit of the Loom has achieved a material improvement in virtually all operational measurement categories in the United States and the Caribbean largely as a result of the centralization of key functional areas and the resulting standardization and simplification of manufacturing processes. Examples of these improvements are as follows:


IMPROVEMENT                                         2000 VS. 1999     YTD 9/01 VS. 2000
-----------                                        ---------------   --------------------
Reduction in Knitting Defects....................        66%                   8%
Reduction in Rework Bleach.......................        51%                  47%
Reduction in Rework Dye..........................        36%                  48%
Total Employment Reduction.......................        32%                  15%
El Salvador Plant Efficiency Increase............        43%                  12%
Honduras Plant Efficiency Increase...............        32%                  26%

    a.  IMPROVEMENTS IN INVENTORY CONTROLS.

    Fruit of the Loom has initiated several efforts that have resulted in more efficient inventory logistics, a lower investment in inventory, and better customer service. Specifically, Fruit of the Loom has reduced overall SKUs by 40%, reduced the number of packaging options, reduced the expense of in-store merchandisers and created company-wide standards for product packaging. As a result of these changes, Fruit of the Loom believes it will be able to more effectively balance inventories and control changes in packaging and other inventory components without experiencing significant inventory obsolescence.

    b.  IMPROVEMENTS IN CUSTOMER ORDER FULFILLMENT.

    As a result of the substantial manufacturing efficiency improvements and improvements in inventory control, Fruit of the Loom's customer order fulfillment rates in 2001 to date have averaged above 95%.

    5.  REDUCTIONS IN VARIABLE COSTS

    Fruit of the Loom has implemented a number of measures to reduce its variable cost structure. Through enhanced planning and improved manufacturing efficiencies, Fruit of the Loom has been able to reduce total freight expenditures by over $65 million from 1999 to 2000. Forecasted freight costs in 2001 were approximately $10.0 million less than 2000. Improvements in manufacturing processes have also enabled Fruit of the Loom to reduce headcount from a peak of approximately 40,000 in 1999 to approximately 23,000 in December, 2001. Excluding consolidation costs of $88.3 million in 2000 and special charges of $67.2 million in 1999, Fruit of the Loom's selling, general and administrative expenses decreased, as a percentage of sales, from 16.4% in 1999 to 11.6% in 2000 as a result of these and other changes to Fruit of the Loom's variable cost structure. Year to date September 30, 2001, selling, general and administrative expenses were 12% of sales; this number includes 1.1% of sales for advertising expenses. In 2000, there were no advertising expenditures. Selling, general and administrative expenses are forecast to be approximately 12.4% of sales for 2001. Fruit of the Loom believes that at current volume levels, it has substantially achieved the benefits that are immediately available from cost reduction initiatives.

    6.  EFFECTS OF CHANGES IN BUSINESS

    Since the Petition Date through the end of 2001, the total amount of inventory and accounts receivable shown on Fruit of the Loom's balance sheet has been reduced by a forecasted aggregate amount of approximately $328 million. This reduction is a result of the elimination of unprofitable business lines, combined with increased efficiencies in manufacturing, so that inventory is no longer held for extended periods of time and accounts are collected more efficiently. However, looked at as merely the book value of assets (which was the valuation basis upon which the Adequate Protection Order was entered), this reduction which is a reflection of the improved manufacturing capabilities and the elimination of unprofitable lines of business, did reduce the absolute amount of book value assets of Fruit of the Loom.

F.  CONTINUED OPERATING RISKS

    1.  COMPETITIVE CONDITIONS

    All of Fruit of the Loom's markets are highly competitive. Fruit of the Loom's operations may be negatively impacted by changes in the financial strength of the retail industry, particularly the mass merchant channel, the level of consumer spending for apparel, the amount of sales of Fruit of the Loom's activewear screenprint products, and the competitive pricing environment within the basic apparel segment of the apparel industry. The loss of one of its major customers could have a significant adverse effect on Fruit of the Loom. Fruit of the Loom's largest 100 customers accounted for approximately 75% of Fruit of the Loom's net sales. Sales to Fruit of the Loom's largest and second largest customers represented approximately 25% and 10%, respectively, of Fruit of the Loom's net sales year-to-date.

    2.  EXCHANGE RATE AND COMMODITY PRICING MARKET FLUCTUATIONS

    a.  FOREIGN CURRENCY EXCHANGE RATES.

    Foreign currency exposures arising from transactions include firm commitments and anticipated transactions denominated in a currency other than an entity's functional currency. Fruit of the Loom and its subsidiaries generally enter into transactions denominated in their respective functional currencies. Therefore, foreign currency exposures arising from transactions are not material to Fruit of the Loom. However, Fruit of the Loom does have foreign currency exposure arising from the translation of foreign denominated revenues and profits into U.S. dollars. The primary currencies to which Fruit of the Loom is exposed include the Euro and the British pound.

    b.  COMMODITY PRICES.

    The availability and price of cotton is subject to fluctuations due to unpredictable factors such as weather conditions, governmental regulations, economic climate or other unforeseen circumstances.

    3.  INTERNATIONAL OPERATIONS RISKS

    Sales from international operations for year-to-date September 2001 were approximately $180 million and were principally generated from products manufactured at Fruit of the Loom's foreign facilities. International sales are forecast to be approximately $225 million for 2001. These international sales accounted for approximately 17% of Fruit of the Loom's net sales for the year. Operations outside the United States are subject to risks inherent in operating under different legal systems and various political and economic environments. In addition, Fruit of the Loom's operations, particularly in Central America have been, and will continue to be, exposed to extreme weather and other conditions (i.e., hurricanes and earthquakes), which could have a material adverse impact on operations generally. Fruit of the Loom's operations also involve the use of ocean-going transport to ship fabric to off-shore assembly plants and to return finished goods to both Europe and the United States; such maritime transport is inherently subject to risk from weather and other conditions.

    4.  EFFECT OF KMART FILING

    On January 22, 2002, Kmart Corporation and certain of its affiliates (collectively, "KMART") filed petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois. Over the past few years, Kmart has been Fruit of the Loom's second largest customer, by volume. As of the Kmart petition date, Fruit of the Loom had outstanding accounts receivable from Kmart in the approximate aggregate amount of $6.5 million. The collectability of these accounts receivable and the prospects for future business with Kmart cannot be estimated at this time. The effect of Kmart's Chapter 11 cases on Reorganized Fruit of the Loom's future performance cannot be predicted at this time.

G.  DISPOSITION OF UNEXPIRED LEASES AND EXECUTORY CONTRACTS

    Section 365 of the Bankruptcy Code affords Fruit of the Loom the power, subject to approval of the Bankruptcy Court, to assume or reject unexpired leases and executory contracts. If an unexpired lease or executory contract is rejected, the non-debtor party to the agreement may file a claim for damages incurred by reason of the rejection. These claims for damages are treated as pre-petition, general Unsecured Claims. In the case of rejection of unexpired leases of real property, such damage claims are subject to certain limitations imposed by section 502(b)(6) of the Bankruptcy Code.

    As of the Petition Date, Fruit of the Loom was a party to numerous unexpired leases and executory contracts, including real property leases, information technology and telecommunications agreements, equipment leases, plant-related service and supply agreements, licenses (both as licensor and as licensee), and utility agreements. It was essential that Fruit of the Loom evaluate the costs and potential benefits of each of these agreements, including the availability of alternate services and more profitable end-users for its products, all without disrupting core business operations.

    Since the Petition Date, Fruit of the Loom successfully renegotiated or rejected numerous leases and executory contracts, resulting in a reduction in fixed costs. Specifically, Fruit of the Loom rejected several real estate leases, rejected a contract with a licensee of the BVD-Registered Trademark-trademark that was not performing to expectations, and rejected numerous licenses in its Sports and Licensing Division.

    1.  REVIEW OF CONTRACTS AND LEASES GENERALLY

    Fruit of the Loom estimates that as of the Petition Date, it was a party to approximately 1,300 executory contracts and unexpired leases. Since the Petition Date, it has instituted an internal process to review all significant unexpired leases and executory contracts to evaluate the economic costs and benefits of each of them. Fruit of the Loom has completed its review of the executory contracts and unexpired leases.

    Fruit of the Loom has, or will, implement the results of the review process in three ways: (a) it has assumed and assigned certain real property leases, resulting in proceeds of over $1.5 million to the estates; (b) it has filed eleven omnibus rejection motions (and more are anticipated), rejecting a total of 827 executory contracts and unexpired leases; and (c) under the terms of the wind-down of Pro Player (described above), Fruit of the Loom has also served notices rejecting substantially all of Pro Player's contracts, totaling 177 executory contracts and unexpired personal property leases.

    Fruit of the Loom has assumed a number of executory contracts and unexpired personal property leases since the Petition Date, with an aggregate cure cost of $6.9 million.

    Under the terms of the Berkshire Agreement, Fruit of the Loom has agreed to assume certain of its remaining executory contracts at or before the Effective Date, but only to the extent that the management of Fruit of the Loom determines that such contracts are in the best interests of the on-going Apparel Business. The aggregate costs of assumption are estimated not to exceed $3.3 million. Fruit of the Loom intends to reject all other remaining contracts as of the Effective Date.

    By this process, Fruit of the Loom has realized significant savings without business interruption.

    2.  REAL PROPERTY LEASES

    In order to complete its review of real property leases, Fruit of the Loom sought, and was granted, an extension of the time set under section 365(d) of the Bankruptcy Code for the assumption or rejection of non-residential real property leases. By order of the Bankruptcy Court dated June 22, 2001, the Bankruptcy Court continued the extensions previously granted, and gave Fruit of the Loom until December 31, 2001 to assume or reject its non-residential real property leases. By order of the Bankruptcy Court dated January 11, 2002, Fruit of the Loom's time to assume or reject these leases was further extended through June 30, 2002.

    During the Reorganization Cases, Fruit of the Loom has assumed and assigned its leases for office space in New York City and a facility in Hudson, New Hampshire for an aggregate consideration to Fruit of the Loom of approximately $1.9 million.

    3.  PERSONAL PROPERTY LEASES

    Fruit of the Loom has also substantially completed the process of reviewing various agreements denominated personal property "leases" to ascertain whether each such agreement is a true lease or, alternatively, a financing transaction. Because true leases and financings are entitled to different rights and protections under the Bankruptcy Code, the proper characterization of each such agreement is imperative to enable Fruit of the Loom to determine how its obligations thereunder should be treated.

See Section V.A.4, "CERTAIN PREPETITION OBLIGATIONS--SYNTHETIC LEASES", for a discussion of the Synthetic Lease.

    Since the Petition Date, Fruit of the Loom has filed eleven omnibus motions rejecting, among other things, unexpired personal property leases not required in its business operations.

    4.  SIGNIFICANT CONTRACTS

    Fruit of the Loom has successfully negotiated assumptions of a number of agreements, particularly with respect to providers of information technology services and equipment, including a settlement of agreements with IBM and Oracle Corporation, resulting in economic benefit to the estates without disrupting crucial information services.

    In addition to the omnibus rejections described above, Fruit of the Loom has rejected a number of licensing agreements where it was a licensee, where the product was under-performing or was no longer part of the core Fruit of the Loom businesses, including the licenses held by the Sports and Licensing Division and certain character licenses. In addition, as licensor, Fruit of the Loom successfully rejected the long term license of the BVD-Registered Trademark-brand for hosiery granted to Adams-Millis Corp. That license had been under-performing for a number of years. Fruit of the Loom is exploring re-licensing possibilities.

    Fruit of the Loom also successfully negotiated a settlement of its lease of a Canadair Regional Jet. Fruit of the Loom had determined that this aircraft was not required. It was returned to the lessor as part of a settlement pursuant to a Bankruptcy Court order dated October 11, 2000.

    5.  OTHER EXECUTORY CONTRACTS

    Fruit of the Loom has filed eleven omnibus motions to reject executory contracts and numerous additional motions to reject specific contracts which have resulted in the rejection of such contracts.

H.  EMPLOYEE MATTERS

    1.  GENERALLY

    As of September 30, 2001, Fruit of the Loom and its non-debtor affiliates employ approximately 23,000 persons, world-wide. Of these employees, only approximately 700 employees (all located outside the United States) are covered by a collective bargaining agreement. Immediately prior to the Petition Date, Fruit of the Loom and its non-debtor affiliates employed approximately 38,000 employees worldwide.

    Fruit of the Loom had only one domestic collective bargaining agreement in effect as of the Petition Date, an Agreement between Aliceville Cotton
Mill, Inc., and The Council of the United Textile Workers of America, United Food & Commercial Workers International Union, Local No. 500T. This collective bargaining agreement was terminated pursuant to a Closure Agreement dated November 8, 2000, and the plant subject to the agreement was shut down on January 7, 2001, affecting approximately 150 hourly workers. As of the date hereof no member of Fruit of the Loom is a party to a collective bargaining agreement.

    Since the Petition Date, worldwide employment has been reduced by approximately 15,000 persons, due primarily to Fruit of the Loom's tremendous progress in overcoming the operational difficulties which had plagued it prepetition. Fruit of the Loom has implemented various programs aimed at particularly increasing productivity and efficiencies of operations, particularly in the owned offshore plants. In response to surplus capacity caused by an adverse shift in demand, Fruit of the Loom has shifted work from third party contractors to owned offshore facilities, to increase efficiency, and has closed several of its less efficient yarn and textile facilities.

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

    Pursuant to the terms of the Agreement, Purchaser is obligated to cause Reorganized Fruit of the Loom to continue the employment of or offer employment to substantially all of Fruit of the Loom's world-wide employees, except that certain of the 25 most highly-compensated employees of Fruit of the Loom (to be designated by Purchaser) and the employees of Fruit of the Loom's Chicago office, (collectively, the "DESIGNATED EXECUTIVES") who will instead be terminated as of the Effective Date unless Purchaser elects to offer some of them new employment and successfully negotiates new employment arrangements with such persons, in which event, those employees with new agreements with Purchaser will not be terminated and will be deleted from the list of Designated Executives.

    2.  EMPLOYEE RETENTION AND EXECUTIVE SEVERANCE PROGRAM

    On March 27, 2000, the Bankruptcy Court entered an order, under sections 105(a) and 363(b)(1) of the Bankruptcy Code, approving and authorizing Fruit of the Loom to implement (i) the Retention Program and (ii) the Executive Severance Program.

    a.  SUMMARY OF RETENTION PROGRAM.

    After the Petition Date, Fruit of the Loom implemented a Retention Program to encourage key employees to remain in Fruit of the Loom's employ by providing them with periodic payments at specifically designated times during the course of the Chapter 11 Cases and with an emergence payment based on Fruit of the Loom's successful consummation of a plan of reorganization or other defined events. Upon a qualifying termination of employment upon a change of control, eligible Key Employees receive their severance benefit (base pay plus full target bonus) multiplied by their severance multiple (1.5 or 2.0), plus their full target bonus, in a lump sum. In addition, the eligible Key Employees are entitled to certain continued health and welfare benefits.

    Under the Retention Program, Key Employees in Tier IA (key senior executive officers (excluding the CEO position)) are entitled to retention and emergence payments of up to 80.0% of base pay. Key Employees in Tier IB (executive officers and key employees with employment contracts) are entitled to retention and emergence payments of up to 65% of base pay. Key Employees in Tier II (vice presidents, plant managers, and certain other key management employees) are entitled to retention and emergence payments of up to 55% of base pay. Key Employees in Tier III (directors and salaried direct support employees) are entitled to retention and emergence payments ranging from 15.625% up to and including 31.25% of base pay.

    The Retention Program covers approximately 132 Key Employees out of a total current workforce of approximately 23,000. The maximum cost of the Retention Program is estimated to be approximately $7,168,051. Under the terms of the Berkshire Agreement, the cost of the Retention Program is paid by Fruit of the Loom's estates, not Purchaser.

    b.  SUMMARY OF EXECUTIVE SEVERANCE PROGRAM.

    Under the Executive Severance Plan, the Executive Employees(9) are entitled to cash payments equal to from one to two times the amount of their base pay in the form of salary continuation, plus full target bonus, after a "qualifying termination of employment". Upon a qualifying termination of employment upon a change in control, eligible Key Employees receive their severance benefit (base pay plus full target bonus) multiplied by their severance multiple (1.5 or 2.0), in a lump sum. In addition, the Eligible Key Employees are entitled to certain continued health and welfare benefits.

------------------------
(9) The Executive Employees who are covered by the Executive Severance Program were entitled to at least 52 weeks of severance (not subject to mitigation) under the Pre-Petition Severance Plan which was previously approved by the Court, or by pre-Petition Date employment agreements providing for severance equal to two years base pay, plus bonus pay.

    The Executive Severance Program is in lieu of the previously-approved Pre-Petition Severance Plan. In addition, the Executive Severance Program is in lieu of certain severance benefits (including a cash payment equal to a two-year multiple of base pay and bonus, payment of a pro-rata target bonus for year of termination), provided under employment contracts with five of the Executive Employees, which if assumed would be more costly to Fruit of the Loom than the benefits payable to those Key Employees under the Executive Severance Program.

    Pursuant to the terms of the Berkshire Agreement with Purchaser, which is incorporated into the Plan, the Purchaser is obligated to cause Reorganized Fruit of the Loom to continue the employment of or offer employment after the Effective Date to substantially all of Fruit of the Loom's current employees, at their existing rate of base salary and with benefits substantially similar to the existing terms of their employment for at least one year, except for the Designated Executives and the employees of the Chicago office of Fruit of the Loom, which is being closed. Purchaser will be responsible for all severance obligations to all employees, except the Designated Executives. The list of Designated Executives will be included in the Plan Supplement. The Fruit of the Loom estates will be responsible for severance due to the Designated Executives. The amount of severance and related payments for the Designated Executives will be set forth in the Plan Supplement.

    c.  EMERGENCE BONUS FOR CEO.

    Pursuant to an order dated July 10, 2000, the Bankruptcy Court approved the payment of a special emergence bonus (the "EMERGENCE BONUS") to Dennis Bookshester, President and Chief Executive Officer ("CEO") of Fruit of the Loom. This bonus is in lieu of both the bonuses available to Tier 1 employees under the Retention Program and in lieu of severance. Mr. Bookshester was not included in the Retention Program because, at the time it was approved, he had not yet been appointed CEO of Fruit of the Loom.

    The Emergence Bonus is in the amount of $800,000, if the Bankruptcy Court confirms a Plan, PROVIDED THAT Mr. Bookshester is employed as CEO of Fruit of the Loom on the day that is immediately before the Effective Date or has previously been replaced as CEO, other than for cause (as such term is defined in the Employee Retention Order) or by reason of a voluntary withdrawal. The Fruit of the Loom estates, and not Purchaser, will be responsible for payment of the Emergence Bonus to Mr. Bookshester.

    d.  EMERGENCE BONUS FOR SENIOR EXECUTIVES.

    In addition to the Retention bonuses described above, unless previously approved by separate motion, the Plan provides for an additional special emergence bonus payable to certain of Fruit of the Loom's executives designated on March 15, 2001 by the Compensation Committee of the Board of Directors, in the aggregate amount of $3.1 million. This emergence bonus will be paid to those executives on the Effective Date provided that as to each such executive, he or she is employed by Fruit of the Loom on the day immediately before the Effective Date or has been previously terminated other than for cause or by reason of a voluntary withdrawal. The Fruit of the Loom Estates, and not Purchaser, will be responsible for payment of these emergence bonuses.

    3.  WORKERS' COMPENSATION

    Fruit of the Loom provides its employees with, among other benefits, workers' compensation coverage. As of the Petition Date, approximately 522 employees (former and current) were receiving benefits under Fruit of the Loom's workers' compensation policies. From and after January 1, 1999, Fruit of the Loom became fully insured for workers' compensation claims. Fruit of the Loom maintains, among other insurance policies, workers' compensation insurance with The Travelers Indemnity Company and its affiliates, including Constitution State Service Company (collectively,

"TRAVELERS"). Fruit of the Loom estimates that annual costs associated with its workers' compensation program prior to the Petition Date were $3.5 million per year.

    a.  MAINTENANCE OF BENEFITS.

    Pursuant to the Employee Wage Order, Fruit of the Loom is authorized to maintain workers' compensation benefits (premium-based and self-insurance) only for Fruit of the Loom employees who were current, active employees as of the Petition Date. Accordingly, Fruit of the Loom believes that the Bankruptcy Court did not authorize it to pay workers' compensation-related claims of employees who left its employ (for whatever reason) before the Petition Date.

    b.  STATE ACTIONS.

    Prior to January 1, 1999, Fruit of the Loom was self-insured in several states for certain workers' compensation-related claims. Many, if not all, of these states have statutorily established workers' compensation guaranty associations that take over the administration and payment of workers' compensation claims of self-insured companies that are or become insolvent. Many of the applicable statutes provide that the act of filing a bankruptcy petition is per se evidence that a company is insolvent for workers' compensation purposes and the guaranty associations will take over responsibility for the claims.

    During the Reorganization Cases, several states (including Kentucky, North Carolina, Louisiana, and Alabama) have taken over the administration and payment of Fruit of the Loom's workers' compensation claims for periods during which Fruit of the Loom was self-insured in such states. Additionally, during the Reorganization Cases, several of these states drew against collateral (I.E., pre-petition letters of credit or surety bonds) posted by Fruit of the Loom in connection with its self-insured status within those states. For example, an unsecured letter of credit for approximately $11 million was issued in favor of the Commonwealth of Kentucky to cover self-insured workers' compensation obligations of Fruit of the Loom. On April 4, 2000, the Department of Workers' Compensation Claims for the Commonwealth of Kentucky drew down on the letter of credit and transferred the proceeds to Kentucky's Self-Insurance Guaranty Fund. On August 28, 2000, the Bankruptcy Court entered the Stipulation and Order to Modify Automatic Stay to Allow Administration of Self-Insured Kentucky Workers' Compensation Claims and Payment of Claims By State of Kentucky. Pursuant thereto, the Bankruptcy Court granted the Commonwealth of Kentucky relief from the automatic stay to administer and pay workers' compensation claims.

    c.  TRAVELERS STIPULATION.

    By a Stipulation and Order dated October 17, 2001, Fruit of the Loom and Travelers agreed to certain mechanics relating to the payment of workers' compensation claims and the ability of Travelers to draw under certain letters of credit.

    d.  ASSUMPTION BY PURCHASER.

    Under the terms of the Berkshire Agreement, Purchaser is obligated to assume Fruit of the Loom's workers' compensation obligations, except to the extent those obligations are prepetition obligations that are or could be discharged under the Bankruptcy Code. Purchaser is also obligated to replace the postpetition letters of credit which support Fruit of the Loom's obligations in connection with workers' compensation.

I. SCHEDULES OF ASSETS AND LIABILITIES, FILING DEADLINE ORDER AND CLAIMS PROCEDURES ORDER

    1.  SCHEDULES

    On April 6, 2000, Fruit of the Loom filed its Statements of Financial Affairs and Schedules of Assets and Liabilities (the "SCHEDULES").

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

    2.  FILING DEADLINE

    On June 5, 2000, the Bankruptcy Court entered an order (the "FILING DEADLINE ORDER") setting August 15, 2000 (the "FILING DEADLINE DATE") as the general filing deadline for creditors to file proofs of Claim in the Reorganization Cases. Pursuant to the Filing Deadline Order, which order also approved the form and manner of providing notice of the Filing Deadline Date, Fruit of the Loom, with the assistance of the Claims Agent, ensured that the claims forms and other notices were mailed out to all known potential claimants in a timely fashion. Fruit of the Loom also caused the notice of the Filing Deadline Date to be published as directed by the Bankruptcy Court.

    As of the Filing Deadline Date, more than 13,000 claims had been filed against the various Fruit of the Loom debtor entities, totaling in the aggregate more than $55 billion (including duplicate and multiple claims).

    Fruit of the Loom has commenced the process of reviewing each of the claims filed, which is a prerequisite to reconciling them. Fruit of the Loom has substantially completed its internal review and reconciliation of Claims filed and has commenced objections to certain Claims.

    3.  CLAIMS OBJECTIONS AND PROCEDURES

    By Order dated December 13, 2000 (the "PROCEDURE ORDER"), the Bankruptcy Court approved a simple and streamlined procedure for objecting to Claims. The Procedure Order also authorizes Fruit of the Loom to settle Claims in certain circumstances, so long as the difference between the settled amount of the Claim and the amount of the undisputed Claim as shown in the Schedules is less than $75,000.

    Since December 13, 2000, Fruit of the Loom has filed eight Omnibus Objections to Claims, objecting to in excess of 2,200 Claims. The Bankruptcy Court has entered orders granting the relief requested in Omnibus Objections to Claims, expunging or reducing approximately 1,900 claims. Objections to approximately 280 claims remain pending.

    Fruit of the Loom anticipates filing additional omnibus objections to claims prior to the Effective Date the Plan; the Plan reserves the right for Fruit of the Loom to file additional objections to claims for a period of six months after the Effective Date.

    4.  LIMITED OBJECTION TO 7% DEBENTURES

    The 7% Debentures include some amount of unamortized interest in their face amount. On September 28, 2001, Fruit of the Loom filed a limited objection to the proofs of claim filed by the Indenture Trustee for the 7% Debentures, objecting solely to the amount of accreted interest asserted therein. Fruit of the Loom contends that the indenture trustee incorrectly calculated the accrued interest included in those proofs of claim. A hearing on the objection and response has been adjourned without date, while the parties engage in discovery. Fruit of the Loom and the Indenture Trustee for the 7% Debentures are actively engaged in discussions which may lead to a settlement of this objection.

    5.  CALCULATION OF PREPETITION SECURED CREDITORS' CLASS 4 DEFICIENCY CLAIM

    Pursuant to the Plan, the Allowed Class 4 deficiency claim of the Prepetition Secured Creditors will be calculated using the following methodology, which Fruit of the Loom believes is the most favorable to holders of all other Class 4 Claims since it is calculated as if all Adequate Protection Payments are applied to the principal amount of the Prepetition Secured Creditor
Claims: Starting with the amount of the Prepetition Secured Creditors' aggregate claims of $1,207,207,035.00, as set forth in their proofs of claim, (i) the following amounts will be subtracted: (a) the Adequate Protection Payments (totalling approximately $219.9 million plus an additional $20 million payment scheduled between the date hereof and the Confirmation Date), (b) all payments made by Fruit of the Loom under the Adequate Protection Order on account of professional fees and expenses incurred by the Prepetition Secured Creditors (approximately $15.7 million as of the date hereof), and (c) the estimated Distribution to holders of Class 2 Claims (projected to be approximately $849.8 million); and (ii) the total amount of all reasonable professional fees and expenses incurred by the Prepetition Secured Creditors (subtracted in (b) above) will be added back to their Allowed Class 4 Claim. Fruit of the Loom estimates that the total of the Prepetition Secured Creditors' Class 4 Claim, as Allowed pursuant to this formula, will not exceed approximately $91 million. Although the Prepetition Secured Creditors have agreed to this calculation formula for purposes of the Plan only, they expressly reserve and do not waive their position that, for all other purposes, the Adequate Protection Payments should not reduce the principal amount of their Allowed Claims.

J.  OTHER LEGAL PROCEEDINGS

    1.  CLASS ACTIONS AGAINST FRUIT OF THE LOOM AND ITS OFFICERS AND DIRECTORS

    a.  NEW ENGLAND HEALTH CARE.

    On September 30, 1998, the New England Health Care Employees Pension Fund filed a purported class action on behalf of all those who purchased FTL Inc. Class A Common Stock and publicly traded options between July 24, 1996 and September 5, 1997 against Fruit of the Loom and William F. Farley, Bernhard Hansen, Richard C. Lappin, G. William Newton, Burgess D. Ridge, Larry K. Switzer and John D. Wigodsky, each of whom is a current or former officer of Fruit of the Loom, in the United States District Court for the Western District of Kentucky (the "NEW ENGLAND ACTION"). The plaintiff claims that the defendants engaged in conduct violating Section 10(b) of the Securities Exchange Act of 1934, as amended, and that Fruit of the Loom and Mr. Farley are also liable under Section 20(a) of the Securities Exchange Act. As against Fruit of the Loom, the New England Action Claims are Class 6 Claims.

    Fruit of the Loom and counsel for the plaintiff reached agreement, so ordered by the Bankruptcy Court on November 20, 2000 (the "105 STIPULATION"), to stay the New England Action and certain other proceedings at least until January 15, 2001, (which had been extended to November 16, 2001 on consent) subject, among other things, to certain limited document discovery against non-parties (other than any current or former officers and directors) being permitted to proceed, and to the right of the plaintiffs to amend the complaint to add additional parties.

    Pursuant to the 105 Stipulation, as extended on consent, the New England Action was stayed as to all parties. As of November 16, 2001, the stay was terminated and discovery is now proceeding in the New England Class Action as to non-Debtor parties.

    b.  POSTPETITION CLASS ACTIONS.

    In March, April and May 2000, nine putative class actions were filed on behalf of all those who purchased Fruit of the Loom, Inc. Class A common stock between September 28, 1998 and November 4, 1999 against William F. Farley and G. William Newton, each of whom is a current or former officer of Fruit of the Loom, in the United States District Court for the Western District of Kentucky. The actions allege that the defendants violated section 10(b) of the Act, and that Mr. Farley is also liable under Section 20(a) of the Act. The nine putative class action lawsuits have been consolidated under BERNARD FIDEL V. WILLIAM FARLEY, ET AL., Civil Action No. 1:00 CV-48M (W.D. Ky.), filed on March 22, 2000 (the "FIDEL ACTION").

    The Fidel Action is subject to a stay due to a pending motion to dismiss. In addition, this action is stayed by the 105 Stipulation. By letter dated
January 19, 2001, counsel for the class action plaintiffs agreed to continue the stay under the 105 Stipulation indefinitely pending settlement discussions. Those settlement discussions have not been productive and, as of November 16, 2001 the Plaintiffs have proceeded with discovery against the non-Debtor parties.

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

    2.  D&O INSURANCE

    Fruit of the Loom maintained, prior to the Petition Date, and continues to maintain, primary and excess directors' and officers' liability insurance (the "D&O INSURANCE"). Fruit of the Loom's aggregate policy coverage for the period of April 30, 1998 through April 30, 2001, is approximately $105 million, including primary and excess coverage. Fruit of the Loom has advised the issuers of the D&O Insurance of the class action lawsuits described above and certain other claims which may be alleged against the directors and officers related to prepetition events.

    The primary carriers related to $30 million of the D&O Insurance coverage in place for policy year March 15, 1998 to March 15, 1999 (the "1998 POLICY") have advanced certain defense costs and claims made under the 1998 Policy. Fruit of the Loom also maintains $35 million of D&O Insurance related to a 3-year aggregate policy for the period from April 30, 1998 to April 30, 2001 purchased from primary and excess carriers (the "1998 3-YEAR POLICY"). The primary and excess carriers under the 1998 3-Year Policy have denied coverage for the New England Action and the Fidel Action and maintain that their coverages are void as of the date of procurement of this policy. Fruit of the Loom has disputed the denial of coverage by the carriers of the 1998 3-Year Policy. Fruit of the Loom and the 1998 3-Year Policy carriers have entered into a standstill agreement to stay the filing of any adversary proceedings related to the coverage dispute.

    Fruit of the Loom also maintains $45 million of D&O Insurance policies procured from certain carriers in 1999 with a policy period from March 15, 1999 to April 30, 2001 (the "1999 POLICY"). The 1999 Policy is an "excess policy" providing coverage in excess of the underlying 1998 3-Year Policy, but constitutes primary coverage in the event the 1998 3-Year Policy has been rescinded or voided, and in certain other circumstances. A carrier under the 1999 Policy has advised Fruit of the Loom that the Fidel case is not covered by the 1999 policy because the facts and circumstances relate to the same facts and circumstances arising under the New England Action and are therefore a continuation of the claim filed in the New England Action and therefore covered by the 1998 Policy.

    Fruit of the Loom procured $25 million of D&O Insurance coverage for the policy period from December 29, 1999 to April 30, 2001 (the "2000 POLICY"). The 2000 policy is an "excess policy" providing coverage in excess of the underlying 1998 3-Year Policy and the 1999 Policy. The 2000 Policy has a "prior acts exclusion" which provides that claims occurring prior to the Petition Date are not covered by the 2000 Policy. The 2000 policy expired on April 30,2001. Fruit of the Loom procured $25 million of replacement coverage for the policy period April 30, 2001 to April 30, 2002.

    3.  COMMITTEE AVOIDANCE ACTION AGAINST PREPETITION SECURED CREDITORS

    As a part of the grant of adequate protection to the Prepetition Secured Creditors under the First Day Order, Fruit of the Loom stipulated to the validity and enforceability of the liens granted to the Prepetition Secured Creditors before the Petition Date. However, pursuant to the terms of the Final Adequate Protection Order, the Bankruptcy Court reserved the right for any party in interest to commence a proceeding challenging the Prepetition Secured Creditors Claims and/or liens, provided that the action was commenced on or before August 25, 2000. Notwithstanding the reservation of rights for all parties in interest, only the Unsecured Creditors Committee commenced an action under the terms of the Final Adequate Protection Order, and all other parties in interest have waived their right to challenge the Prepetition Secured Creditors' claims and liens.

    On or about August 24, 2000, the Unsecured Creditors Committee timely commenced the Committee Avoidance Action against the Prepetition Collateral Agent, the Indenture Trustees and against certain Prepetition Secured Creditors (Adv. Proceeding No. 00-1022) by a complaint (the "COMMITTEE COMPLAINT") alleging that: (i) the guaranties made by FTL Cayman and the Debtor Subsidiaries of FTL Inc.'s obligations under the 1997 Credit Agreement are avoidable as fraudulently incurred obligations; (ii) the guaranties made by FTL Inc., FTL Cayman, and the Debtor Subsidiaries of Farley's obligations under the Farley Credit Agreement are avoidable as fraudulently incurred obligations; (iii) the grant of liens by Fruit of the Loom to support obligations owed to the Prepetition Secured Creditors are avoidable as fraudulent and/or preferential transfers; (iv) if any member of Fruit of the Loom provided to an Indenture Trustee or any Senior Noteholder any liens to support the Senior Notes pursuant to any provision of an Indenture requiring the granting of such liens "equally and ratably" to the extent liens were granted to other specified prepetition lenders to secure obligations owed to them, those liens are avoidable as fraudulent or preferential transfers; (v) any postpetition payments (or other transfers of property, including the granting of liens under the DIP Financing Order and the Adequate Protection Order) made by Fruit of the Loom to any of the Prepetition Secured Creditors on account of the obligations and liens described in the foregoing clauses (i)-(iv) should be avoided and recovered as transfers not authorized under the Bankruptcy Code or otherwise; and (vi) by reason of Prepetition Bank Lenders' conduct in shifting to the unsecured creditors the risk of loss with respect to their loans to Farley and various members of Fruit of the Loom, the Claims of the Prepetition Bank Lenders against Fruit of the Loom should be equitably subordinated to the payment in full of all unsecured claims in accordance with Bankruptcy Code section 510(c).

    The reference with regard to this adversary proceeding was withdrawn by the United States District Court for the District of Delaware, and the matter was assigned to Chief District Court Judge Sue Robinson, effective September 27, 2000.

    On January 17, 2001, the Unsecured Creditors Committee filed an amended complaint (the "AMENDED COMPLAINT"), adding certain additional banks as defendants. The defendants filed their answers to the Complaint and the Amended Complaint, denying the allegations in the Complaint and Amended Complaint and asserting various affirmative defenses.

    The Prepetition Secured Creditors who are defendants in the Committee Avoidance Action have vigorously opposed that action and have raised various factual and legal defenses to the Committee Complaint and the Amended Complaint. Among other things, the Prepetition Secured Creditors have raised defenses asserting that substantially all of the Fruit of the Loom entities were obligated as guarantors prior to the granting of liens, that each of the guarantees contained a "savings" clause whereby the obligations of the guarantor were limited to the maximum amount permitted under fraudulent transfer or other applicable laws, and that the liens granted were on account of antecedent debt and hence do not constitute a fraudulent conveyance as a matter of law. As a result, the Prepetition Secured Creditors assert, all the guaranties granted by Fruit of the Loom are valid up to the point at which any further increase in their amount would result in a guarantor BOTH (i) being insolvent or left with an unreasonably small capital, and (ii) receiving inadequate consideration in exchange for its guarantee. In addition, the stock of substantially all of Fruit of the Loom had been pledged to secure the obligations to the Prepetition Secured Creditors under the 1997 Credit Agreement (although the stock of
FTL Inc. was not pledged until the Cayman Reorganization created a new holding company, FTL Cayman, above FTL Inc.). The Prepetition Secured Creditors also assert that each of the Debtors received the benefit of the advances made to Fruit of the Loom and that there was adequate disclosure of these liens, particularly to the holders of the 8 7/8% Notes.

    Certain of the parties engaged in significant amounts of discovery, which continued through May of 2001, when the mediation, described below, was commenced.

    The settlement of the Committee Avoidance Action is a cornerstone of the settlements embodied in the Plan.

    a.  UNSECURED CREDITORS COMMITTEE'S STAY MOTION.

    On March 19, 2001, the Unsecured Creditors Committee filed a motion seeking, among other things, to stay the consideration of the Initial Plan and the Disclosure Statement by the Bankruptcy

Court (the "COMMITTEE'S STAY MOTION"), and requesting an expedited hearing thereon. While the Bankruptcy Court denied the request for an expedited hearing, the Bankruptcy Court also directed Fruit of the Loom not to schedule a hearing to consider the adequacy of the Disclosure Statement, until the hearing on the Committee's Stay Motion. All matters with respect to the Scheme were likewise deferred.

    The asserted basis of the Committee's Stay Motion was that the Initial Plan could not proceed until the Committee Avoidance Action, and the status of the Prepetition Secured Creditors' liens, had been resolved.

    b.  THE MEDIATION.

    A hearing on the Committee's Stay Motion was not held until May 9, 2001. At that hearing, the Unsecured Creditors Committee withdrew the Committee's Stay Motion without prejudice, and the Bankruptcy Court appointed Professor James J. White of the University of Michigan Law School to act as mediator with respect to all issues among the Unsecured Creditors Committee, Fruit of the Loom and the Prepetition Secured Creditors. Representatives of certain of the 8 7/8% Noteholders participated in various aspects of the mediation. They did not, however, participate in all of the discussions. Contrary to the position of those certain 8 7/8% Noteholders, the settlement that was reached among Unsecured Creditors Committee, Fruit of the Loom, and the Prepetition Secured Creditors, was the result of the mediation which had concluded without the participation of those certain 8 7/8% Noteholders, but under the auspices of the mediator.

    The parties, including the dissident bondholder representatives, met telephonically and in person with the mediator and made various formal and informal written submissions to the mediator over the course of May and June, culminating in an all-parties full day mediation meeting at which numerous issues were discussed by and among the parties.

    The mediation was not limited to the issues raised in the Committee Avoidance Action. At the insistence of the parties, all issues related to the treatment of unsecured creditors under the Initial Plan, as well as disputes regarding the perfection and extent of the liens securing the Prepetition Secured Creditors Claims, the extent of the liens under the Adequate Protection Order, and the scope, extent, and beneficiaries of the releases to be given under the Initial Plan, were placed into the mediation process. The parties briefed these issues in their written submissions and addressed them in their substantive discussions.

    Thereafter, in a series of further meetings under the auspices of the mediation, Fruit of the Loom, the Unsecured Creditors Committee, the Bank Steering Committee and the Noteholders Steering Committee reached an agreement to resolve, among other things, the Committee Avoidance Action and all other matters raised in the mediation. The results of that settlement are embodied in the Plan.

    4.  FARLEY LENDERS' SUIT AGAINST MR. FARLEY

    On or about October 27, 2000, the Farley Lenders commenced an action (the "FARLEY COLLECTION ACTION") in the Supreme Court for the State of New York, County of New York, entitled BANK OF AMERICA, N.A. V. WILLIAM F. FARLEY, Index No. 001604685, against Mr. Farley to enforce his obligations to the Farley Lenders. On December 8, 2000, this action was removed to the United States District Court for the Southern District of New York (the "NY DISTRICT COURT"). The Farley Lenders assert that Mr. Farley is in default under the Farley Loan Agreements and seek repayment of the Farley Loan pursuant to the loan agreements in an amount equal to approximately $60 million.

    On August 31, 2001, the Farley Lenders filed a motion for summary judgment in the Farley Collection Action. On December 28, 2001, the NY District Court granted the Farley Lenders' motion for summary judgment against Farley for the full amount asserted in the Farley Collection Action. Farley has announced that he intends to appeal the NY District Court's determination. As of January 29, 2002, no appeal has been filed. Pursuant to the Plan, the Farley Lenders' Claims against Farley, including the Farley Collection Action, are assigned to the FOL Liquidation Trust. The Farley Lenders and Farley have been engaged in preliminary settlement negotiations and have agreed to provide in the Plan for a potential settlement mechanism for the Farley Collection Action.

    a.  POSSIBLE SETTLEMENT OF FARLEY COLLECTION ACTION.

    The Plan also provides that, for a 60 day period subsequent to the Effective Date (the "FARLEY SETTLEMENT PERIOD"), FOL Liquidation Trust, with the approval of the Farley Lenders, shall have the authority to consummate a settlement with Farley and the Farley Lenders (who will participate solely to the limited extent required to extend the term of the outstanding letters of credit described below), without further approval or order of the Bankruptcy Court, provided that such settlement falls within the following settlement parameters and is consummated within the Farley Settlement Period:

         i. Farley shall pay, on the settlement consummation date, $10 million in Cash;

         ii. Farley shall agree to pay, by no later than 15 months from the settlement consummation date, $2 million in Cash, plus interest from and after January 1, 2002 (the "NEW FARLEY NOTE OBLIGATIONS");

        iii. Farley shall agree to repay all draws made in connection with a presently outstanding letter of credit, and any replacements and substitutions for such letter of credit, in the approximate amount of $2.2 million, together with letter of credit fees (the "FARLEY REIMBURSEMENT OBLIGATIONS"), and the Farley Lenders agree that letter of credit shall be extended for a time period to be agreed upon by the Farley Lenders.

         iv. Farley's New Farley Note Obligations and Farley Reimbursement Obligations shall be secured by collateral acceptable to FOL Liquidation Trust;

         v. Farley shall release Fruit of the Loom, FOL Liquidation Trust, and the Farley Lenders from any and all claims and dismiss all litigation against Fruit of the Loom; provided, however, that Farley shall be entitled to the same continuing indemnities as are generally provided pursuant to the Plan to persons who were directors of Fruit of the Loom prior to the Petition Date; and

         vi. Fruit of the Loom shall release Farley from all claims, and the Farley Lenders shall covenant not to sue Farley, in connection with the Farley Loans, and each shall dismiss related litigation against Farley, except for the obligations of Farley arising out of the settlement agreement.

    FOL Liquidation Trust, as the successor to Fruit of the Loom for these purposes, would also be given authority, pursuant to the Plan, to release or subordinate its liens upon assets which presently secure Farley's obligations to Fruit of the Loom, but only in connection with transactions whereby the net cash proceeds generated from such transactions remain subject to FOL Liquidation Trust's liens.

    Notwithstanding the foregoing, the Plan also provides that Fruit of the Loom has the right, without further solicitation, to amend the Plan, at any time before the conclusion of the Confirmation Hearing, to delete the authority granted to consummate the foregoing without further Bankruptcy Court approval, but only if Fruit of the Loom, in its sole discretion determines to do so.

    b.  EFFECT OF SETTLEMENT ON THE FARLEY ADVERSARY PROCEEDINGS.

    Pursuant to the above described settlement proposal, if it is implemented, the three adversary proceedings involving Fruit of the Loom and Farley (described below) will also be resolved. Farley will release all claims to the Rabbi Trust and its assets; Farley will also dismiss the Remedies Proceeding with prejudice; with respect to the Artwork Proceeding, Farley and FOL Liquidation Trust will exchange certain disputed artwork and otherwise each will release all claims against the other with respect to the subject matter of the Artwork Proceeding.

    5.  FARLEY INVESTIGATION AND ADVERSARY PROCEEDINGS

    As set forth in Section V.A.3 above, pursuant to the Farley Guaranty, Fruit of the Loom guaranteed the Farley Loan. Mr. Farley's reimbursement obligations to Fruit of the Loom on account of the Farley Guaranty are collateralized by substantially all of Mr. Farley's assets, and certain assets of Farley-related entities. The FTL Inc. Preferred Stock and the FTL Cayman Class B Ordinary Shares held by Mr. Farley were pledged to Fruit of the Loom as security for Mr. Farley's reimbursement obligation to Fruit of the Loom in respect of the Farley Loan.

    Mr. Farley has not paid Fruit of the Loom the guarantee fee due in 1999, 2000, or 2001 with respect to the Farley Loans and is in default under both the Farley Loan and his reimbursement agreement with Fruit of the Loom. Pursuant to the Adequate Protection Order, described in Section VI.B.2 above, Fruit of the Loom began paying interest on the Farley Loan in the first quarter of 2000, including interest that was outstanding from the fourth quarter of 1999. Through December 31, 2001, total payments made by Fruit of the Loom on account of the Farley Loan aggregated $9,978,339. In addition, the unpaid guarantee fees owed to Fruit of the Loom by Mr. Farley, through December 31, 2001, aggregated $2,925,000. On May 16, 2000, Fruit of the Loom sent a demand letter to Mr. Farley on account of his reimbursement obligation.

    a.  FARLEY INVESTIGATION.

    After the Petition Date, at the request of Fruit of the Loom, the Bankruptcy Court directed William Farley, Farley Inc., and Farley Industries, Inc. to produce documents and submit to an oral examination, to which Farley objected. Over the course of June through September 2000, Mr. Farley produced approximately 3,000 documents in response to Fruit of the Loom's Rule 2004 request. Fruit of the Loom deposed Mr. Farley over a three day period on September 13-15, 2000 and the Unsecured Creditors Committee also deposed
Mr. Farley. This investigation is still open. Fruit of the Loom has commenced the litigation described below and is considering other claims. The Unsecured Creditors Committee has also reserved its rights for further investigation.

    b.  THE RABBI TRUST.

    On March 27, 1995, Mr. Farley and Fruit of the Loom entered into an employment agreement, effective as of December 18, 1994, which was subsequently amended and restated as of January 6, 1999 (the "FARLEY EMPLOYMENT AGREEMENT"). Fruit of the Loom terminated the Employment Agreement prior to the Petition Date and, as a protective measure, rejected it by order of the Bankruptcy Court on December 30, 1999. Pursuant to the terms of the Farley Employment Agreement,
Mr. Farley had the right to defer all or a portion of his compensation in a particular year in exchange for the right to receive benefits payable (if any) under the Deferred Compensation Plan and the Rabbi Trust. SEE SECTION V.C.2 ("PENSION AND BENEFIT PLANS--NON-QUALIFIED PLANS"). The Rabbi Trust provided that, in the event Fruit of the Loom becomes a "debtor" under the Bankruptcy Code, the assets of the Rabbi Trust would be held for the benefit of Fruit of the Loom's general creditors. Nonetheless, Mr. Farley has taken the position that the Rabbi Trust and its assets should not be considered property of Fruit of the Loom's estates. He has asserted a number of legal and equitable theories as to why the Rabbi Trust and its assets are his or should be held for his benefit.

    On March 3, 2000, Fruit of the Loom moved for the entry of an order, pursuant to sections 105 and 543 of the Bankruptcy Code (the "TURNOVER MOTION"), directing the turnover of the cash and securities held in the Rabbi Trust (the "RABBI TRUST ASSETS") from Wachovia. On or about June 30, 2000,

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the Bankruptcy Court entered an order granting, in part, the Turnover Motion and directing that (i) Wachovia turn over the Rabbi Trust Assets to Fruit of the Loom; (ii) Fruit of the Loom deposit the Rabbi Trust Assets in an escrow account (the "ESCROW ACCOUNT") and (iii) Fruit of the Loom commence an adversary proceeding seeking a declaratory judgment regarding the ownership of the Rabbi Trust Assets and Fruit of the Loom's ability to use such assets in the Reorganization Cases. As described more fully below, in furtherance of the Bankruptcy Court's order, Fruit of the Loom commenced an adversary proceeding against Mr. Farley, which is pending, and deposited the Rabbi Trust Assets into the Escrow Account.

    c.  ADVERSARY PROCEEDINGS.

    Fruit of the Loom has commenced adversary proceedings to permit it to exercise remedies against Mr. Farley in respect of his reimbursement obligation to Fruit of the Loom for payments made by Fruit of the Loom to the Farley Lenders under the Farley Guaranty and for turnover of assets held in the Rabbi Trust. Mr. Farley responded by filing a complaint seeking a declaratory judgment regarding his rights under the loan documents relating to the Farley Guaranty. The parties have filed answers, counterclaims and answers to the counterclaims in these adversary proceedings.

    On September 7, 2000, the reference for all three adversary proceedings involving Fruit of the Loom and Mr. Farley was withdrawn to the United States District Court for the District of Delaware (the "DELAWARE DISTRICT COURT") and they were assigned to Chief Judge Robinson, effective September 27, 2000. Discovery has commenced with respect to all of the adversary proceedings.

         i. ADVERSARY PROCEEDINGS COMMENCED BY FRUIT OF THE LOOM AGAINST MR. FARLEY.

    On July 17, 2000, Fruit of the Loom commenced an action against Mr. Farley in the Bankruptcy Court styled FRUIT OF THE LOOM, INC. V. FARLEY, Case
No. 99-04497, Adv. Proc. No. 00-724 (D. Del.) (the "RABBI TRUST PROCEEDING"). The Rabbi Trust Proceeding seeks a declaratory judgment that certain assets maintained and held in the Rabbi Trust are the property of Fruit of the Loom's estate and may be used immediately by Fruit of the Loom for the benefit of its estate and creditors. On August 21, 2000, Mr. Farley filed an answer and counterclaims against Fruit of the Loom.

    On August 4, 2000, Fruit of the Loom commenced an action against Mr. Farley in the Bankruptcy Court styled FRUIT OF THE LOOM, INC. V. FARLEY, Case
No. 99-04497, Adv. Proc. No. 00-276 (D. Del.) (the "ARTWORK PROCEEDING"). The Artwork Proceeding seeks the return of certain pieces of art owned by Fruit of the Loom that Fruit of the Loom contends are in the possession of Mr. Farley. On September 2, 2000, Mr. Farley filed an answer and counterclaims against Fruit of the Loom.

    Fruit of the Loom has also commenced an adversary proceeding against Farley asserting certain Avoidance Actions and seeking to set aside and recover certain transfers to or for the benefit of Farley.

         ii. ADVERSARY PROCEEDING AGAINST FRUIT OF THE LOOM COMMENCED BY MR. FARLEY.

    On May 30, 2000, Mr. Farley commenced an adversary proceeding against Fruit of the Loom in the Bankruptcy Court styled FARLEY V. FRUIT OF THE LOOM, INC., Case No. 99-04497, Adv. Proc. No. 00-646 (D. Del.) (the "REMEDIES PROCEEDING"). The Remedies Proceeding seeks a declaratory judgment that Mr. Farley is a third party beneficiary of certain documents with respect to Fruit of the Loom's guarantee of the Farley Loan, and thus those documents cannot be altered without his consent. Mr. Farley seeks a judgment that Fruit of the Loom is foreclosed from seeking reimbursement and repayment for payments made by Fruit of the Loom to the Farley Lenders pursuant to the Farley Guaranty until the Farley Lenders are paid in full. Fruit of the Loom has filed an answer and counterclaim seeking, among other things, a determination that Mr. Farley is in breach of his reimbursement obligations to Fruit of the Loom and a judgment requiring him to specifically perform his obligations under the reimbursement agreement.

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    On June 30, 2000, Fruit of the Loom filed a motion for summary judgment in the Remedies Proceeding. On July 21, 2000, Mr. Farley opposed Fruit of the Loom's summary judgment motion and filed a motion, pursuant to Rule 56(f) of the Federal Rules of Civil Procedure, seeking entry of an order postponing and continuing consideration of Fruit of the Loom's summary judgment motion. The Delaware District Court has reserved judgment on both motions.

    6.  PRO PLAYER POST-PETITION DATE LITIGATION

    Following the Petition Date, the litigation with Messrs. Lee and Strumeier continued, including with respect to their proofs of claim filed in the Reorganization Cases. Fruit of the Loom and Mr. Lee entered into a settlement agreement resolving all matters in the Civil Action and the pending motions in the Bankruptcy Court. The settlement agreement was approved by the Bankruptcy Court on August 3, 2001, and by the NJ District Court on August 8, 2001. Pursuant to its terms, Mr. Lee abandoned all claims to the funds in the Bankruptcy Court Registry and dismissed the Constructive Trust Motion with prejudice, withdrew all claims against Fruit of the Loom with prejudice, and agreed to pay Fruit of the Loom the amount of $450,000. The settlement payment amount was negotiated based in part on Mr. Lee's affidavit of financial condition which he provided to Fruit of the Loom and which was reviewed by the Unsecured Creditors Committee. On September 30, 2001, Mr. Lee made the final payment on account of the $450,000 settlement payment.

    Fruit of the Loom and Mr. Strumeier, Mr. Lee's co-defendant in the Civil Action, have also entered into a Settlement Agreement of all matters in the Civil Action, which was approved by the Bankruptcy Court on October 25, 2000. The Settlement Agreement, among other things, provides that Mr. Strumeier
(a) will pay to Fruit of the Loom a total of $660,000, as reimbursement for the costs incurred by Fruit of the Loom to maintain the Pro Player Letter of Credit and (b) waives all Claims against Fruit of the Loom, including all Claims under the Pro Player Letters of Credit and the Bond, and for any bonuses under his employment agreement. The settlement payment amount was negotiated based in part on Mr. Strumeier's affidavit of financial condition, which he provided to Fruit of the Loom. As of the date hereof, Mr. Strumeier has made the payments due to date under his settlement, totaling $315,000, plus interest, leaving a remaining principal balance of $345,000.

    7.  GILDAN LITIGATION SETTLEMENT

    Fruit of the Loom filed a complaint in the United States District Court for the Northern District of Illinois, (the "ILLINOIS DISTRICT COURT") on or about April 23, 2001 against Gildan Activewear, Inc. ("GILDAN"), a competitor of Fruit of the Loom in activewear, and David G. Cherry ("CHERRY") to enjoin the use, distribution or disclosure of the alleged misappropriated trade secrets and to enjoin the further misappropriation of Fruit of the Loom's trade secrets and seeking other relief. The Complaint alleged that Cherry contacted a Fruit of the Loom employee and requested copies of Fruit of the Loom's "Forecast Report" and "Sew Plan" report, both of which are highly detailed operating plans of Fruit of the Loom and confidential trade secrets.

    The complaint further alleged that Gildan's senior management utilized other former Fruit of the Loom employees, also employed by Gildan at such time, to review and interpret the confidential reports. Fruit of the Loom's complaint alleged that Gildan and Cherry misappropriated valuable proprietary trade and secret information concerning Fruit of the Loom's sales, customer strategies, production, inventory, costs and competitive strategies, which information constituted trade secrets under the Illinois Trade Secrets Act. The complaint sought to enjoin the use or disclosure of Fruit of the Loom's trade secrets and sought other relief related to Gildan and Cherry's misappropriation of trade secrets and unfair competition. On April 15, 2001, the Illinois District Court issued a temporary restraining order against Gildan and Cherry.

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    On April 20, 2001, the Illinois District Court issued an agreed preliminary injunction (the "GILDAN INJUNCTION"). Pursuant to the Gildan Injunction, Gildan and Cherry were enjoined from the use, distribution, disclosure and attempt to obtain in any way Fruit of the Loom's non-public, confidential and proprietary information. Further, the Gildan Injunction enjoined Cherry from any involvement in Gildan's production planning and other specified functions and restricted Gildan's use of John A. Martin, another former Fruit of the Loom employee, in the sales and marketing efforts of Gildan.

    On June 18, 2001, the Illinois District Court issued an agreed order, staying the litigation. As a result, Gildan and Cherry did not answer the Complaint. Martin intervened in the litigation, filed an answer to the Complaint, and sought relief from the Injunction. On October 23, 2001, Fruit of the Loom and Martin entered into a separate settlement agreement including a further injunction against his engagement in certain sales and marketing activities for a specified period.

    In November of 2001, Fruit of the Loom, Gildan and Cherry entered into a settlement agreement which, among other things, provides for a release of Fruit of the Loom's claims against Gildan and Cherry, the payment of consideration for Fruit of the Loom's release of its claims, and continuing injunctive relief against Gildan to further protect Fruit of the Loom's trade secrets. The parties also agreed to a consent order which enjoins Gildan and its officers, Cherry and Martin from certain conduct. The consent order was entered by the Illinois District Court on November 13, 2001. The parties to the settlement agreement acknowledged and agreed that the settlement agreement does not constitute an admission of liability of any party.

    The settlement with Gildan and Cherry was approved by the Bankruptcy Court by an order dated December 21, 2001.

K.  FTL INVESTMENTS

    FTL Investments, Inc. ("FTL INVESTMENTS"), one of the Fruit of the Loom Debtors, owns and manages investments in various securities and related assets. As of the Petition Date, FTL Investments had invested, directly or indirectly, in approximately 20 securities in development stage companies qualifying as venture capital investments, the majority of which were not publicly traded, for an aggregate invested Cash amount of approximately $15.4 million.

    Since the Petition Date, FTL Investments has sold certain of its investments pursuant to orders of the Bankruptcy Court. As of November 30, 2001, FTL Investments has realized approximately $21.4 million from those sales.

    a.  SETTLEMENT WITH JEFFREY SOLLENDER.

    In 1997, Jeffrey Sollender, FTL Investments, and certain entities affiliated with Fruit of the Loom (the "INVESTING ENTITIES") negotiated a consulting agreement with Mr. Sollender, pursuant to which he would recommend potential investments in companies with high growth potential, primarily in the biotechnology field, and through Biotechvest, LLC would invest in selected companies and manage those investments, all under the terms set forth in the consulting agreement. Under the consulting agreement, Mr. Sollender was to receive a carried interest in certain investments as a part of his compensation.

    On August 2, 2000, Mr. Sollender filed a Motion for Order Pursuant to Bankruptcy Rule 2004 Directing the Debtors to Produce Documents with respect to the consulting agreement. On September 29, 2000, Mr. Sollender filed a motion seeking a determination that the automatic stay did not apply to his "carry" interest in certain investments. These motions are hereinafter referred to as the "SOLLENDER MOTIONS." Fruit of the Loom and Mr. Sollender entered into a Settlement Agreement, dated as of October 19, 2001 (the "SOLLENDER SETTLEMENT AGREEMENT"), which was approved by order of the Bankruptcy Court dated
January 14, 2002. The Sollender Settlement Agreement resolves all issues

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raised in the Sollender Motions and all issues related to the Consulting
Agreement, including disputes as to Mr. Sollender's rights to the carry interest and the amounts due thereunder.

    Under the Sollender Settlement Agreement, Mr. Sollender and Fruit of the Loom agreed to provide at closing mutually acceptable releases, releasing all claims against the other as described more fully in the Settlement Agreement. Under the Sollender Settlement Agreement, Biotechvest, LLC will distribute to FTL-I or the Rabbi Trust, as the case may be, the shares set forth in the column entitled "No. of Shares Distributed to Capital Member" in the table set forth in the Sollender Settlement Agreement. The parties to the Sollender Settlement Agreement also acknowledged and agreed that the Settlement Agreement does not constitute an admission of liability of any party.

L.  NWI

    As described above, on the Petition Date, FTL Inc. and NWI had certain retained contractual indemnification obligations and liabilities related to environmental and product liability matters. These obligations are held primarily by NWI and FTL Inc. pursuant to the A&I Agreement, the Universal Stock Purchase Agreement, the Environmental Agreement, and related documentation and consent orders.

    1.  RETENTION OF CEC

    By order dated December 13, 2000, NWI retained Civil and Environmental Consultants, Inc. ("CEC") as a contractor to perform certain of NWI's environmental management activities at certain NWI Sites (collectively, the "COVERED SITES"). CEC performs two primary tasks relating to the Covered Sites:
(a) project file transfer and maintenance, and (b) environmental management services, including site file management, program reporting, project accounting, and contractor supervision and coordination, and such other related services as NWI may request from time to time.

    Pursuant to the management agreement with CEC, certain employees of NWI were retained by CEC. NWI has terminated all but one employee. CEC has received all documentation and records formerly maintained by NWI and is responsible for maintaining them or providing access, copies and/or originals to parties entitled to receive them.

    2.  MOTIONS TO REJECT CERTAIN CONTRACTS RELATING TO ENVIRONMENTAL
     LIABILITIES

    By motion dated November 14, 2000, NWI and FTL Inc. moved to reject certain executory contracts, including the A&I Agreement, all relating to their prepetition indemnification and other obligations relating to environmental matters. Velsicol and TSC, among others, objected to this motion. By Motion dated December 12, 2000, Velsicol and TSC also moved for an Order immediately compelling assumption or rejection of the A&I Agreement and for related relief (the "VELSICOL MOTION"), seeking to compel NWI and FTL Inc. to assume or reject the A&I Agreement. The Velsicol Motion also sought a determination that if the A&I Agreement is rejected, then the TSC Preferred Stock would be cancelled.
FTL Inc. and NWI filed a limited objection to the Velsicol Motion, objecting to the relief sought with respect to the TSC Preferred Stock (defined below).

    After extensive negotiations with all objecting parties, FTL Inc. and NWI reached an agreement resolving both their Motion and the Velsicol Motion, by the submission of an agreed-upon form of order to the Bankruptcy Court. That order provides that the contracts, including the A&I Agreement are rejected, but reserves the parties' rights as to the effect of the rejection. The order was signed by the Bankruptcy Court on March 14, 2001.

    On June 25, 2001, NWI and FTL Inc. filed a motion seeking to reject certain prepetition settlement agreements and consent orders as executory contracts, to the extent that they required, or could be construed to require post-Petition Date performance by FTL Inc. or NWI. A number of the

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parties to those agreements objected to this motion and it was continued from time to time, while NWI and FTL Inc. negotiated the EPA Settlement, and remains pending as of the date hereof. Under the terms of the EPA Settlement as embodied in the Plan, NWI will be liquidated and all contracts of NWI and FTL Inc., except for (a) contracts of the Apparel Business of FTL Inc. assigned under the Berkshire Agreement, (b) certain insurance contracts, and (c) the A&I Agreement, will be rejected under the Plan. To the extent that any contract, agreement, or order which was the subject of the pending motion to reject is deemed to be an executory contract, the claims of such parties will be NWI Claims. NWI and FTL Inc. believe that, regardless of whether these contract, agreements and consent orders are executory in nature, the claims, if any, of the other parties to these contracts, agreements, and consent orders will be Class 4B Claims.

    Under the terms of the EPA Settlement, Fruit of the Loom receives a release of all Claims asserted by Velsicol and TSC. Notwithstanding certain prepetition releases of Travelers Insurance Company by NWI and Velsicol (which FTL, Inc. and NWI believe remain effective), Velsicol has asserted that such releases of Travelers Insurance Company are not effective. It is uncertain whether the EPA Settlement will effect or preserve Velsicol's release of any claims against Travelers Insurance Company. To the extent, however, that Velsicol prevails on reviving its previously released claims against Travelers Insurance Company, Travelers Insurance Company believes that it would have indemnification Claims against FTL, Inc. and/or NWI (and possibly their successors and assigns) under the A&I Agreement and/or the Agreement of Settlement, Compromise and Release dated August 14, 1995. Travelers Insurance Company believes that such indemnification Claims may become administrative expense priority claims against FTL, Inc. and/or NWI. Fruit of the Loom believes that any indemnification Claim by Travelers Insurance Company would be a prepetition unsecured Claim classified in Class 4B.

    3.  THE TSC PREFERRED STOCK

    In connection with the management buyout of Velsicol in 1986, Northwest received an interest-bearing subordinated note, dated as of December 12, 1986, from Velsicol (the "VELSICOL NOTE") in the principal amount of $12 million. In 1992, as part of a corporate restructuring of Velsicol and TSC, NWI exchanged the aggregate amount of the principal and interest outstanding under the Velsicol Note, as a capital contribution to TSC, for certain preferred stock of TSC (the "TSC PREFERRED STOCK"), pursuant to the terms and conditions set forth in that certain Contribution Agreement (the "CONTRIBUTION AGREEMENT"), dated as of December 31, 1992, by and among NWI, Velsicol, and TSC. Under the terms of the Contribution Agreement and the TSC Preferred Stock, NWI is entitled to a liquidation preference for the TSC Preferred Stock in the event of a sale of the TSC or Velsicol common stock owned by TSC and other events constituting the sale of Velsicol's assets or business

    4.  SETTLEMENT WITH GOVERNMENTAL ENTITIES AND VELSICOL

    The EPA Settlement Term Sheet is a non-binding term sheet for a proposed EPA Settlement with the EPA and representatives of New Jersey, Illinois, Tennessee and Michigan which would govern the disposition of NWI's assets and liabilities. If approved by the other necessary parties, the EPA Settlement will be incorporated into the Plan and effectuated thereby. Under the terms of a settlement term sheet, the EPA and the relevant state agencies (the "GOVERNMENT PARTIES") would covenant not to sue FTL Inc. and NWI and would provide protection against claims for contribution made by third parties with respect to environmental liabilities in connection with the A&I Agreement, the NWI Sites and the Velsicol Sites. Under the proposed term sheet for that settlement:
(i) the real property owned by NWI will be transferred to a custodial trust (the "CUSTODIAL TRUST"); (ii) all the remaining assets of NWI, including the TSC Preferred Stock, will vest in a successor entity ("NWI SUCCESSOR"), which will liquidate the assets and distribute proceeds to the Governmental Parties and to holders of Allowed NWI Claims, including the Government Parties, all as provided therein; (iii) the Governmental Parties'

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administrative claims will be limited to $4.45 million; and (iv) all claims by
Velsicol and TSC will be released. As a part of this proposed settlement, the Government Parties will covenant not to sue Fruit of the Loom and any successors thereto, including Purchaser, and will provide contribution protection to Fruit of the Loom and the successors thereto, including Purchaser, with respect to the environmental matters addressed by the settlement, including those arising with respect to the NWI Sites, the Velsicol Sites and the A&I Agreement. Under the terms of the settlement, Secured Creditors of NWI and FTL Inc., and the holders of Allowed NWI Claims will only be entitled to receive distributions after the proceeds of the TSC Preferred Stock exceed $29.45 million. For a more complete description of this settlement, see Sections VII.C.18 and VII.B.5.

    5.  SETTLEMENT WITH MAGNETEK

    FTL Inc. and Magnetek have entered into a settlement agreement dated as of November 14, 2001 (the "MAGNETEK SETTLEMENT AGREEMENT"). The Magnetek Settlement Agreement is subject to and conditioned upon approval by the Bankruptcy Court and Fruit of the Loom intends to file a motion seeking approval of that agreement separately or as a part of the Plan. The Magnetek Settlement Agreement provides the following: (a) Magnetek releases all claims, rights, and causes of action against FTL Inc. and NWI for any matters arising under or related to the Environmental Agreement, the Universal Stock Transfer Agreement, and related agreements and documents, and (b) FTL Inc. and Magnetek resolve a dispute regarding the application of certain tax benefits under the Universal Stock Transfer Agreement such that FOL Liquidation Trust will be entitled to 50% of certain tax benefits arising from or related to payments made by Fruit of the Loom to settle the LMP litigation, which are realized by Magnetek in excess of the first $5 million.

M.  PREFERENCE ANALYSIS AND OTHER AVOIDANCE ACTIONS

    Under the Bankruptcy Code, Fruit of the Loom, as debtors in possession, have the right to avoid and undo certain prepetition transactions and return any property (or value) transferred in those transactions to their respective estates for the benefit of their respective creditors. These rights and causes of action are referred to as "AVOIDANCE ACTIONS." Avoidance Actions may include actions to set aside (a) transfers made by Fruit of the Loom within the 90 days before the Petition Date, or within one year before the Petition Date if the transfer was to or for the benefit of any insider, (b) transfers made within one year before the Petition Date, not for reasonably equivalent value, in which case the property may be recovered for the benefit of the estate and,
(c) pursuant to section 544(b) of the Bankruptcy Code, transfers which are avoidable under applicable state law by any creditor of Fruit of the Loom.

    Under the terms of the DIP Facility, Fruit of the Loom granted the DIP Lenders a first priority lien on all avoidance actions and the proceeds thereof.

    Fruit of the Loom is reviewing the transactions potentially subject to Avoidance Actions. For a description of the Committee Avoidance Action commenced by the Unsecured Creditors Committee, SEE SECTION VI.J.3 ("OTHER LEGAL PROCEEDINGS--COMMITTEE AVOIDANCE ACTION AGAINST PREPETITION SECURED CREDITORS"). In particular, Fruit of the Loom has reviewed all payments made during the 90 days before the Petition Date and has examined the aggregate payments (over a certain aggregate threshold amount) made to any single person or entity, to determine if an Avoidance Action may be brought. As a result of this analysis, Fruit of the Loom has identified approximately 300 persons or entities who received potentially preferential payments during that 90 day period. Fruit of the Loom estimates that there may be recoverable preferences of between $10 million and $18 million, based on aggregate payments made during the period of approximately $120 million. However, there may be affirmative defenses and other issues of proof, which make this range of value extremely speculative. In addition, certain of the potential defendants were critical vendors and others to whom postpetition payment of prepetition amounts was approved by prior order of the Bankruptcy Court.

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    Fruit of the Loom has commenced Avoidance Actions, seeking to recover preferential payments, or has entered into tolling agreement with persons or entities who may have received preferential payments, extending the time to bring an Avoidance Action to June 30, 2002, with approximately 180 persons or entities. Substantially all of the Avoidance Actions are against persons or entities who are, or would be (if the Avoidance Actions are successful), holders of Trade Claims in Class 4A or Class 5.

    Under the terms of the Plan, Fruit of the Loom releases any Avoidance Actions already commenced, and waives the right to commence additional Avoidance Actions against holders of Class 4A or Class 5 Claims, except that Fruit of the Loom retains the right to assert any such Avoidance Action as a set off or recoupment against any holder of an Administrative Expense, Priority, or Other Secured Claim who is also a beneficiary of a transfer subject to Avoidance Action solely as to any such Administrative Expense, Priority or Other Secured Claim, (but not against the Deficiency Claim or any Administrative Expense Claim of the Prepetition Secured Creditors). The waiver of Avoidance Actions is a part of the settlement of the Committee Avoidance Action and also serves to preserve existing vendor relations which are necessary for the Apparel Business.

N.  NEGOTIATION OF THE PLAN

    1.  THE INITIAL PLAN

    Since the summer of 2000, Fruit of the Loom has had extensive discussions with the Noteholders Steering Committee and the Bank Steering Committee, representing the Prepetition Secured Creditors, regarding the terms of a plan of reorganization for Fruit of the Loom, including the capital structure for a reorganized Fruit of the Loom and a myriad of intercreditor issues. Initially, in August of 2000, the Prepetition Secured Creditors requested that Fruit of the Loom defer the preparation of a formal term sheet for a plan of reorganization until the Prepetition Secured Creditors resolved certain intercreditor issues.

    After numerous negotiating sessions and meetings during the fall of 2000 between Fruit of the Loom, its advisors, and the representatives of the Prepetition Secured Creditors, in November 2000 the representatives of the Prepetition Secured Creditors presented Fruit of the Loom with a formal proposed term sheet for a plan of reorganization that had the preliminary support of both the Bank Steering Committee and the Noteholders Steering Committee. At the request of the representatives of the Prepetition Secured Creditors, however, Fruit of the Loom again delayed completion of the proposed term sheet to permit the representatives of the Prepetition Secured Creditors time to address certain intercreditor issues among themselves.

    Negotiations with the representatives of the Prepetition Secured Creditors continued through December 2000 and January 2001. In January 2001, Fruit of the Loom prepared a term sheet reflecting the agreements reached (the "PLAN TERM SHEET"). Further negotiations followed regarding the Plan Term Sheet.

    In late January 2001, new issues were raised. There were negotiations through February regarding the issues raised and certain remaining open points in the Plan Term Sheet. Finally, at the end of February, Fruit of the Loom reached agreement with both the Bank Steering Committee and the Noteholders Steering Committee on the remaining open points and filed the Initial Plan on March 15, 2001.

    Fruit of the Loom believes that the Initial Plan was in compliance with the requirements of the Plan Term Sheet.

    2.  THE PLAN

    Prosecution of the Initial Plan was deferred by the Committee Stay Motion and then by the mediation. As a result of the mediation, the representatives of the Unsecured Creditors Committee, the

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Bank Steering Committee and the Noteholders Steering Committee and Fruit of the
Loom reached an agreement to resolve, among other things, the Committee Avoidance Action, and the treatment of secured and unsecured claims under a plan of reorganization for Fruit of the Loom. The agreement in principle, reached in the mediation, is embodied in the Plan. The Plan, to the extent necessary, constitutes a motion pursuant to Section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 to approve each and every settlement embodied in the Plan. At the Confirmation Hearing, to the extent required, Fruit of the Loom will adduce evidence in support of, and demonstrate the propriety of, the approval of these settlements as a part of the Plan. For a more complete discussion of these settlements, SEE SECTION IX.B ("CERTAIN FACTORS TO BE CONSIDERED--SETTLEMENTS EMBODIED IN THE PLAN").

                                      VII.
         SUMMARY OF JOINT PLAN OF REORGANIZATION FOR FRUIT OF THE LOOM

    THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT, TO THE EXHIBITS ATTACHED THERETO, AND TO THE PLAN SUPPLEMENT.

    THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

    THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND EQUITY INTERESTS IN FRUIT OF THE LOOM UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN FRUIT OF THE LOOM, ANY REORGANIZED FRUIT OF THE LOOM, AND OTHER PARTIES IN INTEREST.

    The Plan is the product of diligent efforts by Fruit of the Loom, the Prepetition Secured Creditors, the Unsecured Creditors Committee and various creditor constituencies to formulate a plan which provides for a fair allocation of the value of Fruit of the Loom's assets in an orderly manner, consistent with the provisions of the Bankruptcy Code and applicable nonbankruptcy law. The Plan embodies a series of interrelated and interdependent settlements, which are reflected in the Distributions to holders of Allowed Claims under the Plan. The Plan constitutes a motion, pursuant to, Bankruptcy Rule 9019, and Sections 105 and 1123 of the Bankruptcy Code to approve each and all of the settlements which are embodied and incorporated in the Plan.

    Under the Plan, Claims against and Equity Interests in Fruit of the Loom are divided into Classes according to their seniority and other criteria. If the Plan is confirmed by the Bankruptcy Court, and consummated, holders of Claims in Classes 1, 2, 3, 4, and 5 will receive Distributions of Cash and, as applicable, the beneficial interests of FOL Liquidation Trust (Class 2 only), the Unsecured Creditors Trust (Class 4A only) and the NWI Successor (Class 4B only). The assets associated with the Apparel Business, including the capital stock of FTL Caribe and certain of the subsidiaries of Union Underwear, will be transferred to the Purchaser and the proceeds will be used to fund the distributions provided for under the Plan, establish any necessary reserves, and fund the operations of FOL Liquidation Trust, and the Unsecured Creditors Trust. In addition, each of the Plan Entities will also be funded with the proceeds of the Non-Core Assets which vest in that particular Plan Entity.

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    In conjunction with the Plan, Fruit of the Loom has made limited financial projections of earnings and cash flows for each of the fiscal years 2001 through 2003, which financial projections are attached as Exhibit B to the Disclosure Statement. Fruit of the Loom believes that its creditors will receive greater and earlier recoveries under the Plan than under any other available alternative, including a liquidation of the Apparel Business. SEE
SECTION XIII--"ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN".

A.  SECURITIES ISSUED UNDER THE PLAN

    1.  EQUITY SECURITIES TO BE ISSUED PURSUANT TO PLAN

    a.  NEWCO MEMBERSHIP INTERESTS.

    In accordance with the terms of the Agreement, Newco will be formed as a single member limited liability company under the laws of the State of Delaware, with Union Underwear as its sole member. On and after the Effective Date, all the assets of Union Underwear used in the Apparel Business, other than the capital stock of subsidiaries, will vest in Newco, in accordance with
Section 7.3.2 of the Plan. Purchaser will acquire all the membership interests in Newco on the Effective Date.

    b.  NEW CAPITAL STOCK OF DIRECT AND INDIRECT SUBSIDIARIES OF UNION
UNDERWEAR.

    On the Effective Date, all existing capital stock of each of the Debtors who are Directly Transferred Subsidiaries and Indirectly Transferred Subsidiaries will be cancelled and New Common Stock will be issued. The New Common Stock of the Directly Transferred Subsidiaries will be issued to Union Underwear, which will immediately transfer such stock to Purchaser; the New Common Stock of each of the Indirectly Transferred Subsidiaries will be issued to Purchaser or one of the Directly Transferred Subsidiaries that is its immediate corporate parent, as designated by Purchaser.

B.  GENERAL DESCRIPTION OF CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

    In the Plan, Fruit of the Loom has classified the Claims against and Equity Interests in it in accordance with the Bankruptcy Code.

    In all cases, Fruit of the Loom and FOL Liquidation Trust or the Unsecured Creditors Trust, as applicable reserve the right, at their option, to prepay, without penalty or premium, any amount that the Plan provides will be paid after the Effective Date.

    The treatment of any Claim or Equity Interest under the Plan will be in full satisfaction, settlement, release and discharge of and in exchange for such Claim or Equity Interest. The Confirmation Order will be a judicial determination of the discharge of all Liabilities of Fruit of the Loom, except as specifically provided in the Plan or the Confirmation Order and except for the Liquidating Debtors, FTL Cayman, and NWI. On the Effective Date, members of Fruit of the Loom, other than the Liquidating Debtors, FTL Cayman, and NWI will be discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Equity Interests, except as specifically provided in the Plan or the Confirmation Order. All Distributions or other transfers to be made to holders of Allowed Claims or Allowed Equity Interests will be made by the applicable Plan Entity in accordance with the terms of the Plan.

    The Plan is formulated based upon the substantive consolidation of FTL Cayman, Union Underwear and the subsidiaries of Union Underwear and the deemed partial consolidation of FTL Inc. (except for NWI Claims which are claims against FTL Inc.), all pursuant to the settlements which are embodied in the Plan. The estate of NWI is treated separately under the Plan for certain purposes and is not substantively consolidated.

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    Claims against NWI and certain environmental Claims asserted directly against FTL Inc., including Claims against FTL Inc. arising from its equity interest in, and other relationship with, NWI (collectively, the "NWI CLAIMS") are classified in Classes 1B and 4B, and otherwise will be considered a separate subclass of any class in which such Claims would otherwise be classified and shall be treated as provided in Section 7.22 of the Plan, through the liquidation of NWI.

    1.  TREATMENT OF UNCLASSIFIED CLAIMS

    a.  ADMINISTRATIVE EXPENSE CLAIMS.

    Administrative Expense Claims include Claims for the costs and expenses of administration of the Reorganization Cases of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, among other things,
(a) any actual and necessary costs and expenses of preserving the Estates of Fruit of the Loom, (b) any actual and necessary costs and expenses of operating the businesses of Fruit of the Loom in the ordinary course, (c) any indebtedness or obligations incurred or assumed by Fruit of the Loom in the ordinary course of business in connection with the conduct of its business, (d) claims for reclamation Allowed in accordance with section 546(c)(2) of the Bankruptcy Code and any Bankruptcy Court order authorizing Fruit of the Loom's reconciliation procedure for allowing reclamation claims, (e) any "Professional Fees" of the kind described in clause (a) of the definition thereof, whether fixed before or after the Effective Date, (f) any fees or charges assessed against and payable by the Consolidated Estate under section 1930 of title 28, United States Code (including post-Confirmation Date and post-Effective Date fees and charges), and
(g) any Claim against Fruit of the Loom or any member thereof (i) has not been determined by a Final Order of the Bankruptcy Court to constitute a Prepetition Claim and (ii) the payment of which is or has been authorized by any applicable Final Order of the Bankruptcy Court.

    Fruit of the Loom estimates that the total amount of the Allowed Administrative Claims (other than payments under the Adequate Protection Order) will not exceed $50 million. In reaching that estimate, Fruit of the Loom reviewed Administrative Claims filed to date and considered the fact that Fruit of the Loom has remained current on its on-going, ordinary course postpetition obligations. Fruit of the Loom estimates that there will be unpaid Professional Fees of approximately $20 million, employee severance, retention, and emergence bonuses of approximately $13 million, the NWI Allowed Administrative Expense Claim of up to $4.45 million, and miscellaneous other Administrative Expense Claims of approximately $7 million.

    All Allowed Administrative Expense Claims will be paid in Cash, in full, on the Effective Date, or as soon as practicable after such Claims become Allowed Claims if the date of allowance is later than the Effective Date, or in such amounts and on such other terms either as may be agreed on between the holders of such Claims and Fruit of the Loom or FOL Liquidation Trust, or according to the ordinary business terms agreed upon by, and in the ordinary course of business of, Fruit of the Loom or FOL Liquidation Trust and such holders. For a further description of the treatment of NWI Claims which are Allowed Administrative Expense Claims, see subsection 5, below, and SECTION VII.C.18, "SUMMARY OF JOINT PLAN OF REORGANIZATION FOR FRUIT OF THE LOOM--MEANS FOR IMPLEMENTATION OF THE PLAN--LIQUIDATION OF NWI; TREATMENT OF NWI CLAIMS". Fruit of the Loom estimates that the amount of Allowed Administrative Expense Claims that are unpaid as of the Effective Date will aggregate less than $50 million (excluding remaining Adequate Protection Payments, which are estimated to be approximately $20 million).

    b.  DIP FACILITY CLAIMS.

    All Allowed DIP Facility Claims against the Debtors will be paid (a) on the Effective Date, in full, in Cash, or in a manner otherwise permitted pursuant to the terms of the DIP Facility and the Postpetition Credit Agreement, or (b) on such other terms as may be mutually agreed upon between (i) the holders of the DIP Facility Claims and (ii) Fruit of the Loom or the applicable Liquidation Agent, as the case may be. Under the Berkshire Agreement, on the Effective Date Purchaser will replace or assume all letters of credit outstanding under the DIP Facility without reduction of the

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purchase price under the Berkshire Agreement. Fruit of the Loom estimates that the amount of Allowed DIP Facility Claims will consist primarily of letters of credit and aggregate less than $100 million as of the Effective Date.

    c.  PRIORITY TAX CLAIMS.

    Priority Tax Claims consist of Claims entitled to priority under sections 502(i) and 507(a)(8) of the Bankruptcy Code. On the Effective Date, or as soon as practicable after an Allowed Priority Tax Claim (other than Allowed Priority Tax Claims which are NWI Claims) becomes an Allowed Claim if the date of allowance is later than the Effective Date, each holder of an Allowed Priority Tax Claim (other than Allowed Priority Tax Claims which are NWI Claims) shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for its Claim: (a) deferred Cash payments in an aggregate principal amount equal to the amount of the Claim plus interest on the unpaid portion thereof at the rate of six percent (6%) per annum from the Effective Date through the date of payment thereof; or (b) such other treatment as to which Fruit of the Loom or FOL Liquidation Trust (as the case may be) and the holder shall have agreed upon in writing. If deferred Cash payments are made to a holder of an Allowed Priority Tax Claim, payments of principal shall be made in annual installments, the amount of each installment being equal to ten percent (10%) of the Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on the first anniversary of the Effective Date and subsequent payments to be due on each successive anniversary of the first payment date or as soon thereafter as is practicable; PROVIDED, HOWEVER, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis of the Allowed Priority Tax Claim shall be paid on the first Business Day following such date together with any accrued and unpaid interest to the date of payment; and PROVIDED FURTHER that Fruit of the Loom and FOL Liquidation Trust reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance on any Allowed Priority Tax Claim, in full at any time on or after the Effective Date without premium or penalty. See subsection 5., below, and Section VII.C.18, "MEANS FOR IMPLEMENTATION OF THE PLAN;--LIQUIDATION OF NWI; TREATMENT OF NWI CLAIMS" for a further description of the treatment of Priority Tax Claims which are NWI Claims.

    Fruit of the Loom estimates that the amount of Priority Tax Claims asserted against it will aggregate not more than approximately $80 million; Fruit of the Loom estimates that the actual Allowed amount of Priority Tax Claims will be substantially less.

    2.  UNIMPAIRED CLASSES OF CLAIMS

    a.  CLASS 1: PRIORITY NON-TAX CLAIMS.

    Class 1A consists of all Claims entitled to priority under section 507(a) of the Bankruptcy Code, other than Priority Tax Claims, Administrative Expense Claims, and NWI Claims. Class 1B consists of all NWI Claims entitled to priority under section 507(a) of the Bankruptcy Code, other than Priority Tax Claims and Administrative Claims. These Claims include, among other things, certain Unsecured Claims for wages, salaries, or commissions, including vacation, severance, and sick leave pay earned within 90 days of the Petition Date and subject to a maximum of $4,300 per individual, and certain unsecured claims for contribution to any employee benefit plan, subject to a maximum of $4,300 per covered employee.

    On the Effective Date, each holder of an Allowed Class 1A Priority Non-Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for its Claim: (a) Cash equal to the Allowed amount of the Claim, or (b) such other treatment as to which Fruit of the Loom (before the Effective Date) or FOL Liquidation Trust (after the Effective Date) and the holder shall have agreed upon in writing.

    Each holder of an Allowed Class 1B Priority Non-Tax Claim shall receive, in full satisfaction and discharge of and in exchange for its Claim: (a) Cash proceeds of the liquidation of NWI equal to the Allowed amount of its Claim, or
(b) such other treatment as the holder and NWI or the Plan Entity shall have agreed upon in writing.

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    Fruit of the Loom estimates that the amount of the Allowed Class 1A Priority
Non-Tax Claims will aggregate not more than approximately $2 million and that there will be no Class 1B Allowed Priority Non-Tax Claims.

    3.  TREATMENT OF IMPAIRED CLASSES OF CLAIMS

    a.  SECURED CLAIMS IN GENERAL.

    A Secured Claim is a Claim against a member of Fruit of the Loom that is secured by a Lien on Collateral to the extent of the value of the Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or as otherwise agreed upon in writing by Fruit of the Loom and the holder of such Claim, subject to the approval of the Bankruptcy Court. To the extent that the value of such interest is less than the amount of the Claim which has the benefit of such security, such Claim is an Unsecured Deficiency Claim unless, in any such case, a secured claimant makes a valid and timely election under section 1111(b) of the Bankruptcy Code to have its Claim treated as a Secured Claim to the extent Allowed.

    b.  CLASS 2: PREPETITION SECURED CREDITOR CLAIMS.

    Subject to adjustment (as described below), each holder of a Prepetition Secured Creditor Claim shall receive in full satisfaction, settlement, release, and discharge of, and in exchange for, its Claim: (a) a Ratable Proportion of Cash in the amount of $275 million, subject to adjustment upward to $300 million based on net proceeds of asset sales by Fruit of the Loom on or after January 1, 2001, (b) the other Cash amounts comprising the Secured Creditor Payment under the Plan, and (c) a Ratable Proportion of 92.5% of the interests in FOL Liquidation Trust representing 92.5% of the Adjusted Apparel Business Sales Proceeds and 92.5% of the net liquidation proceeds of the Non-Core Assets held by FOL Liquidation Trust, and (d) to the extent available in accordance with the EPA Settlement Agreement, the NWI Reimbursement Amount (of up to $4,450,000) (collectively, a "BASE DISTRIBUTION"). Any deficiency amount relating to an Allowed Secured Claim in this Class shall be treated as a Class 4 Unsecured Claim. The holders of the Class 2 Claims waive any right for their deficiency claims to participate in the Distributions on account of Class 4A, but reserve their right to vote in Class 4. In addition, solely to the extent that the EPA Settlement Agreement is approved by the other necessary parties and is implemented by the Plan, the Class 2 Claims which are Secured NWI Claims will be waived as against the assets of NWI Successor and the Custodial Trust.

    The Distributions to holders of Allowed Class 2 Secured Claims will be adjusted to account for the varying amounts paid to holders under the Final Adequate Protection Order, so that (a) all Adequate Protection Payments (excluding payments to professionals) shall be deemed to have been payments on the principal amount (determined as of the later of the Petition Date and the date upon which the Allowed Class 2 Secured Claims became undersecured) of each Prepetition Secured Claim (unless the Bankruptcy Court determines otherwise), and (b) solely for the purposes of Section 5.4.2 of the Plan there will be an adjustment (the "TRUE-UP"), in the amount to be distributed to each holder of a Prepetition Secured Claim to adjust for the fact that Adequate Protection Payments were made during the bankruptcy cases based on the interest rates set forth in the documents applicable to the various Prepetition Secured Claims rather than on a single rate applicable to all Prepetition Secured Claims (the difference between the payments that were actually made and the payments that would have been made using a single rate being the "DIFFERENTIAL"). The True-Up will be calculated at an amount equal to 75% of the Differential from the Petition Date through February 28, 2001, and 100% of the Differential from March 1, 2001 through the Effective Date. The Allowed amount of the Claims of the holders of the 7% Debentures is the subject of a pending objection; the parties are engaged in settlement discussions which may result in a proposed resolution. If not resolved, the disputed portion of 7% Debentures Claims will be treated as a Disputed Claim for purposes of Distribution and the disputed portion of the Senior Notes, together with a reserve for the amount of the True-Up, will be reserved for accordingly.

    Pursuant to the Plan, on the Confirmation Date, the Prepetition Secured Creditor Claims are to be deemed Allowed Prepetition Secured Creditor Claims in the aggregate amount of approximately

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$1.116 billion, as set forth in Schedule 1 to the Plan; subject to the adjustments to be made for the Adequate Protection Payments, True-Up, and Differential. Fruit of the Loom estimates the recovery to holders of the Allowed Prepetition Secured Claims (without adjustment for the Adequate Protection Payments, and True-Up), to be approximately 72.7% of their Allowed Claims (including the Deficiency Claims).(10)

    c.  CLASS 3: OTHER SECURED CLAIMS.

    Each holder of an Allowed Secured Claim against Fruit of the Loom that is not an Allowed Prepetition Secured Creditor Claim shall be treated as a separate subclass of Class 3. Each holder of an Allowed Other Secured Claim will receive (in each case, in full satisfaction, settlement, release, and discharge of and in exchange for its Claim), either: (a) cash on the Effective Date equal to the allowed amount of its Other Secured Claim, (b) secured notes on terms that satisfy section 1129(b)(2)(A) of the Bankruptcy Code (or other treatment permitted thereunder), (c) Reinstatement of its Other Secured Claim, (d) the Collateral securing its Other Secured Claim, or (e) such other treatment as may be agreed upon in writing between the holder and Fruit of the Loom or Reorganized Fruit of the Loom; provided, however, that the holder of an Allowed Other Secured Claim may not receive the treatment set forth in clause (a), (c), or (e) if the Allowed amount of the Allowed Other Secured Claim exceeds $250,000 (or the aggregate amount of all Other Allowed Claims to receive such treatment exceed $1.5 million), unless the Prepetition Secured Creditors Consent to such treatment with respect to that Claim. Notwithstanding the foregoing, any Other Secured Claim that is secured by property transferred to Purchaser under the Berkshire Agreement shall be treated in accordance with clause (a) above, unless Purchaser consents to different treatment. Any deficiency amount relating to an Allowed Secured Claim in this Class shall be treated as a Class 4 Unsecured Claim or a Class 5 Trade Convenience Claim, as applicable.

    Fruit of the Loom estimates that the aggregate amount of the Allowed Class 3 Other Secured Claims will not exceed $2 million.

    d.  CLASS 4: GENERAL UNSECURED CLAIMS.

    (i) CLASS 4A. Class 4A consists of all Unsecured Claims against any member of Fruit of the Loom other than NWI Claims. Class 4 Unsecured Claims include, among others, (i) Claims in respect of the rejection of leases of nonresidential real property and executory contracts; (ii) Claims relating to personal injury, property damage or products liability or other similar Claims that have not been compromised and settled or otherwise resolved; (iii) deficiency Claims arising from undersecured Claims in Class 3 (after giving effect to the election, if any such election is made, by Class 3 or any members thereof to have their Claims treated in accordance with section 1111(b) of the Bankruptcy Code); and
(iv) Claims of Fruit of the Loom's trade vendors, suppliers, and service providers.

    Each holder of an Allowed Unsecured Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for its Claim and in full settlement of the Committee Avoidance Action, a beneficial interest in the Unsecured Creditors Trust representing its Ratable Proportion of
(i) a beneficial interest in the Unsecured Creditors Trust, which shall hold 7.5% of the interests in FOL Liquidation Trust representing 7.5% of the Adjusted Apparel Business Sales Proceeds and 7.5% of the net proceeds of the liquidation of Non-Core Assets held by FOL Liquidation Trust, and (ii) the UCT Claims. The Plan provides that Fruit of the Loom will waive and release its Avoidance Actions against holders of Class 4A Claims, except as a defense or offset to any proof of claim for an Other Secured, Administrative Expense, or Priority Claim by such holder (but no such defense or offset may be raised against the Deficiency Claims or Administrative Expense Claims of the Prepetition Secured Creditors in such capacity). The Plan also provides that the holders of the Allowed Class 2 Claims waive any Distributions on any deficiency claim included in Class 4A. Fruit of the Loom projects that an initial

------------------------
(10) Even assuming that all of the Adequate Protection Payments are applied to the principal amount of the Allowed Prepetition Secured Claims, the recovery to holders would only be approximately 93% of their Allowed Claims (including the Deficiency Claims).

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Distribution will be made to holders of Allowed Class 4A Claims within 6 months after the Effective Date.

    Fruit of the Loom estimates that the aggregate amount of Allowed Class 4A Unsecured Claims is approximately $450 million. The deficiency Claims of holders of the Class 2 Claims are included in Class 4A for voting purposes only in the amount of approximately $91 million and are not included in this estimate. Fruit of the Loom estimates that the recovery to holders of Allowed Class 4A Claims will be in the range of approximately $44 to $47 million, or approximately 10% of their Allowed Claims. The ultimate aggregate Allowed amount of the Class 4A Claims may be greater or less than the estimated amount. If the aggregate amount of Allowed Class 4A Claims is greater, this will reduce the percentage recovery by holders of all Allowed Class 4A Claims.

    (ii) CLASS 4B. Class 4B consists of all Unsecured Claims which are NWI Claims, including the Deficiency Claims of the Prepetition Secured Creditors in the aggregate amount of approximately $91 million. The Plan implements the EPA Settlement; under the terms of that settlement each holder of an Allowed
Class 4B Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, its Claim, its Ratable Proportion of 50% of the proceeds of the sale or other disposition of Velsicol that results in the payment of proceeds with respect to the TSC Preferred Stock, after (a) the payment to the Custodial Trust of $25 million for the payment of certain environmental remediation expenses anticipated to be incurred with respect to the NWI Sites and the Velsicol Sites, and (b) the payment of $4.45 million to the FOL Liquidation Trust in repayment of funds used to pay Allowed Administrative Expense Claims which are NWI Claims. Fruit of the Loom cannot predict the value of the Distributions, if any, that Class 4B will receive under the Plan.

    e.  CLASS 5: TRADE CONVENIENCE CLAIMS.

    This class consists of Allowed Unsecured Claims against Fruit of the Loom (other than NWI Claims), which arise out of the provision of goods or services to Fruit of the Loom before the Petition Date. In order to be considered a Trade Convenience Claim, the Allowed amount of the Claim must be $2,500 or less, or must be reduced by the holder thereof to $2,500.

    In lieu of the treatment that would otherwise apply to a Claim but for the fact that the Claim is also a Trade Convenience Claim (or a Claim that the holder thereof elects to have treated as a Trade Convenience Claim), and in full satisfaction, settlement, release, and discharge of and in exchange for its Claim, a holder of an Allowed Trade Convenience Claim shall receive Cash Distributions of up to 25% of its Allowed Trade Convenience Claim (subject to the Trade Convenience Claim Maximum Class Payment Amount, as defined below), subject to the following terms and conditions: A holder with an Allowed Claim in excess of the maximum amount applicable to Trade Convenience Claims ($2,500) may elect, by affirmatively so marking the Ballot it receives with respect to that Claim, to have that Claim treated as an Allowed Trade Convenience Claim. Such an election shall constitute the agreement of the holder to reduce the amount of its Claim to $2,500 and to waive any and all rights that it might otherwise have to receive any Distributions under the Plan with respect to the difference between the amount of its Allowed Claim and $2,500. Only an Entity holding a Class 4A Unsecured Claim which is a Trade Claim is eligible to make an election to have its Claim treated as a Class 5 Trade Convenience Claim. Once made, an election to have a Claim treated as a Trade Convenience Claim cannot be rescinded unless the Plan is revoked after confirmation pursuant to
Section 12.4 of the Plan for failure of the Effective Date to occur or, is modified or amended, prior to confirmation, in a manner that results in the resolicitation of votes to accept or reject the Plan from one or more Classes (and, in case of any such resolicitation, only if the holder is a member of the Class from which votes to accept or reject the Plan are resolicited). No interest shall be paid on any Class 5 Trade Convenience Claim.

    Pursuant to the Plan, Fruit of the Loom will waive its Avoidance Actions against holders of Class 5 Claims, except as a defense or offset to a proof of Other Secured, Administrative Expense, or Priority Claim asserted by any such holders.

    The total amount of Cash payments to be made to the members of Class 5 shall not exceed $1.5 million (the "TRADE CONVENIENCE CLAIM MAXIMUM CLASS PAYMENT AMOUNT") and if the total amount

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of Allowed Trade Convenience Claims exceeds $6 million, each holder of a claim in this Class shall receive a pro rata share of Cash totaling $1.5 million.

    After giving effect to substantive consolidation as provided for in the Plan, there are approximately 2,849 Trade Convenience Claims asserted in amounts of up to $2,500 each, in the aggregate asserted amount of approximately
$1.9 million. According to Fruit of the Loom's records there are an additional 624 claims which are asserted in amounts of between $2,501 and $6,250, totaling approximately $2.5 million. If all of the holders of these Claims elect to be treated as Trade Convenience Claims, the total Class 5 Claims will be approximately $4.48 million and the total amount distributed to holders of Class 5 Claims will be approximately $900,000, which represents a 25% distribution, based on the reduction of Claims over $2,500 to the amount of $2,500 in order to participate in this Class.

    f.  CLASS 6: CREDITORS' SECURITIES FRAUD CLAIMS.

    Class 6 consists of Claims asserted by present and former holders of Claims against Fruit of the Loom for alleged violations of state and federal securities laws. All Creditors' Securities Fraud Claims shall be subordinated, pursuant to section 510(b) of the Bankruptcy Code, to all other Allowed Claims and holders of Creditors' Securities Fraud Claims will not receive or retain any Distribution under the Plan with respect to their Creditors' Securities Fraud Claims.

    4.  IMPAIRED CLASSES OF INTERESTS

    a.  CLASS 7: OLD CAPITAL STOCK.

    Class 7 consists of all Equity Interests with respect to the Old Common Stock of FTL Cayman, the Old Preferred Stock of FTL Inc., and the Old Common Stock of FTL Inc., each of which shall be a separate subclass of Class 7. On the Effective Date in the case of the Old Preferred Stock of FTL Inc. and at least one business day after the Effective Date in the case of the Old Common Stock of FTL Inc., the certificates evidencing such Equity Interests will be cancelled and the holders thereof shall receive no Distributions under the Plan on account of those interests. The Old Common Stock of FTL Cayman will be treated in accordance with a winding up of FTL Cayman following the consummation of the Scheme of Arrangement.

    b.  CLASS 8: TRANSFERRED SUBSIDIARY EQUITY INTERESTS.

    Class 8 consists of all equity interests with respect to the issued and outstanding shares of common stock of the members of Fruit of the Loom that are Transferred Subsidiaries, which excludes FTL Cayman, NWI, FTL Inc., Union Underwear, and the other Liquidating Debtors. On the Effective Date, the certificates evidencing the Equity Interests will be cancelled and the holders shall not be entitled to receive any Distributions under the Plan on account of the Transferred Subsidiary Equity Interests. New Common Stock of the Transferred Subsidiaries will be issued or transferred to Purchaser at the direction of Sellers.

    c.  CLASS 9: OTHER EQUITY INTERESTS.

    Class 9 consists of any Equity Interest in any member of Fruit of the Loom not otherwise classified in Class 7 or Class 8 and specifically includes the Equity Interests in the Liquidating Debtors, including NWI. One Business Day after the Effective Date, the certificates, if any, evidencing such Equity Interests will be cancelled and the holders thereof shall receive no Distributions under the Plan on account of those interests.

    5.  NWI CLAIMS

    Pursuant to Section 7.22 of the Plan, NWI will be liquidated by NWI Successor, an entity appointed under the Plan; except that the ownership of the NWI Sites will vest in the Custodial Trust. In the absence of the EPA Settlement Agreement, the net proceeds of the liquidation would have been applied in accordance with Bankruptcy Code section 1129(b), with the result that upon the satisfaction of the Allowed Claims of the Prepetition Secured Creditors against NWI (by Distributions under the Plan, compromise, or otherwise), such proceeds shall be used for the payment in full of Allowed NWI

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Claims that constitute Administrative Priority Claims, Allowed NWI Claims that constitute Priority Non-Tax Claims, and Allowed NWI Claims that constitute Priority Tax Claims. Any remaining proceeds of the liquidation shall be distributed, pro rata, to holders of Allowed Unsecured NWI Claims (Class 4B). However, it is intended that the Plan will implement the EPA Settlement Agreement reached with the Governmental Parties regarding NWI's and FTL Inc.'s alleged prepetition and postpetition environmental obligations, assuming the other necessary consents and approvals are obtained. Under the terms of this settlement, the first $25 million of distributions in respect of the TSC Preferred Stock and the proceeds of certain insurance claims will be distributed to Custodial Trust to pay certain environmental remediation costs. The next $4.45 million of proceeds of the TSC Preferred Stock will go to FOL Liquidation Trust. The remaining proceeds of the TSC Preferred Stock shall be distributed 50% to the Custodial Trust, and 50%, pro rata, to holders of Allowed NWI Claims (Class 4B).

C.  MEANS FOR IMPLEMENTATION OF THE PLAN

    The members of Fruit of the Loom (other than the Liquidating Debtors, FTL Cayman, and NWI) will continue to exist after the Effective Date as Reorganized Fruit of the Loom, the capital stock of which shall be owned by Purchaser or a designated subsidiary of Purchaser, each with all of the powers of a corporation under applicable law. The amended bylaws and amended certificates of incorporation for each member of Reorganized Fruit of the Loom will be filed as part of the Plan Supplement and will contain such provisions as are necessary to satisfy the provisions of the Plan and, to the extent necessary, to prohibit the issuance of nonvoting equity securities (other than any warrants) as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of the amended bylaws and the amended certificates of incorporation after the Effective Date as permitted by applicable law. Except as otherwise provided in the Plan, the amended bylaws and amended certificates of incorporation will contain such indemnification provisions applicable to the officers, directors, and employees of Reorganized Fruit of the Loom and such other Persons as the boards of directors of Reorganized Fruit of the Loom may, in their discretion, deem to be appropriate.

    1.  SUBSTANTIVE CONSOLIDATION

    The Plan and Disclosure Statement shall be deemed to be a motion, pursuant to section 105(a) of the Bankruptcy Code, for approval of the substantive consolidation of Fruit of the Loom, to the extent provided in the Plan, such that on the Effective Date the Estates of the members of Fruit of the Loom (other than NWI and the NWI Claims) will be substantively consolidated for all purposes related to the Plan, including for purposes of voting, confirmation, Distributions, and Claim determinations (such Estates, excluding NWI and the NWI Claims., collectively, the "CONSOLIDATED ESTATE"). The substantive consolidation of the Consolidated Estate shall have the following effects:

     A. All assets and Liabilities of the Estates of the members of Fruit of the Loom (other than NWI and the NWI Claims) shall be treated as though they were assets and Liabilities of the single Consolidated Estate;

     B. No Distributions shall be made under the Plan on account of intercompany Claims among the members of Fruit of the Loom;

     C. No Distributions shall be made under the Plan on account of the Subsidiary Equity Interests except to the extent set forth in sections
        5.10 or 7.7 of the Plan (or in other Plan Sections referenced in those sections);

     D. All guaranties by any member of Fruit of the Loom of the obligations of any other member of Fruit of the Loom and any Liability (whether primary or secondary, or individual or joint and several) of members of Fruit of the Loom with respect to members of the Fruit of the Loom Group shall be deemed to be one obligation of the Consolidated Estate; and

     E. Each and every Claim filed, to be filed, or deemed to have been or to be filed in the Reorganization Cases against any member of Fruit of the Loom (other than NWI and the

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        NWI Claims) shall be deemed filed against the Consolidated Estate, and shall be deemed to be one Claim against, and the Liability of, the Consolidated Estate.

    The substantive consolidation provided for herein shall not (a) other than for purposes related to the Plan and Distributions to be made hereunder affect
(i) the legal and corporate structures of Fruit of the Loom or Reorganized Fruit of the Loom, (ii) the Subsidiary Equity Interests, (iii) the obligations owed by any of the Nondebtor Affiliates to any members of Fruit of the Loom or any other Entity, and (iv) any obligations under any executory contract or unexpired leases assumed in the Plan or otherwise in the Reorganization Cases, and
(b) affect the DIP Facility. The Estate of NWI and its assets and properties and the NWI Claims will not be substantively consolidated with the Estates of Fruit of the Loom or any member thereof.

    Fruit of the Loom believes that substantive consolidation of the members of Fruit of the Loom (other than NWI and the NWI Claims) is appropriate for several reasons. Fruit of the Loom conducted its business through a centralized cash management system. Although the members of Fruit of the Loom were maintained as distinct legal entities, they conducted business, and the business community treated the group, as one consolidated business entity. In addition, because the primary liabilities of Fruit of the Loom were shared among the members of Fruit of the Loom due to the existence of upstream, downstream, and cross-stream guaranties of many of the obligations incurred by individual members of Fruit of the Loom, Fruit of the Loom believes that substantive consolidation is required for purposes of the Plan and the Distributions to be made thereunder. Finally, no purpose would be served by imposing the substantial expenses and administrative burdens that would be borne by the Estates if separate valuations of each Estate's assets and liabilities were undertaken. SEE SECTION IX.B.4 ("CERTAIN FACTORS TO BE CONSIDERED--SETTLEMENTS EMBODIED IN THE PLAN--SETTLEMENT OF SUBSTANTIVE CONSOLIDATION DISPUTES"), for a more complete discussion of substantive consolidation.

    To the extent required, Fruit of the Loom will adduce evidence in support of, and demonstrate the propriety of, substantive consolidation at the Confirmation Hearing.

    2.  REORGANIZED FRUIT OF THE LOOM'S OBLIGATIONS UNDER THE PLAN

    On and after the Effective Date, Reorganized Fruit of the Loom (which includes Newco) will have no obligations under the Plan, except as expressly set forth in the Berkshire Agreement and except for obligations assumed under the Berkshire Agreement. The applicable Plan Entity will perform all other obligations of Fruit of the Loom under the Plan.

    3.  CANCELLATION OF EQUITY INTERESTS

    On the Effective Date without any further action, all existing Equity Interests, except for the Old FTL Cayman Capital Stock and except for the Transferred Subsidiary Equity Interests, will be cancelled, annulled, and extinguished, and any certificates representing such Equity Interests will be null and void. Notwithstanding the foregoing, the capital stock of FTL Inc. and Union Underwear will not be cancelled, annulled or extinguished until at least one Business Day after the Closing under the Berkshire Agreement.

    4.  THE BOARDS OF DIRECTORS OF REORGANIZED FRUIT OF THE LOOM

    On the Effective Date, the existing Board of Directors of each member of Fruit of the Loom shall be deemed to have resigned. The initial Board of Directors for each of the Reorganized Fruit of the Loom and Newco shall be designated by Purchaser. SEE SECTION IV.B.2 ("POST-CONSUMMATION DIRECTORS AND EXECUTIVE OFFICERS OF REORGANIZED FRUIT OF THE LOOM AND OTHER SUCCESSORS TO THE DEBTORS") for a description of the selection process for the initial Board of Directors of Reorganized Fruit of the Loom.

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    5.  OPERATIONS OF FRUIT OF THE LOOM BETWEEN CONFIRMATION AND THE EFFECTIVE
     DATE

    Fruit of the Loom shall continue to operate as Debtors in Possession during the period from the Confirmation Date through and until the Effective Date.

    6.  EXCLUSIVITY PERIOD

    Subject to further order of the Bankruptcy Court, Fruit of the Loom will, pursuant to Section 1121 of the Bankruptcy Code, retain the exclusive right to amend the Plan and solicit acceptances thereof until the Effective Date (or until the earliest date on which the Effective Date can no longer occur pursuant to Section 12.4 of the Plan).

    7.  REVESTING OF ASSETS

    Pursuant to section 1141(b) of the Bankruptcy Code, except as otherwise provided in the Plan, the property of the Estates (other than the Estates of NWI and FTL Cayman) and of Fruit of the Loom (other than NWI) will revest in Reorganized Fruit of the Loom (as to the Apparel Business), FOL Liquidation Trust, or the Unsecured Creditors Trust (as to UCT Claims), on the Effective Date of the Plan.

    On the Effective Date, the assets (except the Apparel Business Assets) of all Liquidating Debtors (other than NWI) will be transferred to and vest in FOL Liquidation Trust, in satisfaction of the liens of the Prepetition Secured Creditors against the Liquidating Debtors, except that the UCT Claims (to the extent not released pursuant to the Plan and subject to the restrictions set forth in the Plan) shall vest in the Unsecured Creditors Trust. On the Effective Date the assets of NWI will be transferred to and vest in NWI Successor and, as to the NWI Sites only, the Custodial Trust.

    On the Effective Date, the assets of the Apparel Business, except those transferred to Purchaser, will vest in Reorganized Fruit of the Loom or Newco.

    From and after the Effective Date, Newco, the Transferred Subsidiaries, FOL Liquidation Trust, NWI Successor and the Custodial Trust may operate their businesses and may use, acquire, and dispose of property free of any restrictions imposed under the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of Fruit of the Loom and the Reorganized Fruit of the Loom (including Newco) will be free and clear of all Claims, Liens, and interests, except as specifically provided in the Plan or in the Confirmation Order. Without limiting the foregoing, FOL Liquidation Trust may, without application to or approval by the Bankruptcy Court, pay Professional Fees and expenses that FOL Liquidation Trust may incur after the Effective Date. SEE SECTION VIII, "SUMMARY OF SCHEME OF ARRANGEMENT" and the Explanatory Statement attached as Exhibit E for more details regarding the Scheme of Arrangement.

    8.  CREDITORS' COMMITTEE

    As of the Effective Date, the duties of the Creditors' Committee shall terminate, except with respect to (i) any requests for modification of the Plan,
(ii) any appeal of orders entered in the Reorganization Cases, (iii) with respect to steps necessary to dismiss Committee Avoidance Action with prejudice, and (iv) with respect to any applications for interim or final award of compensation and reimbursement of expenses to the members of the Creditors' Committee or any professional retained in the Reorganization Cases.

    9.  DISTRIBUTIONS UNDER THE PLAN

    On the Effective Date, Fruit of the Loom (but not Reorganized Fruit of the
Loom), or the applicable Plan Entity shall make adequate reserve for, the Distributions required to be made under the Plan. Cash necessary to make the Distributions required under the Plan shall be provided from all excess Cash, if any, of Fruit of the Loom (but not Reorganized Fruit of the Loom), the Adjusted Apparel Business Sales Proceeds and any other available source. All Distributions reserved pursuant to this Section shall be held by FOL Liquidation Trust, the Unsecured Creditors Trust, or NWI Successor

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in trust for the benefit of the holders of Claims entitled to receive such
Distributions. Cash Distributions reserved under the Plan shall be placed in the applicable Disputed Reserve. The NWI Successor shall make, or shall cause to be made, adequate reserve for the Distribution to be made on account of NWI Claims. See subsection 18, below, for a further discussion of NWI Claims.

    10.  EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

    The Plan provides that the Chairman of the Board of Directors, the President, the Chief Operating Officer, the Chief Executive Officer, the Chief Administrative Officer, the Chief Financial Officer, and any other appropriate officer of Fruit of the Loom, FOL Liquidation Trust, NWI Successor, the Unsecured Creditors Trust, the Custodial Trust, and any Reorganized Fruit of the Loom (including Newco), as the case may be, are authorized to execute, deliver, file, and record such contracts, instruments, releases, indentures, certificates, and other agreements or documents, and take such other actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan without the need for further action by the boards of directors or stockholders of any member of them. The Secretary or Assistant Secretary of Fruit of the Loom or any Reorganized Fruit of the Loom (including Newco), as the case may be, is authorized to certify or attest to any of the foregoing, if necessary.

    11.  ASSUMPTION OF OBLIGATIONS UNDER THE PLAN

    On the Effective Date, the obligations to make the Distributions required by the Plan shall be assumed by FOL Liquidation Trust, the Unsecured Creditors Trust, and NWI Successor, as applicable, each of which shall have the liability for, and obligation to make, all Distributions of Cash, FOL Liquidation Trust interests or other property to be issued or distributed under the Plan as provided in the Plan. Except as expressly provided in the Plan, FOL Liquidation Trust and NWI Successor, as applicable, shall also assume the obligation to pay any expenses of Fruit of the Loom in consummating the Plan and in performing its duties set forth in the Plan. Reorganized Fruit of the Loom shall be obligated only to make the payments provided for under the Berkshire Agreement and to assume the obligations provided to be assumed by it thereunder.

    12.  TREATMENT OF CERTAIN CLAIMS RELATED TO MR. FARLEY

    On the Effective Date, all claims, rights and collateral interests of the Farley Lenders against Farley, Farley's Affiliates, and the assets of any of the foregoing arising under or in connection with the Farley Loan shall be assigned to FOL Liquidation Trust. Such assignment shall expressly include all collateral pledged by Farley and Farley's Affiliates to secure such reimbursement obligations.

    13.  SUBSTANTIAL CONSUMMATION

    Substantial consummation of the Plan under section 1101(2) of the Bankruptcy Code will be deemed to occur on the Effective Date.

    14.  PRESERVATION OF CERTAIN CAUSES OF ACTION AND DEFENSES

    Except as otherwise specifically provided in the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized Fruit of the Loom and FOL Liquidation Trust, in their respective capacity as successors in interest to Fruit of the Loom and the Consolidated Estate, shall retain and may enforce all claims, rights, and Causes of Action that are property of Fruit of the Loom or the Consolidated Estate, and FOL Liquidation Trust shall retain and enforce all Excluded Claims and Defenses. Reorganized Fruit of the Loom may pursue, or otherwise assert in any manner, any of the Claims and Defenses which are part of the Apparel Business as appropriate and in accordance with its best interests, as determined by the Board of Directors of Reorganized Fruit of the Loom. The Plan provides that all Avoidance Actions shall vest in the FOL Liquidation Trust or NWI Successor and that all Avoidance Actions against holders of Class 4A or Class 5 Claims shall be deemed waived and

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released, whether or not any such Avoidance Actions had been actually commenced as of the Effective Date, except that Avoidance Actions against a holder of a Class 4A or Class 5 Claim (other than the Prepetition Secured Creditors' Deficiency Claims or Administrative Expense Claims) may be asserted by FOL Liquidation Trust as a defense or offset to a proof of an Administrative Expense, Priority, or Other Secured Claim asserted by any such holder.

    15.  CANCELLATION OF EXISTING SECURITIES

    Except as otherwise provided in the Plan and, as to FTL Cayman only, the Scheme of Arrangement one Business Day after the Effective Date: (a) all existing securities, equity interests, notes, bonds, indentures, and other instruments or documents evidencing or creating any indebtedness, equity interest, or obligation of any member of Fruit of the Loom (except such notes or other instruments evidencing indebtedness or obligations of any member of Fruit of the Loom that are (i) Reinstated under the Plan, (ii) unaffected by the Plan, or (iii) obligations of any member of Fruit of the Loom under an executory contract or unexpired lease that is assumed in the Plan or otherwise) shall be extinguished and cancelled except as provided in Section 7.20 of the Plan; and
(b) the obligations of members of Fruit of the Loom under any existing agreements, indentures, or certificates of designation governing any securities, equity interests, notes, bonds, indentures, and other instruments or documents evidencing or creating any indebtedness, equity interest, or obligation of the members of Fruit of the Loom (except notes or other instruments evidencing indebtedness or obligations of the members of Fruit of the Loom, of the kind described in clause (a)(i) and (ii) of Section 7.20 of the Plan, as the case may be, shall be discharged. Notwithstanding the foregoing, FTL Inc. and Union Underwear shall not be dissolved before one Business Day after the Effective Date.

    Notwithstanding the cancellation of securities pursuant to Section 7.20 of the Plan, provisions of the Indentures and the 8 7/8% Notes indenture governing the relationships of the respective Indenture Trustees and the 8 7/8% Notes Trustee and their respective noteholders, including those provisions relating to distributions, the rights of the Indenture Trustees and the 8 7/8% Notes Trustee to certain payments and (to the extent applicable) indemnity from the applicable noteholders, and liens on property to be distributed to any noteholders to secure the payment of the fees and expenses of the Indenture Trustees and the 8 7/8% Notes Trustee shall not be affected by confirmation of the Plan; PROVIDED, HOWEVER, that nothing in the Plan shall create, or shall be construed as creating, (a) any lien in favor of Indenture Trustees or the 8 7/8% Notes Trustee on any property to be vested or revested in or transferred to Newco, the Purchaser, or Reorganized Fruit of the Loom under the Plan, or (b) any claim in favor of Indenture Trustees or the 8 7/8% Notes Trustee against Newco, the Purchaser, or Reorganized Fruit of the Loom.

    16.  SCHEME OF ARRANGEMENT

    The Scheme of Arrangement, substantially in the form attached as Exhibit D hereto, has been filed with the Grand Court of the Cayman Islands in the Cayman Proceeding with respect to FTL Cayman ONLY, and not with respect to any other member of Fruit of the Loom, and will be submitted to that court for its approval with respect to FTL Cayman ONLY. SEE SECTION VIII, "SUMMARY OF SCHEME OF ARRANGEMENT" and THE EXPLANATORY STATEMENT for more information about the Scheme of Arrangement.

    For purposes of the Plan, all assets of FTL Cayman shall vest in FOL Liquidation Trust, other than the capital stock of FTL Caribe and the Apparel Business assets transferred under the Berkshire Agreement. According to Fruit of the Loom's records, FTL Cayman does not hold any Apparel Business assets except for the capital stock of FTL Caribe.

    If the Scheme is not sanctioned, but all other conditions to confirmation or to the Effective Date under the Plan are met or waived, Fruit of the Loom reserves the right to seek to amend the Plan to give effect to the transfer of the capital stock of FTL Caribe to Purchaser free and clear of liens as

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required by the Berkshire Agreement by some other mechanism, which shall be reasonably acceptable to Purchaser and the Prepetition Secured Creditors. In that case, Purchaser has advised that it would waive the requirement for entry of the Sanction Order and effectiveness of Scheme as a condition to Closing under the Berkshire Agreement and any termination right under Article VIII of the Berkshire Agreement arising from the failure to obtain the Sanction Order.

    17.  CLOSING UNDER AGREEMENT

    On the Effective Date, the Closing under the Berkshire Agreement shall occur.

    18.  LIQUIDATION OF NWI; TREATMENT OF NWI CLAIMS

    Pursuant to the EPA Settlement Term Sheet with the Governmental Parties and Velsicol, regarding the proposed EPA Settlement, if the EPA Settlement Agreement is executed by all required parties, it will be implemented by the Plan. The EPA Settlement Agreement will provide that the EPA and the relevant State agencies (collectively, the "GOVERNMENT PARTIES") will covenant not to sue Fruit of the Loom or any affiliate thereof, including Purchaser or any member of Reorganized Fruit of the Loom and would provide protection against claims for contribution made by third parties. Under the EPA Settlement Term Sheet: (i) the real property owned by NWI will be transferred to a Custodial Trust; (ii) all the remaining assets of NWI, including the TSC Preferred Stock, will vest in the NWI Successor, which will liquidate the assets and distribute proceeds to or for the account of the Governmental Parties, to FOL Liquidation Trust (up to
$4.45 million only) for distribution to the Prepetition Secured Creditors, and holders of Allowed Class 4B Claims, including the Government Parties, all as provided therein; (iii) the Governmental Parties' administrative claims will be limited to $4.45 million; and (iv) all claims by Velsicol and TSC will be released. As a part of this proposed settlement, the Government Parties will covenant not to sue Fruit of the Loom and any successors thereto, including Purchaser and Reorganized Fruit of the Loom, for any matter arising from the Velsicol Sites and will provide contribution protection to Fruit of the Loom and the successors thereto, including Purchaser. Under the terms of the settlement, holders of Allowed Class 4B Claims will be entitled to receive 50% of the distributions after (i) the proceeds of the TSC Preferred Stock exceeds
$25 million and (ii) FOL Liquidation Trust receives $4.45 million.

    The Plan provides that, notwithstanding anything therein to the contrary, if, as of the Effective Date, the EPA Settlement has not received Bankruptcy Court or other necessary approvals, if any, of the Governmental Parties or other parties, then (a) as to all provisions of the Plan applicable to the Consolidated Estate and to the sale of the Apparel Business to the Purchaser pursuant to the APA, the Plan shall be effective as of Effective Date and shall be binding on all Entities as of the Confirmation Date, and (b) the Effective Date of the Plan as to all provisions of the Plan applicable to NWI and the NWI Claims (the "NWI EFFECTIVE DATE") shall occur on the date on which the last necessary approval of the EPA Settlement is obtained. Subject to the foregoing sentence, unless and until the NWI Effective Date occurs, neither FTL Inc. nor any other Entity shall have any obligation to make the NWI Successor Funding Payment, but shall reserve the full amount thereof.

    a.  LIQUIDATION OF FTL INC. AND NWI SUCCESSOR.

    All assets of FTL Inc. other than (a) its equity interests in NWI and
(b) its rights, claims or interests under the Illinois Insurance Policies and the AIG cost cap policy and related insurance policies, will be vested in FOL Liquidation Trust as a part of the settlements embodied in the Plan. On or before the Effective Date, FTL Inc. shall execute such documents as may be necessary to effectuate the assignment of its equity interests in NWI to NWI Successor. The stock of FTL Inc. will itself, be cancelled and new stock will vest in NWI Successor on or after one Business Day after the Effective Date.

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    On, or as soon as practicable after, the Effective Date, NWI shall be liquidated by NWI Successor pursuant to the applicable Plan Entity Agreement. For voting purposes, each NWI Claim shall be placed into a subclass of the Class into which the Claim would have been placed had it been asserted as a Claim against the Consolidated Estate. The Claims of the Prepetition Secured Creditors against NWI and FTL Inc. are secured by Liens on all of the assets of both Debtors.

    Subject to the Plan, the Confirmation Order, the Plan Entity Agreement for NWI Successor, or any other order of the Bankruptcy Court entered pursuant to or in furtherance hereof, the NWI Successor shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to implement the Plan and, if applicable, the EPA Settlement, (ii) make Distributions contemplated thereby, (iii) establish and administer any necessary Disputed Reserves with respect to NWI Claims, (iv) comply with the Plan and, if applicable, the EPA Settlement, and with its obligations thereunder, (v) employ professionals to represent it with respect to its responsibilities, and
(vi) exercise such other powers as may be vested in the NWI Successor or as deemed by NWI Successor as Plan Entity to be necessary and proper to implement the provisions of the Plan. The NWI Successor shall be empowered to liquidate property as required to make Distributions contemplated under the Plan.

    Except as otherwise ordered by the Bankruptcy Court, the amount of any fees and expenses incurred by the NWI Successor on or after the Effective Date (including, without limitation, taxes) and any compensation and expense reimbursement claims (including, without limitation, reasonable fees and expenses of counsel) made by the NWI Successor shall be paid out of the proceeds of the liquidation of NWI, without further application or motion to, or order of, the Bankruptcy Court.

    The NWI Successor shall make quarterly reports to FOL Liquidation Trust regarding Distributions and file such reports with the Bankruptcy Court.

    All Equity Interests in NWI shall automatically be canceled and extinguished on or after one Business Day after the Effective Date without the need for any further action by the Bankruptcy Court or any Entity.

    b.  NWI SUCCESSOR.

    Pursuant to the Plan, NWI Successor will manage and liquidate on an orderly basis the non-real estate assets of NWI, and all assets of NWI, other than the real property owned by NWI, will vest, free and clear of all claims, liens, encumbrances and other interests of creditors and equity holders, other than those restrictions imposed by the Plan, in NWI Successor.

    The NWI Successor shall retain and may enforce all claims, rights, and Causes of Action that are property of NWI, and all Excluded Claims and Defenses of NWI, which it may pursue, settle, or otherwise assert in any manner. NWI Successor shall have the right to defer liquidation of disputed Claims until it determines whether there are sufficient proceeds from the TSC Preferred Stock to make a Distribution to holders of Allowed Class 4B Claims. All Reserves for Disputed NWI Claims shall be established and maintained by the NWI Successor from the assets of NWI.

    The real property owned by NWI may either be abandoned (assuming the EPA Settlement is not effective) or it may be contributed to a settlement trust established pursuant to the EPA Settlement which may be the Custodial Trust. All executory contracts of NWI which are to be assumed under the Plan will be assumed and assigned to either NWI Successor or the Custodial Trust.

    The Prepetition Secured Lenders have perfected liens on all the assets of NWI As a part of the settlements embodied in the Plan provided the NWI Environment Claims Settlement becomes effective, the Prepetition Secured Lenders have agreed (a) to subordinate their secured claims to the payment in full of the Allowed Administrative and Priority Claims against NWI and FTL Inc. of the Government Parties, not otherwise provided for under the Plan, and the initial funding amount, not to exceed

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$4.45 million, in the aggregate, for NWI Successor, and (b) to share the proceeds of the TSC Preferred Stock with the holders of the Allowed Class 4B Claims and the Custodial Trust.

    In the absence of the EPA Settlement, the net proceeds of the assets of NWI, after payment of allowed administrative and priority claims against NWI and/or FTL Inc. which are not administrative or priority claims against any member of the Consolidated Estate), will be distributed to the holders of Claims against NWI in accordance with Bankruptcy Code section 1129.

    The proposed EPA Settlement provides that the net proceeds of liquidation of NWI, other than the proceeds of the TSC Preferred Stock of Velsicol held by NWI, after payment of allowed administrative and priority claims against NWI or FTL Inc., will be distributed as follows: (i) the first $25 million for payment of costs of administering the environmental clean-up or remediation of the sites owned by NWI, (ii) the next $4.45 million to FOL Liquidation Trust in repayment of the cash that is infused into NWI or NWI Successor or the Custodial Trust from the Fruit of the Loom estates for initial funding under a settlement with the Government Parties, and (iii) thereafter, 50% for payment of postpetition costs of administering the environmental clean-up or remediation of the Velsicol Sites, and 50% for other Allowed Claims against NWI and FTL Inc., in accordance with the priorities of distribution established under the Bankruptcy Code, with the excess, if any, distributed to FOL Liquidation Trust.

    c.  DISCHARGE OF CLAIMS.

    The Plan will provide that, regardless of the amount of Distributions to be made to holders of Allowed NWI Claims all NWI Claims which arose on or before the Effective Date shall be discharged to the extent that the Consolidated Estates or Reorganized Subsidiaries, or any member of either of the foregoing (other than NWI or FTL Inc.) was, is, may be, or could be liable on any such Claims in any amount and on any basis. All Equity Interests in NWI shall automatically be canceled and extinguished upon the completion of the liquidation of NWI. The Consolidated Estate shall not be liable on, or make any distribution with respect to, any claim allowed solely against NWI and/or
FTL Inc.

    19.  LIQUIDATION OF THE LIQUIDATING DEBTORS

    Pursuant to Section 7.25 of the Plan, the Liquidating Debtors (other than NWI and Union Underwear) shall be deemed to have been liquidated as of one Business Day after the Effective Date and all Equity Interests in any Liquidating Debtor shall automatically be canceled and extinguished as of such date without the need for any further action by the Bankruptcy Court or any Entity, except that the capital stock of FTL Inc. and Union Underwear will not be cancelled, annulled or extinguished until at least one Business Day after the Effective Date. The Liquidating Debtors are part of the Consolidated Estate pursuant to Section 7.1 of the Plan and all Allowed Claims against them shall be satisfied by the making of Distributions under the Plan to the holders thereof. Without limiting the generality of any applicable provision of Section XIII of the Plan, all Claims against any member of Fruit of the Loom that is not a Liquidating Debtor and that arise out of or in any way based on or related to any Claim asserted against any Liquidating Debtor shall be discharged and released to the fullest extent provided for in Sections XIII and XIV of the Plan.

    Following the Effective Date, each of the Liquidating Debtors shall:

        (i) File its certificate of dissolution, together with all other necessary corporate document, to effect its dissolution under the applicable laws of its state of incorporation. Such actions shall be taken by each Liquidating Debtor as soon as practical following the Effective Date upon its completion of the actions required by the Plan. The filing by each Liquidating Debtor of its certificate of dissolution shall be authorized and approved in all respects without further action

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    under applicable law, regulation, order or rule, including, without express or implied limitation, any action by the stockholders or the board of directors of each such Liquidating Debtor;

        (ii) Transfer and assign to FOL Liquidation Trust full title to, and FOL Liquidation Trust shall be authorized to take possession of, all of the books and records of each Liquidating Debtor. For purposes of this section, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of any Liquidating Debtor maintained by or in the possession of third parties, wherever located;

       (iii) Complete and file within 180 days after the Effective date (or such longer period as may be authorized by the Bankruptcy Court for cause) its final federal, state, and local tax returns, and pursuant to 11 U.S.C.
    Section 505(b), request an expedited determination of any unpaid tax liability of such Liquidating Debtor or its estate for any tax incurred during the administration of such Liquidating Debtor's bankruptcy case, as determined under applicable tax laws; and

        (iv) Assign, transfer, and distribute any remaining assets, properties, or interests held or owned by each Liquidating Debtor to FOL Liquidation Trust.

    20.  ADEQUATE PROTECTION PAYMENTS

    On the Effective Date, the Plan provides that the Adequate Protection Order shall be deemed modified such that no further adequate protection payments will be made to the Prepetition Secured Creditors. If all Adequate Protection Payments and reimbursement of professional fees required to be paid under the Adequate Protection Order shall not have been paid on the day immediately prior to Effective Date, the amount not paid shall be added to the Secured Creditor Payment to be made by FOL Liquidation Trust pursuant to section 5.4.1 of the Plan.

    21.  UNSECURED CREDITORS TRUST

    On the Effective Date, a trust shall be established (the "UNSECURED CREDITORS TRUST") pursuant to the Unsecured Creditors Trust Agreement, for the purpose of distributing the Distributions to the holders of Allowed Class 4A Claims in accordance with the terms of the Plan. The beneficiaries of the Unsecured Creditors Trust shall be the holders of Allowed Claims in Class 4A. On the Effective Date, each Holder of an Allowed Unsecured Claim in Class 4A shall, by operation of the Plan, (i) become a beneficiary of the Unsecured Creditors Trust, (ii) be bound by the Unsecured Creditors Trust Agreement, and
(iii) receive an uncertificated beneficial interest in the Unsecured Creditors Trust in proportion to its pro rata share of Allowed Class 4A Claims. The Unsecured Creditors Trust shall hold (a) an uncertificated 7.5% beneficial interest in FOL Liquidation Trust and (b) the UCT claims and any proceeds thereof or recoveries therefrom.

    The trustee of the Unsecured Creditors Trust shall be designated by the Unsecured Creditors Committee on or before the Confirmation Date. If the Unsecured Creditors' Committee fails to designate a trustee on or before the Confirmation Date, then Fruit of the Loom shall designate a trustee on the Confirmation Date. The trustee shall be the exclusive trustee of the assets of the Unsecured Creditors Trust for purposes of 31 U.S.C. Section 3713(b) and 26 U.S.C. Section 6012(b)(3), as well as the representative of the Consolidated Estate appointed pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code. Powers, rights, and responsibilities of the trustee shall be specified in the Unsecured Creditors Trust Agreement and shall include the authority and responsibility to: (a) receive, manage, invest, supervise, and protect trust assets; (b) pay taxes or other obligations incurred by the trust; (c) retain and compensate, without further order of the Bankruptcy Court, the services of professionals to advise and assist in the administration, prosecution and distribution of trust assets; (d) calculate and implement distributions of trust assets; and (e) prosecute, compromise and settle, in accordance with the terms of the Unsecured Creditors Trust Agreement, the Disputed Class 4A Claims, and the Claims

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and causes of action vested in the Unsecured Creditors Trust. Other rights and duties of the trustee and the beneficiaries shall be as set forth in the Unsecured Creditors Trust Agreement (with respect to the beneficiaries, the duties under the Unsecured Creditor Trust Agreement will be ministerial in nature).

    22.  FOL LIQUIDATION TRUST

    On the Effective Date, a trust shall be established (the "FOL LIQUIDATION TRUST") pursuant to the FOL Liquidation Trust Agreement, for the purpose of liquidating the Non-Core Assets (other than property of NWI and the UCT Claims), resolving all disputed Administrative, Priority, Other Secured, and Class 5 Claims, distributing the distributions to the holders of Allowed Claims (or in the case of Allowed Class 4A Claims, to the Unsecured Creditors Trust) in accordance with the terms of the Plan. The beneficiaries of the FOL Liquidation Trust shall be the holders of Allowed Class 2 Claims, the Unsecured Creditors Trust on behalf of holders of Allowed Class 4A Claims, and holders of Allowed Class 5 Claims. On the Effective Date, by operation of the Plan (a) each Holder of an Allowed Class 2 Claim shall, by operation of the Plan, (i) become a beneficiary of the FOL Liquidation Trust, (ii) be bound by the FOL Liquidation Trust Agreement, and (iii) receive an uncertificated beneficial interest in 92.5% of the beneficial interests of the FOL Liquidation Trust, in proportion to its pro rata share of Allowed Class 2 Claims and (b) the Unsecured Creditors Trust shall (i) become a beneficiary of FOL Liquidation Trust, (ii) be bound by the FOL Liquidation Trust Agreement, and (iii) receive an uncertificated 7.5% beneficial interest in the FOL Liquidation Trust, which interest shall entitle the Unsecured Creditors Trust to receive 7.5% of the Adjusted Apparel Business Sale Proceeds and 7.5% of the FTL Liquidation Proceeds. Each holder of an Allowed Class 5 Claims shall, by operation of the Plan, (i) become a beneficiary of FOL Liquidation Trust limited to its right to a Class 5 Cash Distribution and
(ii) be bound by the FOL Liquidation Trust Agreement.

The trustee of the FOL Liquidation Trust shall be designated by the Prepetition Secured Creditors on or before the Confirmation Date. If the Prepetition Secured Creditors fail to designate a trustee on or before the Confirmation Date, then Fruit of the Loom shall designate the trustee on the Confirmation Date. The trustee shall be the exclusive trustee of the assets of the FOL Liquidation Trust for purposes of 31 U.S.C. Section 3713(b) and 26 U.S.C. Section 6012(b)(3), as well as the representative of the Consolidated Estate appointed pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code. Powers, rights, and responsibilities of the trustee shall be specified in the FOL Liquidation Trust Agreement and shall include the authority and responsibility to: (a) receive, manage, invest, supervise, and protect trust assets; (b) pay taxes or other obligations incurred by the trust; (c) retain and compensate, without further order of the Bankruptcy Court, the services of professionals to advise and assist in the administration, prosecution and distribution of trust assets;
(d) calculate and implement distributions of trust assets; and (e) prosecute, compromise, and settle, in accordance with the specific terms of the FOL Liquidation Trust Agreement, the Disputed Administrative, Priority, other Secured and Class 5 Claims (and, if not resolved before the Effective Date, the disputed portion of the 7% Debentures) and all claims and causes of action retained by FOL Liquidation Trust; and (f) pay Professional Fees of professionals retained in the Reorganization Cases, whenever Allowed, whether incurred before or after the Effective Date. Other rights and duties of the trustee and the beneficiaries shall be set forth in the FOL Liquidation Trust Agreement (with respect to the beneficiaries, the duties under the FOL Liquidation Trust Agreement will be ministerial in nature).

    23.  OVERSIGHT COMMITTEES

    On the Effective Date, there will be two oversight committees formed, one for FOL Liquidation Trust (the "FOL LIQUIDATION TRUST OVERSIGHT COMMITTEE") and one for the Unsecured Creditors Trust (the "UNSECURED CREDITORS TRUST OVERSIGHT COMMITTEE"). The FOL Liquidation Trust Oversight Committee will consist of between three and five members designated by the Bank Steering Committee

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and the Noteholders Steering Committee. The duties of the FOL Liquidation Trust
Oversight Committee shall be specified in the FOL Liquidation Trust Agreement. The Unsecured Creditors Trust Oversight Committee will consist of between three and five members designated by the Unsecured Creditors Committee. The duties of the Unsecured Creditors Trust Oversight Committee shall be specified in the Unsecured Creditors Trust Agreement. The oversight committees may each employ, without further order of the Bankruptcy Court, professionals.

    24.  COMMITTEE AVOIDANCE ACTION

    On the Effective Date, to give effect to the settlements embodied in the Plan and the Scheme, the Committee Avoidance Action shall be deemed dismissed with prejudice and the Unsecured Creditors Committee shall take all steps necessary and shall cooperate fully in the filing of all documents required to give effect to the dismissal of the Committee Avoidance Action.

D.  DISTRIBUTIONS UNDER THE PLAN

    1.  TIMING OF DISTRIBUTIONS

    If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

    2.  RECORD DATE FOR DISTRIBUTIONS

    The Record Date for Distributions will be the Confirmation Date. Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Record Date for any Distribution will be treated as the holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy
Rule 3001 for objecting to such transfer may not have expired by the Record Date. FOL Liquidation Trust, the Unsecured Creditors Trust and NWI Successor and their respective agents and servicers shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. In making any Distribution with respect to any Claim, FOL Liquidation Trust, the Unsecured Creditors Trust and NWI Successor and their respective agents and servicers shall be entitled instead to recognize and deal for all purposes hereunder with only the Entity who is listed on the proof of Claim filed with respect thereto or on Fruit of the Loom's Schedules as the holder thereof as of the close of business on the Record Date.

    3.  DELIVERY OF DISTRIBUTIONS

    a.  GENERAL PROVISIONS; UNDELIVERABLE DISTRIBUTIONS.

    Subject to Bankruptcy Rule 9010 and except as otherwise provided in the Plan, Distributions to holders of Allowed Claims shall be made at (a) the address of each holder as set forth in the Schedules filed with the Bankruptcy Court unless superseded by the address set forth on proofs of Claim filed by such holder, or (b) the last known address of such holder if no proof of Claim is filed or if the Debtors have been notified in writing of a change of address; provided, however, that with respect to Distributions (i) to the members of Class 2, such distributions shall be made to (x) the Prepetition Agent,
(y) each Indenture Trustee, acting as such with respect to the Senior Noteholders for which it is acting as Indenture Trustee, and (z) the Synthetic Lease Agent; and (ii) to the Governmental Parties that are holders of NWI Claims shall be made to the Custodial Trust, and (iii) to members of Class 4A to the Unsecured Creditors Trust for redistribution to (x) the 8 7/8% Notes Trustee for distribution to holders of 8 7/8% Notes and (y) otherwise to holders of Allowed Class 4A Claims.

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    If any Distribution is returned as undeliverable, the applicable Plan Entity may, in its discretion, make such efforts to determine the current address of the holder of the Claim with respect to which the Distribution was made as applicable Plan Entity deems appropriate, but no Distribution to any holder shall be made unless and until applicable Plan Entity has determined the then-current address of the holder, at which time the Distribution to such holder shall be made to the holder without interest. Amounts in respect of any undeliverable Distributions made through or by the Plan Entity shall be returned to and redistributed to holders of Allowed Claims in the same Class.

    b.  UNDELIVERABLE DISTRIBUTIONS AS UNCLAIMED PROPERTY.

    Cash Distributions (other than amounts held in a Disputed Claim Reserve) that are not claimed by the expiration of one year from the Effective Date shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revest in FOL Liquidation Trust, the Unsecured Creditors Trust, or NWI Successor, as the case may be, for re-distribution to other holders in the same Class. After the expiration of the one-year period referenced in the preceding sentence, the claim of any Entity to such Distributions shall be discharged and forever barred. Nothing contained in the Plan shall require Fruit of the Loom, FOL Liquidation Trust, the Unsecured Creditors Trust, the Indenture Trustees, or NWI Successor to attempt to locate any holder, or NWI Successor, of an Allowed Claim.

    c.  MINIMUM DISTRIBUTIONS.

    No Plan Entity will be required to make a Distribution to a holder of an Allowed Claim if the amount of such Distribution would be $10.00 or less, UNLESS a request therefore is made in writing to the applicable Plan Entity within twenty (20) days after the Effective Date.

    4.  MANNER OF CASH PAYMENTS UNDER THE PLAN

    Cash payments made pursuant to the Plan shall be in United States dollars by checks drawn on a domestic bank selected by the applicable Plan Entity or by wire transfer from a domestic bank, at the option of the applicable Plan Entity.

    5.  TIME BAR TO CASH PAYMENTS BY CHECK

    Checks issued by either Fruit of the Loom, FOL Liquidation Trust, the Unsecured Creditors Trust or the NWI Successor on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Requests for reissuance of any check must be made in writing directly to the issuer by the holder of the Allowed Claim to whom the check was originally issued, on or before the later of the first anniversary of the Effective Date and the first anniversary of the date on which the Claim at issue became an Allowed Claim. After such date, all Claims in respect of void checks shall be discharged and forever barred and the proceeds of such checks shall revest in and become the property of FOL Liquidation Trust, the Unsecured Creditors Trust or NWI Successor, as the case may be, as unclaimed property in accordance with Bankruptcy Code section 347(b) and shall be subject to redistribution to holders of Allowed Claims.

    6.  DISPUTED RESERVES

    On the Initial Distribution Date (or on any earlier date on which Distributions for any particular Class of Claims are made pursuant to the Plan), and after making all Distributions required to be made on any such date under the Plan, FOL Liquidation Trust, the Unsecured Creditors Trust, or, as to NWI Claims, the NWI Successor shall establish a separate Disputed Reserve for each of the Classes, each of which Disputed Reserves shall be administered by FOL Liquidation Trust, the Unsecured Creditors Trust or the Plan Entity, as applicable, and will be governed by the applicable agreement. FOL Liquidation Trust, the Unsecured Creditors Trust, or NWI Successor, as the case may be, shall reserve the Ratable Proportion of all Cash or other property allocated for distribution on account of

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each Disputed Claim based on the asserted amount of each such Disputed Claim, or such amount as may be agreed to by the holder of such Disputed Claim and the applicable Plan Entity or as otherwise may be determined by the order of the Bankruptcy Court. All Cash allocable to the relevant Class hereunder shall be distributed by FOL Liquidation Trust, Unsecured Creditors Trust, or NWI Successor, as applicable, to the relevant Disputed Reserve on the Initial Distribution Date (or such earlier date on which Distributions for any particular Class of Claims are made pursuant to the Plan). Each Disputed Reserve shall be closed and extinguished when all Distributions and other dispositions of all Cash required to be made hereunder to the Class for which such Reserve was established have been made in accordance with the terms of the Plan. Upon closure of a Disputed Reserve, all Cash (including any Cash Investment Yield) held in that Disputed Reserve shall be distributed pro rata to all other holders of Allowed Claims in the applicable Class.

    a.  LIMITATIONS ON FUNDING OF DISPUTED RESERVES.

    Except as expressly set forth in the Plan, neither Fruit of the Loom, the FOL Liquidation Trust, nor the Unsecured Creditors Trust, shall have any duty to fund the Disputed Reserves or the reserves for NWI Claims. Reorganized Fruit of the Loom shall not have any duty to fund Disputed Reserves or reserves for NWI Claims.

    b.  TAX REQUIREMENTS FOR INCOME GENERATED BY DISPUTED RESERVES.

    FOL Liquidation Trust, the Unsecured Creditors Trust, and NWI Successor, as applicable, shall pay, or cause to be paid, out of the funds held in a particular Disputed Reserve, any tax imposed by any federal, state, or local taxing authority on the income generated by the funds or property held in the Disputed Reserve. FOL Liquidation Trust, the Unsecured Creditors Trust, and NWI Successor, as applicable, shall file, or cause to be filed, any tax or information return related to a Disputed Reserve that is required by any federal, state, or local taxing authority.

    7.  ESTIMATION OF CLAIMS

    Any member of Fruit of the Loom or FOL Liquidation Trust, the Unsecured Creditors Trust, or NWI Successor, as applicable, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim for which any of them is or may be liable under the Plan (including any Claim for taxes) to the extent permitted by section 502(c) of the Bankruptcy Code regardless of whether Fruit of the Loom or FOL Liquidation Trust, the Unsecured Creditors Trust, or NWI Successor, as applicable, has previously objected to the Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on the Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the Claim, Fruit of the Loom, FOL Liquidation Trust, the Unsecured Creditors Trust, or NWI Successor, as applicable, may elect to pursue supplemental proceedings to object to the ultimate allowance of the Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

    8.  DISTRIBUTIONS AFTER EFFECTIVE DATE

    Distributions made after the Effective Date to holders of Claims that are not Allowed Claims as of the Effective Date but that later become Allowed Claims shall be deemed to have been made on the Effective Date or, if no Distribution with respect to such Claim is required to be made on the Effective Date, such other date as may be applicable to such Distribution.

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

    9.  FRACTIONAL CENTS

    Notwithstanding any other provision of the Plan to the contrary, no payment of fractional cents shall be made pursuant to the Plan. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole penny (up or down), with half pennies or less being rounded down and fractions in excess of half of a penny being rounded up.

    10.  INTEREST ON CLAIMS

    Except as specifically provided for in the Plan or the Confirmation Order, interest shall not accrue on Claims and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim. Except as expressly provided in the Plan or in a Final Order of the Bankruptcy Court, no prepetition Claim shall be Allowed to the extent that it is for postpetition interest or other similar charges.

    11.  NO DISTRIBUTION IN EXCESS OF ALLOWED AMOUNT OF CLAIM

    Notwithstanding anything to the contrary contained in the Plan or herein, no holder of an Allowed Claim shall receive in respect of the Claim any Distribution (of a value set forth herein or in the Plan) in excess of the Allowed amount of that Claim.

    12.  ORDINARY COURSE LIABILITIES

    Except as otherwise specifically provided in the Plan, holders of Claims against Fruit of the Loom (other than Claims for Professional Fees, NWI Claims or for Cure Amounts) based on Liabilities incurred after the Petition Date in the ordinary course of Fruit of the Loom's Apparel Businesses shall not be required to file any request for payment of such Claims. Such Claims shall be assumed and paid by Reorganized Fruit of the Loom in the ordinary course of business of Reorganized Fruit of the Loom, in accordance with the Berkshire Agreement and the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to the transactions underlying such Claims, without any further action by the holders of such Claims, or on such other terms and conditions as may be agreed upon by the holders and Reorganized Fruit of the Loom, Purchaser or Newco, as applicable.

    13.  SETOFF AND RECOUPMENT

    Except as otherwise provided in the Plan, the Debtors and FOL Liquidation Trust, the Unsecured Creditors Trust, or NWI Successor (as the case may be) may, but shall not be required to, set off against, or recoup from, any Claim and the Distributions to be made pursuant to the Plan in respect of that Claim, any claims or defenses of any nature whatsoever that Fruit of the Loom or FOL Liquidation Trust, the Unsecured Creditors Trust, or NWI Successor, as applicable, may have against the holder thereof, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by Fruit of the Loom or FOL Liquidation Trust, the Unsecured Creditors Trust, or NWI Successor, as applicable, of any right of setoff or recoupment any of them may have against the holder of such Claim. NWI Claims shall be paid from the proceeds of the liquidation of NWI.

    14.  PAYMENT OF TAXES ON DISTRIBUTIONS RECEIVED PURSUANT TO PLAN

    All Entities that receive Distributions under the Plan shall be responsible for reporting and paying, as applicable, taxes on account of their Distributions; PROVIDED, HOWEVER, that (a) the Indenture Trustees

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and the 8 7/8% Notes Trustee, which are acting as mere conduits for the
Distributions made under the Plan to the holders of the Senior Notes and the 8 7/8% Notes, respectively, and (b) the Prepetition Agent, the Farley Bank Agent, and the Synthetic Lease Agent, which are acting as mere conduits for the Distributions made under the Plan to the holders of the Prepetition Bank Lender Claims, shall not liable for the payment of any taxes payable in respect of Distributions to be made under the Plan. Each of the Indenture Trustees and the 8 7/8% Notes Trustee are authorized to make such withholdings as may be required by law in connection with their delivery of Distributions to the respective holders of the Senior Notes and the 8 7/8% Notes; and each of the Prepetition Agent, the Farley Bank Agent and the Synthetic Lease Agent are authorized to make such withholdings as may be required by law in connection with their delivery of Distributions to the respective holders of the Prepetition Bank Lender Claims.

    15.  SURRENDER OF SENIOR NOTES

    a.  GENERAL REQUIREMENT OF SURRENDER.

    As a condition precedent to receiving any Distribution pursuant to the Plan on account of any of the Senior Notes, the holder of the applicable note shall deliver it to the applicable Indenture Trustee pursuant to a letter of transmittal (each one, a "LETTER OF TRANSMITTAL") furnished by Fruit of the Loom or FOL Liquidation Trust (either directly or through the applicable Indenture Trustee). Each Letter of Transmittal shall be accompanied by instructions for the proper completion, execution, and delivery thereof and shall specify that delivery of any Senior Note will be effected, and the risk of loss and title thereto will pass, only upon the proper delivery of such Note and the Letter of Transmittal in accordance with such instructions. Each Letter of Transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Senior Note to act and the authenticity of any signatures required on the Letter of Transmittal. Each surrendered Senior Note shall be marked as cancelled and delivered to the applicable Indenture Trustee; PROVIDED, HOWEVER, that the cancellation of the Senior Notes shall not affect any rights of the Indenture Trustees assertable against any Senior Noteholder pursuant to the Indentures.

    b.  LOST, STOLEN, MUTILATED, OR DESTROYED NOTES.

    In addition to any requirements imposed by any applicable indenture, any holder of an Allowed Claim evidenced by a Senior Note that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such note, deliver to the applicable Indenture Trustee, (i) an affidavit of loss and indemnity or such other evidence reasonably satisfactory to the applicable Indenture Trustee of the loss, theft, mutilation, or destruction, and (ii) such security or indemnity as may reasonably be required by the applicable Indenture Trustee, to hold it and its agents harmless from any damages, liabilities, or costs incurred in treating such Entity as a holder of such note. Upon compliance with the foregoing by a holder of a Claim evidenced by a Senior Note, such holder shall, for all purposes of the Plan, be deemed to have surrendered such note in accordance with the provisions of Section 8.17 of the Plan.

    16.  PAYMENT OF INDENTURE TRUSTEE AND AGENT FEES

    On the Effective Date, the Prepetition Collateral Agent shall distribute from the Russell Hosiery Collateral Proceeds funds to pay all accrued and unpaid fees and expenses of the Indenture Trustees and the Prepetition Agent, the Farley Agent, and the Synthetic Lease Agent and the Prepetition Collateral Agent that are payable by Fruit of the Loom under the applicable Indenture or any other applicable prepetition agreement (collectively, the "INDENTURE TRUSTEE AND AGENT FEES"). The Bank Steering Committee and the Noteholders Steering Committee shall, at least 10 Business Days before the Effective Date, provide to Fruit of the Loom and the Creditors' Committee the amount of the Trustee and Agent Fees and the method(s) used to calculate them. To the extent that the amount of the Russell Hosiery Collateral Proceeds are insufficient to pay the aggregate Indenture Trustee and

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

Agent Fees, then the Prepetition Collateral Agent shall make a pro rata distribution of such funds in respect of the Indenture Trustee and Agent Fees. If, on the Effective Date, Fruit of the Loom or the Prepetition Collateral Agent has not paid all of the Indenture Trustee and Agent Fees from the Russell Hosiery Collateral Proceeds, or if the amount of the Russell Hosiery Collateral Proceeds is insufficient to pay in full the Indenture Trustee and Agent Fees, the amount of those fees not paid as of that date shall be added to the Secured Creditor Payment to be made by FOL Liquidation Trust pursuant to Section 5.4.1 of the Plan. The Purchaser, Newco, and Reorganized Fruit of the Loom shall in no event be liable for the payment of any Indenture Trustee and Agent Fees.

    17.  PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE PLAN OBJECTION
     DEADLINE

    a.  FILING OF OBJECTIONS.

    As soon as practicable, but in no event later than six months after the Effective Date, unless otherwise ordered by the Bankruptcy Court, objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each Claim to which an objection is made.

    b.  PROSECUTION OF OBJECTIONS AFTER THE EFFECTIVE DATE.

    On and after the Effective Date, except as to applications for allowances of Professional Fees, NWI Claims, Claims against FTL Cayman filed solely in the Cayman proceeding, or as otherwise ordered by the Bankruptcy Court, the filing, litigation, settlement, or withdrawal of all objections to Claims, including pending objections, shall be the responsibility of FOL Liquidation Trust or the Unsecured Creditors Trust, as the case may be. Any Claim (other than a Claim for Professional Fees or a NWI Claim) that is not an Allowed Claim shall be determined, resolved, or adjudicated by FOL Liquidation Trust or, as to Class 4A Claims, the Unsecured Creditors Trust. Prior to the Effective Date, the filing, litigation, settlement, or withdrawal of all objections shall be the responsibility of Fruit of the Loom. The NWI Successor shall be responsible for the filing, litigation, settlement or withdrawal of all objections to NWI Claims including pending objections, but only with the consent of FOL Liquidation Trust or the Unsecured Creditors Trust.

    c.  NO DISTRIBUTIONS PENDING ALLOWANCE.

    Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or Distribution provided hereunder shall be made on account of the portion of the Disputed Claim unless and until the disputed portion of the Claim is Allowed.

    d.  WITHHOLDING OF ALLOCATED DISTRIBUTIONS.

    FOL Liquidation Trust, the Unsecured Creditors Trust or the NWI Successor, as the case may be, shall withhold from the property to be distributed on the Initial Distribution Date (or such earlier date on which Distributions for any particular Class of Claims are made) under the Plan an amount sufficient to be distributed on account of Disputed Claims, which amount shall be deposited in the applicable Disputed Reserve.

    e.  DISTRIBUTIONS WHEN A DISPUTED CLAIM BECOMES AN ALLOWED CLAIM.

    Distributions to each holder of a Disputed Claim, to the extent that the Disputed Claim ultimately becomes an Allowed Claim (and to the extent that the holder of the Disputed Claim has not received prior Distributions on account of that Claim), shall be made in accordance with the provisions of the Plan governing the Class of Claims in which the Claim is classified. On each Quarterly Distribution Date, FOL Liquidation Trust, the Unsecured Creditors Trust or the NWI Successor, as the case may be, shall make Ratable Proportion Distributions (or other Distributions in accordance with the provisions of the Plan) of Cash reserved for any Disputed Claim that has become an Allowed Claim during the preceding quarterly period to the holder of such Allowed Claim, but only to the extent that the holder of any such Claim has not received prior distributions on account of such Claim.

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    18.  ABANDONMENT OF CERTAIN PROPERTY BY PLAN ENTITIES.

    Each Plan Entity may abandon in any commercially reasonable manner (including abandonment or donation to a charitable organization of the respective Plan Entity's choice) any property that the Plan Entity reasonably concludes are of no benefit to its respective distributees and beneficiaries or that it reasonably determines, at the conclusion of distributions or dissolution of the Plan Entity, to be too impractical to distribute.

E.  CLASS ACTION CLAIMS

    1.  RELEASE AND DISCHARGE OF ALL SECURITIES CLAIMS AGAINST FRUIT OF THE LOOM

    In accordance with their classification and treatment as Class 6 Creditors' Securities Fraud Claims or Class 9 Other Equity Interests and pursuant to section 510(b) of the Bankruptcy Code, all Securities Claims against Fruit of the Loom or any member thereof, whether held by the Securities Class Action Plaintiffs, the holders of any of the Senior Notes or the 8 7/8% Notes (including any Entity acting as a trustee or other agent with respect thereto), or any other Entity, will be discharged on the Effective Date to the fullest extent permitted by Bankruptcy Code section 1141, and Fruit of the Loom and Reorganized Fruit of the Loom will be released from all such Claims, which discharge and release will be effective and binding on the Effective Date. Nothing in the Plan will, or will be deemed to, (a) satisfy, release, or discharge the Class Action Claims (including the New England Action and the Fidel Action) asserted by the plaintiffs in the Securities Class Actions (including the New England Action and the Fidel Action) against any non-Debtor defendants in the Securities Class Actions, or (b) enjoin the prosecution of the Class Action Claims (including the New England Action and the Fidel Action) against non-Debtor defendants in accordance with applicable non-Bankruptcy Law.

    2. RELEASE BY FRUIT OF THE LOOM OF ITS DIRECTORS, OFFICERS AND EMPLOYEES FROM ALL CLASS ACTION CLAIMS

    On the Effective Date, subject to section 14.5.2 of the Plan, Fruit of the Loom shall be deemed to have released its present and former directors, officers, and employees other than Farley (except as provided in section 7.17 of the Plan) from any and all Class Action Claims that are property of Fruit of the Loom or any member thereof, the Consolidated Estate, or the Estate of NWI (including derivative claims and claims that Fruit of the Loom or any member thereof otherwise has legal authority to assert, compromise, or settle in connection with the Reorganization Cases), and any and all such released Class Action Claims shall be deemed waived and extinguished as of the Effective Date., except to the extent such claims (other than Securities Class Action Claims and Class Action Claims described in Section 1.41(a) of the Plan related to Equity Interests) are preserved and assigned to the Unsecured Creditors Trust under the Plan.

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F.  EXECUTORY CONTRACTS AND LEASES UNDER THE PLAN

    1.  GENERAL TREATMENT

    The Plan constitutes a motion by each member of Fruit of the Loom to reject, as of the Effective Date, all executory contracts and unexpired leases to which any member of Fruit of the Loom is a party except for: (a) the executory contracts and unexpired leases specifically listed on the Assumption and Assignment Schedule, which shall either be assumed or assumed and assigned as described therein; and (b) any executory contracts and unexpired leases dealt with by a Final Order of the Bankruptcy Court entered on or before the Effective Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections and assumptions (and, as applicable, assignments) pursuant to section 365 of the Bankruptcy Code as of the Effective Date. Each assumed executory contract and unexpired lease of Fruit of the Loom that relates to the use or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements, or franchises, and any other interests in real estate or rights in rem related to such premises.

    2.  BAR DATE FOR REJECTION DAMAGES

    If the rejection by Fruit of the Loom, pursuant to the Plan, of an executory contract or unexpired lease results in a Claim, such Claim shall be discharged and barred forever and shall not be enforceable against Fruit of the Loom, the Plan Entities or any of their respective properties unless a proof of Claim or proof of Administrative Expense Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to Fruit of the Loom within thirty (30) days after the Confirmation Date.

    3.  FRUIT OF THE LOOM'S CORPORATE INDEMNITIES

    The Plan does not provide for the survival of existing corporate indemnities of the members of Fruit of the Loom; Fruit of the Loom believes that any such indemnification Claims would be prepetition Claims. Nothing in the Plan shall affect the future liabilities of Reorganized Fruit of the Loom, Purchaser or Newco to their respective officers and directors.

    4.  PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
        LEASES

    Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan may be in default shall be satisfied by Cure pursuant to section 365(b)(1) of the Bankruptcy Code. If there is a dispute regarding
(a) the nature or the amount of any Cure, (b) the ability of Fruit of the Loom or Reorganized Fruit of the Loom (and, as applicable, any assignee thereof) to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption or assignment, Cure shall occur following the entry of a Final Order resolving the dispute and shall be made in accordance with the applicable Final Order.

G.  EMPLOYEE BENEFIT PROGRAMS

    Except as to NWI and except for the SERP Plan, the Deferred Compensation Plan, and the other executory contracts which are not listed on the Assumption and Assignment Schedule, all qualified pension, 401(k), and benefit plans, policies, and programs of Fruit of the Loom which are applicable to their directors, officers, or employees are treated as executory contracts under the Plan will be assumed

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by Reorganized Fruit of the Loom pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, and to the extent necessary, assigned thereby to Purchaser or its designee.

H.  RETIREE BENEFITS

    Pursuant to Section 1114 of the Bankruptcy Code and only to the extent required thereby, payments, if any, due to any Entity for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by Fruit of the Loom prior to the Petition Date shall be continued for the duration of the period Fruit of the Loom is obligated to provide such benefits. This does not apply to the SERP on any other non-qualified plan.

I.  ADMINISTRATIVE CLAIM BAR DATE

    Except for Professional Fee Claims, the Allowed Administrative Expense Claims of the Prepetition Secured Creditors for payments due under the Adequate Protection Order, the Administrative Expense Claim payment provided for under the EPA Settlement, and the Administrative Expense Claims which are assumed by Purchaser, Newco or Reorganized Fruit of the Loom under the Berkshire Agreement pursuant to the Plan, the Confirmation Order shall provide that all other persons or entities asserting an Administrative Expense Claim arising on or before the Confirmation Date against any member of Fruit of the Loom must file such asserted Administrative Expense Claim with the Claims Agent on or before a date which will be set in the Confirmation Order and which will be the first Business Day thirty (30) days after the Confirmation Date.

J.  CONDITIONS PRECEDENT TO CONFIRMATION AND OCCURRENCE OF EFFECTIVE DATE

    1.  WAIVER OF CONDITIONS

    Each of the conditions precedent to confirmation and to the Effective Date may be waived or modified, in whole or in part, by Fruit of the Loom, upon the receipt of written Consent for such waiver by Purchaser (if applicable), the Creditors' Committee (if applicable) and, the Prepetition Secured Creditors (which Consent, in each instance, shall not be unreasonably withheld); and may be effected at any time, without notice (other than to the Creditors' Committee), without leave or order of the Bankruptcy Court, and without any other formal action.

    2.  CONDITIONS PRECEDENT TO THE CONFIRMATION OF THE PLAN

    The following are the conditions precedent to confirmation of the Plan that must be satisfied unless waived in accordance with Section 12.3 of the Plan:

     a. The Confirmation Order will be in form and substance acceptable to Fruit of the Loom and the Purchaser and Acceptable to the Prepetition Secured Creditors and the Creditors' Committee and shall contain the provisions set forth in Section 12.1 of the Plan. For purposes of the Plan, a document is "Acceptable" if the required parties have Consented to its form.

    3.  CONDITIONS TO THE EFFECTIVE DATE OF THE PLAN

    The following are the conditions precedent to the Effective Date, each of which must be satisfied unless waived in accordance with Section 12.3 of the
Plan:

     a. CONFIRMATION ORDER. The Confirmation Date shall have occurred and the Confirmation Order, in form and substance acceptable to Fruit of the Loom and Purchaser, and Acceptable to the Prepetition Secured Creditors and consistent with section 12.1 of the Plan, shall have been

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        signed by the judge presiding over the Reorganization Cases, and shall have become a Final Order.

     a. CLOSING OF THE AGREEMENT. All conditions to the closing under the Berkshire Agreement (other then the effectiveness of the Plan) shall have been satisfied or waived and the Berkshire Agreement shall be closed concurrently with the Effective Date of the Plan.

     c. SCHEME OF ARRANGEMENT. All conditions to the effectiveness of the Scheme of Arrangement (other than the effectiveness of the Plan) shall have been satisfied or waived in accordance with the terms of the Scheme of Arrangement.

     d. CONDITIONS TO THE CONFIRMATION OF THE PLAN REMAIN SATISFIED. All conditions precedent to the Confirmation of the Plan shall have been satisfied and shall continue to be satisfied.

     e. COMPLETION AND EXECUTION OF DOCUMENTS. All actions, documents, and agreements necessary to implement the provisions of the Plan to be effectuated on or prior to the Effective Date shall be reasonably satisfactory to Fruit of the Loom and Acceptable to the Prepetition Secured Creditors (and acceptable to Purchaser insofar as they relate to the Berkshire Agreement) and such actions, documents, and agreements shall have been effected or executed and delivered. All documents to be contained in the Plan Supplement shall be completed and in final form (and acceptable to Purchaser insofar as they relate to the Berkshire Agreement) and, as applicable, executed by the parties thereto and all conditions precedent contained in any of the foregoing shall have been satisfied or waived.

     f. AMENDED CHARTER DOCUMENTS. The amended certificates of incorporation and amended bylaws shall have been adopted by the members of Reorganized Fruit of the Loom.

     g. SELECTION OF TRUSTEES FOR SUCCESSORS. The Plan Entities shall have been formed in accordance with the Plan, the Plan Entity Agreements, and the EPA Settlement (if applicable). The trustee for each of FOL Liquidation Trust, the Unsecured Creditors Trust, NWI Successor, and the Custodial Trust shall have been selected or designated as set forth herein and shall have agreed to serve.

    4. EFFECT OF FAILURE OR ABSENCE OF WAIVER OF CONDITIONS PRECEDENT TO THE EFFECTIVE DATE OF THE PLAN

    If one or more of the conditions to the Effective Date shall not have occurred or been waived on or before 60 days after the Confirmation Date, subject to extension by Fruit of the Loom for an additional 30 days, upon notification submitted by Fruit of the Loom to the Bankruptcy Court, the United States Trustee, counsel to Purchaser, counsel for the Prepetition Secured Creditors, and counsel for the Creditors' Committee, then: (a) the Confirmation Order shall be vacated and shall be of no further force or effect, (b) no Distributions under the Plan shall be made, (c) Fruit of the Loom and all holders of Claims and Equity Interests shall be restored to the STATUS QUO ANTE as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (d) Fruit of the Loom's obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Causes of Action or any other claims of or against Fruit of the Loom or any other Entity or to prejudice in any manner the rights of Fruit of the Loom or any Entity in any further proceedings involving Fruit of the Loom.

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K.  EFFECTS OF PLAN CONFIRMATION

    1.  AUTHORITY OF REORGANIZED FRUIT OF THE LOOM

    Until the Effective Date, the Bankruptcy Court shall retain custody and jurisdiction of Fruit of the Loom and their properties, interests in property, and operations. On and after the Effective Date, any member of Reorganized Fruit of the Loom and their properties, interests in property, and operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except for those matters as to which the Bankruptcy Court specifically retains jurisdiction under the Plan or the Confirmation Order. In addition, except as set forth in
Section 15.1 of the Plan, the Plan Entities, and their properties, interests in property, and operations shall not be subject to the custody and jurisdiction of the Court; PROVIDED, HOWEVER, that the Cash and other property to be distributed pursuant to the Plan and which, to the extent not distributed by the Plan Entities, is to be held in trust by the applicable Plan Entity, shall remain subject to the jurisdiction of the Court until they are distributed or become unclaimed property pursuant to Sections 8.2, 8.3, 8.5, and 8.6 of the Plan and Bankruptcy Code section 347(b).

    2.  VESTING AND LIENS

    On the Effective Date, (a) all property of the Transferred Debtor Subsidiaries will be vested in the applicable member of Reorganized Fruit of the Loom, (b) all other property of Fruit of the Loom which are Apparel Business assets and are transferred to Purchaser under the Berkshire Agreement will be transferred to and vest in Newco or Purchaser or a subsidiary of Purchaser as directed by Purchaser, (c) all other property of Fruit of the Loom (other than assets of NWI Land Mgmt) will be vested in FOL Liquidation Trust, and (d) all property of NWI, will vest in either NWI Successor or the Custodial Trust, as the case may be; in each instance free and clear of all Liens other than Liens that are expressly provided for in the Plan and the Confirmation Order.

    3.  DISCHARGE OF FRUIT OF THE LOOM

    a.  SCOPE.

    Except as otherwise provided in the Plan or the Confirmation Order and in accordance with section 1141(d)(1) of the Bankruptcy Code, entry of the Confirmation Order shall discharge, effective as of the Effective Date, all debts of, Claims against, Liens on the property of, and Equity Interests or any other interests in Fruit of the Loom and Reorganized Fruit of the Loom (and each member thereof, excluding the Liquidating Debtors (which includes NWI)) and their assets and properties (collectively, the "DISCHARGED CLAIMS AND INTERESTS" and individually, a "DISCHARGED CLAIM OR INTEREST") that arose at any time before the entry of the Confirmation Order (including, without limiting the generality of the foregoing, all claims that have been, may be, or could have been asserted against NWI and on which any member of Reorganized Fruit of the Loom is or may be liable in any amount and for any reason). Without limiting the generality of the foregoing, entry of the Confirmation Order shall discharge any liability of a Transferred Debtor Subsidiary for the taxes of any other person under Internal Revenue Code Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise. The discharge of the members of Fruit of the Loom and Reorganized Fruit of the Loom shall be effective as to each and all Discharged Claims and Interests, regardless of whether a proof of Claim or Equity Interest therefor was filed, whether the holder thereof votes to accept the Plan, or whether the Discharged Claim or Interest received or retains any Distributions or property under the Plan. On the Effective Date, as to every Discharged Claim and Interest, any holder of such Claim or Equity Interest shall be precluded from asserting against Fruit of the Loom and Reorganized Fruit of the Loom (and each member of either of the foregoing), any Plan Entity, their successors, or their assets or properties, any other or further debt

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Claim, lien, Equity Interest or other interest based upon any document, instrument, act, omission, transaction, or other action or inaction of any kind or nature that occurred before the Effective Date.

    b.  INJUNCTION.

    Except as otherwise provided in the Plan or the Scheme (as to FTL Cayman
ONLY) or the Confirmation Order or a separate order of the Bankruptcy Court, as of the Effective Date, all entities that have held, currently hold, or may hold a Discharged Claim or Interest or other right of an equity security holder that is terminated and canceled pursuant to the terms of the Plan, are permanently enjoined from taking any of the following actions on account of any such Discharged Claims or Interests: (a) commencing or continuing in any manner any action or other proceeding against any member of Fruit of the Loom, any member of Reorganized Fruit of the Loom, the Consolidated Estate or the Estate of any member of Fruit of the Loom, any Plan Entity or any properties and interests in properties of any of the foregoing; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against any member of Fruit of the Loom, any member of Reorganized Fruit of the Loom, the Consolidated Estate, any Plan Entity or any properties and interests in properties of any of the foregoing; (c) creating, perfecting, or enforcing any lien or encumbrance against any member of Fruit of the Loom, any member of Reorganized Fruit of the Loom, the Consolidated Estate or the Estate of any member thereof, any Plan Entity or any properties and interests in properties of any of the foregoing; (d) asserting a setoff, right of subrogation, or recoupment of any kind against any obligation due to any member of Fruit of the Loom, any member of Reorganized Fruit of the Loom, the Consolidated Estate, any Plan Entity, or any properties and interests in properties of any of the foregoing; and (e) commencing or continuing any action, in any manner or in any place, that does not comply with or is inconsistent with the provisions of the Plan, the Scheme (as to FTL Cayman ONLY) or the Confirmation Order.

    c.  RELEASE OF COLLATERAL.

    Unless a particular Secured Claim is Reinstated: (a) each holder of a Secured Claim or a Claim that is purportedly secured shall (i) turn over and release to the relevant member of Fruit of the Loom, Reorganized Fruit of the Loom or the Plan Entity, any and all property of the relevant member of Fruit of the Loom or Reorganized Fruit of the Loom that secures or purportedly secures such Claim, and (ii) execute such documents and instruments as any member of Fruit of the Loom or Reorganized Fruit of the Loom may reasonably require to evidence such holder's release of such property; and (b) on the Effective Date, all claims, right, title, and interest in such property shall revert to the relevant member of Reorganized Fruit of the Loom or vest in the Purchaser, Newco, any applicable Plan Entity, or any other successor to any of the foregoing, as the case may be, free and clear of all Claims and Equity Interests, including, without limitation, Liens, charges, pledges, interests, encumbrances, security interests, and any other interests of any kind.

    d.  TERM OF INJUNCTIONS OR STAYS.

    Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Reorganization Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

    e.  RELEASE OF FRUIT OF THE LOOM AND REORGANIZED FRUIT OF THE LOOM.

    Without limiting the provisions of Section 13.2 of the Plan, pursuant to
Section 14.1 of the Plan, from and after the Effective Date, Fruit of the Loom and Reorganized Fruit of the Loom are released from all Liabilities from the beginning of time, except as expressly provided in Section XIV of the Plan.

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    f.  LIMITED RELEASE OF RELEASED PARTIES.

    Except as otherwise specifically provided for by the Plan (and without limiting the generality of Section 14.1 of the Plan as to Fruit of the Loom and Reorganized Fruit of the Loom), upon consummation of the Plan, all Entities shall be conclusively presumed to have released the following parties (but solely to the extent set forth below): (a) Fruit of the Loom, Reorganized Fruit of the Loom, and Newco; (b) the Creditors' Committee and the present and former members thereof (including ex officio members), (c) the Bank Steering Committee and the members (both present and former) thereof, (d) the Noteholders Steering Committee and the present and former members thereof, (e) the Indenture Trustees, (f) the DIP Agent and the DIP Lenders,(both present and former)
(g) the Prepetition Secured Creditors in their respective capacity as Prepetition Secured Creditors, (h) the Prepetition Agent, the Synthetic Lease Agent, the Prepetition Collateral Agent, and the Farley Agent, (i) the JPLs,
(j) Berkshire and Purchaser, and (k) all directors, officers, agents, attorneys, affiliates, employees, accountants, advisors, financial advisors of any of the foregoing (other than Farley, unless the claims of Fruit of the Loom against Farley shall have been fully satisfied) (each of the foregoing, a "RELEASED PARTY"), from any Claim or Cause of Action based on, arising from, or in any way connected with, (A) the Reorganization Cases and the Cayman Proceeding (including, without limitation, any actions taken and/or not taken with respect to the administration of any Estate or the operation of the business of any Debtor), (B) the Plan or the Scheme of Arrangement or the Distributions received thereunder, or (C) the negotiation, formulation, and preparation of the Plan, the Scheme of Arrangement, or the Postpetition Credit Agreement (including any of the terms, settlements, and compromises reflected in any of the foregoing and any orders of the Bankruptcy Court related thereto), except to the extent any such claim or Cause of Action against any Released Party arises solely as a direct result of that Released Party's fraud or willful misconduct. In all respects, Fruit of the Loom, Reorganized Fruit of the Loom, Newco, and each of the Released Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Nothing in the Plan will be deemed to release the parties to Berkshire Agreement or the Plan Entities from the obligations to perform any agreement or covenant in the Berkshire Agreement which calls for performance after the Closing of the Berkshire Agreement.

    4.  AVOIDANCE AND RECOVERY ACTIONS

    As of the Effective Date, FOL Liquidation Trust shall retain and may prosecute and release on behalf of itself and the Estates of Fruit of the Loom any Avoidance Actions that could have been raised by or on behalf of Fruit of the Loom or their Estates (other than NWI). Notwithstanding the foregoing, the right to bring Avoidance Actions against holders of Class 4A or Class 5 Claims will be waived, and pending Avoidance Actions will be dismissed, under the Plan; PROVIDED, HOWEVER, that FOL Liquidation Trust may assert the claim or Cause of Action underlying any Avoidance, Action as a defense or offset to any Claim or Cause of Action asserting an Other Secured, Priority, or Administrative Expense Claim made by an Avoidance Action defendant (other than on account of the Prepetition Secured Creditors Deficiency Claims or Administrative Expense Claims), including any rights under section 502(d) of the Bankruptcy Code, whether or not Avoidance Actions have been waived or released as described above. The NWI Successor will retain all Avoidance Actions of NWI solely as a defense or counterclaim to any Claim or Cause of Action.

    5.  RELEASE OF RELEASED PARTIES BY FRUIT OF THE LOOM

    As of the Effective Date, Fruit of the Loom, the Reorganized Fruit of the Loom, and Newco, on behalf of themselves, the estates of Fruit of the Loom, and their respective successors, assigns and any and all persons and/or entities who may purport to claim by, through, for, or because of, them, will release and be permanently enjoined from any prosecution or attempted prosecution of any and all Causes of Action which they have, may have, or claim to have, which are property of, assertable on

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behalf of, or derivative of Fruit of the Loom, against the Released Parties (but solely in their capacity as Released Parties). The Released Parties have not provided any Cash or other property in exchange for the release. Nothing in the Plan will be deemed to release the parties to Berkshire Agreement or the Plan Entities from the obligations to perform any agreement or covenant in the Berkshire Agreement which calls for performance after the Closing of the Berkshire Agreement or impair any rights acquired by Reorganized Fruit of the Loom as assets of the Apparel Business under the Berkshire Agreement.

    The limited release and exculpation granted to certain officers and directors of Fruit of the Loom under the Plan were a part of the overall settlement which resulted out of the mediation. The Unsecured Creditors Committee, which negotiated these settlements, including the limits which preserve the Unsecured Creditors Committee's right to bring certain action, conducted extensive discovery of Fruit of the Loom, its officers and directors, including numerous Bankruptcy Rule 2004 examinations of officers and directors, and extensive document review.

    a.  LIMITATION ON RELEASE.

    Notwithstanding the foregoing, this release shall not apply to (i) any Claims against individual Released Parties who were officers or directors of any of the Debtors before December 1, 1999 and on or after December 1, 1997, in their capacity as directors or officers of any Debtor (in which capacity they shall be the subject of a covenant not to execute described more fully below),
(ii) any Claim for contribution, indemnification, or any other theory of joint liability or right over, by an individual Released Party against any other Released Party, and (iii) any Claim by an individual Released Party for reimbursement (to give effect to the covenant not to execute) against the entity asserting a Claim under subclause (i) hereof, in the event that the issuer of a D&O Insurance Policy seeks to recover any amount from the individual Released Party; PROVIDED, FURTHER, HOWEVER, that with respect to subclauses (i) and
(ii) above, if no such Claim is asserted against an individual Released Party on or before the date that is 180 days after consummation of the Plan, then this release shall apply to Claims thereafter asserted against such individual Released Party.

    Nothing in the Plan shall limit the right, if any, of any party to bring an action against or name as a defendant, a person or entity who is not a Released Party or enforce a claim or judgment against, a person or entity who is not a Released Party or the property thereof.

    Nothing in the Plan nor the provision of the covenant not to execute in favor of an individual Released Party shall preclude, limit or otherwise restrict such individual from defending against or opposing any Claim brought against such individual under this provision.

    b.  COVENANT NOT TO SUE AND COVENANT NOT TO EXECUTE.

    Fruit of the Loom and Reorganized Fruit of the Loom, on behalf of themselves, the estates of Fruit of the Loom, and their respective successors, assigns, and any and all persons and/or entities who may purport to claim by, through, under, for, or because of, them shall not name any individual Released Party who is or was an officer or director of any Debtor as a defendant in any action or otherwise assert a Claim against such individual, unless such party, acting in good faith, has first determined upon written advice of counsel that the individual Released Party is a necessary party to such action or Claim.

    Fruit of the Loom and Reorganized Fruit of the Loom, on behalf of themselves, the estates of Fruit of the Loom, and their respective successors, assigns, and any and all persons and/or entities who may purport to claim by, through, under, for, or because of, them shall covenant not to execute as against any individual Released Party that is or was an officer or director of any Debtor and agree that no claim or judgment shall be enforced against, nor shall any amount be collected from, any individual Released Party (or any property of an individual Released Party). Instead, such execution, enforcement, or collection shall be undertaken only against the proceeds of any applicable D&O Insurance Policy, if

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any, and such individual Released Party (or any assets or property thereof)
shall be liable for any Claim only to the extent of the D&O Insurance Policy proceeds.

    c.  LIMITATION ON FUNDING OF UCT CLAIMS.

    Neither Fruit of the Loom, Reorganized Fruit of the Loom, Newco, nor FOL Liquidation Trust, nor any of their successors or assigns, shall fund, directly or indirectly, the costs of pursuing a UCT Claim against any of the Released Parties; provided, however, that the Unsecured Creditors Trust may use the Distributions it receives on account of the 7.5% beneficial interest of FOL Liquidation Trust to fund such litigation.

    6.  INDEMNITY FOR THIRD PARTY CLAIMS

    In addition to the releases and exculpations set forth above, section 14.7 of the Plan provides that the Released Parties shall also be entitled to indemnification by FOL Liquidation Trust for claims made against any of them by Farley, such indemnification to include costs of defense arising out of, related to, resulting from, or in connection with or in response to the claims made against Farley that are part of the Non-Core Assets and to be paid upon the incurrence thereof in accordance with the Liquidation Agent Agreement applicable to FOL Liquidation Trust; PROVIDED, HOWEVER, that FOL Liquidation Trust shall have no indemnification obligation under the Plan to the extent that it is judicially determined that any claim of Farley against any Released Party arises solely as a direct result of that Released Party's fraud or willful misconduct. The Indemnification obligations on FOL Liquidation Trust established under section 14.7 of the Plan shall include the reimbursement of the costs of defense (including attorneys' fees) and shall be paid as incurred by the indemnified party in accordance with the Liquidation Agent Agreement applicable to FOL Liquidation Trust.

    7.  RETENTION OF JURISDICTION

    Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court may retain jurisdiction, and if the Bankruptcy Court exercises its retained jurisdiction, will have exclusive jurisdiction, of all matters arising out of, and relating to, the Reorganization Cases and the Plan, as more specifically described in Section 15.1 of the Plan.

    8.  CANCELLATION OF INDENTURES AND 8 7/8% NOTES INDENTURE

    The Indentures and the indenture for the 8 7/8% Notes shall terminate as of the Effective Date except as necessary to administer the rights, Claims, Liens and interests of the Indenture Trustees or the 8 7/8% Notes Trustee, as applicable, and except the Indentures and the indenture for the 8 7/8% Notes shall continue in effect to the extent necessary to allow the applicable Indenture Trustees and the 8 7/8% Notes Trustee, as the case may be, to receive distributions pursuant to the Plan and to re-distribute same under the applicable Indenture or the indenture for the 8 7/8% Notes, as the case may be. Each of the Indenture Trustees and the 8 7/8% Notes Trustee shall be relieved of all further duties and responsibilities related to the applicable Indentures and the indenture for the 8 7/8% Notes, except with respect to the payments required to be made to the applicable Indenture Trustees or the 8 7/8% Notes Trustee, as the case may be, under the Plan or with respect to such other rights of the Indenture Trustees or the 8 7/8% Notes Trustee, as the case may be, that, pursuant to the terms of the applicable Indenture or the indenture for the 8 7/8% Notes, as the case may be, survive the termination of the Indentures and the indenture for the 8 7/8% Notes. Termination of the Indentures and the indenture for the 8 7/8% Notes shall not impair the rights of the Indenture Trustees or the 8 7/8% Notes Trustee, as the case may be, to enforce their charging liens, created in law or pursuant to the applicable Indenture or the indenture for the 8 7/8% Notes, against property that would otherwise be distributed to holders of the 7% Debentures, 6 1/2% Notes, 7 3/8% Notes or the
8 7/8% Notes, as the case may be. Subsequent to the performance by an applicable Indenture Trustee or the 8 7/8% Notes Trustee of its obligations

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pursuant to the Plan, the applicable Indenture Trustee or 8 7/8% Notes Trustee, and its agents, shall be relieved of all further duties and responsibilities related to the applicable Indenture or the indenture for the 8 7/8% Notes.

L.  MISCELLANEOUS PROVISIONS OF THE PLAN

    1.  MODIFICATION OF THE PLAN

    a.  MODIFICATION BEFORE THE CONFIRMATION DATE.

    Fruit of the Loom may alter, amend, or modify the Plan or any provision or portion thereof under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date; PROVIDED, HOWEVER, that Fruit of the Loom shall make
(i) no modification to the Plan that affects materially and adversely the distribution to Class 4A or 5 without the Consent of the Unsecured Creditors Committee, (ii) no Material modification, of any nature, without the Consent of the Bank Steering Committee and the Noteholders Steering Committee, and
(iii) no modification, except in compliance with Section 4.07 of the Berkshire Agreement without the consent of the Purchaser. Fruit of the Loom shall provide parties in interest with notice of such amendments or modifications as may be required by the Bankruptcy Rules or any order of the Bankruptcy Court and shall, in any event, provide such notice to counsel for the Committees. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as altered, amended, modified, or clarified, unless the proposed alteration, amendment, modification, or clarification adversely changes the treatment of the Claim of such holder.

    b. MODIFICATION AFTER THE CONFIRMATION DATE AND BEFORE SUBSTANTIAL CONSUMMATION.

    After the Confirmation Date and prior to substantial consummation (as defined in section 1101(2) of the Bankruptcy Code) of the Plan, Fruit of the Loom or the Reorganized Fruit of the Loom, as the case may be, may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of holders of Claims or holders of Equity Interests under the Plan; PROVIDED, HOWEVER, that, to the extent required, prior notice of such proceedings will be served in accordance with the Bankruptcy Rules or an order of the Bankruptcy Court; and PROVIDED FURTHER, that Fruit of the Loom shall seek no Material modification to the Plan without the consent of the Purchaser (with respect to any change which would affect the transactions under the Berkshire Agreement), or the Consent of the Bank Steering Committee, the Noteholders Steering Committee, and, as to the treatment of Classes 4A or 5, the Unsecured Creditors Committee. A holder of a Claim or Equity Interest that has accepted the Plan will be deemed to have accepted the Plan, as altered, amended, modified or clarified, if the proposed alteration, amendment, modification or clarification does not adversely change the treatment of the Claim or Equity Interest of such holder.

    2.  FURTHER DOCUMENTS AND ACTION

    Fruit of the Loom, FOL Liquidation Trust, the Unsecured Creditors Trust, NWI Successor, the Custodial Trust, and any member of Reorganized Fruit of the Loom will execute, and are authorized to file with the Bankruptcy Court, such agreements and other documents, take or cause to be taken such action, and deliver such documents or information, as may be necessary or appropriate to effect and further evidence the terms and conditions of the Plan and to consummate the transactions and transfers contemplated by the Plan. Fruit of the Loom, FOL Liquidation Trust, NWI Successor, the Unsecured Creditors Trust, the Custodial Trust, and any member of Reorganized Fruit of the Loom, and all other parties, will execute any and all documents and instruments that must be executed under or in connection with the Plan in order to implement the terms of the Plan or to effectuate the

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Distributions under the Plan, provided that such documents and instruments are reasonably acceptable to such party or parties and the applicable Oversight Committee.

    3.  PLAN SUPPLEMENT

    Except as otherwise provided in the Plan, forms of the following documents in form and substance subject to the Consent of the Prepetition Secured Creditors and, solely to the extent provided in the Berkshire Agreement, the Purchaser, shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least ten days prior to the Voting Deadline: FOL Liquidation Trust Agreement, Unsecured Creditors Trust Agreement, the documents establishing NWI Successor and the Custodial Trust, the EPA Settlement Agreement, Schedule 1 to the Plan, the form Letter of Transmittal, the list of Designated Executives, the Assumption and Assignment Schedule, the mutual release, the Amended Certificates of Incorporation, and the Amended By-Laws. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Court during normal Bankruptcy Court hours. Holders of Claims may obtain a copy of the Plan Supplement upon written request to Fruit of the Loom in accordance with Section 16.4 of the Plan.

    4.  PLAN CONTROLS

    To the extent that the Plan is inconsistent with this Disclosure Statement or the Scheme or the Explanatory Statement, the provisions of the Plan shall be controlling. To the extent that the Plan implements the Berkshire Agreement and the transactions contemplated thereby, the Berkshire Agreement (which is made a part of the Plan by its filing in the Plan Supplement and shall be attached along with the Plan to the Confirmation Order) shall be controlling in the event of any inconsistency between the Plan and the Berkshire Agreement. The Plan shall be controlling if there is any inconsistency between the Berkshire and any aspect of the Plan other than those implementing the Berkshire Agreement and the transactions contemplated thereby.

    5.  RESERVATION OF RIGHTS

    If the Plan is not confirmed by a Final Order, or if the Plan is confirmed and does not become effective, the rights of all parties in interest in the Reorganization Cases are and will be reserved in full. Any concessions or settlements reflected in the Plan, if any, are made for purposes of the Plan only, and if the Plan does not become effective, no party in interest in the Reorganization Cases will be bound or deemed prejudiced by any such concession or settlement.

    6.  INJUNCTION REGARDING WORTHLESS STOCK DEDUCTION

    Fruit of the Loom may request that the Bankruptcy Court include in the Confirmation Order a provision enjoining any "50-percent shareholder" of FTL Cayman within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, from claiming a worthless stock deduction with respect to Old Common Stock for any taxable year of such shareholder ending prior to the Effective Date.

    7.  TREATMENT OF INTERCOMPANY CLAIMS

    Consistent with the substantive consolidation of Fruit of the Loom (other than NWI) and to the extent necessary to avoid adverse tax consequences to the Consolidated Estate and Reorganized Fruit of the Loom, (a) certain intercompany Claims between members of Fruit of the Loom, at the option of Fruit of the Loom, may be contributed by one member of Fruit of the Loom to one or more other members of Fruit of the Loom prior to substantive consolidation pursuant to
Section 8.1 of the Plan; and (b) all intercompany Claims not so contributed shall be extinguished and no distribution shall be made under the Plan with respect to any such Claim. Claims of any member of Fruit of the Loom

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against any Nondebtor Affiliates and Claims of Nondebtor Affiliates against any member of Fruit of the Loom shall be setoff against each other in accordance with Bankruptcy Code section 553 and any applicable nonbankruptcy law. If, after giving effect to such setoff, a Nondebtor Affiliate has any remaining intercompany Claim against any member of Fruit of the Loom, that Claim shall be contributed by or on account of the Nondebtor Affiliate to the appropriate member of Fruit of the Loom. If Fruit of the Loom has a net claim against a Nondebtor Affiliate, such net claim shall be unaffected by Plan. Notwithstanding the foregoing, Fruit of the Loom shall not take any action with respect to intercompany claims which is inconsistent with the terms of the Berkshire Agreement.

                                     VIII.
                        SUMMARY OF SCHEME OF ARRANGEMENT

    This is a summary only of the Scheme of Arrangement. IF YOU ARE A CREDITOR OF FTL CAYMAN YOU SHOULD READ THE SCHEME OF ARRANGEMENT AND THE EXPLANATORY STATEMENT, COPIES OF WHICH ARE ATTACHED AS EXHIBITS D AND E HERETO, IN THEIR ENTIRETY. In the event of any contradiction between this summary and the Scheme of Arrangement, the terms of the Scheme of Arrangement will govern.

A.  COMMENCEMENT OF THE CAYMAN PROCEEDING

    Pursuant to an order of the Cayman Court made on December 30, 1999 and following the presentation of a winding up petition, Simon Whicker and Theo Bullmore were appointed as the Joint Provisional Liquidators (the "JPLS") for FTL Cayman in the Cayman Proceeding. FTL Cayman is accordingly the subject of formal bankruptcy cases both in the United States and the Cayman Islands.

    The Cayman Proceeding was commenced because the Cayman Islands is the country of incorporation of FTL Cayman and the Cayman Proceeding was necessary to facilitate the coordinated reorganization of FTL Cayman. The appointment of the JPLs created a moratorium that among other things, prevents creditors from taking or continuing any legal proceedings in the Cayman Islands against FTL Cayman or its assets. The JPLs have now decided, after taking advice from their professional advisers, and in conjunction with FTL Cayman and its professional advisers, that the best course of action in the Cayman Islands is for there to be a scheme of arrangement pursuant to the Cayman Companies Law (2001 Second Revision) as a mechanism for making distributions to FTL Cayman's creditors whose rights are affected by the Scheme (the "SCHEME CREDITORS") and in order to assist the implementation of the Chapter 11 reorganization for Fruit of the Loom.

B.  THE SCHEME OF ARRANGEMENT

    1.  GENERALLY

    FTL Cayman's assets are subject to two different legal systems, one in the Cayman Islands and the other in the United States. Although both systems have as a basic principle the fair distribution of a company's assets among its creditors, there are differences between the two systems. In order to ensure that all FTL Cayman's creditors are treated in the same manner as in the Plan (and that there are no double recoveries), the Scheme of Arrangement and the Plan together will enable a common system of distribution to be established for Scheme Creditors of FTL Cayman and holders of Allowed Claims against FTL Cayman in the Reorganization Cases. However, it is possible for a creditor of FTL Cayman who is not otherwise subject to the jurisdiction of the Court to assert a claim in the Cayman Proceeding only.

    2.  SUMMARY OF TERMS

    FTL Cayman's Scheme Creditors who have asserted claims in both the Cayman Proceeding and the Reorganization Cases will be asked to vote in both. A single ballot/proxy form will allow such

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creditors to vote to accept or reject both of the Plan and the Scheme of
Arrangement; they will not be permitted to split their vote and vote to accept the Scheme of Arrangement but reject the Plan, or vice versa. However, all creditors of FTL Cayman, whether they have made claims in the Reorganization Cases or the Cayman Proceeding will only receive a single distribution in respect of such a Claim.

    Under the terms of the Scheme, the Scheme Creditors will be limited to the holders of secured claims against FTL Cayman. FTL Cayman's Scheme Creditors who have claimed only in the Scheme of Arrangement will not be prejudiced as a result and will receive a single distribution in the same way as all Secured Claims against FTL Cayman which are Allowed in the Reorganization Cases. Holders of Unsecured Claims against FTL Cayman will not be considered Scheme Creditors, but will still be provided, in the ultimate winding up of FTL Cayman, with a single distribution in the same amount and manner as all other Holders of same Class Claims against FTL Cayman which are Allowed in the Reorganization Cases.

    The Scheme of Arrangement and the subsequent winding up of FTL Cayman effects and implements the provisions of the Plan. All of the provisions and procedures contained in the Plan which govern, INTER ALIA, the treatment of claims, the procedures for treating and resolving disputed claims and the means for implementation, are respected and given effect to in the Scheme of Arrangement by reference to the Plan.

    The Scheme of Arrangement and the Plan are mutually conditional; one will not become effective without the other.

C.  APPLICATION OF THE SCHEME OF ARRANGEMENT

    The Scheme of Arrangement will apply to all FTL Cayman's Scheme Creditors. The Scheme of Arrangement will not impair the claims of those creditors of FTL Cayman who have Priority Claims, Priority Tax Claims, Administrative Claims or Secured Claims in the Reorganization Cases. It is Fruit of the Loom's position that the Unsecured Creditors of FTL Cayman who have filed Claims in the Reorganization Cases or who are listed in the Schedules will be dealt with as provided in the Plan. It is Fruit of the Loom's position that only those Unsecured Creditors of FTL Cayman who have only proved their Claim in the Cayman Proceeding and not filed Claims or been listed in the Schedules in the Reorganization Cases shall be dealt with in the winding up.

    The Scheme of Arrangement provides for the transfer of the capital stock of FTL Caribe and any other assets used in the Apparel Business to Purchaser and all other assets will vest in FOL Liquidation Trust. In exchange, the creditors of FTL Cayman will receive the distribution rights set forth in the Plan. Separate distributions from FTL Cayman will not be made and creditors will be entitled to only one recovery--the recovery provided for under the Plan.

    It is proposed that immediately after the Scheme of Arrangement is approved by the Cayman Court, FTL Cayman shall apply to the Cayman Court to have a final liquidation order made under the Companies Law. Simon Whicker and Theo Bullmore will thereafter become Joint Official Liquidators of FTL Cayman.

D.  VOTING ON THE SCHEME

    FTL Cayman's Scheme Creditors will be entitled to attend and vote at a meeting to be held to consider and, if thought fit, approve the Scheme of Arrangement, provided their Claim has been allowed for voting purposes in the Cayman Proceeding. Only holders of Secured Claims will be deemed to be Scheme Creditors and therefore entitled to vote. Under the Scheme of Arrangement, Scheme Creditors of FTL Cayman will be invited to complete a special proxy to vote at the creditors' meeting or may attend in person. In order to assist Creditors, the JPLs and FTL Cayman have prepared a

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combined ballot/proxy form. A claim can become allowed for voting purposes in the Scheme of Arrangement in any of the following ways:

        (i) if it is listed by FTL Cayman in the Schedules (as amended from time to time) as neither contingent, unliquidated nor disputed;

        (ii) if the Scheme Creditor has filed a proof of claim on or before the Filing Deadline Date in accordance with the Filing Deadline Order and that proof of claim has not been objected to or has been allowed for voting purposes in accordance with the provisions of the Plan;

       (iii) alternatively, if a creditor has lodged a Notice of Claim with the JPLs in accordance with appropriate directions of the Cayman Court, issued from time to time.

    The Chairman of the Scheme Creditors' meeting may, for voting purposes only, reject a claim in whole or in part, if he considers that it does not constitute a fair and reasonable assessment of the sums owed to the relevant creditor by FTL Cayman. The Chairman's decision is final and binding. The Chairman will, however, advise the creditor of his decision prior to the meeting, where possible, and, in any event, afterwards.

    The value of a Claim for voting purposes in the Scheme of Arrangement will be taken net of any set-off rights. The value attributed to the claim will appear on the ballot/proxy form accompanying this Disclosure Statement and the Explanatory Statement. If a creditor does not agree with the value so stated, or it wishes to give a general proxy or vote only in the Scheme of Arrangement, the Scheme Creditor should contact the JPLs.

    The amount of a claim admitted for voting purposes by the Chairman of the meeting of FTL Cayman's Scheme Creditors does not constitute an admission of the existence or amount of any liability of FTL Cayman and will not bind FTL Cayman, the JPLs or the Scheme Creditors.

    THE MEETING IS SCHEDULED TO TAKE PLACE AT THE OFFICES OF MILBANK, TWEED, HADLEY & McCLOY LLP, 1 CHASE MANHATTAN PLAZA, NEW YORK, NEW YORK ON APRIL 3, 2002. YOU MAY EITHER ATTEND THE MEETING IN PERSON OR YOU MAY VOTE BY PROXY. THE JPLS RECOMMEND THAT YOU VOTE IN FAVOR OF THE SCHEME OF ARRANGEMENT.

    1.  BALLOT AND PROXY

    At the same time that the Scheme Creditors of FTL Cayman receive copies of the Disclosure Statement, the Plan, the Explanatory Statement and the Scheme of Arrangement, they will also receive a combined ballot/proxy form. Whether or not Scheme Creditors intend to appoint a proxy to attend the Scheme Creditors meeting on their behalf, they should complete the form of ballot/proxy in accordance with the instructions given, and return it as soon as possible and, in any event, by March 28, 2002 to the address shown on the form. If for any reason this cannot be done, proxies may be handed in at the registration desk at the Scheme Creditors meeting, prior to its commencement.

    Appointing a proxy will not prevent Scheme Creditors from attending and voting in person at the Scheme Creditors meeting should they wish to do so. However, the proxy will not be entitled to vote if the Scheme Creditors votes in person.

    Instructions for completing the form of ballot/proxy are set out on it.

    2.  RECORD DATE FOR SCHEME CREDITORS

    The amount, for voting purposes, of Scheme of Arrangement claims will be established at $1,207,207,035. However, the Record Date for establishing those Scheme Creditors entitled to vote in the Scheme of Arrangement will be December 30, 1999. The JPLs believe that it is in the best interests of all creditors of FTL Cayman for the Scheme of Arrangement and the Plan to be as closely

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coordinated as possible. The JPLs are also satisfied that no Scheme Creditors will be prejudiced by the setting of the Record Date in this way. Only Scheme Creditors whose Scheme Claims have been allowed for voting purposes will be entitled to vote on the Scheme of Arrangement.

E.  COURT APPROVAL AND FILING WITH THE REGISTRAR OF COMPANIES OF THE CAYMAN
    ISLANDS

    In order for the Scheme of Arrangement to become effective, the Cayman Court must sanction the Scheme of Arrangement after it has been approved by the requisite majority of Scheme Creditors. The Cayman Court may impose such conditions as it thinks fit to the Scheme of Arrangement but cannot impose any material changes. A copy of the order sanctioning the Cayman Scheme of Arrangement must then be delivered to the Registrar of Companies for the Cayman Islands (the "CAYMAN REGISTRAR").

    If the Scheme of Arrangement is sanctioned by the Cayman Court and delivered to the Cayman Registrar, subject to the approval of the Plan by the Bankruptcy Court, it will be effective and binding on all of the Scheme Creditors, including those who may have voted against the Scheme of Arrangement or the Plan, as appropriate, or who did not vote.

    If the Scheme is not sanctioned by the Cayman Court for any reason, then the Scheme shall be deemed a nullity.

                                      IX.
                        CERTAIN FACTORS TO BE CONSIDERED

    HOLDERS OF CLAIMS AGAINST FRUIT OF THE LOOM SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH OR INCORPORATED BY REFERENCE, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.  GENERAL CONSIDERATIONS

    The formulation of a reorganization plan is the principal purpose of a Chapter 11 case. The Plan sets forth the means for satisfying the various Claims against and Equity Interests in Fruit of the Loom. SEE SECTIONS VI, VII, AND IX OF THE PLAN. Reorganization of the Transferred Subsidiaries of Fruit of the Loom under the proposed Plan also avoids the potentially adverse impact of a liquidation on employees of Fruit of the Loom and many of its customers, suppliers, and trade vendors.

    DDJ Capital Management, LLL, Lehman Brothers, Inc. and Mariner Investment Group, Inc., who have alleged that they collectively own approximately
$160 million of the 8 7/8% Notes and also hold collectively, approximately
$80 million of the Senior Notes, have advised Fruit of the Loom that they intend to vote to reject the Plan because they believe that it does not fairly reflect the true value of Fruit of the Loom's businesses and assets. The Plan is premised upon a sale of Fruit of the Loom's Apparel Business to Purchaser. These bondholders believe that an alternative plan of reorganization, whereby the equity of a reorganized Fruit of the Loom is distributed to creditors will ultimately lead to higher recoveries to creditors than the recoveries under the Plan.

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B.  SETTLEMENTS EMBODIED IN THE PLAN

    The Plan contains debtor-creditor and inter-creditor settlements that are reflected in the relative recoveries of the creditor groups and that are designed to achieve a global resolution of the Reorganization Cases, through settlement, rather than litigation. The Plan represents, in effect, an interdependent series of concessions by secured creditors in favor of both Fruit of the Loom and unsecured creditors of Fruit of the Loom. In proposing the Plan, Fruit of the Loom intends to offer a non-litigation alternative to creditors in the context of the reorganization of Fruit of the Loom's business.

    Fruit of the Loom, the Unsecured Creditors Committee, the Noteholders Steering Committee, and the Bank Steering Committee believe that settlement of these disputes is the best way to ensure a prompt resolution of the Reorganization Cases and is in the best interests of all creditors. Fruit of the Loom further believes that although the results of litigation can never be predicted with complete certainty and could (but are not likely to) produce somewhat different absolute and relative recoveries from those embodied in the Plan, such litigation would not be resolved for years, delaying distributions and exposing Fruit of the Loom, its assets and business to the continued negative effects of operating under Chapter 11 of the Bankruptcy Code and the supervision of the Caymans Court, further depressing sales and market share in key product areas. Fruit of the Loom believes that, under applicable standards, the Bankruptcy Court can and should approve the settlements embodied in the Plan.

    The settlement of the following disputes is the cornerstone of the Plan:

    (a) The dispute regarding the treatment of the Synthetic Lease as a true lease or a financing;

    (b) The dispute regarding the enforceability, value, extent, and priority of the Prepetition Secured Creditors Claims against the assets of various members of Fruit of the Loom, including regarding alleged preferential transfer and fraudulent transfer claims against certain of the Prepetition Secured Creditors;

    (c) The dispute regarding the substantive consolidation of the various assets and liabilities of Fruit of the Loom and the elimination of indebtedness and ownership interests by and among the members of Fruit of the Loom;

    (d) Settlement of certain NWI environmental liabilities;

    (e) the treatment of Claims held by Fruit of the Loom against Farley and the rights of the Farley Lenders with respect thereto;

    (f) disputes about whether the Adequate Protection Payments were, in fact, adequate, and whether the Prepetition Secured Creditors are entitled to assert superpriority administrative claims under Bankruptcy Code section 507(b); and

    (g) waiver of Fruit of the Loom's Avoidance Actions against the Class 4 and 5 Unsecured Creditors, and resolution of the treatment of the deficiency claims of the Holders of the Class 2 Claims which would otherwise be entitled to be included in Class 4.

    It is a condition to consummation of the Plan that the Confirmation Order specifically approve as fair and reasonable the settlements set forth in the Plan of all the above-described potential litigation and disputes.

    1.  SETTLEMENT WITH THE SYNTHETIC LEASE LENDERS

    As described above in Section V.A.4, "Prepetition Financings--Synthetic Leases", the Synthetic Lease was entered into among the parties in 1994. The Synthetic Lease covers equipment and property that is necessary to the continued operations of Fruit of the Loom (and Reorganized Fruit of the

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Loom). The outstanding balance of the Synthetic Lease is not less than
$87 million, and it matured, by its terms, on September 30, 2000. If the Synthetic Lease were characterized as a true lease, to retain this essential equipment, Fruit of the Loom would be required to make cash payments to the Synthetic Lease Lenders of in excess of $87 million on the Effective Date.

    Fruit of the Loom has reviewed the Synthetic Lease and its constituent documents and believes that the proper characterization as either a true lease or a financing is not free from doubt, although it is more likely than not that the Synthetic Leases would be characterized as a financing; however, the Synthetic Lease Lenders would, of course, take the opposite view. Any litigation of these issues would be costly and time-consuming. In addition to the costs of litigation, if the Effective Date of the Plan were to occur while the litigation were pending, Fruit of the Loom would likely be required to pay the full cash amount payable to the Synthetic Lease Lenders, greatly reducing the Cash available for Distributions to holders of Allowed Claims.

    Many of the Synthetic Lease Lenders (e.g., CSFB, Bank of America) are also holders of other Prepetition Secured Creditor Claims, as lenders under the 1997 Credit Agreement or the Farley Loan. The representatives of the Synthetic Lease Lenders have agreed that the Synthetic Lease can be treated for purposes of Distributions under the Plan as if it were a secured claim under the Plan, and to waive their right to be paid in full in Cash on the Effective Date, all as a part of, and contingent upon, the integrated settlements provided for in the Plan. The Synthetic Lease will be treated for purposes of Distributions under the Plan as if it were a financing and the Synthetic Lease Lenders will receive their pro rata Distribution as the Holder of an Allowed Class 2 Claim, rather than receiving over $87 million in Cash. The Distributions to the Synthetic Lease Lenders as the Holder of an Allowed Class 2 Claim shall be the payment of consideration for settling all disputes over the treatment of the Synthetic Lease and the rights to Distributions of the Synthetic Lease Lenders, and shall constitute neither an admission that the Synthetic Lease is a financing transaction nor a Distribution on account of the Synthetic Lease as a financing transaction.

    2. SETTLEMENT WITH THE PREPETITION SECURED CREDITORS AND UNSECURED CREDITORS COMMITTEE

    As described above in Section VI.J.3, "The Reorganization Cases--Other Legal Proceedings--Committee Avoidance Action Against Prepetition Secured Creditors", the Unsecured Creditors Committee has challenged the validity and enforceability of the liens granted to the Prepetition Collateral Agent to secure the Prepetition Secured Creditor Claims and the guarantee of those Claims by certain of the members of Fruit of the Loom, alleging that the transfers and guarantees are either preferential transfers or fraudulent transfers.

    A mediation was held in May and June 2001, among representatives of the Prepetition Secured Creditors, the Unsecured Creditors Committee, Fruit of the Loom and certain holders of the 8 7/8% Notes. As a part of the mediation, the parties exchanged position papers and made other submissions to the mediator, Professor James J. White of the University of Michigan Law School. As a result of the mediation, a resolution was reached among Fruit of the Loom, the Prepetition Secured Creditors and the Unsecured Creditors Committee.

    Fruit of the Loom has reviewed these issues, and the materials available to it. After review of these issues, and considering the effect on potential distributions of, among other things, (i) the treatment of the Synthetic Lease Lender Claims, (ii) the waiver, by the Prepetition Secured Creditors of their right to receive Distributions from Class 4A on account of any unsecured deficiency claim they may have, (iii) the release, of preference claims against Trade Creditors, and (iv) the relative merits of the Claims asserted by the Unsecured Creditors Committee in the Committee Avoidance Action against the Prepetition Secured Creditors and the defenses raised by the Prepetition Secured Creditors, Fruit of the Loom, the Unsecured Creditors Committee, and the representatives of the Prepetition

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Secured Creditors reached an agreement to resolve these alleged claims as a part of, and contingent upon, the integrated settlements provided for in the Plan.

    As a part of these settlements, the Prepetition Secured Creditors agreed to a Distribution of 7.5% of beneficial interests in FOL Liquidation Trust to Unsecured Creditors, (ii) agreed to waive any Distribution on account of their unsecured Class 4A deficiency claims against Fruit of the Loom, allowing the Class 4A Distribution to go, instead, to the other holders of Allowed Class 4A Claims, and (iii) agreed to the Cash Distribution to holders of Allowed Trade Convenience Claims. In addition, the Prepetition Secured Creditors have agreed to the substantive consolidation of Fruit of the Loom (other than FTL Inc. and NWI), thereby eliminating the multiple Claims that the Prepetition Secured Creditors could have asserted on account of the guarantees issued by each member of Fruit of the Loom.

    3.  SETTLEMENT OF POTENTIAL CLAIMS AGAINST UNSECURED TRADE CREDITORS

    As described in Section VI.M, "PREFERENCE ANALYSIS AND OTHER AVOIDANCE ACTIONS", Fruit of the Loom has potential Avoidance Actions against various entities who supplied goods and services to Fruit of the Loom before the Petition Date. Under, among other things, section 547 of the bankruptcy Code, Fruit of the Loom may bring actions to recover for the benefit of the Consolidated Estate the property transferred (i.e., Cash), or its value, from a person who received such property (or the benefit of such transfer) during the 90 day period before the Petition Date, if the applicable member of Fruit of the Loom was insolvent within the meaning of the Bankruptcy Code at the time of the transfer. If Fruit of the Loom were successful, the person receiving the transfer or the benefit of the transfer would be required to pay to Fruit of the Loom the value of the transfer or return it in kind.

    There are various defenses to the Avoidance Actions, including that the transfer was made in the ordinary course of business for both Fruit of the Loom and the recipient, or if the recipient gave new value after the date of the transfer.

    As a part of, and contingent upon, the integrated settlements provided for in the Plan, Fruit of the Loom will waive the potential Avoidance Actions and dismiss any pending Avoidance Actions against its prepetition vendors, including holders of Trade Claims, in Classes 4A and 5. Notwithstanding the waiver and dismissal of the Avoidance Actions, FOL Liquidation Trust will retain the right to assert any Avoidance Action as a defense or offset to any Other Secured, Administrative Expense, or Priority Claim also asserted by the holder of a Class 4A or 5 Claim (other than the Prepetition Secured Creditors' Deficiency Claims or Administrative Expense Claims) who is an Avoidance Action defendant or potential defendant.

    4.  SETTLEMENT OF SUBSTANTIVE CONSOLIDATION DISPUTES

    Because the Plan reflects a compromise and settlement of controversies regarding, among other things, substantive consolidation of Fruit of the Loom (other than NWI), it necessarily embodies certain features of a "substantive consolidation plan", but it also contains elements of a traditional plan, because such elements were negotiated as a part of the integrated settlement and compromise which is the core of the Plan. The Plan provides that Holders of Claims against all the members of Fruit of the Loom (other than NWI Claims) will be treated in a uniform manner and will receive only a single distribution, regardless of whether a Holder of a Claim holds a guarantee from one or more of the members of Fruit of the Loom.

    A Bankruptcy Court's authority to order substantive consolidation derives from its general equitable powers under Bankruptcy Code Section 105(a). "The sole purpose of substantive consolidation is to ensure the equitable treatment of all creditors." IN RE GENESIS HEALTH VENTURES, INC., 266 B.R. 591, 618 (Bankr. D. Del. 2001)(citations omitted).

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    Fruit of the Loom believes that ample cause exists for the substantive consolidation of the Consolidated Estates, including, but not limited to, the following facts: all or substantially all of the capital stock of the subsidiaries comprising the Consolidated Estates is held by the common parent, FTL Cayman (except for the FTL Preferred Stock); the subsidiaries are liable on common obligations and there are numerous cross guarantees among the Consolidated Estates; the financial statement of the subsidiaries were consolidated with the parent; there were centralized accounting and banking functions for all the consolidating subsidiaries; there was centralized management functions for all the consolidating Debtors; and finally, as in the GENESIS HEALTH CARE decision, substantially all of the assets of each of the Consolidating Debtors were pledged to secured the Prepetition Secured Claims, which are not being paid in full under the Plan.

    Fruit of the Loom also believes that there is ample cause not to consolidate NWI. In contrast with the consolidating debtors, NWI was always maintained as a separate operation, since its inception, with separate management and not integrated into the consolidated operations of the Consolidated Estates, and except for the claims of the Prepetition Secured Creditors, NWI did not guarantee obligations of other members of Fruit of the Loom. For these reasons, Fruit of the Loom believes that it is proper not to consolidate the property and estates of NWI with the Consolidated Debtors.

    Fruit of the Loom believes that unsecured creditors will not be adversely affected by substantive consolidation. Although certain of the 8 7/8% Noteholders assert guarantee claims against most of Fruit of the Loom's debtor subsidiaries, inasmuch as the Secured Creditors hold guaranties against all of such entities which are prior in time and allow the Secured Creditors to assert the entire amount of their claims up to the net worth of such guarantors, Fruit of the Loom believes there would be no value available at such subsidiaries to pay any distributions to the 8 7/8% Noteholders absent the Settlement with the Secured Creditors. The only subsidiary that is not to be substantively consolidated, NWI, is the subject of a settlement with the EPA which requires that NWI be kept separate. Further, Fruit of the Loom believes that unsecured creditors benefit from the terms of the EPA Settlement which will shield the remainder of the Debtors from claims by the EPA.

    The inclusion of FTL Cayman and Union Underwear in the substantively consolidated reorganized debtor will also have no adverse effect on unsecured creditors. All of the assets of these entities are subject to the claims of the Secured Creditors. The assets of FTL Cayman consist of the shares of FTL Caribe and 100% of the stock of FTL Caribe is pledged to the Secured Creditors (including the Farley Lenders) pursuant to the Final Adequate Protection Order. 100% of the stock of the three foreign subsidiaries of Union Underwear, FOL International, Fruit of the Loom Spain, S.A. and Fruit of the Loom Canada, Inc. is also pledged to the Secured Creditors pursuant to the Final Adequate Protection Order.

    5.  SETTLEMENT WITH FARLEY LENDERS REGARDING CLAIMS AGAINST FARLEY

    As a part of, and contingent upon, the integrated settlements provided for in the Plan, the Farley Lenders have agreed to waive their right to enforce the provisions of the Farley Agreements barring Fruit of the Loom to seek to enforce its claims against Farley, the Farley Entities and the Collateral pledged by them and will assign their claims against Farley to FOL Liquidation Trust. Pursuant to the Plan, all claims of Fruit of the Loom against Farley and the Farley Entities, including any collateral therefor, shall vest in and be assigned to FOL Liquidation Trust, for the benefit of all holders of Allowed Class 2 and Allowed Class 4A Claims, except that claims, if any, against Farley for beach of his duties as an officer or director of Fruit of the Loom shall be assigned to the Unsecured Creditors Trust. The Farley Lenders will have allowed Class 2 Claims in the amount set forth in Exhibit A to the Plan, but shall not receive any Distribution on account of outstanding but undrawn letters of credit unless and until such letters of credit are actually drawn upon.

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    6.  EPA SETTLEMENT

    As described above, the Plan is intended to give effect to the EPA Settlement Agreement among Fruit of the Loom, Velsicol, TSC, and the Governmental Parties with respect to the obligations of NWI and FTL Inc. arising from and related to environmental matters with respect to the NWI Sites and the Velsicol Sites and the indemnities under the A&I Agreement. Certain of these obligations arise under consent decrees or other prepetition court orders relating to the cleanup and/or remediation of certain of the NWI Sites and the Velsicol Sites. Other of these liabilities arise as a result of NWI's ownership of the NWI Sites.

    The Governmental Parties, Velsicol, and other third-party claimants with respect to the NWI Sites and the Velsicol Sites have filed proofs of claim against FTL Inc. and NWI, asserting both Administrative and Priority Claims, as well as Unsecured Claims, aggregating in the hundreds of millions of dollars. In addition, the Governmental Parties assert that obligations under the consent decrees and other prepetition orders do not give rise to Claims that may be discharged under the Bankruptcy Code, but rather, are continuing performance obligations. The Governmental Parties also assert that the NWI Sites may create a present and imminent hazard to human health and safety and, therefore, may not be abandoned by NWI. Finally, Velsicol and TSC assert that they have various defenses and offsets to enforcement of NWI's rights under the TSC Preferred Stock, which is the principal asset of NWI, other than insurance and choses in action.

    Fruit of the Loom opposes the claims filed by the Governmental Parties, Velsicol, TSC, and other third-party environmental claimants, particularly to the extent that such claims assert either Administrative or Priority status. Among other things, Fruit of the Loom does not agree that there is a present and imminent danger to human health or safety at any of the NWI Sites. As to each of the NWI Sites, remediation efforts date back to before 1986 and are substantially complete, except for ongoing monitoring and related maintenance. Prior to and since the Petition Date, NWI or FTL Inc. have continued to fund necessary monitoring and related maintenance at the NWI Sites.

    The EPA Settlement Agreement resolves all of these disputes in a way that is beneficial to all the Fruit of the Loom estates. Velsicol and TSC agree to waive and release all claims against FTL Inc. and, NWI; the Governmental Parties agree to limit their Administrative and Priority Claims to an aggregate amount of $4.45 million; the Governmental Parties covenant not to sue any of Reorganized Fruit of the Loom, the Plan Entities or any member of the Fruit of the Loom Group with respect to the NWI Sites and the Velsicol Sites; and the Governmental Parties also provide contribution protection to each of them, which has the effect of limiting Fruit of the Loom's exposure to third-party environmental claims relating to the NWI Sites and the NWI Sites. Finally, holders of Allowed NWI Claims retain certain rights to certain proceeds of the liquidation of NWI in excess of $29.45 million.

C.  CERTAIN BANKRUPTCY CONSIDERATIONS

    1.  RISK OF LIQUIDATION

    If the Plan is not confirmed and consummated, there can be no assurance that the Reorganization Cases will continue rather than be converted to Chapter 7 liquidation cases, or that any alternative plan of reorganization would be on terms as favorable to holders of Claims as the terms of the Plan. In addition, under the terms of the Berkshire Agreement a Termination Fee of between $22.5 and $27.5 million will be payable if neither the Plan nor some other plan of reorganization giving effect to the Berkshire Agreement is confirmed on or before March 29, 2002, or if the Closing under the Berkshire Agreement does not occur by April 30, 2002, provided that in certain circumstances, each of these days are extended for up to 63 days. However, under the terms of the Bidding Procedures Order, the Prepetition Collateral Agent agreed that any amount payable in excess of $22.5 million which would reduce the Distributions to holders of Allowed Class 4 or Class 5 Claims would be paid solely from the Distributions otherwise to be distributed to through the Prepetition Collateral Agent.

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    If a liquidation or protracted reorganization were to occur, the
Distributions to holders of Allowed Claims could be drastically reduced. Fruit of the Loom believes that, in a liquidation under Chapter 7, holders of Allowed Claims would receive substantially less because of the inability in a liquidation to realize the greater going-concern value of Fruit of the Loom's assets. Even assuming that a trustee in a Chapter 7 liquidation for Fruit of the Loom would be authorized to operate the Apparel Business while the trustee sought to sell it as a going-concern, Fruit of the Loom believes that the price realized by the Chapter 7 trustee would be less than the purchase price under the Agreement, since potential purchasers would view the Agreement as a ceiling on value rather than a floor. In addition, administrative expenses of a Chapter 7 trustee and the trustee's attorneys, accountants, and other professionals would cause a substantial erosion of the value of the Consolidated Estate. In addition, certain Claims would arise by reason of the liquidation and from the rejection of unexpired leases and other executory contracts (including lease and contracts already assumed in the Reorganization Cases) in connection with the cessation of Fruit of the Loom's operations.

    Fruit of the Loom's liquidation analysis, prepared with Lazard's assistance, is premised on a hypothetical liquidation in a Chapter 7 case and is attached as Exhibit C hereto.

    2.  RISK OF NON-CONFIRMATION OF THE PLAN; FEASIBILITY

    Even if all impaired Classes of Claims and Equity Interests accept or are deemed to have accepted the Plan, or, with respect to a Class that rejects or is deemed to reject the Plan, the requirements for "cramdown" are met, the Bankruptcy Court, which can exercise substantial discretion, may determine that the Plan does not meet the requirements for confirmation under section 1129(a) and (b) of the Bankruptcy Code. SEE SECTION XII. "CONFIRMATION OF THE PLAN."
Section 1129(a) of the Bankruptcy Code requires, among other things, a demonstration that the confirmation of the Plan will not be followed by liquidation or need for further financial reorganization of Fruit of the Loom, except as contemplated by the Plan, and that the value of Distributions to creditors and equity security holders who vote to reject the Plan not be less than the value of distributions such creditors and equity security holders would receive if Fruit of the Loom were liquidated under Chapter 7 of the Bankruptcy Code. SEE SECTION XII. "CONFIRMATION OF THE PLAN." Although Fruit of the Loom believes that the Plan will meet the requirements for confirmation, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

    3.  NON-CONSENSUAL CONFIRMATION

    If any impaired Class of Claims or Equity Interests does not accept the Plan by the requisite statutory voting thresholds provided in section 1126(c) or
(d) of the Bankruptcy Code or is deemed to reject the Plan pursuant to section 1126(f) or (g) of the Bankruptcy Code, as applicable, Fruit of the Loom will (i) seek confirmation of the Plan from the Bankruptcy Court by employing the "cramdown" procedures set forth in section 1129(b) of the Bankruptcy Code and/or (ii) modify the Plan in accordance with Section 16.2 thereof (subject to the consent of the Prepetition Secured Creditors). In order to confirm the Plan under section 1129(b), the Bankruptcy Court must determine that, in addition to satisfying all other requirements for confirmation, the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired Class that has not accepted the Plan. SEE SECTION XII.C.5, "CONFIRMATION OF THE PLAN--REQUIREMENTS OF SECTION 1129(B) OF THE BANKRUPTCY CODE."

    If the Bankruptcy Court determines that the Plan violates section 1129 of the Bankruptcy Code in any manner, including, but not limited to, the cramdown requirements under section 1129(b) of the Bankruptcy Code, Fruit of the Loom reserves the right to amend the Plan (subject to the consent of the Prepetition Secured Creditors) in such manner so as to satisfy the requirements of section 1129 of the Bankruptcy Code.

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    4.  RISK OF NON-OCCURRENCE OF CONSUMMATION OF THE PLAN

    Consummation of the Plan is conditioned upon, among other things, the closing of the Berkshire Agreement and approval of the Scheme of Arrangement by the Cayman Court. SEE SECTION VII.C, "MEANS FOR IMPLEMENTATION OF THE PLAN" and
SECTION VIII "SUMMARY OF SCHEME OF ARRANGEMENT". There can be no assurance, however, that the Berkshire Agreement will close or that the Cayman Court will take the necessary action to approve the Scheme of Arrangement. Accordingly, even if the Plan is confirmed by the Bankruptcy Court there can be no assurance that the Plan or the transactions contemplated therein will be consummated.

D.  RISKS OF CLOSING OF BERKSHIRE AGREEMENT

    The closing under the Berkshire Agreement is a prerequisite for the Effective Date under the Plan. The Berkshire Agreement requires that the Plan (or some other plan of reorganization for Fruit of the Loom which gives effect to the Berkshire Agreement) must be confirmed and the Scheme sanctioned by no later than May 31, 2002 (after giving effect to all extensions permitted under the Berkshire Agreement). It also requires that the closing must occur by no later than June 29, 2002 (after giving effect to all extension permitted under the Berkshire Agreement).

    In addition, there are a number of conditions to closing which must be met, beyond confirmation of the Plan and sanctioning of the Scheme. Among other things, Fruit of the Loom must comply with the provisions of the Berkshire Agreement which require pre-closing performance and Fruit of the Loom's representations under the Berkshire Agreement must be materially true when made and as of the closing. Purchaser also has a right not to close and to terminate the Berkshire Agreement (a) if John Holland, the current Chief Operating Officer of Fruit of the Loom, becomes disabled or dies, or (b) if there is a material adverse change in Fruit of the Loom's Apparel Business or the assets therefore, measured from the date of the Berkshire Agreement, and not including material adverse changes caused by overall economic market conditions. It is also a condition to closing that the necessary regulatory approvals for the transaction have been received. Fruit of the Loom and Purchaser have filed the necessary requests for United States regulatory approval under the Hart-Scott-Rodino Act. On November 26, 2001, the Federal Trade Commission issued a notice of early termination of the review of those applications, which means that the required approval under the Hart-Scott-Rodino Act has been obtained. On January 23, 2002, the Commission of the European Communities issued its ruling giving clearance to the transaction under the Berkshire Agreement. There are pending applications for approval in Mexico.

    Purchaser's obligations under the Berkshire Agreement are not subject to a financing condition, which means that Purchaser is not permitted to terminate the Berkshire Agreement because of its own financing difficulties, should any occur. Purchaser's financial obligations under the Berkshire Agreement are guaranteed by Berkshire, which is a public company. In Berkshire's Form 10-Q filed with the SEC for the third quarter of 2001, Berkshire reported that it held Cash in an aggregate amount of approximately $4.6 billion.

                                       X.
                    RESALE OF SECURITIES RECEIVED UNDER PLAN

    Under section 1145(a) of the Bankruptcy Code, the issuance of securities to be distributed under the Plan, such as the beneficial interests in FOL Liquidation Trust and the subsequent resale of such securities by Entities that are not "underwriters" (as defined in section 1145(b) of the Bankruptcy Code) are not subject to the registration requirements of section 5 of the Securities Act. Thus, the securities issued under the Plan may be freely transferred by most recipients following Distribution under the Plan, and all resales and subsequent transactions in such securities will be exempt from

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registration under federal and state securities laws, unless the holder is an
"underwriter" with respect to such securities.

    Section 1145(b) of the Bankruptcy Code provides, in pertinent part:

    (1) EXCEPT AS PROVIDED IN PARAGRAPH (2) OF THIS SUBSECTION AND EXCEPT WITH RESPECT TO ORDINARY TRADING TRANSACTIONS OF AN ENTITY THAT IS NOT AN ISSUER, AN ENTITY IS AN UNDERWRITER UNDER SECTION 2(11) OF THE SECURITIES ACT OF 1933, IF SUCH ENTITY--

        (A) PURCHASES A CLAIM AGAINST, INTEREST IN, OR CLAIM FOR AN ADMINISTRATIVE EXPENSE IN THE CASE CONCERNING, THE DEBTOR, IF SUCH PURCHASE IS WITH A VIEW TO DISTRIBUTION OF ANY SECURITY RECEIVED OR TO BE RECEIVED IN EXCHANGE FOR SUCH A CLAIM OR INTEREST;

        (B) OFFERS TO SELL SECURITIES OFFERED OR SOLD UNDER THE PLAN FOR THE HOLDERS OF SUCH SECURITIES;

        (C) OFFERS TO BUY SECURITIES OFFERED OR SOLD UNDER THE PLAN FROM THE HOLDERS OF SUCH SECURITIES, IF SUCH OFFER TO BUY IS--

             (i) WITH A VIEW TO DISTRIBUTION OF SUCH SECURITIES; AND

            (ii) UNDER AN AGREEMENT MADE IN CONNECTION WITH THE PLAN, WITH THE
                 CONSUMMATION OF THE PLAN, OR WITH THE OFFER OR SALE OF SECURITIES UNDER THE PLAN; OR

       (D) IS AN ISSUER, AS USED IN SUCH SECTION 2(11), WITH RESPECT TO SUCH SECURITIES.

    (2) AN ENTITY IS NOT AN UNDERWRITER UNDER SECTION 2(11) OF THE SECURITIES ACT OF 1933 OR UNDER PARAGRAPH (1) OF THIS SUBSECTION WITH RESPECT TO AN AGREEMENT THAT PROVIDES ONLY FOR--

        (A) (i) THE MATCHING OR COMBINING OF FRACTIONAL INTERESTS IN SECURITIES OFFERED OR SOLD UNDER THE PLAN INTO WHOLE INTERESTS, OR

            (ii) THE PURCHASE OR SALE OF SUCH FRACTIONAL INTERESTS FROM OR TO
                 ENTITIES RECEIVING SUCH FRACTIONAL INTERESTS UNDER THE PLAN; OR

        (B) THE PURCHASE OR SALE FOR SUCH ENTITIES OF SUCH FRACTIONAL OR WHOLE INTERESTS AS ARE NECESSARY TO ADJUST FOR ANY REMAINING FRACTIONAL INTERESTS AFTER SUCH MATCHING.

    (3) AN ENTITY OTHER THAN AN ENTITY OF THE KIND SPECIFIED IN PARAGRAPH (1) OF THIS SUBSECTION IS NOT AN UNDERWRITER UNDER SECTION 2(11) OF THE SECURITIES ACT OF 1933 WITH RESPECT TO ANY SECURITIES OFFERED OR SOLD TO SUCH ENTITY IN THE MANNER SPECIFIED IN SUBSECTION (a)(1) OF THIS SECTION.

    To the extent that Entities deemed to be "underwriters" receive securities pursuant to the Plan, resales by such Entities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. However, Entities deemed to be underwriters may be able to sell such securities without registration subject to the provisions of Rule 144 promulgated under the Securities Act, which permits the public sale of securities received pursuant to the Plan by persons who would be deemed to be "underwriters" pursuant to section 1145 of the Bankruptcy Code, subject to the availability to the public of current information regarding the issuer and to volume limitations and certain other conditions.

    Whether or not any particular Entity would be deemed to be an "underwriter" with respect to any security issued under the Plan would depend upon various facts and circumstances applicable to that Entity. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, FRUIT OF THE LOOM MAKES NO REPRESENTATION CONCERNING THE ABILITY OF ANY ENTITY TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE PLAN. FRUIT OF THE LOOM RECOMMENDS THAT RECIPIENTS OF SECURITIES UNDER THE PLAN CONSULT WITH

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THEIR OWN LEGAL COUNSEL CONCERNING THE LIMITATIONS ON THEIR ABILITY TO DISPOSE
OF SUCH SECURITIES.

                                      XI.
                              VOTING REQUIREMENTS

    On the Disclosure Statement Approval Date, the Bankruptcy Court entered the Disclosure Statement Approval Order that, among other things, approved this Disclosure Statement, set voting procedures, and scheduled the Confirmation Hearing. A copy of the Disclosure Statement Approval Order and the Notice of the Confirmation Hearing are enclosed with this Disclosure Statement as part of the solicitation package. The Disclosure Statement Approval Order sets forth in detail, among other things, procedures governing voting deadlines, and objection deadlines. The Disclosure Statement Approval Order, the Notice of the Confirmation Hearing, and the instructions attached to the Ballot should be read in connection with this Section of this Disclosure Statement.

    If you have any questions about the procedure for voting your Claim or the packet of materials you received, please contact: the Ballot Agent, by regular mail, by hand or by overnight courier at Innisfree M&A Incorporated, 501 Madison Avenue, 20th floor, New York, New York 10022, Attention: Fruit of the
Loom, Inc., or by telephone at (877) 750-2689.

    If you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents at your own expense (unless otherwise specifically required by Bankruptcy Rule 3017(d)), please contact Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, Attn: Rena Strappazon, Legal Assistant, (212) 530-5000; Fax number
(212) 530-5219.

    The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the requirements of Chapter 11 of the Bankruptcy Code and that the disclosures of Fruit of the Loom concerning the Plan have been adequate and have included information concerning all Distributions made or promised by Fruit of the Loom in connection with the Plan and the Reorganization Cases. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law.

    In particular, in order to confirm the Plan, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that the Plan: (i) has been accepted by the requisite votes of all Classes of impaired Claims and Interests unless approval will be sought under section 1129(b) of the Bankruptcy Code in respect of one or more dissenting Classes, which may be the case under the Plan;
(ii) is "feasible", which means that there is a reasonable probability that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization; and (iii) is in the "best interests" of all holders of Claims or Equity Interests, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under Chapter 7 of the Bankruptcy Code. SEE SECTION XII.C.1, "CONFIRMATION OF THE PLAN--REQUIREMENTS OF SECTION 1129(a) OF THE BANKRUPTCY CODE." Fruit of the Loom believes that the Plan satisfies all these conditions.

A.  VOTING DEADLINE

    This Disclosure Statement and the appropriate Ballot(s) are being distributed to all holders of Claims that are entitled to vote on the Plan. There is a separate Ballot designated for each impaired voting Class in order to facilitate vote tabulation; however, all Ballots are substantially similar in form and substance (except that, as noted below, the Ballots sent to holders of Trade Claims will permit them to elect to have their Claims treated as Trade Convenience Claims), and the term "Ballot" is used without intended reference to the Ballot of any specific Class of Claims. With respect to Creditors holding Claims against FTL Cayman, a combined ballot permitting creditors to vote with respect to the

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Plan and the Scheme of Arrangements will be tabulated by the JPLs only to the extent that the Creditor voting has a claim which is recognized in the Cayman Proceeding.

    IN ACCORDANCE WITH THE DISCLOSURE STATEMENT APPROVAL ORDER, IN ORDER TO BE CONSIDERED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN, ALL BALLOTS MUST BE RECEIVED BY THE VOTING AGENT NO LATER THAN 4:00 P.M. (NEW YORK TIME) ON MARCH 28, 2002, THE VOTING DEADLINE. ONLY THOSE BALLOTS ACTUALLY RECEIVED BY THE BALLOT AGENT BEFORE THE VOTING DEADLINE WILL BE COUNTED AS EITHER ACCEPTING OR REJECTING THE PLAN.

B.  HOLDERS OF CLAIMS ENTITLED TO VOTE

    Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is deemed to be "impaired" under a plan unless (1) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof; or (2) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan (a) cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy), (b) reinstates the maturity of such claim or interest as it existed before the default, (c) compensates the holder of such claim or interest any damages resulting from such holder's reasonable reliance on such legal right to an accelerated payment, and (d) does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.

    In general, a holder of a claim or interest may vote to accept or reject a plan if (1) the claim or interest is "allowed", which means generally that it is not disputed, contingent, or unliquidated, and (2) the claim or interest is impaired by a plan. If the holder of an impaired claim or interest will not receive any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan and provides that the holder of such claim or interest is not entitled to vote. If the claim or interest is not impaired, the Bankruptcy Code conclusively presumes that the holder of such claim or interest has accepted the plan and provides that the holder is not entitled to vote.

    The holder of a Claim against any member of Fruit of the Loom that is "impaired" under the Plan is entitled to vote to accept or reject the Plan if:
(1) the Plan provides a distribution in respect of such Claim; and (2)(a) the Claim has been scheduled by Fruit of the Loom (and is not scheduled as disputed, contingent, or unliquidated), or (b) the holder filed a proof of Claim on or before August 15, 2000, pursuant to sections 502(a) and 1126(a) of the Bankruptcy Code and Bankruptcy Rules 3003 and 3018 and there is not, as of the Voting Deadline, an objection pending with respect to the Claim (unless and to the extent the Claim is temporarily allowed for voting purposes under Bankruptcy Rule 3018(a)). AS SET FORTH IN THE NOTICE OF CONFIRMATION HEARING AND IN THE DISCLOSURE STATEMENT APPROVAL ORDER, HOLDERS OF CLAIMS THAT ARE THE SUBJECT OF AN OBJECTION THAT HAS BEEN FILED ON OR BEFORE FEBRUARY 1, 2002 MUST FILE MOTIONS TO HAVE THEIR CLAIMS TEMPORARILY ALLOWED FOR VOTING PURPOSES ON OR BEFORE
MARCH 1, 2002.

    Each holder of an Allowed Claim (and each holder of a Claim that has been temporarily allowed for voting purposes only under Bankruptcy Rule 3018(a)) in an impaired Class of Claims with respect to which any Distribution shall be made hereunder shall be entitled to vote separately to accept or reject the Plan as provided in the Disclosure Statement Approval Order. In accordance with section 1126(g) of the Bankruptcy Code, Classes 6, 7, 8 and 9 are deemed to have rejected the Plan and the holders of Claims and Equity Interests in those Classes are not entitled to vote thereon. In accordance with section 1126(f) of the Bankruptcy Code, Class 1 is deemed to have accepted the Plan and the holders of Claims in those Classes are not entitled to vote on the Plan. Each of Classes 2, 3, 4A, 4B, and 5 is impaired under the Plan and the holders of Allowed Claims (and holders of Claims

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that have been temporarily allowed for voting purposes only under Bankruptcy
Rule 3018(a)) in those Classes are entitled to vote on the Plan.

    Pursuant to the Filing Deadline Order, holders of Equity Interests (which interests are based exclusively on the ownership of common stock in Fruit of the Loom, or warrants, options, or rights to purchase, sell, or subscribe to a security interest in Fruit of the Loom), were excused from filing proofs of interest on or before the Filing Deadline Date; PROVIDED, HOWEVER, that holders of Equity Interests who wished to assert a Claim against any member of Fruit of the Loom that arises out of or relates to the ownership or purchase of an Equity Interest, including Claims arising out of or relating to the sale, issuance or distribution of the Equity Interest, were required to file a proof of Claim on or before the Filing Deadline Date, unless another exception set forth in the Filing Deadline Order applied.

    A vote on the Plan may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Disclosure Statement Approval Order also sets forth assumptions and procedures for tabulating Ballots that are not completed fully or correctly.

    Holders of Claims in the following Classes are impaired by the Plan, and are therefore entitled to vote on the Plan:

    Class 2:  Prepetition Secured Creditor Claims;

    Class 3:  Other Secured Claims;

    Class 4:  Unsecured Claims; and

    Class 5:  Trade Convenience Claims.

    Holders of Claims and Equity Interests in the following Classes are impaired by the Plan and conclusively deemed to have rejected the Plan and are not entitled to vote:

    Class 6:  Creditor Securities Fraud Claims;

    Class 7:  Old Capital Stock;

    Class 8:  Transferred Subsidiary Stock; and

    Class 9:  Other Equity Interests.

    Holders of Claims in Class 1 are unimpaired under the Plan, and each such Class is conclusively deemed to have accepted the Plan and are not entitled to vote.

C.  VOTE REQUIRED FOR ACCEPTANCE BY A CLASS

    As a condition to confirmation, the Bankruptcy Code requires that each Class of impaired Claims and Equity Interests vote to accept the Plan, except under certain circumstances. SEE SECTION XI.B, "VOTING REQUIREMENTS--HOLDERS OF CLAIMS ENTITLED TO VOTE."

    Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims in that class, but for that purpose, counts only those who actually vote to accept or reject the plan. Thus, a class of claims will have voted to accept the plan only if two-thirds in dollar amount and a majority in number ACTUALLY VOTING cast their ballots in favor of acceptance. Holders of Claims who fail to vote are not counted as either accepting or rejecting a plan or in determining whether the requisite majorities have voted to accept the Plan.

    Section 1126(e) of the Bankruptcy Code provides that, in determining whether a class of claims has accepted or rejected the plan, the vote of any holder of a claim that is designated by the Bankruptcy Court because the holder's acceptance or rejection of the plan was not in good faith, or was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code, shall not be counted.

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D.  VOTING PROCEDURES

    1.  BALLOTS

    All votes to accept or reject the Plan with respect to any Class of Claims must be cast by properly submitting the duly completed and executed form of Ballot designated for such Class. Holders of impaired Claims voting on the Plan should complete and sign the Ballot in accordance with the instructions thereon, being sure to check the appropriate box entitled "Accept the Plan" or "Reject the Plan".

    ANY BALLOT RECEIVED WHICH IS NOT SIGNED OR WHICH CONTAINS INSUFFICIENT INFORMATION TO PERMIT THE IDENTIFICATION OF THE CLAIMANT OR EQUITY HOLDER WILL BE AN INVALID BALLOT AND WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING ACCEPTANCE OR REJECTION OF THE PLAN.

    Ballots must be delivered to the Ballot Agent, at its address set forth above, and received by the Voting Deadline. THE METHOD OF SUCH DELIVERY IS AT THE ELECTION AND RISK OF THE VOTER. If such delivery is by mail, it is recommended that voters use an air courier with a guaranteed next day delivery or registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.

    In accordance with Rule 3018(c) of the Bankruptcy Rules, the Ballots are based on Official Form No. 14, but have been modified to meet the particular needs of these cases. PLEASE CAREFULLY FOLLOW THE DIRECTIONS CONTAINED ON EACH ENCLOSED BALLOT.

    In most cases, each Ballot enclosed with this Disclosure Statement has been encoded with the amount of the Allowed Claim for voting purposes (if the Claim is a Disputed Claim, this amount may not be the amount ultimately Allowed for purposes of Distribution) and the Class into which the Claim Interest has been placed under the Plan.

    The Ballots sent to holders of Trade Claims in Class 4A will permit such holders to elect to elect to have their Claims treated as Trade Convenience Class Claims.

    For creditors of FTL Cayman, the Ballots will combine the vote on the Plan and a vote and proxy in respect of the Scheme of Arrangement. A creditor of FTL Cayman will not be permitted to split the vote on a single Claim, but must vote to either accept or reject BOTH the Plan and the Scheme and Arrangement.

    2.  WITHDRAWAL OR CHANGE OF VOTES ON THE PLAN

    A Ballot may be withdrawn only with the approval of the Bankruptcy Court. Fruit of the Loom expressly reserves the absolute right to contest the validity of any such withdrawals of votes on the Plan.

    3.  VOTING MULTIPLE CLAIMS

    Separate forms of Ballots are provided for voting the various Classes of Claims. A SEPARATE Ballot must be used for each Class of Claim. Ballot forms may be copied if necessary. Any person who holds Claims in more than one Class is required to vote separately with respect to each Claim. Please sign, and return in accordance with the instructions in this Section, a separate Ballot on the appropriate form to vote with respect to each such Claim. Only Ballots with original signatures will be accepted. Ballots with copied signatures will NOT be accepted.

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                                      XII.
                            CONFIRMATION OF THE PLAN

A.  CONFIRMATION HEARING

    The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing with respect to the Plan. At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code described below are met.

    The Confirmation Hearing has been scheduled to begin on April 4, 2002, at 9:30 a.m. (New York time) before the Honorable Peter J. Walsh, Chief United States Bankruptcy Judge, United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing.

B.  DEADLINE TO OBJECT TO CONFIRMATION

    Any objection to the confirmation of the Plan must be made in writing and specify in detail (i) the name and address of the objector, (ii) all grounds for the objection and (iii) the amount of the Claim or number and class of shares of stock of Fruit of the Loom held by the objector. Any such objection must be filed with the Bankruptcy Court, with a copy to Judge Walsh's chambers, and served so that it is RECEIVED by the Bankruptcy Court, chambers, and the following parties on or before March 21, 2002 at 4:00 p.m. (New York time):
(i) counsel to Fruit of the Loom, (a) Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005-1413, Attn: Luc A. Despins, Esq. and (b) Saul Ewing LLP, 222 Delaware Avenue, Suite 1200, Wilmington, Delaware 19801, Attn: Norman L. Pernick, Esq.; (ii) counsel to the Creditors' Committee,
(a) Otterbourg Steindler Houston & Rosen PC, 230 Park Avenue, 30th Floor, New York, New York 10169, Attn: Scott L. Hazan, Esq., and (b) Pepper & Hamilton, 1201 Market Street, Suite 1600, P.O. Box 1709, Wilmington, Delaware 19899, Attn:
David Stratton, Esq.; (iii) Office of the United States Trustee, 601 Walnut Street, Suite 950 West, Philadelphia, Pennsylvania 19106, Attn: Joseph McMahon, Esq.; (iv) counsel to the Prepetition Secured Creditors (a) Sidley & Austin, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois, 60603, Attn: Bryan Krakauer; (b) Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601,
Attn: Thomas F. Blakemore, Esq., (c) Akin, Gump, Strauss, Hauer & Feld, LLP, 590 Madison Avenue, 20th Floor, New York, New York 10022, Attn: Fred Hodara, Esq.,
(d) Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street New York, New York 10019, Attn: Richard D. Feintuch, Esq., and (e) Moore & Van Allen, PLLC, 100 North Tryon Street, Floor 47, Charlotte, North Carolina 28202-4003, Attn: David
S. Walls, Esq.; and (v) counsel to Purchaser: Munger, Tolles & Olson LLP, 355 South Grand Avenue, 35th Floor, Los Angeles, California 90071-1560, Attn: Thomas
B. Walper, Esq.

C.  REQUIREMENTS FOR CONFIRMATION OF THE PLAN

    Among the requirements for confirmation of the Plan are that the Plan
(i) is accepted by all impaired Classes of Claims and Equity Interests or, if rejected by an impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class, (ii) is feasible, and (iii) is in the "best interests" of creditors and stockholders that are impaired under the Plan.

    1.  REQUIREMENTS OF SECTION 1129(a) OF THE BANKRUPTCY CODE

    The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before the Bankruptcy Court may confirm a reorganization plan:

    (1) THE PLAN COMPLIES WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

    (2) THE PROPONENT OF A PLAN COMPLIES WITH THE APPLICABLE PROVISIONS OF [THE BANKRUPTCY CODE.]

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    (3) THE PLAN HAS BEEN PROPOSED IN GOOD FAITH AND NOT BY ANY MEANS FORBIDDEN
        BY LAW.

    (4) ANY PAYMENT MADE OR TO BE MADE BY THE PROPONENT, BY THE DEBTOR, OR BY A PERSON ISSUING SECURITIES OR ACQUIRING PROPERTY UNDER A PLAN, FOR SERVICES OR FOR COSTS AND EXPENSES IN OR IN CONNECTION WITH THE CASE, OR IN CONNECTION WITH THE PLAN AND INCIDENT TO THE CASE, HAS BEEN APPROVED BY, OR IS SUBJECT TO THE APPROVAL OF, THE COURT AS REASONABLE.

    (5) (A)  (i) THE PROPONENT OF A PLAN HAS DISCLOSED THE IDENTITY AND
                 AFFILIATIONS OF ANY INDIVIDUAL PROPOSED TO SERVE, AFTER CONFIRMATION OF THE PLAN, AS A DIRECTOR, OFFICER OR VOTING TRUSTEE OF THE DEBTOR, AN AFFILIATE OF THE DEBTOR PARTICIPATING IN A JOINT PLAN WITH THE DEBTOR, OR A SUCCESSOR TO THE DEBTOR UNDER THE PLAN; AND

            (ii) THE APPOINTMENT TO, OR CONTINUANCE IN, SUCH OFFICE OF SUCH
                 INDIVIDUAL, IS CONSISTENT WITH THE INTERESTS OF CREDITORS AND EQUITY SECURITY HOLDERS AND WITH PUBLIC POLICY; AND

        (B) THE PROPONENT OF THE PLAN HAS DISCLOSED THE IDENTITY OF ANY INSIDER (AS DEFINED IN SECTION 101 OF THE BANKRUPTCY CODE) THAT WILL BE EMPLOYED OR RETAINED BY THE REORGANIZED DEBTOR, AND THE NATURE OF ANY COMPENSATION FOR SUCH INSIDER.

    (6) ANY GOVERNMENTAL REGULATORY COMMISSION WITH JURISDICTION, AFTER CONFIRMATION OF THE PLAN, OVER THE RATES OF THE DEBTOR HAS APPROVED ANY RATE CHANGE PROVIDED FOR IN THE PLAN, OR SUCH RATE CHANGE IS EXPRESSLY CONDITIONED ON SUCH APPROVAL.

    (7) WITH RESPECT TO EACH IMPAIRED CLASS OF CLAIMS OR INTERESTS--

        (A) EACH HOLDER OF A CLAIM OR INTEREST OF SUCH CLASS--

            (i) HAS ACCEPTED THE PLAN; OR

            (ii) WILL RECEIVE OR RETAIN UNDER THE PLAN ON ACCOUNT OF SUCH CLAIM
                 OR INTEREST PROPERTY OF A VALUE, AS OF THE EFFECTIVE DATE OF THE PLAN, THAT IS NOT LESS THAN THE AMOUNT THAT SUCH HOLDER WOULD SO RECEIVE OR RETAIN IF THE DEBTOR WERE LIQUIDATED UNDER CHAPTER 7 OF [THE BANKRUPTCY CODE] ON SUCH DATE [(SEE
                 SECTION XI.C.5. "REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE")]; OR

        (B) IF SECTION 1111(b)(2) OF [THE BANKRUPTCY CODE] APPLIES TO THE CLAIMS OF SUCH CLASS [DUE TO ITS ELECTION TO RETAIN A LIEN], EACH HOLDER OF A CLAIM OF SUCH CLASS WILL RECEIVE OR RETAIN UNDER THE PLAN ON ACCOUNT OF SUCH CLAIM PROPERTY OF A VALUE, AS OF THE EFFECTIVE DATE OF THE PLAN, THAT IS NOT LESS THE VALUE OF SUCH HOLDER'S INTEREST IN THE ESTATE'S INTEREST IN THE PROPERTY THAT SECURES SUCH CLAIMS.

    (8) WITH RESPECT TO EACH CLASS OF CLAIMS OR INTERESTS--(A) SUCH CLASS HAS ACCEPTED THE PLAN; OR (B) SUCH CLASS IS NOT IMPAIRED UNDER THE PLAN [(SUBJECT TO THE "CRAMDOWN" PROVISIONS DISCUSSED BELOW, SEE
        SECTION XI.C.5, "REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE")].

    (9) EXCEPT TO THE EXTENT THAT THE HOLDER OF A PARTICULAR CLAIM HAS AGREED TO A DIFFERENT TREATMENT OF SUCH CLAIM, THE PLAN PROVIDES THAT--

        (A) WITH RESPECT TO [AN ADMINISTRATIVE CLAIM AND CERTAIN CLAIMS ARISING IN AN INVOLUNTARY CASE], ON THE EFFECTIVE DATE OF THE PLAN, THE HOLDER OF THE CLAIM WILL RECEIVE ON ACCOUNT OF SUCH CLAIM CASH EQUAL TO THE ALLOWED AMOUNT OF SUCH CLAIM;

        (B) WITH RESPECT TO A CLASS OF [PRIORITY WAGE, EMPLOYEE BENEFIT, CONSUMER DEPOSIT AND CERTAIN OTHER CLAIMS DESCRIBED] IN SECTIONS 507(a)(3), 507(a)(4), 507(a)(5), 507(a)(6) OR 507(a)(7) OF [THE
            BANKRUPTCY CODE], EACH HOLDER OF A CLAIM OF SUCH CLASS WILL
            RECEIVE--

            (i) IF SUCH CLASS HAS ACCEPTED THE PLAN, DEFERRED CASH PAYMENTS OF A
                VALUE, AS OF THE EFFECTIVE DATE OF THE PLAN, EQUAL TO THE ALLOWED AMOUNT OF SUCH CLAIM; OR

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            (ii) IF SUCH CLASS HAS NOT ACCEPTED THE PLAN, CASH ON THE EFFECTIVE
                 DATE OF THE PLAN EQUAL TO THE ALLOWED AMOUNT OF SUCH CLAIM; AND

        (C) WITH RESPECT TO A [PRIORITY TAX] CLAIM OF A KIND SPECIFIED IN
            SECTION 507(a)(8) OF [THE BANKRUPTCY CODE], THE HOLDER OF SUCH CLAIM WILL RECEIVE ON ACCOUNT OF SUCH CLAIM DEFERRED CASH PAYMENTS, OVER A PERIOD NOT EXCEEDING SIX YEARS AFTER THE DATE OF ASSESSMENT OF SUCH CLAIM, OF A VALUE, AS OF THE EFFECTIVE DATE OF THE PLAN, EQUAL TO THE ALLOWED AMOUNT OF SUCH CLAIM.

   (10) IF A CLASS OF CLAIMS IS IMPAIRED UNDER THE PLAN, AT LEAST ONE CLASS OF CLAIMS THAT IS IMPAIRED UNDER THE PLAN HAS ACCEPTED THE PLAN, DETERMINED WITHOUT INCLUDING ANY ACCEPTANCE OF THE PLAN BY ANY INSIDER.

   (11) CONFIRMATION OF THE PLAN IS NOT LIKELY TO BE FOLLOWED BY THE LIQUIDATION, OR THE NEED FOR FURTHER FINANCIAL REORGANIZATION, OF THE DEBTOR OR ANY SUCCESSOR TO THE DEBTOR UNDER THE PLAN, UNLESS SUCH LIQUIDATION OR REORGANIZATION IS PROPOSED IN THE PLAN.

   (12) ALL FEES PAYABLE UNDER [28 U.S.C. SECTION 1930], AS DETERMINED BY THE COURT AT THE HEARING ON CONFIRMATION OF THE PLAN, HAVE BEEN PAID OR THE PLAN PROVIDES FOR THE PAYMENT OF ALL SUCH FEES ON THE EFFECTIVE DATE OF THE PLAN.

   (13) THE PLAN PROVIDES FOR THE CONTINUATION AFTER ITS EFFECTIVE DATE OF PAYMENT OF ALL RETIREE BENEFITS, AS THAT TERM IS DEFINED IN
        SECTION 1114 OF [THE BANKRUPTCY CODE], AT THE LEVEL ESTABLISHED PURSUANT TO SUBSECTION (e)(1)(B) OR (g) OF SECTION 1114 OF [THE BANKRUPTCY CODE], AT ANY TIME PRIOR TO CONFIRMATION OF THE PLAN, FOR THE DURATION OF THE PERIOD THE DEBTOR HAS OBLIGATED ITSELF TO PROVIDE SUCH BENEFITS.

    Fruit of the Loom believes that the Plan meets all the applicable requirements of section 1129(a) of the Bankruptcy Code other than those pertaining to voting (which has not yet taken place).

    2.  ACCEPTANCE BY IMPAIRED CLASSES

    Classes 2, 3, 4A, 4B, and 5 of the Plan are impaired under the Plan and entitled to vote to accept or reject the Plan. Class 1 is conclusively deemed to have voted to accept the Plan. Classes 6, 7, 8 and 9 are conclusively deemed to have voted to reject the Plan. Because of the deemed rejection of the plan by Classes 6, 7, 8 and 9, whether or not any Class of Claims votes to reject the Plan, Fruit of the Loom intends to seek nonconsensual confirmation of the Plan under section 1129(b) of the Bankruptcy Code.

    3.  BEST INTERESTS OF CREDITORS

    Section 1129(a)(7) of the Bankruptcy Code requires that any holder of an impaired claim or interest voting against a proposed plan of reorganization must be provided in the plan with a value, as of the effective date of the plan, at least equal to the value that the holder would receive if the debtor's operations were terminated and its assets liquidated under Chapter 7 of the Bankruptcy Code. To determine what the holders of claims and interests in each impaired Class would receive if Fruit of the Loom were liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from a liquidation of Fruit of the Loom's assets in the context of a hypothetical liquidation. Such a determination must take into account the fact that Secured Claims, and any administrative priority Claims resulting from the original Chapter 11 cases and from the Chapter 7 cases, would have to be paid in full from the liquidation proceeds before the balance of those proceeds were made available to pay unsecured creditors and make Distributions to holders of Equity Interests.

    Since the date of the Initial Disclosure Statement, Fruit of the Loom has updated its estimate of projected financial performance and of the results of a hypothetical liquidation of its assets to take into

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account changes in operations, assets, and market conditions since that date.
Set forth in Exhibit B hereto, Fruit of the Loom has provided its updated Summary Financial Projections. However, since Fruit of the Loom is not being reorganized, but rather the Apparel Business is being sold to a wholly-owned subsidiary of Berkshire, no capital structure has been established and therefore no balance sheet can be estimated.

    Set forth in Exhibit C hereto, Fruit of the Loom and Lazard have developed an analysis that assumes that the Reorganization Cases are converted to Chapter 7 cases and Fruit of the Loom's assets are liquidated under the direction of a court-appointed trustee. THE LIQUIDATION VALUATIONS HAVE BEEN PREPARED SOLELY FOR USE IN THIS DISCLOSURE STATEMENT AND DO NOT REPRESENT VALUES THAT ARE APPROPRIATE FOR ANY OTHER PURPOSE. NOTHING CONTAINED IN THIS ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION BY OR ADMISSION OF FRUIT OF THE LOOM FOR ANY PURPOSE. The assumptions used in developing this analysis are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of Fruit of the Loom or a Chapter 7 trustee. Accordingly, there can be no assurances that the values assumed in the liquidation analysis would be realized if Fruit of the Loom were actually liquidated. In addition, any liquidation would take place under future circumstances that cannot presently be predicted. A description of the procedures followed and the assumptions and qualifications made by Fruit of the Loom in connection with the liquidation analysis are set forth in the notes thereto.

    To determine if a plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of the hypothetical liquidation of the assets (after subtracting the amount attributable to secured claims and administrative costs of the bankruptcy case) must be compared with the present value of the consideration offered to such classes under the Plan. See Exhibit C and subsection 6 below, setting forth the Liquidation Analysis, for a further discussion of the effects of a hypothetical liquidation on the recoveries to holders of Allowed Claims.

    After consideration of the effect that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to Fruit of the Loom's creditors and equity interest holders, including (a) increased cost and expenses of liquidation under Chapter 7 arising from fees payable to the Chapter 7 trustee and the attorneys and other professional advisors to such trustee, including payment of the Termination Fee under the Berkshire Agreement,
(b) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation, and from the rejection of unexpired leases and executory contracts in connection with the cessation of the operations of Fruit of the Loom, (c) the erosion of the value of Fruit of the Loom's assets in the context of an expedited liquidation required under Chapter 7 and the "forced sale" atmosphere that would prevail, (d) the adverse effects on the salability of portions of the business that could result from the possible departure of key employees and the loss of customers and vendors,
(e) the cost and expense attributable to the time value of money resulting from what is likely to be a more protracted proceeding, and (f) the application of the rule of absolute priority to distributions in a Chapter 7 liquidation, Fruit of the Loom has determined that confirmation of the Plan will provide each holder of a Claim in an impaired Class entitled to vote with a greater recovery than such holder would have received under a Chapter 7 liquidation of Fruit of the Loom.

    4.  FEASIBILITY

    Fruit of the Loom believes that Purchaser with Berkshire as guarantor has the financial wherewithal to close under the Agreement or to pay the Purchase Price at closing. In connection with confirmation of the Plan, the Bankruptcy Court will have to determine that the Plan is feasible pursuant to section 1129(a)(11) of the Bankruptcy Code, which requires that the confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of Reorganized Fruit of the Loom.

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    5.  REQUIREMENTS OF SECTION 1129(B) OF THE BANKRUPTCY CODE

    The Bankruptcy Code permits confirmation of a plan even if it is not accepted by all impaired classes, as long as (a) the plan otherwise satisfies the requirements for confirmation, (b) at least one impaired class of claims has accepted it without taking into consideration the votes of any insiders in such class, and (c) the plan is "fair and equitable" and does not "discriminate unfairly" as to any impaired class that has not accepted the plan. These so-called "cramdown" provisions are set forth in section 1129(b) of the Bankruptcy Code.

    a.  FAIR AND EQUITABLE.

    The Bankruptcy Code establishes different "cramdown" tests for determining whether a plan is "fair and equitable" to dissenting impaired classes of secured creditors, unsecured creditors, and equity interest holders as follows:

        (i) SECURED CREDITORS. A plan is fair and equitable to a class of secured claims that rejects the plan if the plan provides: (a) that each of the holders of the secured claims included in the rejecting class (i) retains the liens securing its claim to the extent of the allowed amount of such claim, whether the property subject to those liens is retained by the debtor or transferred to another entity, and (ii) receives on account of its secured claim deferred cash payments having a present value, as of the effective date of the plan, of at least equal to such holder's interest in the estate's interest in such property; (b) that each of the holders of the secured claims included in the rejecting class realizes the "indubitable equivalent" of its allowed secured claim; or (c) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of such liens with such liens to attach to the proceeds of the sale, and the treatment of such liens on proceeds in accordance with clause (a) or
    (b) of this paragraph.

        (ii) UNSECURED CREDITORS. A plan is fair and equitable as to a class of unsecured claims that rejects the plan if the plan provides that: (a) each holder of a claim included in the rejecting class receives or retains under the plan property of a value, as of the effective date of the plan, equal to the amount of its allowed claim; or (b) the holders of claims and interests that are junior to the claims of the rejecting class will not receive or retain any property under the plan.

       (iii) HOLDERS OF EQUITY INTERESTS. A plan is fair and equitable as to a class of equity interests that rejects the plan if the plan provides that:
    (a) each holder of an equity interest included in the rejecting class receives or retains under the plan property of a value, as of the effective date of the plan, equal to the greatest of the allowed amount of (i) any fixed liquidation preference to which such holder is entitled, (ii) the fixed redemption price to which such holder is entitled, or (iii) the value of the interest; or (b) the holder of any interest that is junior to the interests of the rejecting class will not receive or retain any property under the plan.

    Fruit of the Loom believes that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

    b.  UNFAIR DISCRIMINATION.

    A plan of reorganization does not "discriminate unfairly" if a dissenting class is treated substantially equally with respect to other classes similarly situated and no class receives more than it is legally entitled to receive for its claims or equity interests. Fruit of the Loom does not believe that the Plan discriminates unfairly against any impaired Class of Claims or Equity Interests.

    CERTAIN CLASSES (CLASSES 6, 7, 8 AND 9) WILL BE DEEMED TO HAVE REJECTED THE PLAN. THEREFORE, THE BANKRUPTCY COURT WILL HAVE TO DETERMINE AT THE CONFIRMATION HEARING WHETHER THE PLAN IS FAIR AND EQUITABLE WITH RESPECT TO, AND DOES NOT DISCRIMINATE UNFAIRLY AGAINST, THOSE CLASSES. IN

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ADDITION, FRUIT OF THE LOOM MAY SEEK CONFIRMATION OF THE PLAN UNDER THE
FOREGOING CRAMDOWN PROVISIONS IN THE EVENT THAT ANY IMPAIRED CLASS OF CLAIMS VOTES TO REJECT THE PLAN.

    6.  VALUATION

    In March 2001, in connection with the Initial Plan and Initial Disclosure Statement, Lazard estimated a range of theoretical values for the Apparel Business of between $875 million and $1,075 million. The range of theoretical valuations was estimated by Lazard based upon Fruit of the Loom's projected financial results through 2003 and the capital structure proposed in the Initial Plan using a number of generally accepted valuation techniques. The estimate of theoretical valuation ranges involved various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances, including numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by Fruit of the Loom and Lazard were not necessarily indicative of actual values or future results.

    The Marketing Process was carried out subsequent to the completion of the initial estimate of the theoretical enterprise valuation of the Apparel Business. The Marketing Process was conducted as an auction in which numerous parties were contacted and received detailed information on Fruit of the Loom. Multiple parties performed in depth due diligence and met with management to review the business prospects. The Marketing Process resulted in several competing offers to acquire the Apparel Business and culminated in a public bidding process pursuant to which the Berkshire Agreement was determined to provide the highest and best offer for the Apparel Business.

    The results of the Marketing Process provide a 'market test' of the initial valuation estimate. The Internal Revenue Service's Revenue Ruling 65-193 defines fair market value as "the price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts." Therefore, the Company and Lazard believe that the value of the Apparel Business as set forth in the Berkshire Agreement is a better indication of actual values than the initial valuation estimate.

    The valuation information contained in this Disclosure Statement and the Exhibits hereto as to the adjustments to the purchase price under the Berkshire Agreement and as to the Non-Core Assets is not a prediction or guarantee of the future value; such value is subject to many unforeseeable circumstances and, therefore, cannot be accurately predicted. In addition, the actual amounts of Allowed Claims could materially exceed the amounts estimated by Fruit of the Loom. Accordingly, no representation can be or is being made with respect to whether any percentage recoveries estimated in this Disclosure Statement will actually be realized by the holders of Claims receiving Distributions under the Plan.

                                     XIII.
           ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

    Fruit of the Loom believes that the Plan affords holders of Claims the greatest opportunity for realization on Fruit of the Loom's assets and, therefore, is in the best interests of such holders. If the Plan is not confirmed, however, the theoretical alternatives include: (a) liquidation of Fruit of the Loom under Chapter 7 of the Bankruptcy Code or (b) alternative plans of reorganization or liquidation under Chapter 11 of the Bankruptcy Code.

A.  LIQUIDATION UNDER CHAPTER 7

    If no plan is confirmed, the Reorganization Cases may be converted to cases under Chapter 7 of the Bankruptcy Code. Upon conversion to Chapter 7, a trustee or trustees will be elected or appointed to liquidate the assets of Fruit of the Loom. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against Fruit of the Loom.

    Fruit of the Loom believes that in liquidation under Chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustee(s) would cause a substantial diminution in the value of the Estates. In addition, Fruit of the Loom likely would be obligated to pay the Termination Fee to Purchaser under the Berkshire Agreement. The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, that would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of Fruit of the Loom's operations and the failure to realize the greater going concern value of Fruit of the Loom's assets. In addition, a number of the settlements being effectuated under the Plan are contingent upon the Plan, including the settlement of the Committee Avoidance Action, the settlement of the objection to the 7% Notes, and the Synthetic Lease settlement. In a Chapter 7, it is possible that these settlements would not be available, resulting in costly and protracted litigation for the estates, whatever the outcome.

    Fruit of the Loom's Liquidation Analysis, prepared with the assistance of Lazard, is premised on a hypothetical liquidation in a Chapter 7 case and is attached as Exhibit C to this Disclosure Statement. In the analysis, Fruit of the Loom has taken into account the nature, status, and underlying value of its assets, the estimated ultimate realizable value of its assets, and the extent to which such assets are subject to liens and security interests.

    Fruit of the Loom believes that a liquidation of Fruit of the Loom's assets would produce significantly less value for distribution to creditors than that recoverable under the Plan. Even assuming that a trustee in a Chapter 7 liquidation for Fruit of the Loom would be authorized to operate the Apparel Business while the trustee sought to sell it as a going-concern, Fruit of the Loom believes that the price realized by the Chapter 7 trustee would be less that the purchase price under the Agreement, since potential purchasers would view the Agreement as a ceiling on value rather than a floor. In the opinion of Fruit of the Loom, the recoveries projected to be available in liquidation are not likely to afford holders of Allowed Claims and Equity Interests as great a realization potential as does the Plan.

B.  ALTERNATIVE PLAN OF REORGANIZATION OR LIQUIDATION

    If the Plan is not confirmed, Fruit of the Loom or (if the Bankruptcy Court were not to grant further extensions of Fruit of the Loom's exclusive periods in which to file and solicit a plan of reorganization) any other party in interest in the cases could propose a different plan or plans. Such plans might involve either a reorganization and continuation of Fruit of the Loom's businesses, or an orderly liquidation of its assets, or a combination of both.

    Fruit of the Loom may be liquidated pursuant to the provisions of a Chapter 11 liquidating plan. In liquidations under Chapter 11, Fruit of the Loom's assets could be sold in an orderly fashion over a more extended period of time than in liquidations under Chapter 7. Thus, Chapter 11 liquidations might result in larger recoveries than in a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and high administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims under a Chapter 11 liquidation plan probably would be delayed substantially. Fruit of the Loom believes that a Chapter 11 liquidation would not produce Distributions as favorable as those under the Plan.

                                      XIV.
                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following is a general summary of certain significant federal income tax consequences of the Plan for Fruit of the Loom's creditors and to assist them in evaluating the effect U.S. federal income taxes may have on them. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular creditor in light of its investment circumstances, or to creditors subject to special treatment under the federal income tax laws, such as tax-exempt entities, foreign corporations or individuals who are not citizens or residents of the United States. Except as expressly stated below, this discussion does not address any state, local or foreign tax matters. All references to taxes are solely to United States Federal income taxes.

    This discussion is based upon information received from various sources and has not been audited or verified; any material inaccuracies in the information may affect the matters and the stated conclusions regarding the tax consequences of the Plan. The discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "TAX CODE"), proposed, temporary and final Treasury Regulations, public and private Internal Revenue Service (the "IRS") rulings and pronouncements and relevant judicial decisions, all of which are subject to change, possibly with retroactive effect. Moreover, the tax consequences of certain aspects of the Plan are uncertain because of the lack of applicable legal precedent.

    Because of the complexity of the transactions contemplated by the Plan, the differences in the nature of the claims of the various creditors, their taxpayer status and methods of accounting and prior actions taken by creditors with respect to their claims, the described tax consequences are subject to significant uncertainties and variations in their application. Fruit of the Loom has not received an opinion of counsel or a ruling from the IRS as to the consequences of the Plan and does not intend to seek a ruling from the IRS or opinion of counsel with respect thereto. There can be no assurance the treatment discussed below will be accepted by the IRS.

    HOLDERS OF ALLOWED CLAIMS ARE ADVISED TO CONSULT THEIR TAX ADVISORS CONCERNING THE TAX CONSEQUENCES TO THEM, INCLUDING FOREIGN, STATE AND LOCAL TAXES.

A.  CONSEQUENCES TO HOLDERS OF CLAIMS

    1.  REALIZATION OF GAIN, LOSS, ETC.

    A holder of an Allowed Claim may realize income, gain, loss or deduction as a result of the Plan, which income, gain, loss or deduction may or may not be recognized, depending on the circumstances giving rise to the Allowed Claim, and such holder's federal income tax accounting method. The amount realized by a holder of an Allowed Claim will equal the sum of any Cash plus the fair market value of any other property received by the holder pursuant to the Plan. For U.S. federal income tax purposes, a holder of an Allowed Claim that receives FOL Liquidation Trust interests pursuant to the Plan will be treated as (i) having received its proportionate share of FOL Liquidation Trust's assets directly from Fruit of the Loom and (ii) having contributed the assets described in clause (i) to FOL Liquidation Trust in exchange for FOL Liquidation Trust ownership interests. A holder's tax basis in its FOL Liquidation Trust interests will equal the fair market value of the FOL Liquidation Trust assets that holder was deemed to receive pursuant to the Plan. Holder's of Allowed Claims that receive interests in FOL Liquidation Trust pursuant to the Plan should consult their own tax advisors regarding the tax consequences of owning FOL Liquidation Trust interests.

    2.  INFORMATION REPORTING AND BACKUP WITHHOLDING

    Certain payments, including the payments with respect to Allowed Claims pursuant to the Plan, are generally subject to information reporting by the payor (Fruit of the Loom) to the IRS. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the Tax Code's backup withholding rules, a holder of a Claim may be subject to backup withholding at a rate of up to 30.5% with respect to distributions or payments made pursuant to the Plan, unless the holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct U.S. taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income.

    Holders of Allowed Claims that are Non-U.S. Persons, as defined in the Tax Code, that receive payments or distributions under the Plan from Fruit of the Loom will not be subject to backup withholding, provided that the holders furnish certification of their status as Non-U.S. Persons or are otherwise exempt from backup withholding. Generally, such certification is provided on IRS Form W-8BEN.

    Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS.

                         CONCLUSION AND RECOMMENDATION

    Fruit of the Loom believes that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. Any alternative to confirmation of the Plan, such as liquidation or attempts to confirm another plan of reorganization, would involve significant delays, uncertainty, and substantial additional administrative costs. Moreover, as described above, Fruit of the Loom believes that its creditors will receive greater and earlier recoveries under the Plan than those that could be achieved in a liquidation. FOR THESE REASONS, FRUIT OF THE LOOM URGES ALL HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN TO RETURN THEIR BALLOTS ACCEPTING THE PLAN.


Dated: Wilmington, Delaware
       February 4, 2002
                                                       FRUIT OF THE LOOM, LTD.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       FRUIT OF THE LOOM, INC.,
                                                       A DELAWARE CORPORATION

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       NWI LAND MANAGEMENT CORP.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       UNION UNDERWEAR COMPANY, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       ALICEVILLE COTTON MILL INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       FRUIT OF THE LOOM ARKANSAS, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer


                                                       THE B.V.D. LICENSING CORP.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       FOL CARIBBEAN CORP.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       FAYETTE COTTON MILL, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       FRUIT OF THE LOOM, TEXAS, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       FRUIT OF THE LOOM CARIBBEAN, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       FTL SALES COMPANY, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       UNION YARN MILLS, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       GREENVILLE MANUFACTURING, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer


                                                       WINFIELD COTTON MILL, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       MARTIN MILLS, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       LEESBURG KNITTING MILLS, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       SALEM SPORTSWEAR CORPORATION

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       RABUN APPAREL, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       WHITMIRE MANUFACTURING, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       PRO PLAYER, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       GITANO FASHIONS LTD.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer


                                                       FOL R&D, INC., F/K/A JET SEW
                                                       TECHNOLOGIES, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       UNION SALES, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       ARTEX MANUFACTURING CO., INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       FTL INVESTMENTS, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name: John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       FTL REGIONAL SALES CO., INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       LEESBURG YARN MILL, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       SALEM SPORTSWEAR, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       FRUIT OF THE LOOM TRADING COMPANY

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name: John J. Ray III
                                                       Title: Chief Administrative Officer


                                                       DEKALB KNITTING CORP.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       FTL SYSTEMS, INC.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       SHERMAN WAREHOUSE CORP.

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                       FRUIT OF THE LOOM, INC., A NEW YORK
                                                       CORPORATION

                                                       By:  /s/ JOHN J. RAY III
                                                            -----------------------------------------
                                                       Name:  John J. Ray III
                                                       Title: Chief Administrative Officer

                                                                       EXHIBIT B

                         SUMMARY FINANCIAL PROJECTIONS

I.  OVERVIEW

    The Plan provides for a sale of the Company's Apparel Business and the liquidation of its remaining assets and a distribution of the cash proceeds to creditors in accordance with the priority scheme of the Bankruptcy Code and the terms of the Plan. As a result, creditors' recoveries under the Plan will not depend on future earnings of the Debtors. Since the core Apparel Business of the Company is not being recapitalized under the Plan, but is being sold as a going concern to a wholly-owned subsidiary of Berkshire Hathaway Inc., there is no reorganized capital structure established by the Plan. Thus, Fruit of the Loom can not project a post-Effective Date balance sheet for Reorganized Fruit of the Loom. Nevertheless, Fruit of the Loom has prepared an estimate of projected operating results of the Apparel Business through 2003 (the "Summary Financial Projections") that might occur if the Company were not being sold to Berkshire.

    The Summary Financial Projections assume that Fruit of the Loom's business strategy will not change as a result of its reorganization and change of ownership. Fruit of the Loom will continue to strive to be the lowest-cost producer and marketer of high-volume basic apparel and to grow its core business within that segment. The Summary Financial Projections also assume Fruit of the Loom does not make any acquisitions or further divestitures during the projection period, beyond the plants that were closed in 2000 and 2001.

    Year 2001 reflects actual results through November 24, 2001 (fiscal month end) and expected results for December, 2001 based upon information available as of the date of the filing of the Disclosure Statement. Projected operating performance during fiscal years 2002 and 2003 has been estimated using 2001 results as a basis and incorporating the SG&A and cost management improvements made during the Reorganization Cases.

    These Summary Projected Financial Results were prepared in good faith based on assumptions believed to be reasonable and applied in a manner consistent with past practices. They should be read in conjunction with the assumptions and qualifications to the tables contained herein, the risk factors described in Sections VI.E and IX of the Disclosure Statement, the historical consolidated financial information for the fiscal years ended January 1, 2000 and December 30, 2000, and the monthly results through November 24, 2001.

    THE SUMMARY FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TO COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE DEBTORS' INDEPENDENT ACCOUNTANTS, ERNST & YOUNG LLP, HAVE NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAVE NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

    THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH THEIR FINANCIAL PROJECTIONS. ACCORDINGLY, THE DEBTORS DO NOT INTEND, AND DISCLAIM ANY OBLIGATION TO, (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS AT ANY TIME IN THE FUTURE, (B) INCLUDE UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR
(C) OTHERWISE MAKE UPDATED INFORMATION OR PROJECTIONS PUBLICLY AVAILABLE. THE SUMMARY FINANCIAL PROJECTIONS AND RELATED INFORMATION PROVIDED IN THE DISCLOSURE STATEMENT AND THE EXHIBITS THERETO HAVE BEEN PREPARED EXCLUSIVELY BY FRUIT OF THE LOOM'S MANAGEMENT WITH THE ASSISTANCE OF LAZARD. THESE PROJECTIONS, WHILE PRESENTED WITH

NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND FRUIT OF THE LOOM'S CONTROL. FRUIT OF THE LOOM CAUTIONS THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS AND RELATED INFORMATION OR AS TO REORGANIZED FRUIT OF THE LOOM'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE AND EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR MAY BE UNANTICIPATED, AND THUS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS AND RELATED INFORMATION, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

II. SUMMARY PROJECTED INCOME STATEMENT

                                                                            FORECAST
                                                 --------------------------------------------------------------
                                                                                        REORGANIZED
                                                                             ----------------------------------
                                                                             NINE MONTHS
                                                             THREE MONTHS       ENDED
                                       FISCAL     FISCAL        ENDED        DECEMBER 28,    FISCAL     FISCAL
(IN MILLIONS OF DOLLARS)                2000       2001     MARCH 30, 2002       2002         2002       2003
------------------------              --------   --------   --------------   ------------   --------   --------
Net sales...........................  $1,553.6   $1,328.7       $307.9          $976.0      $1,283.9   $1,313.5
Cost of sales.......................   1,321.3    1,027.9        221.8           734.7         956.5      960.4
                                      --------   --------       ------          ------      --------   --------
  Gross earnings....................     232.3      300.8         86.1           241.3         327.4      353.1
Selling, general and administrative
  expenses..........................     251.9      210.2         40.7           124.6         165.3      166.3
Goodwill/trademark amortization.....      24.6       24.6           --              --            --         --
                                      --------   --------       ------          ------      --------   --------
  Operating earnings (loss).........  $  (44.2)  $   66.0       $ 45.4          $116.7      $  162.1   $  186.8
                                      ========   ========       ======          ======      ========   ========
Adjusted EBITDA.....................  $  224.3   $  191.6       $ 45.2          $158.8      $  204.0   $  224.9
                                      ========   ========       ======          ======      ========   ========

                         NOTES TO FINANCIAL PROJECTIONS

    1.  METHODOLOGY

    Sales forecasts were developed by sales and marketing management by product style and customer account and then reviewed for consistency with Fruit of the Loom's pricing, trade spending plans and relative market share, and the competitive environment. Sales forecasts were reviewed by production management to determine an optimal production plan. Cost of goods sold was based on actual cost estimates which were calculated by manufacturing location. The financial planning and analysis department used the resulting sales and production plans to generate the Summary Financial Projections, which were then reviewed by senior management.

    2.  INCOME STATEMENT

        a.  SALES

    Sales are expected to decrease by approximately 14.5% in 2001 as a result of the continued rationalization of unprofitable SKU's, the sale of certain non-core, discontinued subsidiaries during 2000, the continuation of the weakness in retail point of sale experienced in the last half of 2000 into 2001 and the decrease in the activewear market for basic imprinted tees and fleece. Sales are expected to decrease slightly in 2002 due to a significant decrease in close-out and irregular sales and anticipated price decreases as a result of competitive conditions. These decreases may be partially offset by volume increases. Thereafter, sales may increase as a result of (i) advertising and promotional spending on branded products; (ii) the introduction of new retail and private label products; and (iii) marketing and pricing programs designed to increase demand for the Company's activewear products from wholesalers and end users.

        b.  GROSS MARGIN

    Through aggressive cost-cutting measures, a strong focus on improving manufacturing efficiency and the consolidation of manufacturing capacity, Fruit of the Loom's gross margin increased from 15.0% in 2000 to a forecast 22.6% in 2001. In 2001, management has established a manufacturing cost structure similar to what Fruit of the Loom experienced prior to the operating problems that occurred in 1999. Fruit of the Loom's capital expenditure program may result in continued manufacturing efficiency improvement. Fewer sales of lower-margin closeout and discontinued products may also contribute to an expected improvement in gross margins. These improvements may result in a projected increase in gross margin to 26.8% of sales by 2003.

    These Summary Financial Projections assume that cost increases are consistent with estimated annual inflation rates of the respective countries in which Fruit of the Loom operates. For 2002, cost reductions are expected due primarily to lower cotton costs, and also due to incremental improvement in operational efficiencies, which will be partially offset by inflationary increases.

    In accordance with recently-adopted accounting standards, certain reclassifications have been made to cost of sales and selling, general and administrative ("SG&A") expenses from the projections included in the disclosure statement dated March 15, 2001. The impact of the reclassifications increased cost of sales and decreased gross margin and SG&A expenses by approximately
$15 million annually.

        c.  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    In 2000, total SG&A expenses (excluding consolidation expenses and amortization of goodwill) were reduced to $163.6 million. Fruit of the Loom has increased advertising expenses in 2001 as it introduced a consumer advertising program to renew awareness of the Fruit of the Loom-Registered Trademark- brand. However, Fruit of the Loom expects to offset a substantial portion of these advertising expenditures with reductions in other SG&A expenses as a result of reductions in overhead. For 2001, Fruit of the Loom expects to incur SG&A expenses (excluding consolidation expenses and amortization of goodwill) totaling $164.3 million.

        d.  TRADEMARK AMORTIZATION

    In accordance with an accounting standard that became effective on December 30, 2001, Fruit of the Loom did not provide for any amortization of its trademarks as intangible assets with indefinite lives are no longer amortized. In the Projections attached to the Initial Disclosure Statement dated March 15, 2001, prior to the effective date of the revised accounting standard, Fruit of the Loom amortized its trademarks over a five year period.

        e.  EBITDA

    EBITDA is defined for purposes of these Projections as earnings from operations before depreciation and amortization, interest expense, reorganization fees and expenses, income taxes and extraordinary items. In 2000 and 2001, a number of adjustments were made to reported EBITDA(1) in an effort to remove non-recurring and non-cash expenses so that historical EBITDA could be

------------------------

(1) "Adjusted EBITDA" is defined in footnote 2 of the Disclosure Statement.

compared to projected EBITDA. In 2000, the $224.3 million Adjusted EBITDA was derived by adjusting reported EBITDA to (i) back out consolidation expenses and other non-recurring expenses or income of $88.3 million, (ii) remove the gain recognized in 2000 from the reversal of certain accruals taken in 1999 of approximately $48.1 million, and (iii) adjust manufacturing expenses to reflect the cash impact of variances in the year in which they were incurred by adding $149.1 million of unfavorable manufacturing variances incurred in 1999 but expensed in 2000 and subtracting $17.6 million of unfavorable manufacturing variances incurred in 2000 that have been expensed in 2001. In 2001, the forecast $191.6 million of Adjusted EBITDA was derived by adjusting reported EBITDA to (i) back out consolidation expenses and other non-recurring expenses or income of $45.9 million, (ii) remove the gain recognized in 2001 from the reversal of certain accruals taken in 2000 and one-time adjustments of approximately $27.1 million, and (iii) adjust manufacturing expenses to reflect the cash impact of variances in the year in which they were incurred by adding $17.6 million of unfavorable manufacturing variances incurred in 2000 but expensed in 2001 and adding $17.8 million of favorable manufacturing variances incurred in 2001 that will be recorded as a reduction of expense in 2002.

    A detail of the reversal of certain accruals and one-time adjustments for 2000 and 2001 is presented below:

Increase (decrease) to net income

                                                                2000       2001
                                                              --------   --------
Trade promotions-2000/Consumer promotions-2000/Coop
  advertising-2000..........................................   (14.4)      (9.9)
Irregular/1st quality lower of cost or market...............   (11.4)     (10.4)
Property tax accrual........................................    (7.5)
Physical inventory accrual..................................    (4.5)
Duty accrual................................................    (4.0)
Freight accrual.............................................    (3.7)
Legal and professional accrual..............................    (3.2)
Duty refunds................................................               (5.3)
Obsolete inventory..........................................               (2.5)
Chargebacks.................................................               (2.8)
General accrual.............................................               (2.0)
Munsingwear License write-off...............................     5.1
A/R reserves-Mexico.........................................                1.4
Cotton Contract Cancellation................................                4.4
Other.......................................................    (4.5)        --
                                                               -----      -----
  Total.....................................................   (48.1)     (27.1)
                                                               =====      =====

    Adjusted EBITDA reflects what management believes is a better representation of operating cash flow and a better basis for comparing future performance to actual results.

    Adjusted EBITDA is expected to decline initially and then recover in the projected three-year period to approximately $224.9 million in 2003 as a result of growth in revenues from continuing operations, improved gross margins and reductions in SG&A expenses as a percentage of sales in accordance with Fruit of the Loom's business strategy. These improvements are substantially offset by decreases in sales volume and expected price decreases. The Adjusted EBITDA margin is expected to increase to 17.1% in 2003 from 14.4% in 2000.

                                                                       EXHIBIT C

                              LIQUIDATION ANALYSIS

    Pursuant to Section 1129(a)(7) of the Bankruptcy Code (often called the "Best Interests of Creditors Test"), the Bankruptcy Code requires that each holder of an impaired claim or equity interest either (a) accept the Plan or
(b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if Fruit of the Loom were to be liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date. The first step in meeting this test is to determine the dollar amount that would be generated from a hypothetical liquidation of Fruit of the Loom's assets and properties in a Chapter 7 liquidation case. The gross amount of cash available would be the sum of the proceeds from the disposition of Fruit of the Loom's assets and the cash held by Fruit of the Loom at the time of the commencement of the Chapter 7 case. Such amount would then be reduced by the amount of any Claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority claims as may result from the termination of the Fruit of the Loom's business and the liquidation of its assets. Any remaining cash would be distributed to creditors and shareholders in accordance with the distribution hierarchy established by
Section 726 of the Bankruptcy Code.

    The Liquidation Analysis reflects the estimated cash proceeds, net of liquidation-related costs, that would be available to creditors of Fruit of the Loom if it were to be liquidated in a Chapter 7 proceeding. Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management and Lazard, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of Fruit of the Loom and its management. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF FRUIT OF THE LOOM WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE. Considering the significant difference between the value of the estimated Distributions under the Plan and the estimated results of a liquidation, however, a number of the material assumptions made in this Liquidation Analysis would have to be erroneous for the ultimate results set forth herein (i.e., that the Distributions to both secured and general unsecured creditors is greater under the Plan than in a liquidation) to be incorrect.

    The Liquidation Analysis was prepared by management with the assistance of Lazard, based on Fruit of the Loom's balance sheet as of the end of the Third Quarter of 2001 and on the assumption that Fruit of the Loom will cease operations on March 31, 2002. The Liquidation Analysis assumes that the actual October 31, 2001 balance sheet, on which the analysis is based, is a proxy for the March 31, 2002 balance sheet. It is also assumed that the liquidation of Fruit of the Loom will commence under the direction of a Court-appointed Trustee and continue for six months, during which time all of Fruit of the Loom's major assets would either be sold or conveyed to the respective lien holders and the cash proceeds, net of liquidation-related costs, would then be distributed to creditors. Although some assets might be liquidated in less than six months, other assets would be more difficult to collect or sell, thus requiring a liquidation period substantially longer than six months. The liquidation period would allow for the collection of receivables, sale of assets, and wind-down of daily operations. For certain assets, estimates of the liquidation proceeds were made for each asset individually. For other assets, liquidation values were assessed for general classes of assets by estimating the percentage recoveries which a trustee might achieve through their disposition. The Liquidation Analysis was performed on a consolidated basis and assumes that liquidation proceeds would be distributed in accordance with Bankruptcy Code sections 726 and 1129(b). The Liquidation Analysis assumes that there are no proceeds from recoveries of any potential preferences, fraudulent conveyances, or other causes of action.

                            FRUIT OF THE LOOM GROUP
                       HYPOTHETICAL LIQUIDATION ANALYSIS
                                 (IN US$ 000'S)

                                                                BALANCE     HYPOTHETICAL   HYPOTHETICAL
                                                                 SHEET      LIQUIDATION    LIQUIDATION
                                                              10-31-01(a)     RECOVERY        AMOUNT
                                                              -----------   ------------   ------------
LIQUIDATION PROCEEDS:

  Cash and cash equivalents.................................  $  105,968         89%(b)    $    94,647
  Accounts Receivable, Net..................................     236,275         88%(c)        207,159
  Inventories, Net..........................................     397,581         44%(d)        175,008
  Other Current Assets......................................      23,826         18%(e)          4,400
  Property, Plant & Equipment, Net..........................     217,627         25%(f)         55,362
  Net Goodwill (Including Trademark)........................     586,199          8%(g)         46,616
  Other Non-Current Assets..................................      53,014         64%(h)         34,074
                                                              ----------                   -----------

  TOTAL LIQUIDATION PROCEEDS................................  $1,620,490         38%       $   617,266
                                                              ==========

DISTRIBUTION OF LIQUIDATION PROCEEDS:

  Liquidation Fees and expenses(i)......................................................        43,458
                                                                                           -----------

  NET ESTIMATED LIQUIDATION PROCEEDS AVAILABLE FOR DISTRIBUTION.........................   $   573,809

SECURED CLAIMS:(j)
  Debtor-in-possession Credit Agreement.................................................            --
  Letters of Credit.....................................................................            --
  Banks
    Sr. Credit Agreement................................................................       646,642
  Public Debt
    6.5% Senior Notes due 11/15/03......................................................       149,436
    7.0% Senior Notes due 3/15/11.......................................................        78,588
    7.375% Senior Notes due 11/15/23....................................................       148,085
  Other
    Synthetic Lease.....................................................................        87,562
    Farley Loan.........................................................................        59,332
    Capital Leases......................................................................        31,242
    Other Secured Claims................................................................         1,810
                                                                                           -----------
Total Secured Claims....................................................................   $ 1,202,697

PROCEEDS AVAILABLE FOR PAYMENT OF ADMINISTRATIVE CLAIMS.................................   $  (628,888)

ADMINISTRATIVE AND PRIORITY CLAIMS:(k)
  Post-petition Accounts Payable........................................................        29,737
  Post-petition Accrued Expenses........................................................       132,340
  Administrative Expense Claims (filed).................................................        23,550
  Priority Claims (filed)...............................................................         1,183
  Priority Tax Claims (filed)...........................................................         1,774
  Berkshire Termination Fee.............................................................        26,250
  Pension Termination Funding Costs.....................................................        68,959
                                                                                           -----------
Total Administrative and Priority Claims................................................   $   283,793

PROCEEDS AVAILABLE FOR PAYMENT OF GENERAL UNSECURED CLAIMS(l)...........................   $  (912,681)

  Pre-petition Accounts Payable.........................................................       107,638
  Senior Notes and Accrued Interest.....................................................       254,749
  Vacation Claims.......................................................................         7,430
  Employee Claims.......................................................................         4,402
  Rejection Claims......................................................................        37,008
  Unsecured Letters of Credit...........................................................        24,542
                                                                                           -----------
Total General Unsecured Claims..........................................................   $   435,769

PROCEEDS AVAILABLE FOR DISTRIBUTION TO PREFERRED AND COMMON EQUITY......................   $(1,348,450)

FOOTNOTES TO LIQUIDATION ANALYSIS

    A summary of the assumptions used by Lazard and Fruit of the Loom's management in preparing the liquidation analysis is set forth below.

NOTE A--BOOK VALUES AS OF OCTOBER 31, 2001

    Unless stated otherwise, the book values used in this Liquidation Analysis are the unaudited book values as of October 31, 2001, and are assumed to be representative of Fruit of the Loom's assets and liabilities as of the Effective Date, March 31, 2002.

NOTE B--CASH AND CASH EQUIVALENTS

    Cash consists of all cash in banks or operating accounts and liquid investments with maturities of three months or less. Cash is assumed to be fully recoverable except for checks assumed to be already written, but not yet cleared (in the approximate amount of $11.3 million), recorded on the balance sheet as a cash overdraft as of the date of the liquidation.

NOTE C--ACCOUNTS RECEIVABLE

    The accounts receivable analysis assumes that a Chapter 7 trustee would retain a staff to process the collection of outstanding accounts receivable. Proceeds from the collection of trade accounts receivable were estimated in accordance with a borrowing base certificate prepared as of 10/27/01 for the DIP Agent. The borrowing base certificate is assumed to be an estimate of the amount of proceeds that would be available to a secured lender in the event of a liquidation as it is generally deemed adequate to cover the amount of the funds advanced based on the anticipated collections. Based on the borrowing base certificate, certain ineligible items were subtracted and a discount based on the borrowing base advance rate was applied to the net receivables amount. The discount accounts for the likelihood that collection efforts would be negatively impacted by customers deducting unauthorized sales discounts and credits and initiating unauthorized merchandise returns.

    Other miscellaneous receivables are comprised primarily of miscellaneous domestic and international receivables, royalty receivables, employee advances and deposits and bids. The Liquidation Analysis assumes an average recovery rate of approximately 52% on these receivables.

NOTE D--INVENTORIES

    Inventories are comprised of raw materials, work-in-process and finished goods. Raw material inventory is generally assumed to be commodity materials, including thread and cotton and dyes, and are assumed to be recoverable at 65% of book value based on the borrowing base advance rate. It is assumed that work-in-process inventory will be sold at 6% of cost, based on the extrapolation of quotes from vendors on rag and remnant inventory for specific product categories. The amount of the finished goods inventory recovery is based on the application of different recovery rates to irregular, close out, seasonal or slow moving and first quality inventory. Management estimated recovery rates for each category by major product line, based on analyses of historical prices paid, Fruit of the Loom's experience in the liquidation of its Sports and Licensing Division inventory, and discussions with Fruit of the Loom's sales department. The liquidation of Fruit of the Loom's substantial investment in inventory will require the expenditure of significant funds, including the costs of retaining a sales force and operating the distribution centers during the liquidation period. These costs are discussed in NOTE I--LIQUIDATION FEES AND EXPENSES.

NOTE E--OTHER CURRENT ASSETS

    Other current assets include building and machine rentals, miscellaneous manufacturing and shipping supplies, prepaid capital equipment, royalties, insurance and taxes, vendor deposits, income tax receivable and other. Miscellaneous manufacturing and shipping supplies are assumed to have a 10% recovery rate, vendor deposits are assumed to have a 65% recovery rate and the liquidation value of miscellaneous current assets is assumed to be equal to 20% of book value. All other current assets are assumed to have no recovery.

NOTE F--PROPERTY, PLANT & EQUIPMENT, NET

    Property, plant and equipment includes owned land and buildings, machinery and equipment, and furniture and fixtures. The recovery rates for property, plant and equipment were determined on a site-by-site basis as follows:

    - Land and Buildings--The valuation estimate considered recoveries on recent plant liquidations, recent plant sales and recent quotes from auctioneers on certain facilities. The results of recent liquidations and auctioneer quotes were extrapolated to other locations based on square footage and other qualitative factors such as each plant's location, age and the effects of the Chapter 7 liquidation environment.

    - Machinery and Equipment--Machinery and equipment include manufacturing equipment and office fixtures. The value of machinery and equipment was estimated by plant managers and management based upon recent liquidations and recent quotes from auctioneers on equipment at other facilities. The results of recent liquidations and auctioneer quotes were extrapolated to other locations while taking into account the machinery's location, age, difficulty inherent in removal and transportation and the effects of the Chapter 7 environment. The analysis also takes into account the excess supply of used equipment currently on the market given recent turmoil in the domestic apparel manufacturing industry which in several cases has resulted in liquidations.

    - Furniture and Fixtures--Furniture and fixtures were assumed to have a liquidation value of $500,000.

NOTE G--NET GOODWILL

    Net Goodwill consists primarily of unamortized costs (which are assumed to have no liquidation value) and trademarks, brand names and related intangibles (collectively, the "Trademarks"). The Trademarks are assumed to have considerably less value in liquidation than on a going-concern basis due to the negative perception surrounding a liquidation, the inability of Fruit of the Loom to control quality and other aspects of production by licensees and the high likelihood that the Fruit of the Loom-Registered Trademark- brand would lose a significant number of its current customers. Based on a forecast of potential future royalty fees and related administrative costs, and taking into account both current licensees and Fruit of the Loom's own business plan, the combined liquidation value of the Fruit of the Loom-Registered Trademark- and BVD-Registered Trademark- brand names is estimated to be approximately
$46.6 million.

NOTE H--OTHER NON-CURRENT ASSETS

    Other non-current assets includes deferred debt fees, deferred cost of cotton options, pension assets, capitalized software, the Rabbi Trust investment portfolio, FTL Investments, Fruit's seat on the NY Cotton Exchange, notes receivable, and assets available for sale. The liquidation value of FTL Investments and Rabbi Trust were determined as follows: (i) public market value of public market securities, plus (ii) the average of cost and 65% of the price established in the most recent round of financing for the private securities. A discount was applied to the price established in the most recent round of financing due to the illiquid nature of these private investments and recent financial market turmoil. Fruit of the Loom's seat on the NY Cotton Exchange is estimated to have a liquidation value ofr $45,000. The notes receivable and assets available for sale are estimated to have recovery rates of 50% and 5%, respectively. All other non-current assets, including Fruit of the Loom's preferred ownership position in Velsicol Chemical Corporation, are assumed to have no recovery.

NOTE I--LIQUIDATION FEES AND EXPENSES

    Liquidation fees will include Chapter 7 Trustee fees, legal fees, wind-down costs and other expenses. Chapter 7 Trustee fees are estimated at 2% of liquidation proceeds (excluding cash or proceeds from the sale of inventory). Wind-down costs include sales force salaries, the cost of operating distribution centers to liquidate inventory, finance, legal and MIS staff salaries, severance pay, stay bonuses and other related costs that would be incurred during a Chapter 7 liquidation.

    The costs of administering a Chapter 7 liquidation are estimated as follows:

Trustee Fees................................................  $ 7.0
Legal Fees..................................................    2.4
Wind-down costs.............................................   34.1
                                                              -----
  Total.....................................................  $43.5

NOTE J--SECURED CLAIMS

    The Liquidation Analysis does not reduce the principal amount of Claims of the Prepetition Secured Creditors by the Adequate Protection Payments made to the Prepetition Secured Creditors since the commencement of Fruit of the Loom's Reorganization Cases. The Liquidation Analysis shows the claims secured by outstanding postpetition letters of credit of $67.2 million as either accounts payable or accrued expenses in Note K--ADMINISTRATIVE AND PRIORITY CLAIMS. The Liquidation Analysis assumes that all prepetition secured creditors share the same collateral.

NOTE K--ADMINISTRATIVE AND PRIORITY CLAIMS

    Administrative and priority claims include postpetition trade payables and accrued expenses, priority tax claims and other claims. Postpetition accrued expenses include estimates of additional administrative and priority claims that would arise in a Chapter 7 proceeding. Outstanding postpetition letters of credit of $67.2 million exist to secure certain of these claims. Additionally, the Company would be obligated to pay Berkshire a breakup fee of $26.25 million (assuming termination of the Berkshire Agreement in March 2002) and to fund the pension plan shortfall, estimated to be $69 million. Although certain of the Prepetition Secured Creditors have agreed to reduce their distributions by an amount equal to the portion of the incremental portion of the Termination Fee over $22.5 million that would be charged against the distributions to unsecured creditors, because there is no distribution projected to be made to unsecured creditors under the Liquidation Analysis, this provision has no effect on distributions to creditors under the Liquidation Analysis.

NOTE L--GENERAL UNSECURED CLAIMS

    General unsecured claims include prepetition accounts payable, the 8 7/8% Notes, and claims arising from the rejection of unexpired leases and executory contracts during the pendency of Fruit of the Loom's Chapter 11 cases. The Liquidation Analysis does not include additional contract rejection damages or other claims that would result from the liquidation, including rejection claims arising from the rejection of contracts and leases assumed or entered into after the Petition Date, which would be entitled to priority over unsecured claims. These additional claims could be substantial. The priority portion of the claims would be required to be paid in full prior to any distribution to holders of general unsecured claims.

                                                                       EXHIBIT D

                      IN THE GRAND COURT OF THE CAYMAN ISLANDS
                             CAUSE NO. 823 OF 1999

                                IN THE MATTER OF
                            FRUIT OF THE LOOM, LTD.

                                      AND

            IN THE MATTER OF THE COMPANIES LAW 2001 SECOND REVISION

                         AMENDED SCHEME OF ARRANGEMENT
          (UNDER SECTION 86 OF THE COMPANIES LAW 2001 SECOND REVISION)

                                    BETWEEN

                            FRUIT OF THE LOOM, LTD.
                          (IN PROVISIONAL LIQUIDATION)

                                    AND ITS

                                SCHEME CREDITORS
                           (AS DEFINED IN THE SCHEME)

                                    WALKERS
                                Attorneys-at-Law
                                  PO Box 265GT
                                  Walker House
                                  Mary Street
                           George Town, Grand Cayman
                                 Cayman Islands
                                     B.W.I.

                                    CONTENTS

CLAUSE                                                               PAGE
------                                                             --------
DEFINITIONS......................................................      1

 1.  DEFINITIONS AND INTERPRETATION..............................      5

 2.  THE COMPANY.................................................      5

     The Chapter 11 Plan and Scheme..............................      5
     Co-ordination of Plan and Scheme............................      6

 3.  TRANSFER OF UNDERTAKING.....................................      7

 4.  SCHEME DISTRIBUTIONS........................................      7

 5.  APPLICATION OF SCHEME.......................................      8

     Priority Claims.............................................      8
     Moratorium and Release......................................      8

 6.  ESTABLISHMENT OF SCHEME CLAIMS..............................      8

     Allowed Scheme Claims.......................................      8
     Currency of Payment.........................................      9
     Set-off.....................................................      9
     Rights to Interest..........................................      9

 7.  PROCEDURES FOR TREATING AND RESOLVING DISPUTED SCHEME
       CLAIMS....................................................      9

 8.  PROVISIONS GOVERNING DISTRIBUTIONS..........................     10

 9.  CONDITIONS TO EFFECTIVE DATE................................     10

10.  MODIFICATIONS TO THE SCHEME.................................     10

11.  POWERS, DUTIES AND FUNCTIONS OF THE JOINT PROVISIONAL
       LIQUIDATORS...............................................     11

12.  TERMINATION OF THE SCHEME...................................     12

13.  MISCELLANEOUS...............................................     12

     Assignments.................................................     12
     Limitation of Liability.....................................     12
     Severability................................................     13
     Notices.....................................................     13
     Governing Law and Jurisdiction..............................     13

                                  DEFINITIONS

    Capitalised expressions used in the Scheme and not otherwise defined shall have the same meanings as in the Plan.

    In the Scheme, unless the context otherwise requires, the following expressions shall bear the following meanings:

    7% DEBENTURES has the same meaning as in the Plan;

    APA means the asset purchase agreement dated as of 1st November 2001, as amended, by and amongst, inter alia, the Company, Berkshire Hathaway Inc. and New FOL Inc.;

    ADEQUATE PROTECTION PAYMENT has the same meaning as in the Plan;

    ADJUSTED APPAREL BUSINESS SALES PROCEEDS has the same meaning as in the Plan;

    ALLOW OR ALLOWED means, with reference to any claim: (a) any claim against the Company, proof of which was filed on or before the Filing Deadline Date arising on or before the Claims Date and as to which: (i) no objection has been made; or (ii) in the discretion of the Joint Provisional Liquidators is otherwise agreed; (b) any claim accepted by the Joint Provisional Liquidators as unliquidated, undisputed and, if contingent, where the value has been agreed by the Joint Provisional Liquidators or imposed by the Cayman Court; (c) any Claim allowed under or pursuant to the terms of the Scheme or the Plan; and (d) any claim that has been allowed by an order of the Cayman Court or the US Court;

    ALLOWED CLASS 2 CLAIMS has the same meaning as in the Plan;

    ALLOWED SCHEME CLAIM means, in relation to any Scheme Claim, a Claim or that part of a Claim admitted in accordance with Clause 5;

    APPAREL BUSINESS has the same meaning as in the Plan;

    ASSETS means all the assets of the Company in any part of the world, whether tangible or intangible and whether present or future;

    BANK STEERING COMMITTEE has the same meaning as in the Plan;

    BASE DISTRIBUTION has the meaning specified in Section 3.2;

    BUSINESS DAY means any day which is not a Saturday or Sunday or designated by the laws of the Cayman Islands to be a public holiday;

    CASH means legal tender of the United States of America;

    CAUSES OF ACTION has the same meaning as in the Plan;

    CAYMAN COURT means the Grand Court of the Cayman Islands;

    CAYMAN PROCEEDINGS means the winding up proceedings initiated by the Company in the Cayman Court on 30th December 1999;

    CHAPTER 11 PROCEEDINGS means the case filed by the Company on 29th December 1999 under Chapter 11 of the US Bankruptcy Code;

    CLAIM means a claim by a person in respect of a Liability of the Company;

    CLAIMS DATE means 29th December 1999;

    COMPANIES LAW means the Companies Law (2001 Second Revision) of the Cayman Islands;

    COMPANY means Fruit of the Loom, Ltd.;

    CONFIRMATION DATE means the date upon which the Confirmation Order is entered on the docket of the US Court;

    CONFIRMATION ORDER means the Order of the US Court confirming the Plan under
Section 1129 of the Bankruptcy Code;

    CONSENT has the same meaning as in the Plan;

    CREDITORS means one or more creditors of the Company;

    CREDITORS' COMMITTEE has the same meaning as in the Plan;

    DEBTORS has the same meaning as in the Plan;

    DIFFERENTIAL shall have the same meaning as in the Plan;

    DIP AGENT has the same meaning as in the Plan;

    DIP FACILITY CLAIM has the same meaning as in the Plan;

    DIP LENDERS has the same meaning as in the Plan;

    DISCLOSURE STATEMENT has the same meaning as in the Plan except that "the Debtors" shall refer to the Company;

    DISPUTED SCHEME CLAIM means a Scheme Claim, or any portion thereof, that has been neither Allowed or Disallowed and as to which an objection has been filed;

    DISPUTED SCHEME CLAIM RESERVE means any reserve for Disputed Scheme Claims made pursuant to clause 6.6 of the Scheme;

    DISTRIBUTIONS means any distribution of Cash, beneficial interest in the Plan Entities (as such term is defined in the Plan) or other property under the Scheme or the Plan;

    EPA SETTLEMENT AGREEMENT has the same meaning as in the Plan;

    EFFECTIVE DATE means in respect of the Scheme the first Business Day on which all of the conditions to the effectiveness of the Scheme as set forth in
Section 8 of the Scheme have been fulfilled;

    EQUITY INTERESTS has the same meaning as in the Plan;

    ESTATE has the same meaning as in the Plan;

    EXPLANATORY STATEMENT means the statement prepared with respect to the Scheme to explain the effect of the Scheme to Creditors and to be sent to Creditors together with the notice summoning the Creditors Meeting;

    FOL LIQUIDATION TRUST has the same meaning as in the Plan;

    FTL LIQUIDATION PROCEEDS has the same meaning as in the Plan;

    FARLEY has the same meaning as in the Plan;

    FARLEY AGENT has the same meaning as in the Plan;

    FILING DEADLINE DATE means the date set by the US Court in its order dated June 5, 2000, as the general deadline for creditors to file proofs of claim in the Reorganisation Cases, which date was set as August 15, 2000, subject to the exceptions set forth in the June 5, 2000 Order;

    FRUIT OF THE LOOM has the same meaning as in the Plan;

    FRUIT OF THE LOOM GROUP has the same meaning as in the Plan;

    INDENTURE TRUSTEE has the same meaning as in the Plan;

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    INITIAL PLAN has the meaning specified in section 2.5 hereof;

    INITIAL SCHEME has the meaning specified in section 2.5 hereof;

    JOINT PROVISIONAL LIQUIDATORS means the persons from time to time serving as Joint Provisional Liquidators (or any subsequently appointed Joint Official Liquidators) in the Provisional (or any subsequent Official) Liquidation of the Company, who are Simon Whicker and Theo Bullmore of KPMG, 2nd Floor, Century Yard Building, Cricket Square, George Town, Grand Cayman, Cayman Islands and which Joint Provisional Liquidators are responsible for the administration of this Scheme;

    LIABILITY means any obligation or liability of a person, whether it is present, future or contingent, whether or not its amount is fixed or liquidated, whether or not it is disputed, whether or not it involves the payment of money, whether it is secured or unsecured and whether it arises at common law, in equity or by statute in the Cayman Islands, the US or in any other jurisdiction or in any other manner whatsoever;

    MATERIAL has the same meaning as in the Plan;

    NON-CORE ASSETS has the same meaning as in the Plan;

    NOTEHOLDERS STEERING COMMITTEE has the same meaning as in the Plan;

    NOTICE OF CLAIM means a claim in writing that is sent to the Joint Provisional Liquidators;

    NWI REIMBURSEMENT AMOUNT has the same meaning as in the Plan;

    PETITION DATE means 30th December 1999;

    PLAN means the Chapter 11 plan of reorganisation for the Debtors (including the Company) dated 28th December 2001 as it may be amended, modified or supplemented from time to time;

    POSTPETITION CREDIT AGREEMENT has the same meaning as in the Plan;

    PREPETITION AGENT has the same meaning as in the Plan;

    PREPETITION COLLATERAL AGENT has the same meaning as in the Plan;

    PREPETITION SECURED CREDITORS has the same meaning as in the Plan;

    PREPETITION SECURED CREDITOR CLAIM means the Claim held by each of the Prepetition Secured Creditors in that capacity;

    PRIORITY NON-TAX CLAIM has the same meaning as in the Plan;

    PRIORITY TAX CLAIM has the same meaning as in the Plan;

    PROVISIONAL LIQUIDATION means the Provisional Liquidation of the Company under the Provisional Liquidation Order;

    PROVISIONAL LIQUIDATION ORDER means the order of the Cayman Court dated 30th December 1999 appointing Joint Provisional Liquidators of the Company;

    PROFESSIONAL FEES has the same meaning as in the Plan;

    PURCHASER has the same meaning as in the Plan;

    RELEASED PARTY has the meaning specified in section 12.2;

    REORGANISATION CASES has the same meaning as "Reorganization Cases" in the Plan;

    REORGANISED FRUIT OF THE LOOM has the same meaning as "Reorganized Fruit of the Loom" in the Plan;

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    SCHEME means this amended scheme of arrangement for Scheme Creditors of the
Company with such modifications as the Cayman Court may approve or impose;

    SCHEME CLAIM means any Claim against the Company in respect of a Scheme Liability or a Scheme Priority Claim;

    SCHEME CREDITOR means a person to whom the Company owes a Scheme Liability or a Scheme Priority Claim;

    SCHEME LIABILITY means the liability of the Company to the Prepetition Secured Creditors excluding any Unsecured Deficiency Claim;

    SCHEME PRIORITY CLAIMS means any claim entitled to a priority distribution solely under the Scheme by reason of statutory preference or other rule of law applicable thereto;

    SECURED CLAIM has the same meaning as in the Plan;

    SECURED CREDITOR PAYMENT means the sum to be distributed to holders of Allowed Class 2 Claims under the Plan in the amount of (a) US$275 million plus an amount equal to the net proceeds of all asset sales by Fruit of the Loom or any member thereof occurring from and after January 1, 2001 until consummation of the Plan; PROVIDED, HOWEVER, that (i) no upward adjustment to the foregoing US$275 million amount shall be made as a result of asset sales until the proceeds from all such sales exceed US$15 million, at which point the upward adjustment shall commence on a dollar-for-dollar basis to the extent of net proceeds exceeding US$15 million; (ii) only asset sales producing net proceeds in a minimum amount of US$200,000 will be used to make an upward adjustment;
(iii) no assets to be sold to the Purchaser pursuant to the APA shall be included in determining the amount of the Secured Creditor Payment; and (iv) in no event will the amount of the payment provided for in this clause (a) exceed US$300 million; plus (b) any Adequate Protection Payments and professional fees required to be made pursuant to the Adequate Protection Order or Section 7.26 of the Plan to the extent not made prior to the Effective Date;

    SYNTHETIC LEASE AGENT has the same meaning as in the Plan;

    UCT CLAIMS has the same meaning as in the Plan;

    UNSECURED CLAIM has the same meaning as in the Plan except that "the Company" shall be substituted for "one or more of the Debtors";

    UNSECURED DEFICIENCY CLAIM has the same meaning as in the Plan;

    US means the United States of America;

    US BANKRUPTCY CODE means title 11 of the United States Code, 11 U.S.C. sections 101 et seq., as in force as of the Confirmation Date to the extent applicable in the Chapter 11 Proceeding;

    US COURT means the United States District Court for the District of Delaware (or such other court with authority over the Chapter 11 Proceeding) and, to the extent of any reference under section 157 of title 28 of the United Stated Bankruptcy Code, the bankruptcy unit of such District Court under Section 151 of title 28 of the United States Bankruptcy Code; or with respect to any particular case within the Chapter 11 Proceeding, any other United States court which may be exercising jurisdiction over such case.

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                              PART I--INTRODUCTION

DEFINITIONS AND INTERPRETATION

    1.1 In the Scheme, unless the context otherwise requires, the expressions defined in the Definitions section to the Scheme shall have the meanings specified therein.

    1.2 Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of the Scheme.

    1.3 In the Scheme, unless the context otherwise requires:

        (a) references to parts and clauses are to be construed as references to the parts and clauses of the Scheme and references to Annexures are to be construed as references to the Annexures to the Scheme;

        (b) references to (or to any provision of) the Scheme shall be construed as references to the Scheme or that provision as in force for the time being and as amended in accordance with its terms;

        (c) words importing the plural shall include the singular and vice versa and the masculine, feminine or neuter gender shall each include the other genders;

        (d) references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof; and

        (e) references to any enactment or statutory instrument shall be to such enactment or statutory instrument as amended and in force on the date of this document and any amendments or successors thereof.

    1.4 In the event of a conflict or inconsistency between the terms of the Scheme and the terms of the Explanatory Statement, the Scheme shall prevail.

    1.5 In the event of a conflict or inconsistency between the terms of the Scheme, the Explanatory Statement, the Disclosure Statement and the Plan, the terms of the Plan shall prevail.

    1.6 In interpreting this Scheme the interpreter shall adopt an interpretation more likely to advance the aims of the Scheme and the Plan.

THE COMPANY

    2.1 The Company was incorporated on 23rd January 1998 as an Exempted Company in the Cayman Islands under the Companies Law of the Cayman Islands. The Registered Office of the Company is situated at P.O. Box 866GT, 3rd Floor, Anderson Square Building, Shedden Road, George Town, Grand Cayman, Cayman Islands. The authorised share capital of the Company at 26th February 2001 was US$2,350,001 divided into 200,000,000 Class A ordinary shares each with a par value of US$0.01, 100 Class B redeemable ordinary shares each with a par value of US$0.01 and 35,000,000 preference shares each with a par value of US$0.01. As of 27th October 2001 the Company has 66,955,542 Class A ordinary shares and 4 Class B Ordinary Shares in issue. The Class A ordinary shares were delisted from trading on the New York Stock Exchange on 20th April 2000 as set forth in more detail in the Disclosure Statement at section IV.A.11.d.

THE CHAPTER 11 PLAN AND SCHEME

    2.2 On 29 December 1999, the Debtors filed a petition for reorganisation in Delaware in the US under Chapter 11 of the US Bankruptcy Code. On 30 December 1999, the Company presented a winding up petition in the Cayman Islands and, on the same day, Simon Whicker and Theo Bullmore

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were appointed as Joint Provisional Liquidators of the Company on terms that allowed the directors to continue in office under certain supervisory controls and restraints vested in the Joint Provisional Liquidators. The terms of the Provisional Liquidation Order permitted the Company to satisfy the debtor in possession requirements of Chapter 11 of the US Bankruptcy Code by allowing the Company's existing management to retain day to day control of operations.

    2.3 The Company has decided, after taking advice from its professional advisers, that to facilitate a reorganisation of the Company there should be a plan of reorganisation in the US. The Company is entitled to file the Plan with the US Court. If the Plan satisfies certain legal requirements, is confirmed by the US Court and becomes effective it will become binding on the Company, its Creditors and other parties in interest.

    2.4 The Joint Provisional Liquidators have formed the view, after taking advice from their professional advisers, and in conjunction with the Company and its professional advisers, that the best course of action in the Cayman Islands is for there to be a scheme of arrangement. The purpose of the Scheme is to facilitate a reorganisation of the Company. The Scheme will best facilitate the reorganisation of the Company by being proposed in conjunction with the Plan.

    2.5 On 15th March 2001, Fruit of the Loom filed its Joint Plan of Reorganisation with the US Court (the "Initial Plan"). On 22nd March 2001, the Company filed a Scheme of Arrangement in the Cayman Proceedings (the "Initial Scheme"). Since the filing of the Initial Plan and the Initial Scheme, there have been extensive negotiations with the Creditors Committee, the Noteholders Steering Committee, and the Bank Steering Committee. This Amended Scheme of Arrangement (together with the amended Plan) reflects the results of a series of interconnected and mutually dependent settlements and compromises reached amongst the parties since the Petition Date.

CO-ORDINATION OF PLAN AND SCHEME

    2.6.1 Co-ordination between the Scheme and the Plan is essential to ensure that there is as little conflict between the two reorganisation processes as possible. The terms of the Plan, insofar as they are relevant to the Company, are hereby incorporated into the Scheme.

    2.6.2 Creditors who have claimed in the Plan will be deemed to have claimed in the Scheme also, and will not therefore be required to submit a separate Notice of Claim in the Scheme. Creditors who have claimed only in the Scheme will not be deemed to have claimed in the Plan.

    2.6.3 Creditors who have CLAIMED (or are deemed to have claimed) in both the Scheme and the Plan will be entitled to VOTE in both the Scheme and the Plan. Creditors who have claimed or are deemed to have claimed in relation to the same Claim in both the Scheme and the Plan will only receive a single Distribution in respect of such Claim, if allowed. Creditors who have claimed only in the Scheme will not be prejudiced as a result and will therefore receive a single Distribution in the same way as all other Allowed Claims.

    2.6.4 The Plan and the Scheme are interrelated and unless the requisite conditions to effectiveness of both the Plan and the Scheme are satisfied, the Scheme will not come into effect. It is therefore important that Creditors who are entitled to do so vote in the Plan and the Scheme.

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           PART II--TRANSFER OF UNDERTAKING AND SCHEME DISTRIBUTIONS

TRANSFER OF UNDERTAKING

    3.1 On the Effective Date pursuant to the Plan and the Scheme and in accordance with the APA, the Company will transfer, free of any liens, charges, attachments or other legal or beneficial interests, to:

         a) the Purchaser, all the outstanding capital stock of FTL Caribe and all other assets of the Company which form part of the assets of the Apparel Business; and

         b) the FOL Liquidation Trust, the Non-Core Assets.

SCHEME DISTRIBUTIONS

    3.2 In accordance with the terms of Section 5.4 of the Plan, each holder of an Allowed Prepetition Secured Creditor Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for its Claim a Ratable Proportion of (a) the Secured Creditor Payment, (b) 92.5% of the Adjusted Apparel Business Sale Proceeds, (c) a beneficial interest in FOL Liquidation Trust entitling the Allowed Claims in this Class to 92.5% of the FOL Liquidation Trust Proceeds, and (d) to the extent available in accordance with the EPA Settlement Agreement, the NWI Reimbursement Amount (collectively, a "Base Distribution").

    3.3 The Distributions of the Adjusted Apparel Business Sale Proceeds to be made to the Prepetition Secured Creditors will be adjusted (the "TRUE-UP") in an amount equal to 75% of the Differential from the Petition Date through February 28, 2001, and 100% of the Differential from March 1, 2001 through the Effective Date. In addition, the Allowed amount of Claims asserted in respect of Fruit of the Loom's payment obligations under the 7% Debentures shall be agreed upon among the Prepetition Secured Creditors or determined by the Court and, pending such agreement or determination, pursuant to Section 6.6, there shall be placed in a Disputed Reserve an appropriate amount of the Adjusted Apparel Business Sale Proceeds.

    3.4 Any deficiency amount relating to the value of a security interest of a Scheme Claim shall be unsecured and shall not form part of this Scheme. Any Unsecured Deficiency Claim shall not be dealt with in this Scheme but shall continue to rank as an Unsecured Claim against the Company. However, in accepting the Scheme, all Scheme Creditors shall have waived their rights to any Distributions for their Unsecured Deficiency Claims under either the Plan or in the subsequent winding up of the Company proposed in the context of the Scheme.

    3.5 The Company will transfer to the Joint Provisional Liquidators all or so much of its cash balances as are needed to meet the Allowed Scheme Priority Claims, DIP Facility Claims, Priority Tax Claims, any Disputed Scheme Claim Reserve required, Allowed Scheme Claims and Professional Fees applicable to the Company not otherwise satisfied under the Plan.

    3.6 Allowed Administrative Expense Claims against the Company shall be paid in Cash in full in accordance with Section 3.1 of the Plan.

    3.7 In accordance with the terms of the Plan, the obligation to make Distributions in respect of Allowed Scheme Claims shall vest in the FOL Liquidation Trust and any Distribution made by the FOL Liquidation Trust in respect of an Allowed Scheme Claim shall be in full satisfaction of such claim under the Scheme.

                       PART III--SCHEME CLAIM PROVISIONS

APPLICATION OF SCHEME

    4.1 The Scheme applies to all Liabilities of the Company that are Scheme Claims.

PRIORITY CLAIMS

    4.2 Any Liabilities of the Company which are Allowed Scheme Priority Claims, Priority Tax Claims and Professional Fees shall be paid as soon as practicable after the Effective Date in accordance with the Plan or in accordance with Clause 3.2 above or if such claims are filed only in the Scheme, then such Liabilities will be paid by the Joint Provisional Liquidators from the reserves held by the Joint Provisional Liquidators for the discharge of such Allowed Scheme Claims.

MORATORIUM AND RELEASE

    4.3 Save as provided for herein, or under the Plan and in accordance with the Cayman Court ordered stay of proceedings in the Provisional Liquidation
Order:

        (i) no Scheme Creditor (or any other Creditor of the Company) shall be entitled to take or continue any step or proceeding against the Company or its Assets (whether by way of demand, legal proceedings, execution of judgment or otherwise howsoever without limitation) in any jurisdiction whatsoever except for the purpose of obtaining payment under the Scheme of any Scheme Liability;

        (ii) payment to a Scheme Creditor of his Distribution under the Scheme or the Plan shall discharge the corresponding Scheme Liability in full to the effect that the Company has no further liability in respect thereof; and

       (iii) on the Effective Date, the Company shall be deemed to have released the Joint Provisional Liquidators its present and former directors and officers and employees other than Farley, to the extent provided in sections 7.17, 14.2 and 14.6 of the Plan.

ESTABLISHMENT OF SCHEME CLAIMS

ALLOWED SCHEME CLAIMS

    5.1 Scheme Claims will be recognised for distribution purposes to the extent that they are Allowed Scheme Claims where:

    5.1.1 the Scheme Claim is Allowed under and to the extent provided for in accordance with the provisions of the Scheme and the Plan;

    5.1.2 a Notice of Claim, signed by the Creditor or by a person authorised on his behalf, has been lodged solely with the Joint Provisional Liquidators:

        (a) on or before the Filing Deadline Date and has not been objected to by the Joint Provisional Liquidators; or

        (b) in the discretion of the Joint Provisional Liquidators it is otherwise agreed, taking into account the desire to maintain consistency between the Plan and the Scheme but subject always to the directions of the Cayman Court; or

        (c) The Scheme Claim is unliquidated, disputed or contingent and subsequently becomes liquidated, undisputed or in the case of contingent claims a value is agreed by the Joint Provisional Liquidators or imposed by the Cayman Court under the terms of the Scheme.

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    5.2 The Joint Provisional Liquidators shall be entitled to reject any Scheme
Claim which would have been inadmissible in the event that a winding up order had been made on the Petition Date.

    5.3 Intercompany Claims of and against the Company and its subsidiaries shall be dealt with under and in accordance with the Plan and will not be covered by the Scheme.

CURRENCY OF PAYMENT

    5.4 All Scheme Claims submitted in a currency other than US dollars will be converted into US dollars at the rate prevailing in New York on 29 December 1999 as published by The Wall Street Journal.

SET-OFF

    5.5 The Company's rights of set-off howsoever arising will be preserved, save that the Company will not be entitled to exercise any rights of set-off between the Company and Reorganised Fruit of the Loom unless allowed by with the terms of the APA.

RIGHTS TO INTEREST

    5.6 The amount of each Scheme Liability shall not include interest accruing after 29 December 1999, except as provided in the Final Adequate Protection Order and the Plan as to the Prepetition Secured Creditors.

PROCEDURES FOR TREATING AND RESOLVING DISPUTED SCHEME CLAIMS

    6.1 The following provisions shall apply to the admission or rejection by the Joint Provisional Liquidators of Scheme Claims under the Scheme.

    6.2 All Disputed Scheme Claims which are submitted or are deemed to have been submitted in both the Scheme and the Plan will be dealt with in accordance with Section IX of the Plan.

    6.3 Scheme Claims which have been submitted in the Scheme only, and not in the Plan, and are Disputed Scheme Claims will be dealt with in accordance with the following provisions of this section.

    6.4 The Joint Provisional Liquidators may, if they think it necessary for the purpose of clarifying or substantiating the whole or any part of a Disputed Scheme Claim, call for details of any matter required to be specified in the Notice of Claim and for the production to them of such documentary or other evidence as they may require. A person claiming to be a Scheme Creditor shall be responsible for providing such documentary evidence or other evidence as the Joint Provisional Liquidators may require. The Joint Provisional Liquidators shall be entitled to reject any claim in whole or in part where any such evidence is not provided within such time as the Joint Provisional Liquidators shall deem reasonably appropriate.

    6.5 On or before the 180th day (or the first Business Day thereafter) after the Effective Date (unless such deadline is extended by the Joint Provisional Liquidators in their absolute discretion), the Joint Provisional Liquidators shall:

    6.5.1 notify each Disputed Scheme Claim Creditor that the Joint Provisional Liquidators dispute the Claim in whole or in part; or

    6.5.2 where the dispute cannot be settled, file with the Cayman Court objections to Disputed Scheme Claims with respect to which the Joint Provisional Liquidators dispute the status or liability in whole or in part; and

    6.5.3 take whatever steps the Joint Provisional Liquidators consider necessary to arrange for the prosecution, withdrawal, or settling of objections to the allowance of any Disputed Scheme Claim.

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    6.6 The Joint Provisional Liquidators shall arrange for a Disputed Scheme
Claim Reserve to be made in respect of Disputed Scheme Claims and Disputed Scheme Priority Claims.

    6.7 On the resolution of each dispute relating to a Disputed Scheme Claim, the Joint Provisional Liquidators shall take whatever steps are necessary to arrange for a Distribution to be made in relation to such Scheme Claim in amounts and at times consistent with the provisions of the Plan and the Scheme.

PROVISIONS GOVERNING DISTRIBUTIONS

    7.1 Distributions in respect of Allowed Scheme Claims which are not also Allowed Claims under the Plan shall be made solely by the Joint Provisional Liquidators in accordance with the terms of the Scheme.

    7.2 Distributions in respect of any Allowed Scheme Claim which is also an Allowed Claim under the Plan shall be made in accordance with the terms of Clause 3.2 above and the Plan, and no separate Distribution will be made in respect thereof under the Scheme.

    7.3 The Joint Provisional Liquidators shall co-ordinate the timing and amount of the Distributions in accordance with Section VIII of the Plan.

    7.4 The Joint Provisional Liquidators shall be entitled to adjust Distributions in relation to the Scheme so as to ensure that no Scheme Creditor receives a greater sum than that which he would have been entitled to receive in the Plan if he claimed in the Plan, where that Creditor has claimed solely in the Scheme.

CONDITIONS TO EFFECTIVE DATE

    8.  The Scheme shall become effective as soon as:

        (a) a copy of the Order of the Cayman Court sanctioning the Scheme shall have been delivered for registration to the Registrar of Companies in the Cayman Islands; and

        (b) all conditions to the effectiveness of the Plan (other than the effectiveness of the Scheme) have been satisfied or waived.

MODIFICATIONS TO THE SCHEME

    9.1 Subject to the provisions of the Scheme, the Company acting by the Joint Provisional Liquidators may, at any hearing of the Cayman Court to sanction the Scheme, consent to any modification of the Scheme or any terms or conditions which the Cayman Court may think fit to approve or impose, in either case which does not effect a Material alteration of the Scheme or the Plan. Any such amendment or modification shall be deemed to have been consented to by the Scheme Creditors.

    9.2 If they consider it is expedient to do so and it is in the best interests of the Scheme Creditors, the Joint Provisional Liquidators may at any time, and without reference to the Creditors, apply to the Cayman Court for the purpose of modifying the provisions of the Scheme (provided such modifications do not alter the effect of the Scheme or the Plan in a Material way) or obtaining directions on how to deal with any matters or disputes arising in respect of the Scheme. If such modifications are approved or such directions are given by the Cayman Court, they shall be binding on the Scheme Creditors and the Scheme shall be modified accordingly.

    9.3 Insofar as any Material modification of the Scheme is considered expedient and in the best interest of the Scheme Creditors, the Joint Provisional Liquidators may at any time on notice and with the consent of the Scheme Creditors apply to the Cayman Court for the purpose of modifying the

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provisions of the Scheme; provided, however, that the Joint Provisional
Liquidators shall not apply to the Cayman Court for permission to make a Material change to the Scheme unless the Prepetition Secured Creditors have given their Consent thereto.

    9.4 No modifications shall be made which would be inconsistent with the terms and provisions of the APA or the Plan.

POWERS, DUTIES AND FUNCTIONS OF THE JOINT PROVISIONAL LIQUIDATORS

    10.1 The Joint Provisional Liquidators shall have the powers, duties and functions conferred upon them by the Scheme in addition to the powers contained in the Provisional Liquidation Order. In exercising their powers and carrying out their duties under the Scheme, the Joint Provisional Liquidators shall act as agents of the Company without personal liability.

    10.2 The Joint Provisional Liquidators' powers and functions under the Scheme may be performed and exercised jointly or severally, and any act required to be done by the Joint Provisional Liquidators pursuant to the Scheme may be done by both or any one of them.

    10.3 Subject always to the Provisional Liquidation Order, any further order of the Cayman Court, and the provisions of the Scheme and the Plan, the Joint Provisional Liquidators shall in relation to the Company supervise and ensure the carrying out of the Scheme.

    10.4 Without prejudice to the generality of clause 10.3, in carrying out their functions and powers under the Scheme, the Joint Provisional Liquidators shall be entitled:

        (a) to agree or reject Claims in accordance with the Scheme but not in the Chapter 11 Proceedings;

        (b) to have full access at all times to all books, papers and other documents of the Company, and to receive all such information as they may require in relation to its affairs;

        (c) to do all things which may be necessary or expedient for the protection of the Company's Assets;

        (d) to bring, continue or defend any action or other legal proceedings in the name and on behalf of the Company or otherwise;

        (e) to be remunerated (such remuneration to be calculated by reference to time spent at the usual rates of KPMG) out of the Company's Assets (other than, for the avoidance of doubt, the Apparel Business) for the carrying out of such functions and powers and to be reimbursed out of the Company's Assets (other than, for the avoidance of doubt, the Apparel Business) for all expenses properly incurred by them in connection therewith;

        (f) to employ and remunerate out of the Company's Assets (other than, for the avoidance of doubt, the Apparel Business) accountants, lawyers and other professional advisers or agents in connection with the conduct of their functions and powers under the Scheme;

        (g) to do all acts and to execute in the name and on behalf of the Company any deed, receipt or other document and to use the Company's seal;

        (h) to employ and remunerate out of the Company's Assets (other than, for the avoidance of doubt, the Apparel Business) any person (being a partner in KPMG) deemed by the Joint Provisional Liquidators to be suitably qualified, to exercise all or any of the functions, powers, rights and authorities conferred upon the Joint Provisional Liquidators under the Scheme, such delegation to be revocable;

        (i) to apply to the Court for directions in relation to any particular matter arising from the Scheme; and

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        (j) to do all other things incidental to the exercise of the functions and powers referred to in this clause 10.

TERMINATION OF THE SCHEME

    11.1 The Scheme shall terminate on the date on which the Joint Provisional Liquidators give notice to the Scheme Creditors that the Distributions required in accordance with the Scheme have been completed.

    11.2 In the event that the Joint Provisional Liquidators are discharged from office prior to the completion of the Scheme, they undertake to continue to administer the Scheme as scheme administrators or to procure the appointment of persons of good standing to fulfil such role. In such event, the Scheme shall be read as if all references to the Joint Provisional Liquidators are references to their replacements as scheme administrators.

MISCELLANEOUS

ASSIGNMENTS

    12.1 The rights of the Scheme Creditors under the Scheme shall be assignable; but (i) the assignment shall be subject to any existing rights of set-off, and (ii) the Company shall not be bound by any assignment unless and until notice in writing is given to the Company.

LIMITATION OF LIABILITY

    12.2 Except as otherwise specifically provided for by the Plan, upon confirmation of the Scheme and the Plan, all entities shall be conclusively presumed to have released the following parties (but solely to the extent set forth below): (a) Fruit of the Loom (which includes the Company) and Reorganized Fruit of the Loom; (b) the Creditors' Committee and the present and former members thereof (including ex officio members); (c) the Bank Steering Committee and the present and former members thereof; (d) the Noteholders Steering Committee and the present and former members thereof; (e) the Indenture Trustees; (f) the DIP Agent and the DIP Lenders; (g) the Prepetition Secured Creditors; (h) the Prepetition Agent, the Prepetition Collateral Agent, the Synthetic Lease Agent, and the Farley Agent; (i) the Joint Provisional Liquidators; (j) the Purchaser and Berkshire; and (k) all directors, officers, agents, attorneys, affiliates, employees, accountants, advisors, financial advisors of any of the foregoing (other than Farley, except as provided in Section 7.17 of the Plan) (each of the foregoing, a "RELEASED PARTY"), from any claim or cause of action based on, arising from, or in any way connected with,
(A) the Reorganisation Cases and the Cayman Proceeding (including, without limitation, any actions taken and/or not taken with respect to the administration of any Estate or the operation of the business of any member of the Fruit of the Loom Group), (B) the Plan or the Scheme, or (C) the negotiation, formulation, and preparation of the Plan, the Scheme, the Postpetition Credit Agreement or the APA (including any of the terms, settlements, and compromises reflected in any of the foregoing and any orders of the US Court and Cayman Court related thereto), except to the extent any such claim or Causes of Action against any Released Party arises solely as a direct result of that Released Party's fraud or wilful misconduct, and except that nothing in this section shall impair the right of Purchaser to enforce any covenant or agreement that under the APA is to be performed in whole or in part by any party thereto or any Plan Entity after the closing under the APA; and, in all respects, Fruit of the Loom, Reorganized Fruit of the Loom, and each of the Released Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Scheme and the Plan.

SEVERABILITY

    12.3 If any provision of this Scheme is held to be invalid or unenforceable, then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Scheme but without invalidating any of the remaining provisions of this Scheme.

NOTICES

    12.4 All notices and other communications provided for herein shall be in writing and posted, telexed, cabled, faxed or delivered to the applicable party at its address or if so directed by the Cayman Court, by advertisement.

GOVERNING LAW AND JURISDICTION

    12.5 The Scheme shall be governed by, and construed in accordance with the laws of the Cayman Islands, and the Scheme Creditors hereby agree that the Cayman Court shall have exclusive jurisdiction to hear and determine any suit, action, or proceeding and to settle any dispute which may arise out of the Explanatory Statement or any provision of the Scheme, or out of any action taken or omitted to be taken under the Scheme or in connection with the administration or implementation of the Scheme

DATED: 28 JANUARY 2002

                                                                       EXHIBIT E

                             EXPLANATORY STATEMENT

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO ANY ASPECT OF THESE PROPOSALS OR AS TO THE ACTION YOU SHOULD TAKE YOU SHOULD CONSULT YOUR SOLICITOR/ATTORNEY OR OTHER PROFESSIONAL ADVISER WITHOUT DELAY.

                            FRUIT OF THE LOOM, LTD.
                          (IN PROVISIONAL LIQUIDATION)
                                PROPOSAL FOR AN
                         AMENDED SCHEME OF ARRANGEMENT
         (UNDER SECTION 86 OF THE COMPANIES LAW (2001 SECOND REVISION)
                             OF THE CAYMAN ISLANDS)

A NOTICE OF A MEETING OF THE SCHEME CREDITORS OF THE COMPANY TO CONSIDER THE AMENDED SCHEME OF ARRANGEMENT IS ENCLOSED.

THIS DOCUMENT HAS BEEN PREPARED SOLELY IN CONNECTION WITH VOTING ON THE AMENDED SCHEME OF ARRANGEMENT. THIS DOCUMENT SHOULD NOT BE RELIED ON FOR ANY OTHER PURPOSE INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH TRADING IN ANY DEBT OF FRUIT OF THE LOOM, LTD. OR ITS SUBSIDIARIES OR IN CONNECTION WITH THE PURCHASE OF ANY ASSET OR BUSINESS OF FRUIT OF THE LOOM, LTD. OR ITS SUBSIDIARIES.

                                    WALKERS
                                ATTORNEYS-AT-LAW
                                  WALKER HOUSE
                                 P.O. BOX 265GT
                                  MARY STREET
                           GEORGE TOWN, GRAND CAYMAN
                                 CAYMAN ISLANDS

                                    CONTENTS

                                                                          PAGE
                                                                        --------
PART I:   INTRODUCTION................................................      1
  Definitions and Interpretation......................................      1
  Important Notice to Scheme Creditors................................      1
  Executive Summary...................................................      1
  Key events and Expected Timetable...................................      4

PART II:  BACKGROUND TO THE SCHEME OF ARRANGEMENT.....................      5
  What is a Scheme of Arrangement and a Plan of Reorganisation?.......      5
  What is proposed?...................................................      5
  Which Creditors are affected?.......................................      6
  What will be the effect of the passing of the Scheme on the Plan?...      6
  Voting on the Scheme................................................      6
  Record Date for Scheme Creditors....................................      7
  Corporate Representatives...........................................      8
  Court approval and filing with the Registrar of Companies of the
    Cayman Islands....................................................      8
  Documents Available for Inspection..................................      8

PART III: BACKGROUND TO THE COMPANY AND EVENTS SINCE THE PROVISIONAL
          LIQUIDATION ORDER...........................................      9
  Background to the Company...........................................      9
  Steps taken by the Joint Provisional Liquidators....................     10
  Significant developments since 30th December 1999...................     10
  The Creditors Committee.............................................     10
  Noteholders and Bank Steering Committees............................     11
  Refinancing.........................................................     11
  Summary of Reorganisation of Fruit of the Loom Group to date........     11
  Valuation...........................................................     12
  The Joint Provisional Liquidators Recommendation....................     12

PART IV:  THE SALE OF THE APPAREL BUSINESS............................     14
A.        The Marketing Process.......................................     14
B.        The APA.....................................................     14
          Material terms of the APA...................................     14
C.        The Bidding Procedures......................................     16
D.        Completion of the Sale......................................     16

PART V:   SUMMARY OF THE MAIN PROVISIONS OF THE SCHEME AND THE PLAN...     17

A.   SCHEME OF ARRANGEMENT............................................     17
  Purpose of the Scheme...............................................     17
  Establishment of Scheme Claims for Distribution Purposes............     17
  Scheme Claims.......................................................     18
  Priority Scheme Claims..............................................     18
  Claims Entitled to Priority in Payment..............................     18
  Set-off.............................................................     18
  Interest............................................................     18
  Moratorium and Release..............................................     18
  Management of the Scheme............................................     18
  Modifications to the Scheme.........................................     18
  Termination of the Scheme...........................................     19
  Directors' Interests................................................     19

B.   PLAN OF REORGANISATION...........................................     19
  Classification and Treatment of Claims and Equity Interests.........     20
  Administrative Expense Claims.......................................     20
  DIP Facility Claims.................................................     20
  Priority Tax Claims.................................................     20
  Priority Non-Tax Claims (Class 1)...................................     21
  Prepetition Secured Creditor Claims (Class 2).......................     21
  Other Secured Claims (Class 3)......................................     22
  Unsecured Claims (Class 4)..........................................     22
  Trade Convenience Claims (Class 5)..................................     23
  Creditors' Securities Fraud Claims (Class 6)........................     23
  Old Capital Stock (Class 7).........................................     23
  Transferred Subsidiary Equity Interests (Class 8)...................     24
  Other Equity Interests (Class 9)....................................     24
  Intercompany Claims.................................................     24
  Preservation of Rights of Action....................................     24
  Compromise of Controversies.........................................     24
  Procedures for Treating and Resolving Disputed Claims and
    Interests.........................................................     25
  Distributions After the Effective Date..............................     25
  Conditions to the Effective Date....................................     25
  Modification of the Plan; Revocation or Withdrawal of the
    Plan..............................................................     25
  Retention of Jurisdiction...........................................     26

PART VI:  COMPARISON OF THE SCHEME PROPOSALS WITH CAYMAN AND US
          INSOLVENCY PROCEDURES.......................................     27
  The Basic Principles................................................     27
  Timing Differences..................................................     27
  Barring of Scheme Creditors' Claims.................................     28
  Voting..............................................................     28
  Equity Interests....................................................     28
  Unsecured Creditors.................................................     28
  Subsequent Winding Up...............................................     28

APPENDIX 1:  DEFINITIONS
APPENDIX 2
APPENDIX 3

PART I: INTRODUCTION

DEFINITIONS AND INTERPRETATION

     1. In the Explanatory Statement, unless the context otherwise requires, the capitalised term defined in Appendix 1 to the Explanatory Statement shall have the meanings defined therein. Capitalised terms which do not appear in Appendix 1 shall have the meanings defined in the Plan or the Disclosure Statement.

IMPORTANT NOTICE TO SCHEME CREDITORS

     2. This Explanatory Statement has been prepared in connection with a proposed Amended Scheme of Arrangement pursuant to Section 86 of the Companies Law (2001 Second Revision) of the Cayman Islands between Fruit of the
Loom, Ltd. (the "COMPANY") and its Scheme Creditors.

     3. The information contained in this Explanatory Statement has been prepared by Simon Whicker and Theo Bullmore in their capacity as Joint Provisional Liquidators of the Company. In preparing the Scheme with the Company, the Joint Provisional Liquidators have relied upon information obtained from the Company's records and although the Joint Provisional Liquidators have no reason to doubt the accuracy of that information, they are unable to warrant or represent that the information or any information prepared by a third party, is accurate.

     4. Unless otherwise indicated, the statements contained in the Explanatory Statement are made as at 31st January 2002 and reflect the circumstances existing and the information of which the Joint Provisional Liquidators were aware at that time.

     5. Nothing in the Explanatory Statement shall constitute any admission of fact or liability on the part of the Company with respect to any asset to which it may be entitled or any claim against it. The Joint Provisional Liquidators have not authorised any person to make any representations concerning the Scheme which are inconsistent with the statements contained herein. If any such representations are made, they have not been authorised by the Joint Provisional Liquidators and should not be relied upon.

     6. The Joint Provisional Liquidators are not responsible for any statement of fact contained in this document or any statement of opinion, other than their own.

     7. None of the contents of the Scheme or the Explanatory Statement are intended to constitute advice given to Scheme Creditors. Scheme Creditors should take their own advice from professional advisers before taking any action in connection with the Scheme.

EXECUTIVE SUMMARY

     8. For the reasons set out in the Disclosure Statement, the Company is insolvent. On 29th December 1999 the Debtors, including the Company, filed a petition for relief in Delaware in the US Court for reorganisation under Chapter 11 of the US Bankruptcy Code.

     9. On 30th December 1999 the Company, presented a winding up petition in the Cayman Islands and on the same day Simon Whicker and Theo Bullmore were appointed as Joint Provisional Liquidators. The Company is accordingly the subject of formal insolvency proceedings both in the Cayman Islands and in the United States.

    10. The Reorganisation Cases were commenced for the purpose of reorganising and restructuring the affairs of the Debtors (including the Company) through the negotiation and approval of a plan of reorganisation pursuant to Chapter 11 of the US Bankruptcy Code, while at the same time protecting the assets of the Company and its Debtor subsidiaries.

    11. The Cayman Proceedings were commenced because the Cayman Islands is the country of incorporation of the Company. The Cayman Proceedings were necessary to facilitate a co-ordinated reorganisation of the Company complimentary to the Chapter 11 Proceedings, through, to the extent necessary, the implementation of a scheme of arrangement pursuant to the Companies Law of the

Cayman Islands as a mechanism for making distributions to the Company's creditors, or reorganising the Company in some other way.

    12. The Scheme is being proposed as part of the wider reorganisation of Fruit of the Loom and, specifically, in connection with the Plan.

    13. In accordance with the terms of Section 5.4 of the Plan, each holder of an Allowed Prepetition Secured Creditor Claim shall receive from FOL Liquidation Trust in full satisfaction, settlement, release and discharge of and in exchange for its Claim a Base Distribution being a Ratable Proportion of (a) the Secured Creditor Payment, (b) 92.5% of the Adjusted Apparel Business Sale Proceeds,
(c) a beneficial interest in FOL Liquidation Trust entitling the Allowed Claims in this Class to 92.5% of the FTL Liquidation Proceeds, and (d) to the extent available in accordance with the EPA Settlement Agreement, the NWI Reimbursement Amount.

    14. The distributions of the Adjusted Apparel Business Sale Proceeds to be made to the Prepetition Secured Creditors will be adjusted by the True-Up. In addition, the Allowed amount of Claims asserted in respect of Fruit of the Loom's payment obligations under the 7% Debentures shall be agreed upon among the Prepetition Secured Creditors or determined by the Court and, pending such agreement or determination, pursuant to Section 8.6 of the Plan, there shall be placed in a Disputed Reserve an appropriate amount of the Adjusted Apparel Business Sale Proceeds.

    15. The Unsecured Creditors of the Company are not within the definition of Scheme Creditors and will not be affected by the terms of the Scheme. Under the laws of the Cayman Islands relating to distributions from insolvent company estates, if all the assets of the Company are secured and are insufficient to pay Secured Creditors in full, Unsecured Creditors will not be entitled to a dividend out of those assets in the liquidation. As all of the significant assets of the Company are pledged as security to its Prepetition Secured Creditors, Unsecured Creditors have no right to a dividend out of those assets in a winding up of the Company.

    16. Nevertheless, under the Plan it is proposed that the holders of allowed Claims in Class 4A of the Debtors, including the Company, will receive, through the subsequent winding up of the Company, a distribution representing 7.5% of the Adjusted Net Apparel Business Sales Proceeds and a 7.5% interest in the FOL Liquidation Trust. Further, if the holders of allowed Claims in Class 4A approve the Plan then the Deficiency Claims will not be proved as unsecured claims in the Plan or the subsequent winding up of the Company. In the Cayman Islands, this distribution to the Company will be distributed to the Unsecured Creditors of the Company within the context of the subsequent winding up of the Company.

    17. The Joint Provisional Liquidators have formed the view that the Scheme is necessary, and is, in the circumstances, in the best interests of the Company, and its Prepetition Secured Creditors, and Unsecured Creditors.

    18. Co-ordination of the Scheme with the Plan is crucial in order to ensure that there is no conflict between the reorganisation processes. Without co-ordination, there could, and probably would, be conflicts between the systems which would increase the complexity and cost of the process, cause delay and reduce distributions to Scheme Creditors under the Plan and the Scheme.

    19. The purpose of this Explanatory Statement is:

         a) to provide background information in relation to the Company and its recent history;

         b) to explain the advantages and disadvantages of the proposed Scheme, the interdependency of the Scheme and the Plan, and of the other courses of action which are available to the Company; and

         c) to explain some of the detailed provisions of the Scheme and the Plan in order to allow Scheme Creditors to reach an informed decision on whether to vote in favour of the Scheme at the forthcoming Scheme Creditors' meeting.

    20. The topics referred to in paragraph 19(a) and (b) are dealt with in the General Background section at Parts II, III and IV. The topic referred to in paragraph 19(c) is dealt with in the Summary of Main Provisions of the Scheme at
Part V. This summary is a guide, and should not be relied on in place of reading the provisions of the Scheme and the Plan themselves. The Scheme is exhibited.

    21. Accompanying this document is a Disclosure Statement which has been submitted for approval to the US Court, which explains in detail how the Scheme and the Plan will work and provides a great deal of information about the Company and its businesses. It should be read in conjunction with this document.

THE JOINT PROVISIONAL LIQUIDATORS

Mr Simon Whicker and
Mr. Theo Bullmore
KPMG
P.O. Box 493GT
Century Yard Building
George Town, Grand Cayman
Cayman Islands

ADVISERS TO THE JOINT PROVISIONAL LIQUIDATORS

Walkers
Walker House
P.O. Box 265GT
George Town, Grand Cayman
Cayman Islands

Greenberg Traurig
Metlife Building
200 Park Avenue
New York
New York 10166
USA

THE COMPANY'S ADVISERS:

Truman Bodden & Company
P.O. Box 866 GT
3rd Floor Anderson Square Building
George Town, Grand Cayman
Cayman Islands

Milbank Tweed Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005-1413
USA

Saul Ewing LLP
222 Delaware Street
Wilmington, Delaware 19801
USA

KEY EVENTS AND EXPECTED TIMETABLE

Forms of Proxy for use at the Court Meeting of Scheme
  Creditors to be distributed to Scheme Creditors by........          11th February 2002
Forms of Proxy for use at the Court Meeting of Scheme
  Creditors to be returned by...............................             28th March 2002
Court ordered Meeting of Scheme Creditors...................             13th March 2002
Court Hearing of the Petition to sanction the Scheme(1).....              5th April 2002
Earliest Effective Date of the Scheme.......................              5th April 2002
Earliest expected date for the Joint Provisional Liquidators
  to determine Allowed Claims(2)............................               5th July 2002

THE DATES INDICATED ABOVE ARE PROVISIONAL AND SUBJECT TO REVISION. IN PARTICULAR, THE
  MEETING OF SCHEME CREDITORS IS TO BE CHANGED TO APRIL 3, 2002. THE COMPANY WILL NOTIFY
  SCHEME CREDITORS OF ANY CHANGES TO THE TIMETABLE AND/OR TIME LIMITS UNDER THE SCHEME.

------------------------

(1) The date of the Court hearing of the Petition to sanction the Scheme has not yet been settled, though it is expected to take place on the date indicated. If this date changes, the Effective Date and other dates following the Effective Date set out above will be affected.

(2) The Scheme provides for these dates to be extended. This may become necessary if, for example, the volume of Scheme Creditor claims received is greater than anticipated or if it proves more difficult than expected to agree Scheme Claims.

PART II: BACKGROUND TO THE SCHEME OF ARRANGEMENT

WHAT IS A SCHEME OF ARRANGEMENT AND A PLAN OF REORGANISATION?

     1. A scheme of arrangement is a compromise or arrangement between a company and some or all of its Scheme Creditors. It is governed by Section 86 of the Companies Law. A scheme becomes binding on Scheme Creditors when:

        (a) a majority in number of those voting, representing at least three-quarters in value of those voting in each class of Scheme Creditors vote in person or by proxy in favour of the scheme at a specially convened meeting; and

        (b) the Cayman Court subsequently makes an order approving the scheme;
    and

        (c) subject to any other condition precedent in the Scheme, a copy of that order is delivered to the Registrar of Companies for registration.

     2. A plan of reorganisation is a procedure under Chapter 11 of the US Bankruptcy Code enabling a debtor company, in certain circumstances, to reach a legally binding compromise with its Creditors. It is filed with the US Court and if it satisfies certain legal requirements, is accepted by a majority in number and two-thirds in amount of the Creditors who vote in certain classes, and is approved by the US Court, it will become binding on the company and the Creditors.

WHAT IS PROPOSED?

     3. The Company's assets are subject to two different legal systems, one in the Cayman Islands and the other in the US. Although both systems have, as a basic principle the fair distribution of a company's assets amongst its Creditors, there are differences between the two systems. In order to ensure that all Creditors are treated equally (and that there are no double recoveries), the Scheme and the Plan together will enable a common system of distribution to be established. Scheme Creditors who have claimed against the Company in the Reorganisation Cases will be deemed to have claimed in the Scheme also, and will not therefore be required to submit a separate claim in the Scheme. However, it is possible for Scheme Creditors to claim only in the Scheme. Scheme Creditors who are deemed to have claimed in both the Scheme and the Reorganisation Cases (by virtue of having claimed in the Reorganisation Cases) will be asked to vote in both the Scheme and the Plan. Such Scheme Creditors will only receive a single distribution in respect of such Claim, if allowed. Scheme Creditors who claim only in the Scheme will not be prejudiced as a result and will therefore receive a single distribution in the same way as all other Allowed Claims. It is, however, important that as many Scheme Creditors as possible who are entitled to vote in both the Plan and the Scheme do so. This is because the Scheme is conditional on the Plan and unless the requisite majority of Scheme Creditors vote in favour of both, the Scheme will not come into effect.

     4. In essence, it is proposed that, subject to payment in full of:

       (a) the costs incurred in the insolvency proceedings, professional fees and the costs of the proposed arrangements; and

       (b) claims which would be entitled to priority in payment either in the Cayman Islands or in the US;

    there will be a Base Distribution to the Allowed Prepetition Secured Creditors of the Debtors. Further, 7.5% of the Adjusted Net Apparel Business Sales Proceeds and a beneficial interest representing 7.5% of the Adjusted Apparel Business Sale Proceeds and the FTL Liquidation Proceeds of the FOL Liquidation Trust will be distributed pari passu to the Unsecured Creditors of the Debtors. In the case of the Unsecured Creditors of the Company only this will be distributed in the subsequent winding up of the Company in accordance with the Companies Law, in so far as they are not paid under the Plan.

WHICH CREDITORS ARE AFFECTED?

     5. The Scheme will apply to the Company's Scheme Creditors. Essentially, these are the Prepetition Secured Creditors who would be entitled to enforce their securities to recover their Secured Claims in the event of a liquidation of the Company in the Cayman Islands. Those Creditors are also entitled to submit a claim in the Plan.

     6. The Scheme will neither affect nor apply to the claims of those Creditors who have Allowed Administrative Expense Claims, Allowed DIP Facility Claims or Priority Non Tax Claims. To the extent that they have Allowed Claims, such Creditors will be paid in cash, or on such other terms as may be negotiated between Fruit of the Loom or the applicable Liquidation Agent, and the Creditor in full under the Plan. The Scheme will not apply to the claims of those Creditors who have unsecured claims against the Company.

WHAT WILL BE THE EFFECT OF THE PASSING OF THE SCHEME ON THE PLAN?

     7. The Scheme is conditional on the Plan; it will not become effective without the Plan.

VOTING ON THE SCHEME

     8. If you are a Scheme Creditor who is deemed to have claimed in the Scheme or who has in fact claimed in the Scheme, you will be entitled to attend and vote at the Scheme Creditors' Meeting to consider and, if thought fit, approve the Scheme provided your Scheme Claim has been allowed for voting purposes. You may also vote on the Plan provided you have claimed in the Plan. There will therefore be two separate votes, one on the Scheme, and the other on the Plan. Note, however, that the procedures for voting on the Plan and the Scheme are different. Under the Plan your vote is effected by completing the Ballot/Proxy Form you have been sent and returning it to the Ballot Agent (as defined in the Plan). Under the Scheme you will be invited to complete a special proxy to vote at the Scheme Creditors' Meeting or you may attend in person. In order to assist Scheme Creditors, the Joint Provisional Liquidators and the Company have prepared a combined ballot/proxy form that is discussed in more detail below. This is designed to simplify the process of voting for Scheme Creditors. A Scheme Claim can become allowed for voting purposes in any of the following ways:

    (i) If it is listed by the Company in the schedules (as amended from time to time) of assets and liabilities filed with the US Court and it is neither contingent, unliquidated nor disputed.

    (ii) Otherwise, a Scheme Creditor must have filed a Proof of Claim on or before 15th August 2000 (the Filing Deadlines Date) in accordance with the US Court order dated 5th June 2000 and that proof must have been admitted for voting purposes in accordance with the provisions of the Plan. Proofs which have been admitted for voting purposes and in respect of which objections have been filed (in accordance with the Disclosure Statement) will not be allowed for voting purposes unless the US Court has made a ruling the effect of which is to admit the Claim for voting purposes.

   (iii) Alternatively, a Scheme Creditor must have lodged a Notice of Claim with the Joint Provisional Liquidators.

     9. The Chairman of the Scheme Creditors' Meetings may, for voting purposes only, reject a Scheme Claim in whole or in part, if he considers that it does not constitute a fair and reasonable assessment of the sums owed to the relevant Scheme Creditor by the Company. The Chairman's decision is final and binding. He will, however, advise the Scheme Creditor of his decision prior to the meeting, where possible, and, in any event, afterwards.

    10. The value of a Scheme Claim for voting purposes in the Scheme will be taken net of any set-off rights. The value attributed to the claim appears on the ballot/proxy form accompanying this document. If you do not agree with the value so stated, or if you wish to give a general proxy or vote only in the Scheme, you will need to contact the Joint Provisional Liquidators, forthwith.

    11. The amount of a Scheme Claim admitted for voting purposes by the Chairman of the Cayman Scheme Creditors' Meeting does not constitute an admission of the existence or amount of any liability of the Company and will not bind the Company, the Joint Provisional Liquidators or other Scheme Creditors.

    12. A notice convening the meeting of Scheme Creditors is set out in Appendix 2 to this document. The meeting is scheduled to take place on 3rd April 2002. You may either attend the meeting in person or you may vote by proxy. The Joint Provisional Liquidators recommend that you vote in favour of the Scheme.

    13. As discussed above, enclosed with this document you will find a form of ballot/proxy. Whether or not you intend to appoint a proxy to attend the meeting on your behalf, you should complete the form of proxy in accordance with the instructions given, and return it to Innisfree M&A Incorporated as soon as possible and, in any event, by 4 p.m. (Eastern Time) on 28th March, 2002 to the address shown on the form. If for any reason this cannot be done, forms of proxy may be handed in at the registration desk at the meeting, prior to its commencement. Forms of proxy may not be returned by fax. The original copy should be sent to Innisfree M&A Incorporated to be received at the address shown on the form by 4 p.m. (Eastern Time) on 28th March, 2002, or handed in at the registration desk at the Scheme Creditors' Meeting, prior to its commencement.

    14. As drafted, the Ballot/Proxy forms provide that if Scheme Creditors vote to approve the Plan and the Scheme they tick the requisite box. This will result in them casting their ballot in the Plan and appointing the Chairman of the Meeting their special proxy to vote for the Scheme at the Meeting. Alternatively, the form provides that if Scheme Creditors do not wish to vote on the Plan they may apply to the JPLs for a separate form. There is also a provision for Scheme Creditors to apply for a separate form for those wishing to appoint a general proxy to vote on their behalf at the meeting. If you wish to vote only in the Scheme and not on the Plan you should apply to Kris Beighton at KPMG in the Cayman Islands to obtain copies of these separate forms.

    15. Appointing a proxy will not prevent you from attending and voting in person at the meeting should you wish to do so. However, your proxy will not be entitled to vote if you vote in person.

    16. Instructions for completing the form of ballot/proxy are set out on the form itself. PLEASE READ THE INSTRUCTIONS CAREFULLY BEFORE COMPLETING THE FORM OF BALLOT/PROXY. FAILURE TO COMPLETE THE FORM OF BALLOT/ PROXY PROPERLY MAY RESULT IN YOUR VOTE BEING DISALLOWED.

RECORD DATE FOR SCHEME CREDITORS

    17. The value, for voting purposes, of Scheme Claims will be established as at 29th December 1999. However the record date for establishing those creditors who will be entitled to vote in the Scheme and the Plan will be the date that the US Court enters an order approving the Disclosure Statement. This is because the Joint Provisional Liquidators believe that it is in the best interests of all Scheme Creditors for the Scheme and the Plan to be as closely co-ordinated as possible. The Joint Provisional Liquidators are also satisfied that no Scheme Creditors will be prejudiced as a result. Only Scheme Creditors whose Scheme Claims have been allowed for voting purposes will be entitled to vote on the Scheme.

CORPORATE REPRESENTATIVES

    18. Scheme Creditors who are entitled to vote may, if they wish, attend and vote at the appropriate Scheme Creditors' Meeting in person, instead of appointing a proxy to attend and vote on their behalf. IN THE CASE OF A CORPORATION, it must appoint an individual to attend the appropriate Scheme Creditors' Meeting as its representative. To vote at the appropriate Scheme Creditors' Meeting, the representative must produce a form of appointment evidencing that he or she is authorised to act as the corporation's representative.

COURT APPROVAL AND FILING WITH THE REGISTRAR OF COMPANIES OF THE CAYMAN ISLANDS

    19. For the Scheme to become effective, the Cayman Court must sanction the Scheme after it has been approved by the requisite majority of Scheme Creditors. The Cayman Court may impose such conditions as it thinks fit to the Scheme, but cannot impose any material changes. A copy of the order sanctioning the Scheme must then be delivered to the Registrar.

    20. Details of the steps which need to be taken in order to implement the Scheme, and the Plan in the US are set out in Sections VIII.D and VIII.E of the Disclosure Statement.

    21. If the Scheme is sanctioned by the Cayman Court and delivered to the Registrar, subject to the approval of the Plan by the US Court, it will be effective and binding on all of the Scheme Creditors, including those who may have voted against the Scheme or the Plan, as appropriate, or who did not vote.

    22. It is expected that, if the Scheme is sanctioned by the Cayman Court and the Plan is approved by the US Court, the earliest effective date will be 5th April, 2002.

DOCUMENTS AVAILABLE FOR INSPECTION

    23. The documents listed in Appendix 3 are available for inspection between the hours of 10am and 4pm on any day which is a business day in the Cayman Islands until 4pm (Eastern Time) on 28th March 2002 at the following locations:

    Walkers
    Walker House
    P.O. Box 265GT
    George Town, Grand Cayman
    Cayman Islands [ref: GAL]

    Truman Bodden & Company
    3rd Floor
    Anderson Square Building
    P.O. Box 866GT
    George Town, Grand Cayman
    Cayman Islands [Ref: CJN]

PART III: BACKGROUND TO THE COMPANY AND EVENTS SINCE THE PROVISIONAL LIQUIDATION ORDER

BACKGROUND TO THE COMPANY

     1. The Company was incorporated on 23rd January 1998 as an Exempted Company limited by shares under the Companies Law (1998 Revision) of the Cayman Islands.

     2. The registered office of the Company is situated at P.O. Box 866GT, 3rd Floor, Anderson Square Building, Shedden Road, George Town, Grand Cayman, Cayman Islands.

     3. The authorised share capital of the Company at the date of its incorporation was US$50,000 divided into 50,000 ordinary shares. On
24th February 1999 the authorised share capital was increased to US$2,350,001 divided into 200,000,000 Class A ordinary shares each with a par value of US$0.01 each, 100 Class B redeemable ordinary shares each with a par value of US$0.01 and 35,000,000 preference shares with a par value of US$0.01. The Class A ordinary shares were listed and traded on the New York Stock Exchange until trading was suspended on 20th April 2000.

     4. The objects for which the Company was established are unrestricted and more particularly as set forth in paragraph 3 of the Company's Memorandum of Association.

     5. The Company was formed to be the parent holding company of FTL Inc. and FTL Caribe, Ltd. pursuant to a reorganisation of Fruit of the Loom Group approved by stockholders of FTL Inc. on 12th November, 1998. As a result of the reorganisation of the Fruit of the Loom Group the Company became the ultimate holding company of the Fruit of the Loom Group. In connection with the reorganisation, all outstanding shares of FTL Inc. Class A Common Stock were automatically converted into Class A ordinary shares of the Company, and all outstanding shares of FTL Inc. Class B Common Stock were automatically converted into shares of exchangeable participating preferred stock of FTL Inc. The holders of FTL Inc. Preferred Stock also received, in the aggregate, four
Class B redeemable ordinary shares of the Company. As a result of the reorganisation and in place of FTL Inc., the Company's shares became traded on the New York Stock Exchange.

     6. The Fruit of the Loom Group is a vertically integrated manufacturer of basic apparel, including men's and boys' underwear, Activewear for the screenprint T-shirt businesses and fleece market, women's and girls' underwear, casualwear, and childrenswear. The Fruit of the Loom Group performs most of its own spinning, knitting, cloth finishing, cutting, sewing and packaging.

     7. The products are sold under a number of brand names and, in addition to undecorated products, the Fruit of the Loom Group offers underwear, sportswear and T-shirts decorated with licensed characters.

     8. From the 1990's, as a result of market consolidation and increased competition, prices for certain basic apparel products declined. The Fruit of the Loom Group was able to offset these decreases, in part, with reductions in manufacturing costs, but these changes still negatively affected both margins and cash flows.

     9. In 1993 and 1994, the Fruit of the Loom Group diversified into the sports licensing apparel market and women's jeanswear manufacturing and maternity wear markets by acquisitions which cost US$350 million financed, primarily, by debt. However, none of the acquisitions achieved the cash flows initially anticipated.

    10. From 1995 to 1999, approximately US$450 million was applied for non-operating purposes arising from, amongst other things, guarantees given in respect of former subsidiaries' indebtedness. This resulted in more debt.

    11. In 1995, to reduce costs, the Fruit of the Loom Group started relocating its US sewing and finishing operations to the Caribbean Basin, Mexico and Central America. By the end of 1998, the

Fruit of the Loom Group had moved approximately 90% of its assembly productions offshore. This transaction was accompanied by a number of difficulties, particularly in 1999, which are more fully explained in the Disclosure Statement at Section III.

    12. As a result of these difficulties, on 29th December 1999, FTL and 33 of its affiliates filed voluntary petitions for relief under the provisions of Chapter 11 of the US Bankruptcy Code. On 30th December 1999, the Company presented a winding up petition in the Cayman Islands which resulted in Simon Whicker and Theo Bullmore being appointed as Joint Provisional Liquidators of the Company.

STEPS TAKEN BY THE JOINT PROVISIONAL LIQUIDATORS

    13. The rationale behind the application for Chapter 11 protection was that the Company should retain control of its affairs as a "debtor in possession" while it sought to restructure or refinance itself. At the same time, as a matter of US law, the Company received the benefit of an automatic stay of proceedings against it, thus obtaining the necessary breathing space to enable it to negotiate with creditors and suppliers, streamline its business and otherwise to take steps to correct the deficiencies described above. Upon the appointment of the Joint Provisional Liquidators in the Cayman Islands, the Cayman Court also ordered a stay of proceedings creating a "moratorium" against claims by Scheme Creditors pending the outcome of the above process.

    14. It was made clear to the Cayman Court at the time the application was made that the initial aim was NOT for the Joint Provisional Liquidators to take control of the Company (or for that matter the other companies in the Fruit of the Loom Group) with a view to effecting a liquidation. Rather, it was envisaged that the management of the Company should retain its powers to manage the Company's affairs as a Debtor in Possession under the protection of a Chapter 11 filing, subject to the oversight of the Joint Provisional Liquidators and to continue to manage the affairs of the Company's Subsidiaries, including the other Debtors. This approach was endorsed by the Cayman Court.

SIGNIFICANT DEVELOPMENTS SINCE 30TH DECEMBER 1999

    15. The main developments since the Joint Provisional Liquidators were appointed on 30th December 1999 are set out in detail in the Disclosure Statement at section I.

THE CREDITORS COMMITTEE

    16. On 10th January 2000 the US Trustee appointed a Creditors Committee in the Chapter 11 Proceedings as the Official Committee of Unsecured Creditors in those proceedings. On or about 24th August 2000, the Creditors' Committee commenced the Avoidance Action.

    17. On 17th January 2001 an amended complaint was filed adding certain additional banks to the Avoidance Action. The Avoidance Action was vigorously opposed. A motion to stay consideration of the Initial Plan was filed on 17th March, 2001 in the US Bankruptcy Court and this led to all matters with respect to the Scheme also being deferred.

    18. At the hearing of the motion on 9th May 2001, the motion was withdrawn upon the appointment of a mediator and the mediation continued throughout May and June, culminating at an all-parties full day mediation meeting.

    19. Subsequently, an agreement in principle to resolve the Avoidance Action was reached and the results of that settlement are embodied in the Plan and the Scheme. Settlement of the Avoidance Action has enabled all matters with respect to the Scheme to proceed.

NOTEHOLDERS AND BANK STEERING COMMITTEES

    20. The Noteholders Steering Committee is an ad hoc committee representing the interests of certain Senior Noteholders and currently comprised of the indenture trustees for Fruit of the Loom's three secured public debt issues (Wells Fargo, U.S. Bank, and Bank of New York), as well as certain noteholders that hold or manage, on behalf of certain discretionary accounts that hold or beneficially own, secured notes issued by Fruit of the Loom.

    21. The Bank Steering Committee is the unofficial prepetition bank steering committee which together with the Noteholders' Steering Committee represents the interests of certain holders of Secured Creditor Claims totalling approximately US$1.2 billion of secured debts.

    22. The Plan and the Scheme have been produced as a result of extensive negotiations between the Company, the Fruit of the Loom Group, the Creditors Committee and the Noteholders and Bank Steering Committees.

REFINANCING

    23. As part of the "First Day" Court Orders made by the US Court, FTL Inc. sought and obtained an interim order authorising the Debtors to obtain DIP Financing on a super priority basis. The proposal was to obtain post-petition financing under a postpetition loan and security agreement to finance their on-going operating expenses during the Chapter 11 Proceedings. The DIP Financing advanced pursuant to the Postpetition Credit Agreement together with the cash generated from operations, has provided the liquidity necessary for the Fruit of the Loom Group to conduct its operations and pay for merchandise shipments at normal levels pending implementation of the Plan and the Scheme.

SUMMARY OF REORGANISATION OF FRUIT OF THE LOOM GROUP TO DATE

    24. In response to the difficulties that caused the Debtors to seek the protection of the US Bankruptcy Code, a new management team was established to address the operational issues. Shortly before the Petition Date, the Fruit of the Loom Group appointed a new activity Chief Executive Officer, Dennis Bookshester who was later appointed Chief Executive Officer. John Holland, the former President and Chief Operational Officer, rejoined the Fruit of the Loom Group to develop and implement a turnaround plan. Since the Petition Date, management has made substantial changes to Fruit of the Loom's operations and corporate strategy.

    25. With the assistance of Jay Alix, Fruit of the Loom reviewed its non-core business units. The decision was taken to dispose of Pro Player/Sports and Licensing Division based on the offers received. Lazard solicited a number of non-binding indications of interest. However, it was estimated that more net proceeds would be generated through liquidating the assets than from a going concern sale for this division.

    26. The US Court approved the liquidation of Pro Player on 23rd February 2000. The liquidation of Pro Player/Sports and Licensing Division realised an estimated US$25 million for the Fruit of the Loom Group.

    27. Gitano Fashions Ltd., a manufacturer of jeans and fashion related clothing, was determined not to be part of the core operations of the Fruit of the Loom Group and substantially all of the assets were sold to VF Corporation for US$19.4 million in cash, pursuant to US Bankruptcy Court orders dated
15th June and 18th August 2000.

    28. Jet Sew Technologies, Inc., a research and development business that designs automated equipment for the apparel industry, was sold to Mohawk Partners, Inc. in December 2000 at a price of US$3.5 million pursuant to an order of the US Bankruptcy Court dated 13th December 2000.

    29. Russell Hosiery completed a sale of its trademarks, together with a related licence agreement, to Russell Corporation for approximately US$975,000 on 12th January 2001, pursuant to an order of the US Bankruptcy Court dated 27th September 2000.

    30. In addition to the divestitures discussed above, the Fruit of the Loom Group changed its corporate strategy to focus on core profitable products. The elimination of non-profitable product lines and product units has positively impacted profitability although has reduced sales volumes.

    31. As a part of rationalising its operations, the Fruit of the Loom Group closed three of its four assembly facilities in Mexico. The work previously performed by these operations was transferred to lower cost sites in Honduras and El Salvador. The remaining operating facility in Mexico is involved in the assembly of fleece garments and it was deemed that this operation should be retained by Fruit of the Loom Group.

    32. In 2000 the Fruit of the Loom Group closed two US yarn plants, as well as, two US textile plants. Subsequently in 2001, a further yarn mill, a further textile plant and two additional sewing facilities were closed. A textile facility in the Republic of Ireland and certain administrative offices outside of the US were also closed. These closures were necessary to reduce the Fruit of the Loom Group's manufacturing capacity to the level of its current needs after the discontinuance of unprofitable businesses and product lines, and to realign production to textile plants which have lower costs and lower labour turnover. This provided greater financial stability through fixed overhead cost reductions.

    33. Through the wind-down of Pro Player/Sports and Licensing Division, the sale of Gitano, the closure of the three Mexican facilities and the closure of the eight US facilities and the other facility and offices outside of the US, the Fruit of the Loom Group has reduced its total employment from about 38,000 employees in December 1999 to approximately 23,000 as at 31st December 2001 (a reduction of about 39.5%).

    34. The Fruit of the Loom Group has materially improved its operations due largely to the centralisation of key functional areas and the resulting standardisation and simplification of manufacturing processes. The improvement in production operations has enabled reductions in:

    (i) fixed and variable costs of production; and

    (ii) reliance upon contract manufacturers.

This has been evidenced by improvements in inventory controls, increased customer order fill rates, reduced knitting defects, lowered percentages of bleaching rework, lowered percentages of dye rework, reductions in wasted pounds and increased assembly plant efficiencies.

VALUATION

    35. As described below, the Company was the subject of a six month marketing process which culminated in the APA, which the Company believes is the best evidence of its value.

THE JOINT PROVISIONAL LIQUIDATORS RECOMMENDATION

    36. The Joint Provisional Liquidators have carefully considered the options available to Scheme Creditors, and the advantages and disadvantages to Scheme Creditors of the implementation of the Scheme, including the possible liquidation of the Company if the Plan and the Scheme are not approved. Some or all of the Prepetition Secured Creditors will have, after enforcing and realising their security, a Deficiency Claim which will rank as an unsecured claim against the Company in any liquidation. As there will be no significant unpledged assets of the Company that will be available to the Liquidators for sale, Creditors are unlikely to receive a dividend in respect of any unsecured debts or the unsecured part of any debt. A liquidation analysis prepared by Lazard setting out details of the dividend that Scheme Creditors could expect to receive if the Company were to be liquidated in this way is set out at Exhibit C to the Disclosure Statement. If the Scheme and the Plan are approved, however, Prepetition Secured Creditors will receive the distributions set out in paragraph 5.4 of the Plan. Under the Plan, and through the winding up of the Company, Unsecured Creditors will receive a distribution that they would not otherwise have received if the Company was liquidated outside of the context of the Plan and the Scheme. In the circumstances, the Plan and Scheme appear to be in the best interests of Scheme Creditors, and the Joint Provisional Liquidators recommend that Scheme Creditors vote in favour of the Scheme.

PART IV: THE SALE OF THE APPAREL BUSINESS

A.  THE MARKETING PROCESS

     1. It was agreed with the Bank Steering Committee and the Noteholders Steering Committee that Lazard, together with the financial advisors for both the aforementioned Committees, would implement a marketing process on a confidential basis.

     2. In April 2001 a confidential information memorandum was distributed to 29 specifically identified potential buyers. Of these potential buyers, 19, not including Berkshire Hathaway Inc., signed a confidentiality agreement. Seven submitted preliminary indications of interest. Berkshire Hathaway Inc. was not one of the seven potential buyers who submitted preliminary indications of interest due to their unwillingness to participate in an auction process and their valuation of the Fruit of the Loom Group was below the value suggested in the Disclosure Statement filed on 15th March 2001.

     3. Although, in the context of the Initial Scheme and the Initial Plan, the marketing process was originally aimed at producing a standby purchaser for all or some of the equity of reorganised Fruit of the Loom, it quickly became apparent that the most serious bidders were interested in acquiring all of the Apparel Business. Bidders with sufficient financial and other resources were "qualified" to proceed to the due diligence phase of the marketing process. At the culmination of the due diligence phase each bidder was requested to submit a binding offer, together with a marked purchase agreement. Three bidder groups were thereafter selected to proceed to the final stage of the negotiations.

     4. In late August 2001, each interested bidder was asked to provide its best and final offer. At this stage, Berkshire Hathaway Inc. re-emerged as an interested bidder having been approached by Lazard and informed that potential valuations of the Fruit of the Loom Group appeared to be below original expectations. This resulted in Berkshire Hathaway Inc. providing a written bid in the form of a term sheet at the beginning of September 2001. The Berkshire Hathaway Inc. bid was determined to be the highest and/or the best bid received during the Marketing Process and on 30th October 2001 management were authorised by the US Court to execute the APA with Berkshire Hathaway Inc.

B.  THE APA

     5. The APA was executed on 1st November 2001 between FTL Inc., Union Underwear, and the Company as the sellers and a newly formed wholly-owned subsidiary of Berkshire Hathaway Inc., New FOL Inc., as the Purchaser and Berkshire Hathaway Inc., as the Guarantor.

MATERIAL TERMS OF THE APA

 a) The APA provides for purchase of the Apparel Business free and clear of all liens, claims and encumbrances of (i) all the newly issued and outstanding equity of certain designated directly and indirectly owned Debtor subsidiaries of Union Underwear, (ii) all the issued and outstanding equity of FTL Caribe, (iii) all of the issued and outstanding membership interests in a limited liability company to be formed by Union Underwear into which Union Underwear will transfer all of its assets (other than stock in subsidiaries) which form a part of the Apparel Business, and (iv) all the assets of the Company and FTL Inc. which are used in the Apparel Business. The designated indirect subsidiaries of Union Underwear which are Debtors will have their existing capital stock cancelled and new stock will be issued to Union Underwear and immediately transferred to the Purchaser or to its designee.

 b) The purchase price will be US$835,000,000 to be adjusted (i) on an interim basis two business days before the Closing to reflect changes in the working capital of the Apparel Business from a benchmark amount of US$540,000,000 (subject to further adjustment after the closing based on actual working capital as provided in Section 1.08 of the APA) (ii) for certain payments made in the period between a pre-closing FTL Reference Balance Sheet and Closing (as such terms are defined in the APA), to the extent such payments would affect the working capital calculation, and (iii) by an amount equal to 65% of the funding deficit, if any, of the UUPP, calculated as stated in the APA as of the three business days before the scheduled closing. Pursuant to
    Section 1.05(b) of the APA an escrow account will be set up at the Closing to hold an amount equal to, at most, 12% of US$540,000,000 to secure any possible working capital adjustment in favour of the Purchaser. As of the Disclosure Statement date, Lazard estimates that the aggregate net effect of these adjustments would be an increase in the cash purchase price of approximately US$64,000,000. The aggregate value of the purchase price is summarised in the table below:

TYPE OF CONSIDERATION                                        VALUE (US$MILLIONS)
---------------------                                        -------------------
CASH BID CONSIDERATION.....................................         835.0
Capital leases assumed.....................................          31.0
Net Working Capital & Pension Plan Adjustment..............          64.0
ADJUSTED BID CONSIDERATION.................................         930.0

 c) The Purchaser agrees to assume the liabilities of Sellers arising out of or relating to the assets transferred under the APA, the liabilities incurred by the Sellers after the Petition Date in the ordinary course in the operation of the Apparel Business, the liabilities with respect to the UUPP and other qualified Benefit Plans, certain capital leases aggregating approximately US$31,000,000, and any assumed contracts and leases, all as expressly set forth in the APA, but will not assume any liabilities not expressly provided for in the APA. The Transferred Subsidiaries (FTL Caribe, its designated subsidiaries and the designated subsidiaries of Union Underwear as of the Closing), will remain liable for any liabilities which are not discharged pursuant to the Plan. The Debtor Transferred Subsidiaries will remain liable for, the ordinary course liabilities on or after the Petition date and assumed in accordance with the APA and the Plan. In addition, New FOL Inc. will assume the liabilities of Union Underwear which would not be subject to discharge assuming Union Underwear was reorganised and received the maximum discharge possible as a reorganised operating entity under the US Bankruptcy Code.

 d) From the date of the APA, through the Closing (or earlier termination of the
    APA) the APA provides for certain restrictions on Fruit of the Loom's operations such that Fruit of the Loom is to continue to operate the Apparel Business consistent with past practices and consult or obtain the consent of the Purchaser to certain actions. Among other things, Sellers and the Transferred Debtor Subsidiaries agree to assume only certain designated executory contracts or unexpired leases which, in the judgment of John B. Holland, the chief operating officer of Fruit of the Loom, are in the best interests of the on-going Apparel Business.

 e) If (i) Sellers either enter into an Alternative Transaction; (ii) the US Court confirms a plan for Fruit of the Loom that does not give effect to the APA; (iii) the US Court and the Cayman Court have not entered a confirmation order and a sanction order, respectively (approving the Plan and the Scheme in a form providing, to Purchaser's satisfaction in its reasonable judgment, for the effectuation of all the transactions contemplated by the APA in accordance with the terms and provisions thereof), on or before 29th March 2002, provided, however, that if on such date Sellers are using their commercially reasonable efforts to obtain entry of the Confirmation Order and the Sanction Order in such form, then that date shall be extended for so long as Sellers are using their commercially reasonable efforts to obtain entry of the Confirmation Order and Sanction Order in such form, but in no event shall such date be extended past 31st May 2002; (iv) the Closing under the APA has not occurred by 30th April 2002 (subject to extension described in clause (iii) above with respect to good faith efforts), THEN the Purchaser will be entitled to a US$22,500,000 "Increasing Termination Fee", as an Allowed Administrative Expense Claim. The Increasing Termination Fee increases by US$1,250,000 each month, starting 1st January 2002, to a maximum amount of US$27,500,000. If Fruit of the Loom terminates the APA without cause or if the APA is terminated because Fruit of the Loom is in material breach of the APA, and the breach is not curable or is not cured within 30 days after receipt of notice, then Purchaser will be entitled to the greater of US$25 million or the Increasing Termination Fee. The APA also provided for a "Fixed Termination Fee" of US$25 million if Purchaser was not the winning bidder at the Auction, in place of the Increasing Termination Fee; this fee is not applicable since the Purchaser was the winning bidder. In either case, the Increasing Termination Fee and the Fixed Termination Fee each includes all expenses of Berkshire Hathaway Inc. and the Purchaser.

 f) After the Auction, Fruit of the Loom is prohibited from communicating with other potential bidders (unless directed to do so by order of the Bankruptcy Court).

 g) The Termination Fee is liquidated damages. If the Termination Fee is paid neither the Purchaser nor Berkshire Hathaway Inc. are entitled to other damages for a breach of the APA by Sellers or termination of the APA.

 h) FTL Caribe has assumed liability for the Termination Fee, in addition to FTL Inc., Union Underwear, and the Company, if any Termination Fee is payable under the terms of the APA.

The APA is conditional upon the Plan and the Scheme being accepted by the respective creditors and approved by both the Cayman Court and the US Courts.

C.  THE BIDDING PROCEDURES

     6. Fruit of the Loom filed a motion seeking approval of the bidding procedures with respect to a proposed Auction for the Apparel Business. Following a number of hearings the US Court finally entered the Bidding Procedures Order on 5th December 2001. The US Court set 12 noon on
13th December 2001 as the Bid deadline. No further qualified bids were received and, therefore, no Auction was necessary and the APA is the Successful Bid. On 2nd January 2002 the US Court approved the Berkshire Hathaway Inc. bid.

D.  COMPLETION OF THE SALE

     7. In the event that sale does not complete for any reason, the Scheme will not be effective and will fall away. This will not affect the rights of any creditors who have voted in favour of the Scheme nor the right of the Company to propose an alternative scheme to its creditors should it decide to do so.

PART V: SUMMARY OF THE MAIN PROVISIONS OF THE SCHEME AND THE PLAN

    The text of the Scheme is contained in the accompanying document. This
Part V of the Explanatory Statement contains a brief summary of the main provisions of the Scheme, but to the extent of any inconsistency, the text of the Scheme will prevail.

A.  SCHEME OF ARRANGEMENT

PURPOSE OF THE SCHEME

    1. As set out in the Executive Summary above, the Scheme is being proposed as part of the wider reorganisation of the Fruit of the Loom Group in accordance with the Plan.

ESTABLISHMENT OF SCHEME CLAIMS FOR DISTRIBUTION PURPOSES

    2.1 Scheme claims will only rank for distribution purposes to the extent that they are Allowed. Scheme Claims can become Allowed in any of the following ways:

    (i) A Scheme Claim will be Allowed if it is listed by the Company in the schedules of assets and liabilities (as amended from time to time) to be filed with the US Court in connection with the Plan.

    (ii) A Notice of Claim, signed by the Scheme Creditor or by a person authorised on his behalf (or, in the case of any of the Notes, the relevant Indenture Trustee), has been lodged with the US Court or the Joint Provisional Liquidators and either:

       (a) on or before the Filing Deadline Date it has not been objected to in the US Court or by the Joint Provisional Liquidators; or

       (b) after the Filing Deadline Date (if the Joint Provisional Liquidators or the Cayman Court determine that his failure to do so on or before the Filing Deadline Date did not result from wilful default or lack of reasonable diligence) if such claim or party to such claim is admitted in accordance with Clause 5.1.2(b) of the Scheme and such claim is not objected to.

   (iii) A Scheme Creditor has filed a proof of claim on or before the Filing Deadline Date in accordance with the US Court Order dated
         5th June 2000 and that Claim has not since been disputed, rejected or disallowed.

    (iv) The Claim is unliquidated, disputed, contingent and subsequently becomes liquidated, undisputed or a value is agreed with the Joint Provisional Liquidators or imposed by the US Court or the Cayman Court.

    2.2 All Scheme Creditors who have claimed in the Plan will be deemed to have claimed in the Scheme in respect of that Claim. However they will only be entitled to a single distribution in respect of that Claim, if allowed, under both the Plan and the Scheme. Should there be a difference between what that Scheme Creditor's distribution would have been under the Plan as opposed to the Scheme, the amount due under the Plan shall prevail.

    2.3 All Disputed Claims which are submitted, or are deemed to have been submitted in both the Scheme and the Plan will be dealt with in accordance with the provisions of Section IX of the Plan.

    2.4 Claims which have been submitted in the Scheme only, and not in the Plan, and are Disputed Claims, will be dealt with in accordance with the provisions of the Scheme. In summary, the Joint Provisional Liquidators shall notify Disputed Scheme Claim Creditors that their claim is disputed, arrange for or make a reserve for the Disputed Scheme Claims and where such claim cannot be settled arrange for the Cayman Court to determine the dispute.

SCHEME CLAIMS

    3.1 Distributions will only be made in respect of Scheme Claims which are Allowed, as described in paragraph 2.1 above.

PRIORITY SCHEME CLAIMS

    3.2 The costs and other liabilities of the Provisional Liquidation and the Chapter 11 Proceedings, and of the Scheme and the Plan, will be payable in full as soon as practicable after the Effective Date and prior to any Scheme Distributions.

CLAIMS ENTITLED TO PRIORITY IN PAYMENT

    3.3 Those liabilities of the Company which would have been preferential in a Cayman liquidation on 30th December 1999 will be paid in full as soon as practicable after the Effective Date from the reserves available to the Joint Provisional Liquidators for the discharge of such claims or in accordance with the terms of the Plan.

SET-OFF

    3.4 The Scheme preserves the Company's rights of set-off consistent with the APA.

INTEREST

    3.5 Under the Scheme the amount of each Scheme Liability shall not include interest after the Claims Date.

MORATORIUM AND RELEASE

    3.6 Whilst the Scheme remains in force, no steps or proceedings will be capable of being brought against the Company for the purpose of obtaining payment of Scheme Claims. This does not affect the enforcement of Scheme Creditors' rights under the Scheme and the Plan, as applicable. Payment to a Scheme Creditor of his distribution under the Scheme shall discharge the Company from that Scheme Liability in full to the effect that the Company has no further liability in respect thereof. The present Cayman Court moratorium on all Scheme Creditor actions against the assets of the Company will continue.

MANAGEMENT OF THE SCHEME

    4. The Joint Provisional Liquidators will have a duty to implement the Scheme in accordance with its terms and (except to the extent that there is any conflict, in which case the terms of the Scheme shall apply) will continue to have their powers and duties under the relevant Cayman Islands' insolvency legislation and applicable court orders. In implementing the Scheme, the Joint Provisional Liquidators will act as agents of the Company and will not incur any personal liability. The Joint Provisional Liquidators will be remunerated in respect of the Scheme on the same basis as in the Provisional Liquidation.

MODIFICATIONS TO THE SCHEME

    5. Subject to the terms of the APA the Joint Provisional Liquidators may, at any hearing of the Cayman Court to sanction the Scheme, consent on behalf of all interested parties to any modification of the Scheme or any terms or conditions which the Cayman Court may think fit to approve or impose, in either case which does not effect a Material alteration. In addition the Joint Provisional Liquidators will have the power, if they consider it expedient to do so and if it is in the best interests of the Scheme Creditors, to apply to the Cayman Court for the purpose of modifying the Scheme (provided

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such modification does not effect a Material change) or for the purpose of obtaining directions on how to deal with any matters or disputes arising in respect of the Scheme.

    5.1 If they believe that it is in the best interest of the Scheme Creditors, and on notice and with the Consent of the Scheme Creditors, the Joint Provisional Liquidators may at anytime apply to the Cayman Court for the purpose of modifying the provisions of the Scheme provided however, that they may not apply to effect a Material change unless the requisite scheme majority of the Prepetition Secured Creditors have consented.

TERMINATION OF THE SCHEME

    6. The Scheme will terminate when all distributions have been made in accordance with the Scheme and the Plan.

DIRECTORS' INTERESTS

    7.1 After the Petition Date, Fruit of the Loom implemented a Retention Program to encourage key employees to remain in Fruit of the Loom's employment by providing them with periodic payments at specifically designated times during the course of the Chapter 11 Cases and an emergence payment based on Fruit of the Loom's successful consummation of a plan of reorganisation or other defined events.

    7.2 Under the Retention Program, key senior executive officers (excluding Mr. Bookshester) are entitled to retention and emergence payments. The Retention Program covers approximately 132 Key Employees out of a total current workforce of approximately 23,000. The maximum cost of the Retention Program is estimated to be approximately US$7,165,000. Under the terms of the APA, the cost of the Retention Program is paid by Fruit of the Loom's estates, not Purchaser.

    7.3 Pursuant to an order dated 10th July 2000, the US Court approved the payment of a special emergence bonus to Dennis Bookshester, President and Chief Executive Officer of Fruit of the Loom. This bonus is in lieu of any other sums that would otherwise have been payable to Mr Bookshester as a key employee.
Mr. Bookshester was not included in the Retention Program because, at the time it was approved, he had not yet been appointed.

    7.4 The Emergence Bonus is in the amount of US$800,000, if the Bankruptcy Court confirms a Plan, provided that Mr. Bookshester is employed by Fruit of the Loom as Chief Executive Officer on the day that is immediately before the Effective Date or has previously been replaced, other than for cause (as such term is defined in the Employee Retention Order) or by reason of a voluntary withdrawal. The Fruit of the Loom estates, and not Purchaser, will be responsible for payment of the Emergence Bonus to Mr. Bookshester.

    7.5 In addition to the Retention bonuses described above, unless previously approved by separate motion, the Plan provides for an additional special emergence bonus payable to certain of Fruit of the Loom's executives designated on 15th March 2001 by the Compensation Committee of the Board of Directors, in the aggregate amount of US$3,100,000. This emergence bonus will be paid to those executives on the Effective Date provided that each such executive is employed by Fruit of the Loom on the day immediately before the Effective Date or has been previously terminated other than for cause or by reason of a voluntary withdrawal. The Fruit of the Loom Estates, and not Purchaser, will be responsible for payment of these emergence bonuses.

B.  PLAN OF REORGANISATION

    This is a brief summary only of the main provisions of the Plan. In the event of any inconsistency between this text and the provisions of the Plan, the Plan will prevail. Defined terms in this summary which are not listed in Annexe 1 to the Explanatory Statement are the terms as defined either in the

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Disclosure Statement or the Plan. In the event of any discrepancy between the provisions of the Disclosure Statement and the Plan, the Plan will prevail. To the extent that the APA, which becomes part of the Plan by its filing in the Plan Supplement, is inconsistent with the Plan, the provisions of the APA will prevail.

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

    1. The Plan classifies all Claims and Equity Interests with respect to the Debtors into Classes for the purposes of voting on the Plan. The classifications are as follows:

ADMINISTRATIVE EXPENSE CLAIMS

    1.1 Allowed Administrative Expense Claims are claims against the Debtors constituting a cost or expense of administration of the Reorganisation Cases under US Bankruptcy Code sections 503(b) and 507(a)(1), including (a) any actual and necessary costs and expenses of preserving the Estates of Fruit of the Loom;
(b) any actual and necessary costs and expenses of operating the businesses of Fruit of the Loom; (c) any indebtedness or obligations incurred or assumed by Fruit of the Loom in the ordinary course of business in connection with the conduct of their business; (d) claims for reclamation Allowed in accordance with Bankruptcy Code section 546(c)(2) pursuant to a Final Order; (e) any "Professional Fees" of the kind described in clause (a) of the definition thereof, whether fixed before or after the Effective Date; (f) any fees or charges assessed against and payable by the Consolidated Estate under section 1930 of title 28, United States Code (including post-Confirmation Date and post-Effective Date fees and charges); (g) severance payments and any other amounts due to the Designated Executives and the Emergence Bonuses; and (h) any Claim against Fruit of the Loom or any member thereof (X) that has been determined by a Final Order of the Court to constitute an administrative expense or priority Claim, and (Y) the payment of which is or has been authorised by any applicable Final Order of the Court; provided however that those Administrative Expenses Claims that are defined as "Liabilities" in the APA incurred after the Petition Date in the ordinary course of the Apparel Business shall be assumed and paid in accordance with the terms of the APA.

    1.2 Each holder of an Allowed Administrative Expense Claim who has not agreed to less favourable treatment, will receive in full satisfaction of their Claim, from the applicable Liquidation Agent, Cash equal to the unpaid amounts of such Allowed Administrative Expense Claim.

DIP FACILITY CLAIMS

    1.3 Allowed DIP Facility Claims against Fruit of the Loom shall be paid by the Liquidation Agents: (a) on the Effective Date in Cash, or in a manner otherwise permitted pursuant to the terms of the DIP Facility, in an amount equal to the Allowed amount of such Claims; or (b) on such other terms as may be mutually agreed upon among the holders of the DIP Facility Claims and Fruit of the Loom or the applicable Liquidation Agent; provided, however, that the Purchaser may replace (or, with the DIP Lenders' consent, secure back-to-back arrangements with respect to) the Existing L/Cs pursuant to the APA and such replacement (or arrangement) shall constitute payment in full of any DIP Facility Claims arising out of or related to the Existing L/Cs. Other than with respect to the Existing L/Cs which shall be treated as set forth in the foregoing sentence, the Purchaser, Newco, and Reorganised Fruit of the Loom shall have no liability or obligation to make any Distribution or other payment to holders of DIP Facility Claims.

PRIORITY TAX CLAIMS

    1.4 On the Effective Date, or as soon as practicable after a Priority Tax Claim becomes an Allowed Claim if the date of allowance is later than the Effective Date, each holder of an Allowed Priority Tax Claim against any member of Fruit of the Loom shall receive from the Plan Entities, in full

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satisfaction, settlement, release, and discharge of and in exchange for its
Claim: (a) deferred Cash payments in an aggregate principal amount equal to the amount of the Claim plus interest on the unpaid portion thereof at the rate of 6% per annum from the Effective Date through the date of payment thereof; or
(b) such other treatment as to which Fruit of the Loom or the applicable Liquidation Agent and the holder shall have agreed upon in writing. If deferred Cash payments are made to a holder of an Allowed Priority Tax Claim, payments of principal shall be made in annual instalments, the amount of each instalment being equal to 10% of the Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on the first anniversary of the Effective Date and subsequent payments to be due on each successive anniversary of the first payment date or as soon thereafter as is practicable; provided, however, that any instalments remaining unpaid on the date that is six years after the date of the assessment of the tax that is the basis of the Allowed Priority Tax Claim shall be paid on the first Business Day following such date together with any accrued and unpaid interest to the date of payment; and provided further that each of the applicable Liquidation Agents reserves the right to pay any Allowed Priority Tax Claim, or any remaining balance on any Allowed Priority Tax Claim, in full at any time on or after the Effective Date without premium or penalty. The Purchaser, Newco, and Reorganised Fruit of the Loom shall have no liability or obligation to make any Distribution or other payment to holders of Priority Tax Claims.

PRIORITY NON-TAX CLAIMS (CLASS 1)

    1.5 Class 1 shall be divided into two subclasses; (I) Class 1A, consisting of all Priority Non-Tax Claims against the Consolidated Estate; and
(ii) Class 1B, consisting of all Priority Non-Tax NWI Claims. Each holder of an Allowed Priority Non-Tax claim in Class 1A shall receive from the Liquidation Agents, in full satisfaction, settlement, release, and discharge of and in exchange for its Claim, Cash equal to the amount of the Claim or such other treatment to which Fruit of the Loom or the applicable Liquidation Agent and the holder shall have agreed upon in writing. Each holder of an Allowed Priority Non-Tax Claim in Class 1B shall receive from the applicable NWI Liquidation Agent, in full satisfaction, settlement, release, and discharge of and in exchange for its Claim Cash out of the NWI Liquidation Proceeds equal to the amount of the Claim or such other treatment to which Fruit of the Loom or the applicable NWI Liquidation Agent and the holder shall have agreed upon in writing.

PREPETITION SECURED CREDITOR CLAIMS (CLASS 2)

    1.6 On and after the Effective Date, each Class 2 Creditor will receive from FOL Liquidation Trust in full satisfaction, settlement, release, and discharge of and in exchange for its Claim a Ratable Proportion of (a) the Secured Creditor Payment, (b) 92.5% of the Adjusted Apparel Business Sale Proceeds,
(c) a beneficial interest in FOL Liquidation Trust entitling the Allowed Claims in this Class to 92.5% of the FTL Liquidation Proceeds, and (d) to the extent available in accordance with the EPA settlement, the NWI Reimbursement Amount, subject to adjustment by the True-Up which will be calculated pursuant to a methodology agreed upon between the financial advisors to the Bank Steering Committee and the Noteholders Steering Committee. In addition, the Allowed amount of Claims asserted in respect of Fruit of the Loom's payment obligations under the 7% Debentures shall be agreed upon among the Prepetition Secured Creditors or determined by the Court and, pending such agreement or determination, there shall be placed in a Disputed Reserve an appropriate amount of the Sale Proceeds. Any deficiency will be treated as an Allowed Class 4A Unsecured Claim as set out in paragraph 1.10 PROVIDED, HOWEVER, that if Class 4 votes to accept the Plan, all members of Class 2 holding Unsecured Deficiency Claims constituting Allowed Class 4A Unsecured Claims will be deemed to have waived their rights to receive any distributions with respect to their Unsecured Deficiency Claims.

    1.7 Class 2 Claims are impaired and holders of Class 2 Claims will be entitled to vote.

OTHER SECURED CLAIMS (CLASS 3)

    1.8 Each holder of an Allowed Secured Claim that is not an Allowed Prepetition Secured Creditor Claim shall be treated as a separate subclass of Class 3. Each holder of an Allowed Other Secured Claim will receive from the applicable Liquidation Agent, in full satisfaction, settlement, release, and discharge of and in exchange for its Claim, either: (a) cash on the Effective Date equal to the Allowed amount of its Other Secured Claim, (b) secured notes on terms that satisfy section 1129(b)(2)(A) of the Bankruptcy Code or such other treatment as is permitted thereunder, (c) Reinstatement of its Other Secured Claim, (d) the Collateral securing its Other Secured Claim, or (e) such other treatment as may be agreed upon in writing between the holder and Fruit of the Loom or the applicable Liquidation Agent. Any deficiency amount relating to an Allowed Other Secured Claim shall be treated as a Class 4A Unsecured Claim or a Class 5 Trade Convenience Claim, as applicable; provided, however, that no Other Secured Claim Allowed in an amount greater than US$250,000 (not to exceed an aggregate amount of US$1,500,000) shall be treated in accordance with clause (a), (c), or (e) of Section 5.5 of the Plan unless the Prepetition Secured Creditors Consent to such treatment with respect to that Claim; and provided further that, notwithstanding the foregoing proviso, as to any Other Secured Claim that is secured by property to be transferred to the Purchaser under the APA or owned or to be owned as of the Effective Date by Reorganised Fruit of the Loom, such Claim shall be treated in accordance with clause (a) of
Section 5.5 of the Plan unless the Purchaser consents to the treatment of that Claim in accordance with any other clause thereof.

    1.9 Any deficiency relating to an Allowed Other Secured Claim will be treated as a Class 4 Unsecured Claim or a Class 5 Trade Convenience Claim, as applicable in each case. Class 3 Claims are impaired and holders of Class 3 Claims will be entitled to vote.

UNSECURED CLAIMS (CLASS 4)

    1.10 Class 4 shall be divided into two subclasses: (i) Class 4A, consisting of all Unsecured Claims against the Consolidated Estate and FTL Inc. that are not NWI Claims; and (ii) Class 4B, consisting of all Unsecured NWI Claims. Each holder of an Allowed Unsecured Claim in Class 4A shall receive from the Unsecured Creditors Trust, in full satisfaction, settlement, release, and discharge of and in exchange for its Claim, a beneficial interest in FOL Liquidation Trust entitling it to a Ratable Proportion of 7.5% of the Adjusted Apparel Business Sale Proceeds and 7.5% of the FTL Liquidation Proceeds; provided, however, that as to Allowed Unsecured Claims solely against the Company that are to be satisfied by distributions by the Company (as opposed to Distributions under the Plan), the Ratable Proportion of 7.5% of the Adjusted Apparel Business Sale Proceeds and 7.5% of the FTL Liquidation Proceeds equal to the beneficial interest in the FOL Liquidation Trust to which holders of Allowed Unsecured Claims against the Company would be entitled shall be distributed to the Company for distribution in the liquidation of the Company to the holders of Allowed Unsecured Claims against the Company. Unsecured Claims that are Trade Claims in an amount of less than US$2,500 are automatically placed in Class 5. A holder of a Trade Claim in excess of US$2,500 (and only such a holder) that would otherwise hold a Claim in Class 4A may elect to have its Trade Claim treated as a Trade Convenience Claim in accordance with Section 5.7 of the Plan. If Class 4A votes to accept the Plan, each of the Plan Entities (other than the NWI Liquidation Agents) shall be deemed to have waived their rights to bring any avoidance actions against any member of Class 4A and the Unsecured Creditors Trust shall also be deemed to have waived the right to assert defensively (i.e., as a setoff, a recoupment, or any other defence available at law or in equity) any right, claim, or defense that could be asserted as a claim in an avoidance action, as set forth in Section 14.5 of the Plan. All members of Class 2 holding Deficiency Claims constituting Class 4A Unsecured Claims will be allowed to vote their Deficiency Claims in Class 4A but will be deemed to have waived their rights to receive any distributions with respect to their Unsecured Deficiency Claims.

    1.11 Class 4B consists of all Unsecured Claims that are also NWI Claims. Allowed Class 4B Claims shall receive Distributions only as, and in the manner and to the extent set forth in, Section 7.22.5(c) of the Plan.

TRADE CONVENIENCE CLAIMS (CLASS 5)

    1.12 In lieu of treatment under any subsection of this Section V of the Plan that would otherwise apply to a Trade Claim (or a Trade Claim that the holder thereof elects to have treated as a Trade Convenience Claim pursuant to
Section 5.7 of the Plan), and in full satisfaction, settlement, release, and discharge of and in exchange for its Claim, a holder of an Allowed Trade Claim of less than US$2,500 or a Trade Convenience Claim shall receive from the FOL Liquidation Trust Cash Distributions of 25% of the Allowed amount of its Claim (subject to the Trade Convenience Claim Maximum Class Payment Amount, as defined below) on the later of (a) the Initial Distribution Date, or (b) if a Trade Claim or Trade Convenience Claim becomes an Allowed Claim after the Initial Distribution Date, within ten Business Days after it becomes an Allowed Claim, in either case subject to the following terms and conditions: Trade Claims of less than US$2,500 are automatically placed into Class 5.

    1.13 A holder with an Allowed Trade Claim in excess of US$2,500 will receive a Ballot for Class 4 but may elect, by affirmatively so marking the Ballot it receives with respect to that Claim, to have that Claim treated as an Allowed Trade Convenience Claim and placed in Class 5. Such an election shall constitute the agreement of the holder to reduce the amount of its Claim to US$2,500 and to waive any and all rights that it might otherwise have to receive any Distributions under the Plan with respect to the difference between the amount of its Allowed Claim and US$2,500. Only a holder of a Trade Claim in excess of US$2,500 is eligible to make an election to have its Trade Claim treated as a Trade Convenience Claim. Once made, an election to have a Trade Claim treated as a Trade Convenience Claim cannot be rescinded unless the Plan is revoked pursuant to Section 6.3 of the Plan or, prior to confirmation, is modified or amended in a manner that results in the resolicitation of votes to accept or reject the Plan from one or more Classes (and, in case of any such resolicitation, only if the holder is a member of the Class from which votes to accept or reject the Plan are resolicited).

    1.14 No interest shall be paid on any Trade Claim or Trade Convenience Claim. Notwithstanding any other provision of Section 5.7 of the Plan, the total amount of Cash payments to be made to the members of Class 5 shall not exceed US$1.5 million (the "Trade Convenience Claim Maximum Class Payment Amount") and if the total amount of Allowed Trade Convenience Claims exceeds the Trade Convenience Claim Maximum Class Payment Amount, each holder of an Allowed Claim in this Class shall receive from the Plan Entities a Ratable Proportion of Cash totalling US$1.5 million. If Class 5 votes to accept the Plan each of the Plan Entities (other than the NWI Successor and the Custodial Trust) shall be deemed to have waived their rights to bring any avoidance actions against any member of Class 5, as set forth in Section 14.5 of the Plan.

CREDITORS' SECURITIES FRAUD CLAIMS (CLASS 6)

    1.15 In accordance with section 510(b) of the US Bankruptcy Code, all Class 6 Claims will be subordinated to all other Unsecured Claims and the holders will receive no Distribution under the Plan. The Class 6 Claims are impaired and the holders of Class 6 Claims are deemed to have rejected the Plan and are not entitled to vote.

OLD CAPITAL STOCK (CLASS 7)

    1.16 Holders of Old Capital Stock will receive no Distributions under the Plan. Class 7 Claims are impaired and holders of Class 7 Claims will be deemed to have rejected the Plan and will not be entitled to vote.

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TRANSFERRED SUBSIDIARY EQUITY INTERESTS (CLASS 8)

    1.17 Equity interests in Newco, Fruit of the Loom Canada, Inc., FOL International, and FTL Caribe (which are not Debtors) shall be transferred to or at the direction of the Purchaser in accordance with the terms of the APA. The Equity Interests in the Transferred Subsidiaries shall be treated as provided in
Section 7.7 of the Plan.

OTHER EQUITY INTERESTS (CLASS 9)

    1.18 A holder of any Equity Interest in any member of Fruit of the Loom not otherwise classified in Class 7 or Class 8 shall be placed in Class 9 and shall receive no Distributions under the Plan on account of that interest. Notwithstanding anything herein to the contrary, all Equity Interests in any Liquidating Debtor shall automatically be cancelled and extinguished one Business Day after the Effective Date without the need for any other or further action by the US Court or by any Entity. No Distribution shall be made on account of Equity Interests in the Company or NWI.

INTERCOMPANY CLAIMS

    2.1 Consistent with the substantive consolidation of the Consolidating Debtors and to the extent necessary to avoid adverse tax consequences to the Consolidated Estate and Reorganised Fruit of the Loom, but subject to the final sentence of this section, (a) certain intercompany Claims between members of Fruit of the Loom may, at the option of Fruit of the Loom, be contributed by one member of Fruit of the Loom to one or more other members of Fruit of the Loom prior to substantive consolidation pursuant to Section 7.1.1 of the Plan; and
(b) all intercompany Claims not so contributed shall be extinguished and no distribution shall be made under the Plan with respect to any such Claim. Claims of any member of Fruit of the Loom against any Nondebtor Affiliates and Claims of Nondebtor Affiliates against any member of Fruit of the Loom shall be set off against each other in accordance with US Bankruptcy Code section 553 and any applicable nonbankruptcy law. If, after giving effect to such setoff, a Nondebtor Affiliate has any remaining intercompany Claim against any member of Fruit of the Loom, that Claim shall be contributed by or on account of the Nondebtor Affiliate to the appropriate member of Fruit of the Loom. If, after giving effect to such setoff, a member of Fruit of the Loom has any remaining intercompany Claim against any Nondebtor Affiliate, that Claim shall remain outstanding and be unaffected by confirmation of the Plan. Notwithstanding anything herein, however, there will be no treatment of intercompany Claims or any other intercompany obligations that is inconsistent with or would violate the APA or the APA Schedule.

PRESERVATION OF RIGHTS OF ACTION

    2.2 Fruit of the Loom and each applicable Liquidation Agent (other than NWI and the NWI Liquidation Agents) hereby waive all their rights to bring Avoidance Actions against any member of Classes 4A and 5. With respect to the Unsecured Creditors Trust only, the foregoing waiver shall also be a waiver of the right to assert defensively (i.e., as a setoff, a recoupment, or any other defense available at law or in equity) any right, claim, or defense that could be asserted as a claim in an action against a member of Class 4A or 5. All other rights of Fruit of the Loom, Reorganised Fruit of the Loom, or any Liquidation Agent to bring Avoidance Actions against any other Entity are hereby preserved in accordance with Section 7.19 of the Plan. NWI Successor will retain the right to bring, prosecute, and settle all Avoidance Actions of NWI.

COMPROMISE OF CONTROVERSIES

    2.3 In consideration of the classification, distributions and other benefits provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan.

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PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS AND INTERESTS

    2.4 As soon as practicable, but in no event later than six months after the Effective Date unless otherwise ordered by the Court, objections to Claims shall be filed with the Court and served upon the holders of each Claim to which an objection is made.

    2.5 On and after the Effective Date, except as to applications for allowances of Professional Fees or as otherwise ordered by the Court, responsibility for the filing, litigation, settlement, or withdrawal of all objections to Claims, including pending objections, shall be undertaken as follows (i) as to Claims against the Company filed solely in the Cayman Proceeding, by the Joint Provisional Liquidators; (ii) as to NWI Claims, by the Custodial Trust and NWI Successor, as applicable; (iii) as to Class 4A Unsecured Claims against the Consolidated Estate and FTL Inc, by the Unsecured Creditors Trust; and (iv) as to all other Claims, by FOL Liquidation Trust. Prior to the Effective Date, the filing, litigation, settlement, or withdrawal of all objections to all Claims shall be the responsibility of Fruit of the Loom. Nothing herein is intended to, or shall, modify or limit the statutory duties, rights, and powers of the Joint Provisional Liquidators under Cayman Islands law.

DISTRIBUTIONS AFTER THE EFFECTIVE DATE

    3.1 Distributions made after the Effective Date to Holders of Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims are deemed to have been made on the Effective Date.

CONDITIONS TO THE EFFECTIVE DATE

    3.2 The Effective Date of the Plan will not occur until the conditions precedent set out in the Plan are satisfied or waived.

MODIFICATION OF THE PLAN; REVOCATION OR WITHDRAWAL OF THE PLAN

    3.3 Subject to Section 6.3 of the Plan and to the terms of the APA, Fruit of the Loom may alter, amend, or modify the Plan or any provision or portion thereof under section 1127(a) of the US Bankruptcy Code at any time prior to the Confirmation Date; provided, however, that Fruit of the Loom shall make no Material modification to the Plan without the Consent of the Prepetition Secured Creditors; and provided further that Fruit of the Loom shall make no modification to the Plan that adversely affects the treatment of Claims in Classes 4A or 5 without the Consent of the Creditors' Committee. Fruit of the Loom shall provide parties in interest with notice of such amendments or modifications as may be required by the Bankruptcy Rules or any order of the Court and shall, in any event, provide such notice to counsel for the Creditors' Committee and the Prepetition Secured Creditors. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as altered, amended, modified, or clarified, unless the proposed alteration, amendment, modification, or clarification adversely changes the treatment of the Claim of such holder.

    3.4 After the Confirmation Date and prior to "substantial consummation" (as that term is defined in Bankruptcy Code section 1101(2)) of the Plan, Fruit of the Loom or Reorganised Fruit of the Loom, as the case may be, may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and otherwise provide for such matters as may be necessary to carry out the purpose and effect of the Plan, as long as the proceedings do not adversely affect the treatment of holders of Claims or Equity Interests under the Plan; provided, however, that, to the extent required by the Bankruptcy Rules or an order of the Court, prior notice of any such proceedings shall be served in accordance therewith; and, provided further, that neither Fruit of the Loom nor Reorganised Fruit of the Loom shall seek any Material modification to the Plan without (a) with respect to any change which would affect the transactions under the APA, the consent of the Purchaser,

(b) the Consent of the Prepetition Secured Creditors, and (c) to the extent that any such modification to the Plan would materially and adversely affect the treatment of Claims in Classes 4A or 5, the Consent of the Creditors' Committee. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified, or clarified, if the proposed alteration, amendment, modification, or clarification does not adversely change the treatment of the Claim of such holder.

    3.5 The Company reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Plan is revoked or withdrawn prior to the Confirmation Date, then the Plan shall be deemed null and void.

RETENTION OF JURISDICTION

    3.7 Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the US Court retains exclusive jurisdiction over all matters to the extent set forth in Section 15.1 of the Plan and the Confirmation Order.

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PART VI: COMPARISON OF THE SCHEME PROPOSALS WITH CAYMAN AND US INSOLVENCY
         PROCEDURES.

THE BASIC PRINCIPLES

    1. The basic principles of the Scheme and the Plan are consistent with the general goals of Cayman and US insolvency law. They are to make distributions to the Company's Secured Creditors after taking account of the interests of creditors who are preferred by law, those creditors with rights of set-off, and the rights of Unsecured Creditors, if any.

    Accordingly, the Scheme provides for Scheme Creditors who would be preferential either in Cayman or in the US to be paid in full and protects the interests of Scheme Creditors with rights of set-off under the Scheme.

    The principal differences between Cayman and US insolvency procedures relate to timing differences, the barring of Scheme Creditors' claims, voting and the manner in which existing Equity Interests will be dealt with after the Effective Date.

TIMING DIFFERENCES

    2. In the US, the date of the filing of the Chapter 11 petition (which took place on 29th December 1999) is significant because it (a) serves as the cut-off date for establishing claims that are generally to be treated equally,
(b) establishes creditors' priority rights, (c) fixes creditors' rights of set-off, (d) establishes a general principle preventing interest from continuing to accrue on unsecured claims and accelerating the principal amount of claims of a debtor and (e) serves as the value date for conversion of foreign currency claims into claims in US currency. A similar principle would apply in Cayman if a winding-up order were made against the Company, but does not apply as the result of the making of a provisional liquidation order. The Company went into provisional liquidation on 30th December 1999; it has not as a result gone into liquidation. Accordingly, the position under Cayman law is that an event has not yet occurred which would crystallise creditors' rights of proof, preferential claims and rights of set-off, which would prevent interest from continuing to accrue and which would require the conversion of foreign currency claims.

    The way in which the Scheme deals with these matters is set out below:

    (a) PROOF: The proposals enable a Scheme Creditor to claim under the Scheme if he has a right to claim under the Chapter 11 Proceedings or if he would have a right to claim in a liquidation in Cayman on the Petition Date.

    (b) CLAIMS ENTITLED TO PRIORITY: Under the Scheme and Plan, Claims will be paid in full if they have priority under the Chapter 11 Proceedings or if they would have been preferential in a Cayman compulsory liquidation if a winding up order had been made effective as of 30thDecember 1999.

    (c) SET-OFF: The Company's rights of set-off will be preserved in accordance with applicable law and in compliance with the APA.

    (d) RIGHTS TO INTEREST: In a Cayman liquidation, if a claim is interest bearing, interest continues to accrue at the applicable rate up to the date of winding-up. If a winding up order is made, and it is envisaged it will be after the Scheme becomes effective, the date of the commencement of the winding up will be backdated to 30th December 1999, in any event. Under US procedures, interest ceases to accrue from the Petition Date. The amount of each Scheme Liability will not include interest after the Petition Date. This enables Scheme Creditors in the Plan and the Scheme to be treated on an equal footing.

    (e) CURRENCY OF PAYMENT: US law provides that claims will be converted into US dollars at the exchange rate ruling on 29th December 1999, the date of the Chapter 11 filing. The Scheme also provides for all claims to be paid in US dollars at the applicable exchange rate on 29th December 1999.

BARRING OF SCHEME CREDITORS' CLAIMS

    3. Another principal difference between the Cayman and US insolvency systems is that, in the US, a "bar date" (defined in the Scheme as the Filing Deadline Date) is established early in the insolvency proceedings. If a creditor fails to make his claim before the bar date, he will generally have no right to distributions from the insolvent estate unless he can show that his failure to do so was the result of "excusable neglect".

    Under Cayman procedures in a winding up, a creditor who has not proved his claim in time to benefit from a distribution is not able to upset that distribution but, if he subsequently makes a claim, he is entitled to participate in future distributions and to "catch up" by receiving payment of past dividends.

    The proposals recognise that Scheme Creditors in the two jurisdictions should be treated as similarly as possible. The US Court Order dated
5th June 2000 provides for a bar date of 15th August 2000. The Scheme provides that all Scheme Creditors who have claimed in the Plan will be deemed to have claimed in the Scheme but also allows a Scheme Creditor to lodge a Notice of Claim after the bar date and to rank for distribution if the Joint Provisional Liquidators or the Cayman Court determine that his failure to lodge his Notice of Claim on or before the Filing Deadline Date did not result from wilful default or lack of reasonable diligence.

VOTING

    4. For the Plan to be passed it requires a majority in number and at least two thirds in value of creditors to vote in favour. The Scheme will require a majority in number representing three quarters in value of the Scheme Creditors attending in person or by proxy to vote in favour of it before the Scheme can progress on to final Court approval.

EQUITY INTERESTS

    5. It is envisaged by the Plan that one of the effects of approval will be that all existing Equity Interests other than equity interests in the Company will automatically be cancelled, annulled and extinguished on or one Business Day after the Effective Date. New Common Stock will be issued under the Plan for the members of Reorganised Fruit of the Loom and transferred, directly or indirectly, to Purchaser

    6. Neither the acceptance of the Scheme nor the subsequent sanction by the Cayman Court can have a similar effect upon the equity interests in the Company. It is, therefore, intended to deal with the equity interests in the Company as set out in paragraph 9 below.

UNSECURED CREDITORS

    7. The Unsecured Creditors of the Company have no interest in the Scheme as they are a different class of Creditors to the Scheme Creditors. The Company is entitled to choose to which Classes of creditors it proposes a Scheme of Arrangement.

SUBSEQUENT WINDING UP

    8. If the Scheme is accepted by the Scheme Creditors, the Company intends to have the winding up petition which was presented to the Cayman Court on 30th December 1999 listed for final hearing.

On the hearing date, the Company will seek an Order for the winding up of the Company and the appointment of the Joint Provisional Liquidators as Joint Official Liquidators of the Company.

    9. The Joint Official Liquidators will conduct a winding up of the Company in accordance with the Companies Law, file their final report and seek release from their appointment. The Company will then be dissolved and cease to exist. The dissolution of the Company will automatically extinguish all the issued shares of the Company.

                      APPENDIX 1 OF EXPLANATORY STATEMENT
                                  DEFINITIONS

    Capitalised expressions used in the Explanatory Statement and not otherwise defined shall have the same meanings as in the Plan or the Disclosure Statement.

    In the Explanatory Statement, unless the context otherwise requires, the following expressions shall bear the following meanings:

    APA has the same meaning as in the Plan;

    ADEQUATE PROTECTION PAYMENT has the same meaning as in the Plan;

    ADJUSTED APPAREL BUSINESS SALE PROCEEDS means 92.5% of the adjusted net purchase price for the Apparel Business, which adjustment will deduct from the purchase price (after all adjustments provided for in the APA) the following amounts: (a) all allowed administrative expense claims and priority claims to be paid or reserved for by the Fruit of the Loom estates under the Plan on the Effective Date, including the remaining balance of the Post-Petition Financing (after the replacement of the Existing L/ Cs pursuant to the APA); (b) all other amounts to be paid in cash or reserved for in full on the Effective Date by the Fruit of the Loom estates, including any required cash payments (or reserves) for holders of Class 3 Other Secured Claims, the cure amounts for assumed contracts, and reserved for future expenses of the estates; and (c) the Secured Creditor Payment;

    ADMINISTRATIVE EXPENSE CLAIM has the same meaning as in the Plan;

    ALLOW OR ALLOWED means, with reference to any claim: (a) any claim against the Company, proof of which was filed on or before the Filing Deadline Date arising on or before the Claims Date and as to which: (i) no objection has been made; or (ii) in the discretion of the Joint Provisional Liquidators is otherwise agreed; (b) any claim accepted by the Joint Provisional Liquidators as unliquidated, undisputed and, if contingent, where the value has been agreed by the Joint Provisional Liquidators or imposed by the Cayman Court; (c) any Claim allowed under or pursuant to the terms of the Scheme or the Plan; and (d) any claim that has been allowed by an order of the Cayman Court or the US Court;

    ALLOWED SCHEME CLAIM means, in relation to any Scheme Claim, a Claim or that part of a Claim admitted in accordance with Clause 5 of the Scheme;

    ALLOWED SCHEME CREDITOR means a person with an Allowed Scheme Claim;

    ALTERNATIVE TRANSACTION means acceptance of a bid other than that of the Purchaser as the highest or best offer, or a transfer, or other disposal directly or indirectly of all or substantially all of the assets of the Apparel Business or the Transferred Subsidiaries (taken as a whole), wherever in a simple transaction or series of transactions (or an agreement to do any of the foregoing);

    ASSETS means all the assets of the Company in any part of the world, whether tangible or intangible and whether present or future;

    AVOIDANCE ACTION means the proceedings against the Prepetition Secured Creditors and certain of their agents and trustees to challenge guarantees given, inter alia, by the Company and other members of Fruit of the Loom between September 1997 and October 1999 on the basis that they are voidable as fraudulent and/or preferential transfers, and seeking equitable subordination of certain of the claims of the Prepetition Secured Creditors;

    BALLOT AGENT has the same meaning as in the Plan;

    BASE DISTRIBUTION means a Ratable Proportion of (a) the Secured Creditor Payment, (b) 92.5% of the Adjusted Apparel Business Sale Proceeds, (c) a beneficial interest in FOL Liquidation Trust entitling the Allowed Claims in this Class to 92.5% of the FTL Liquidation Proceeds, and (d) to the extent available in accordance with the EPA Settlement, the NWI Reimbursement Amount;

    BUSINESS DAY means any day which is not a Saturday or Sunday or designated by the laws of the Cayman Islands to be a public holiday;

    CASH means legal tender of the United States of America;

    CAYMAN COURT means the Grand Court of the Cayman Islands;

    CAYMAN PROCEEDINGS means the winding up proceedings initiated by the Company in the Cayman Court on 30th December 1999;

    CHAPTER 11 PROCEEDINGS means the case filed by the Company on 29th December 1999 under Chapter 11 of the US Bankruptcy Code;

    CLAIM means a claim by a person in respect of a Liability of the Company;

    CLAIMS DATE means 29th December 1999;

    COLLATERAL AGENT has the same meaning as in the Plan;

    COMPANIES LAW means the Companies Law (2001 Second Revision) of the Cayman Islands;

    COMPANY means Fruit of the Loom, Ltd. incorporated in the Cayman Islands under the Companies Law;

    CONFIRMATION DATE means the date upon which the Confirmation Order is entered on the docket of the US Court;

    CONFIRMATION ORDER means the Order of the US Court confirming the Plan under
Section 1129 of the US Bankruptcy Code;

    CONSENT has the same meaning as in the Plan;

    CONSOLIDATED ESTATE has the same meaning as in the Plan;

    CREDITORS means one or more creditors of the Company;

    CREDITORS' COMMITTEE has the same meaning as in the Plan;

    CREDITORS' MEETING means the meeting of Scheme Creditors to consider and vote on the Scheme;

    CREDITORS' SECURITIES FRAUD CLAIMS has the same meaning as in the Plan;

    DEBTOR SUBSIDIARIES has the same meaning as in the Plan;

    DEBTORS has the same meaning as in the Plan;

    DEBTORS IN POSSESSION has the same meaning as in the Plan;

    DEFICIENCY CLAIM means the shortfall between the sum owed to each of the Scheme Creditors and the sum that will be realised upon enforcement of the security held by each of them;

    DIP means debtor-in-possession financing;

    DIP AGENT has the same meaning as in the Plan;

    DIP FACILITY CLAIM has the same meaning as in the Plan;

    DIP FINANCING means the funds made available pursuant to the terms of the Postpetition Credit Agreement;

    DIP LENDERS as the same meaning as in the Plan;

    DISCLOSURE STATEMENT has the same meaning as in the Plan except that "the Debtors" shall refer to the Company;

    DISPUTED CLAIM has the same meaning as in the Plan;

    DISPUTED RESERVE means a reserve of Cash for the relevant Class, established herein for, among other things, the payment or other satisfaction of Disputed Claims that are Allowed after the Effective Date, which reserve shall be held in trust by FOL Liquidation Trust or NWI Successor for the benefit of the holders of the foregoing types of Claims and, except as provided in Section 9.6 of the Plan, will not constitute property of FOL Liquidation Trust or of NWI Successor;

    EFFECTIVE DATE means in respect of the Scheme the first Business Day on which all of the conditions to the effectiveness of the Scheme as set forth in
Section 8 of the Scheme have been fulfilled;

    EPA SETTLEMENT AGREEMENT means the settlement agreement, by and among the United States (on behalf of EPA, DOI, NOAA, and NRC); the States of Illinois, Michigan, New Jersey, and Tennessee FTL Inc.; NWI; True Specialty Corporation; and Versicol;

    EQUITY INTERESTS has the same meaning as in the Plan;

    EXPLANATORY STATEMENT means this explanatory statement prepared with respect to the Scheme to explain the effect of the Scheme to Scheme Creditors and to be sent to Scheme Creditors together with the notice summoning the Scheme Creditors Meeting;

    FOL LIQUIDATION TRUST means the Entity that will liquidate the Liquidating Debtors (other than FTL Cayman and NWI) and the Non-Core Assets, and make distributions to creditors of the Liquidation Proceeds;

    FRUIT OF THE LOOM has the same meaning as in the Plan and includes the Company;

    FRUIT OF THE LOOM GROUP has the same meaning as in the Plan;

    FTL INC. means Fruit of the Loom Inc., a Delaware corporation that is a Debtor and Debtor in Possession in the Reorganisation Cases;

    FTL LIQUIDATION PROCEEDS means the proceeds realised from the liquidation of the Non-Core Assets, net of (a) the expenses of FOL Liquidation Trust and
(b) the payment in full of all Allowed Claims against the Liquidating Debtors (other than NWI Claims) that are entitled to priority under Bankruptcy Code section 507(a);

    FILING DEADLINE DATE means the date set by the US Court in its order dated 5th June 2000, as the general deadline for creditors to file proofs of claim in the Reorganisation Cases, which date was set as 15th August 2000, subject to the exceptions set forth in such 5th June 2000 order;

    FINAL ORDER means:

    (i) an order, judgment or other decree of the Cayman Court which has not been reversed, stayed, modified, or amended and (a) as to which any right to appeal or seek certiorari, review or rehearing has been waived or (b) as to which the time to appeal or seek certiorari, review or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending; or

    (ii) a Final Order (as defined in the Plan) of the US Court;

    FIRST DAY ORDERS has the same meaning as in the Plan;

    FRUIT OF THE LOOM has the same meaning as in the Plan;

    FTL CARIBE means FTL Caribe Ltd, a company incorporated in the Cayman Islands under the Companies Law, whose main subsidiaries perform the FTL Group's sewing operations in the Caribbean Basin;

    INDENTURE TRUSTEE has the same meaning as in the Plan;

    INFORMAL NOTEHOLDERS COMMITTEE has the same meaning as in the Plan;

    INTERCOMPANY CLAIM has the same meaning as in the Plan;

    JOINT PROVISIONAL LIQUIDATORS means the persons from time to time serving as Joint Provisional (or any subsequently appointed Joint Official Liquidators) Liquidators in the Provisional (or any subsequent Official) Liquidation of the Company, who are Simon Whicker and Theo Bullmore of KPMG, 2nd Floor, Century Yard Building, George Town, Grand Cayman, Cayman Islands and which Joint Provisional Liquidators are responsible for the administration of this Scheme;

    LIABILITY means any obligation or liability of a person, whether it is present, future or contingent, whether or not its amount is fixed or liquidated, whether or not it is disputed, whether or not it involves the payment of money, whether it is secured or unsecured and whether it arises at common law, in equity or by statute in the Cayman Islands, the US or in any other jurisdiction or in any other manner whatsoever;

    MATERIAL has the same meaning as in the Plan;

    NONDEBTOR AFFILIATES has the same meaning as in the Plan;

    NOTICE OF CLAIM means a claim in writing that is sent to the Joint Provisional Liquidators;

    NWI REIMBURSEMENT AMOUNT means the sum of US$4,450,000 to be distributed to FOL Liquidation Trust by the "Trust Accounts" described in the EPA Settlement Agreement by NWI Successor from the first US$25,000,000 of the net proceeds of the sale that will arise upon the completion of the sale of the Preferred Stock of True Specialty Corp. pursuant to the terms of the EPA Settlement Agreement which are to be deposited in the Trust Accounts for distribution, on a pro-rate basis, to the holders of Allowed Prepetition Secured Creditor Claims against NWI;

    OLD CAPITAL STOCK has the same meaning as in the Plan;

    OTHER SECURED CLAIM means Secured Claims other than Prepetition Secured Creditor Claims;

    PETITION DATE means 30th December 1999;

    PLAN means the Chapter 11 plan of reorganisation for the Debtors (including the Company), as it may be amended, modified or supplemented from time to time;

    POSTPETITION CREDIT AGREEMENT has the same meaning as in the Plan;

    PREFERENTIAL CLAIMS means claims which would have been preferential under the Companies Law had the Company been in liquidation from 30th December 1999;

    PREPETITION AGENT has the same meaning as in the Plan;

    PREPETITION SECURED CREDITORS has the same meaning as in the Plan;

    PREPETITION SECURED CREDITOR CLAIM means those Prepetition Secured Creditors with a Claim;

    PRIORITY CLAIM has the same meaning as in the Plan;

    PRIORITY TAX CLAIM has the same meaning as in the Plan;

    PROVISIONAL LIQUIDATION means the Provisional Liquidation of the Company under the Provisional Liquidation Order;

    PROVISIONAL LIQUIDATION ORDER means the order of the Cayman Court dated 30th December 1999 appointing Joint Provisional Liquidators of the Company;

    PROFESSIONAL FEES has the same meaning as in the Plan;

    RATABLE PROPORTION means, with reference to any distribution on account of any Allowed Scheme Claim, the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed and Disputed Scheme Claims;

    REORGANISATION CASES has the same meaning as Reorganisation Cases in the Plan;

    REORGANISED FRUIT OF THE LOOM has the same meaning as Reorganised Fruit of the Loom in the Plan;

    REORGANISED SUBSIDIARIES has the same meaning Reorganised Subsidiaries as in the Plan;

    REORGANISED UNION UNDERWEAR has the same meaning as Reorganised Union Underwear in the Plan;

    SANCTION ORDER means the sanction order by the Cayman Court approving the Scheme;

    SCHEME means the Amended Scheme of Arrangement for Scheme Creditors of the Company with such modifications as the Cayman Court may approve or impose;

    SCHEME CLAIM means any Claim against the Company in respect of a Scheme Liability or a Scheme Priority Claim;

    SCHEME CREDITOR means a person to whom the Company owes a Scheme Liability or a Scheme Priority Claim;

    SCHEME CREDITORS' MEETING means the meeting of Scheme Creditors;

    SCHEME LIABILITY means the liability of the Company to the Prepetition Secured Creditors excluding any unsecured Deficiency Claim;

    SCHEME PRIORITY CLAIMS means any claim entitled to a priority distribution solely under the Scheme by reason of statutory preference or other rule of law applicable thereto;

    SECURED CLAIM has the same meaning as in the Plan;

    SECURED CREDITOR PAYMENT means the sum to be distributed to holders of Allowed Class 2 Claims in the amount of US$275 million plus an amount equal to the net proceeds of all asset sales occurring from and after 1st January 2001 until consummation of the Plan; provided, however, that (i) no upward adjustment to the foregoing US$275 million amount shall be made as a result of asset sales until the net proceeds from all such sales exceeds US$15 million, at which point the upward adjustment shall commence on a dollar-for-dollar basis to the extent of net proceeds exceeding US$15 million; (ii) only asset sales producing net proceeds in a minimum amount of US$200,000 will be used to make an upward adjustment; and (iii) in no event will the amount of the Secured Creditor Payment exceed US$300 million;

    SUBSIDIARY EQUITY INTERESTS has the same meaning as in the Plan;

    SYNTHETIC LEASE AGENT has the same meaning as in the Plan;

    TRADE CLAIM has the same meaning as in the Plan;

    TRUE-UP means an amount equal to 75% of the Differential from the Petition Date through 28th February 2001, and 100% of the Differential from 1st
March 2001 through the Effective Date;

    UNOFFICIAL BANK STEERING COMMITTEE has the same meaning as in the Plan;

    UNSECURED CLAIM has the same meaning as in the Plan except that "the Company" shall be substituted for "one or more of the Debtors";

    UNSECURED CREDITOR TRUST has the same meaning as in the Plan;

    UNSECURED DEFICIENCY CLAIM has the same meaning as in the Plan;

    US means the United States of America;

    US BANKRUPTCY CODE means title 11 of the United States Code, 11 U.S.C. sections 101 et seq., as in force as of the Effective Date to the extent applicable in the Chapter 11 Proceedings;

    US COURT means the United States District Court for the District of Delaware (or such other court with authority over the Chapter 11 Proceedings) and, with respect to any particular case within the Chapter 11 Proceedings, any other United States court which may be exercising jurisdiction over such case;

    UUPP means the Union Underwear Pension Plan.

                      APPENDIX 2 OF EXPLANATORY STATEMENT
                              CAUSE NO. 64 OF 2002
           IN THE MATTER OF THE COMPANIES LAW (2001 SECOND REVISION)
                  AND IN THE MATTER OF FRUIT OF THE LOOM, LTD.

    NOTICE IS HEREBY GIVEN that, by an Order dated 4th February 2002 made in the Grand Court of the Cayman Islands (the "Court") in the above matter (the "Order"), a meeting was ordered to be convened of the Scheme Creditors (as defined in the Scheme of Arrangement hereinafter mentioned) of the above named company (the "Company") for the purpose of considering and if thought fit, approving (with or without modification) a Scheme of Arrangement proposed to be made between the Company and the Scheme Creditors (as therein defined).

    The meeting will be held at the offices of Milbank Tweed Hadley & McCloy of 1 Chase Manhattan Plaza, New York, New York 1005-1413 on 13th March 2002 at 10:30 a.m., at which time and place all such Scheme Creditors are requested to attend, in person or by proxy.

    If you are a creditor of the Company, there will be a value attributed to your vote which value is set out on the Ballot/Proxy form (the "Form"). You may vote in person at the said meeting or you may appoint another person, whether such person is or is not a Scheme Creditor, as your proxy to attend and vote in your place.

    You are requested to complete the Form and return it to The Joint Provisional Liquidators, KPMG, 2nd Floor, Century Yard, Cricket Square, George Town, Grand Cayman, Cayman Islands for the attention of Kris Beighton.

    Forms that are not returned by the date may be handed in to the Chairman of the Meeting on the day of the meeting and will accepted at the discretion of the Chairman. Completing and returning the form does not preclude you from attending the meeting in person to vote.

    By Order, the Court has appointed Simon Whicker, or, failing him Theo Bullmore, to act as Chairman at the said meeting and has directed the Chairman to report the result of the meeting to the Court.

    A copy of the Scheme of Arrangement (as appears at Exhibit D of the Plan) and the proxy form required for use at the meeting are available from the offices of Walkers, Walkers House, P.O. Box 265GT, Grand Cayman, Cayman Islands (attn: Guy Locke).

                      APPENDIX 3 OF EXPLANATORY STATEMENT

 1. Scheme of Arrangement

 2. Amended Joint Plan of Reorganizations

 3. Disclosure Statement

                                                                       EXHIBIT F

                  CORPORATE CHART OF FRUIT OF THE LOOM DEBTORS

                                 [FLOWCHART]